     As filed with the Securities and Exchange Commission on April 7, 1999

                                                        Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                           CENTERPOINT ADVISORS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      8700                   36-4272852
    (State or other
    jurisdiction of
    incorporation or
     organization)
             (Primary Standard Industrial Classification Code No.)
                                                          (I.R.S. Employer
                                                        Identification No.)

225 West Washington Street, 16th Floor, Chicago, Illinois 60606; (312) 578-9600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                Robert C. Basten
                     President and Chief Executive Officer
                     225 West Washington Street, 16th Floor
                            Chicago, Illinois 60606
                                 (312) 578-9600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:
                            Howard S. Lanznar, Esq.
                           Marguerite M. Elias, Esq.
                             Katten Muchin & Zavis
                             525 West Monroe Street
                                   Suite 1600
                            Chicago, Illinois 60661
                                 (312) 902-5200

                                ----------------

   Approximate date of commencement of proposed sale to the public: Upon consummation of the Mergers described herein.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering: [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

                                ----------------

                        CALCULATION OF REGISTRATION FEE

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                                                        Proposed
                                                        Maximum      Amount of
               Title of Each Class of                  Aggregate    Registration
            Securities to be Registered              Offering Price     Fee
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Common Stock.......................................  $24,313,000(1)  $6,760(1)
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(1) The registration fee has been calculated pursuant to Rule 457(f)(2) of Regulation C under the Securities Act of 1933, as amended.

                                ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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                     Joint Information Statement/Prospectus

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED
                               100 Middle Street
                             Portland, Maine 04104

                                       , 1999

   The board of directors of Berry, Dunn, McNeil & Parker, Chartered ("Berry Dunn") has agreed to merge Berry Dunn with a subsidiary of CenterPoint Advisors, Inc. ("CenterPoint"). Our merger with CenterPoint is part of a series of mergers between CenterPoint and other companies. Upon completion of these merger transactions, CenterPoint will be a leading provider of high quality, diversified professional, business and financial services and products to a broad spectrum of middle market clients. Simultaneously with the closing of these merger transactions, CenterPoint intends to complete an initial public offering of its shares.

   Prior to the merger, more than 85% of the outstanding shares of Berry Dunn will be transferred to BDM&P Holdings, LLC, which will be owned by certain stockholders of Berry Dunn. The consideration that BDM&P Holdings, LLC, will receive in the merger will consist of cash and shares of CenterPoint common stock. The value of the CenterPoint common stock issued in the merger will depend on the initial public offering price of the CenterPoint common stock. The merger with CenterPoint is structured so that Berry Dunn will survive, continuing in its existence as a company organized under the laws of the state of Maine, as a wholly-owned subsidiary of CenterPoint.

   The merger cannot be completed without the approval of holders of more than two-thirds of Berry Dunn issued and outstanding stock entitled to vote thereon. The board of directors has called a special meeting of stockholders to vote on the merger and the related transactions with CenterPoint. Certain stockholders of Berry Dunn, who collectively own the requisite number of shares to approve the merger, have entered into an agreement with CenterPoint to vote all of the Berry Dunn shares owned by them in favor of the merger with CenterPoint. Only
Berry Dunn stockholders of record as of     , 1999 are entitled to attend and
vote at the meeting. The date, time, and place of the meeting is as follows:

                                       , 1999

                                 a.m. (local time)



                             Portland, Maine 04104

   After careful consideration, your board of directors has unanimously approved the merger agreement with CenterPoint and the transactions provided for therein and has concluded that they are in the best interests of Berry Dunn and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   We are not asking you for a proxy and you are requested not to send us a proxy.

   This Joint Information Statement/Prospectus provides detailed information regarding the merger and the related transactions. We encourage you to read this entire document carefully including the "Risk Factors" beginning on page 6.

                                          _____________________________________
                                          Charles H. Roscoe
                                          President
                                          Berry, Dunn, McNeil & Parker,
                                           Chartered

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

   We will hold a special meeting of stockholders of Berry, Dunn, McNeil & Parker, Chartered, a Maine professional service corporation ("Berry Dunn"), at
    a.m., local time, on    , 1999 at    , Portland, Maine 04104. At the
meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of    , 1999
among CenterPoint Advisors, Inc., Berry Dunn Mergersub Inc., Berry Dunn, BDM&P Holdings, LLC and certain of its members, and the arrangement through which:

  . More than 85% of Berry Dunn's shares will be transferred to BDM&P Holdings, which will be owned by certain stockholders of Berry Dunn;

  . Berry Dunn will be converted from a Maine professional service corporation to a Maine business corporation;

  . each outstanding share of Berry Dunn will be converted into the right to receive cash and shares of common stock of CenterPoint; and

  .  Berry Dunn will become a wholly-owned subsidiary of CenterPoint.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of CenterPoint. Under the merger agreement, you,
directly or indirectly through BDM&P Holdings, LLC, will receive $    in cash
and     shares of CenterPoint common stock for each Berry Dunn share you own.
The value of the CenterPoint common stock issued in the merger will depend on the initial public offering price of CenterPoint common stock.

   Berry Dunn stockholders may dissent by filing a written objection to the proposed merger with the corporation at or prior to the meeting and by voting against the merger. A dissenting holder who complies with the requirements of Sections 908 and 909 of the Maine Business Corporation Act will have the right to demand payment for, and appraisal of, the value of his or her shares. In the event that a holder exercises such dissenters' rights, the aggregate consideration to be received by Berry Dunn stockholders will be reduced by the number of shares of CenterPoint common stock and amount of cash that such dissenting security holder would have received in the merger. The shareholders of Berry Dunn have agreed to indemnify CenterPoint for any costs relating to any payment with respect to dissenting shares. See "The Merger Agreements-- Dissenters' Rights Regarding the Mergers" in the accompanying Joint Information Statement/Prospectus.

   Approval of the merger and related transactions with CenterPoint requires the affirmative vote of the holders of more than two-thirds of the shares of Berry Dunn entitled to vote on this matter. If the requisite number of Berry Dunn stockholders do not approve the agreement, the merger will not be consummated. In addition, the closing of the Berry Dunn merger is contingent on the closing of each of the other mergers described in the accompanying Joint Information Statement/Prospectus.

   After careful consideration, your board of directors has unanimously approved the merger agreement with CenterPoint and the transactions provided for therein and has concluded that they are in the best interests of Berry Dunn and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   Certain stockholders of Berry Dunn, who collectively own the requisite number of shares to approve the merger, have entered into an agreement with CenterPoint to vote all of the Berry Dunn shares owned by them in favor of the merger with CenterPoint.

   Only stockholders of record at the close of business on     , 1999 are
entitled to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          _____________________________________
                                          Clerk
                                          Berry, Dunn, McNeil & Parker,
                                           Chartered

   Portland, Maine
        , 1999

                     Joint Information Statement/Prospectus

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.
                              26200 American Drive
                                 P.O. Box 5004
                        Southfield, Michigan 48086-5004

                                       , 1999

   The board of directors of Follmer, Rudzewicz & Company, P.C. ("Follmer") has agreed to merge Follmer with a subsidiary of CenterPoint Advisors, Inc. ("CenterPoint"). Our merger with CenterPoint is part of a series of mergers between CenterPoint and other companies. Upon completion of these merger transactions, CenterPoint will be a leading provider of high quality, diversified professional, business and financial services and products to a broad spectrum of middle market clients. Simultaneously with the closing of these merger transactions, CenterPoint intends to complete an initial public offering of its shares.

   The consideration you receive in exchange for your ownership interest in Follmer will consist of cash and shares of CenterPoint. The value of the CenterPoint common stock issued in the merger will depend on the initial public offering price for the CenterPoint shares. Our merger with CenterPoint is structured so that Follmer will survive, continuing in its existence as a company organized under the laws of the state of Michigan, as a wholly-owned subsidiary of CenterPoint.

   Our merger cannot be completed without the approval of a majority of our stockholders. The board of directors has called a special meeting of stockholders to vote on the merger and the related transactions with CenterPoint. Certain stockholders of Follmer, who collectively own the requisite number of shares to approve the merger, have entered into an agreement with CenterPoint to vote all of the Follmer shares owned by them in favor of the merger with CenterPoint. Only Follmer stockholders of record as of
   , 1999 are entitled to attend and vote at the meeting. The date, time, and place of the meeting is as follows:

                                       , 1999
                                 a.m. (local time)
                              26200 American Drive
                           Southfield, Michigan 48086

   After careful consideration, your board of directors has unanimously approved the merger agreement with CenterPoint and the transactions provided for therein and has concluded that they are in the best interests of Follmer and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   We are not asking you for a proxy and you are requested not to send us a proxy.

   This Joint Information Statement/Prospectus provides detailed information regarding the merger and the related transactions. We encourage you to read this entire document carefully including the "Risk Factors" beginning on page 6.

                                          _________________________________
                                          Secretary
                                          Follmer, Rudzewicz & Company, P.C.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

   We will hold a special meeting of stockholders of Follmer, Rudzewicz &
Company, P.C. ("Follmer"), a Michigan professional corporation, at     a.m.,
local time, on    , 1999 at 26200 American Dr., Southfield, Michigan 48086-
5004. At the meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March    ,
1999 between Follmer and CenterPoint Advisors, Inc. and the arrangement through which:

   . each outstanding share of Follmer will be contributed to FRF Holding LLC, a newly formed limited liability company owned by the Follmer stockholders;

   . Follmer will be converted from a Michigan professional corporation to a Michigan business corporation;

   . each outstanding share of Follmer will be converted into the right to receive cash and shares of common stock of CenterPoint; and

   .  Follmer will become a wholly-owned subsidiary of CenterPoint.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of CenterPoint common stock. Under the merger
agreement, FRF Holding LLC will receive $    in cash and     shares of
CenterPoint common stock for each share of Follmer it owns. However, the value of the CenterPoint common stock issued in the merger will depend on the initial public offering price of the CenterPoint common stock.

   Approval of the merger with CenterPoint requires the affirmative vote of the holders of a majority of the shares of Follmer entitled to vote on this matter. If the requisite number of Follmer stockholders do not approve the agreement, the merger will not be consummated. In addition, the closing of the Follmer merger is contingent on the closing of each of the other mergers described in the accompanying Joint Information Statement/Prospectus.

   After careful consideration, your board of directors has unanimously approved the merger agreement and the transactions provided for therein and has concluded that they are in the best interests of Follmer and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   Certain stockholders of Follmer, who collectively own the requisite number of shares to approve the merger, have entered into an agreement with CenterPoint to vote all of the Follmer shares owned by them in favor of the merger with CenterPoint.

   Only stockholders of record at the close of business on     , 1999 are
entitled to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          _________________________________
                                          Secretary
                                          Follmer, Rudzewicz & Company, P.C.

   Southfield, Michigan
        , 1999

                     Joint Information Statement/Prospectus

                               GRACE CAPITAL, LLP
                         3117 South Big Bend Boulevard
                                   Suite 100
                           St. Louis, Missouri 63143

                                      , 1999

   The Board of Directors of Grace & Company, P.C. ("Grace") has agreed to merge Grace with CenterPoint Advisors, Inc. ("CenterPoint"). The merger with CenterPoint is part of a series of mergers between CenterPoint and other companies. Upon completion of these merger transactions, CenterPoint will be a leading provider of high quality, diversified professional, business and financial services and products to a broad spectrum of middle market clients. Simultaneously with the closing of these merger transactions, CenterPoint intends to complete an initial public offering of its shares.

   The consideration that Grace Capital, LLP ("Grace Capital"), as the sole stockholder of Grace, will receive in exchange for its shares of Grace common stock will consist of cash and shares of CenterPoint. The value of the CenterPoint common stock to be issued in the merger will depend on the initial public offering price of the CenterPoint common stock. The merger with CenterPoint is structured so that Grace will survive, continuing in its existence as a company organized under the laws of the state of Missouri, as a wholly-owned subsidiary of CenterPoint.

   The merger cannot be completed without the approval of Grace Capital, which in turn requires the approval of the majority of its partnership interests. The management committee has called a special meeting of partners to vote on the merger and the related transactions with CenterPoint. Certain partners of Grace Capital holding the requisite percentage of its partnership interests to approve the merger have entered into an agreement with CenterPoint to vote in favor of causing Grace Capital to approve the merger with CenterPoint. Only
Grace Capital partners of record as of     , 1999 are entitled to attend and
vote at the meeting. The date, time, and place of the meeting is as follows:

                                       , 1999
                                 a.m. (local time)
                    3117 South Big Bend Boulevard, Suite 100
                           St. Louis, Missouri 63143

   After careful consideration, your management committee has approved the merger agreement and the transactions provided for therein and has concluded that they are in the best interests of Grace Capital and its partners. Your management committee recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   We are not asking you for a proxy and you are requested not to send us a proxy.

   This Joint Information Statement/Prospectus provides detailed information regarding the merger and the related transactions. We encourage you to read this entire document carefully including the "Risk Factors" beginning on page 6.

                                          _____________________________________
                                          Wayne J. Grace
                                          Partner
                                          Grace Capital, LLP

                               GRACE CAPITAL, LLP

                               ----------------

                     NOTICE OF SPECIAL MEETING OF PARTNERS

Dear Partners:

   We will hold a special meeting of partners of Grace Capital, LLP, a Missouri
limited liability partnership ("Grace Capital"), at     a.m., local time, on
   , 1999 at 3117 South Big Bend Boulevard, Suite 100, St. Louis, Missouri 63143. At the meeting, we will ask you to vote on:

   1. A proposal to cause Grace Capital to approve and adopt the agreement,
dated as of    , 1999 among CenterPoint Advisors, Inc., Grace Mergersub Inc.,
Grace & Company, P.C. ("Grace"), Grace Capital and its partners, and the arrangement through which:

  . Grace will be converted from a Missouri professional corporation to a Missouri business corporation;

  . each outstanding share of Grace will be converted into the right to receive cash and shares of common stock of CenterPoint; and

  .  Grace will become a wholly-owned subsidiary of CenterPoint.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of CenterPoint common stock. Under the merger
agreement, Grace Capital will receive $    in cash and     shares of
CenterPoint common stock for each Grace share you have previously contributed to Grace Capital. The value of the CenterPoint shares to be issued in the merger will depend on the initial public offering price of CenterPoint common stock.

   Approval of the merger and related transactions with CenterPoint requires the affirmative vote of Grace Capital which, in turn, requires the affirmative vote of the holders of a majority of the partnership interests of Grace Capital. If the requisite number of Grace Capital partners do not vote for approval of the merger, the merger will not be consummated. In addition, the closing of the merger is contingent on the closing of each of the other mergers described in the accompanying Joint Information Statement/Prospectus.

   After careful consideration, your management committee has concluded that the merger agreement with CenterPoint and the transactions provided for therein are in the best interests of Grace Capital and its partners, and recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   Certain partners of Grace Capital who collectively own the requisite percentage of its partnership interests to approve the merger have entered into an agreement with CenterPoint to vote all of their partnership interests in favor of causing Grace Capital to approve the merger with CenterPoint.

   Only partners of record at the close of business on     , 1999 are entitled
to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY THE ORDER OF THE OPERATING
                                           COMMITTEE

                                          _____________________________________
                                          Larry Porschen
                                          Managing Partner
                                          Grace Capital, LLP

St. Louis, Missouri
     , 1999

                     Joint Information Statement/Prospectus

                        HOLTHOUSE CARLIN & VAN TRIGT LLP
                            11845 Olympic Boulevard
                                   Suite 1177
                         Los Angeles, California 90064

                                       , 1999

   The partners of Holthouse Carlin & Van Trigt LLP ("Holthouse" or the "Partnership") and each of the boards of directors or managers of Holthouse's partners has agreed to enter into a series of transactions in which each such Holthouse partner will merge with a wholly-owned subsidiary of CenterPoint Advisors, Inc. ("CenterPoint"). These mergers with CenterPoint are part of a series of mergers between CenterPoint and other companies. Upon completion of these merger transactions, CenterPoint will be a leading provider of high quality, diversified professional, business and financial services and products to a broad spectrum of middle market clients. Simultaneously with the closing of these merger transactions, CenterPoint intends to complete an initial public offering of its shares.

   The consideration you receive in exchange for your ownership interests in the partners of Holthouse will consist of cash and shares of CenterPoint. The value of the total consideration you receive in the merger will depend on the price at which the CenterPoint shares are offered to the public in its initial public offering. These mergers with CenterPoint are structured so that a successor of Holthouse, a limited liability company organized under the laws of the state of Delaware, will survive as a wholly-owned subsidiary of CenterPoint.

   These transactions cannot be completed without the approval of more than two-thirds of our partners and a majority of the shareholders and members of each of Holthouse's partners. The Partnership and the board of directors or managers of each of the partners have called a special meeting of partners, shareholders and members to vote on the merger and the related transactions with CenterPoint. Certain individuals, who collectively own the requisite number of the outstanding shares and membership interests of each of Holthouse's partners to approve the merger, have entered into an agreement with CenterPoint to vote all of the shares and membership interests owned by them in favor of the merger with CenterPoint. Only Holthouse partners, and the
shareholders and members of Holthouse's partners, of record as of    , 1999 are
entitled to attend and vote at the meeting. The date, time, and place of the meeting is as follows:

                                       , 1999
                                 a.m. (local time)
                            11845 Olympic Boulevard
                                   Suite 1177
                         Los Angeles, California 90064

   After careful consideration, the Partnership and the board of directors or managers of each of Holthouse's partners has unanimously approved the merger agreement and the transactions provided for therein and has concluded that they are in the best interests of Holthouse, its partners and the equityholders of such partners. We recommend a vote in favor of the merger agreement and the merger with CenterPoint.

   We are not asking you for a proxy and you are requested not to send us a proxy.


   This Joint Information Statement/Prospectus provides detailed information regarding the merger and the related transactions. We encourage you to read this entire document carefully including the "Risk Factors" beginning on page 6.

                                          _____________________________________
                                          James S. Carlin
                                          Partner
                                          Holthouse Carlin & Van Trigt LLP

                        HOLTHOUSE CARLIN & VAN TRIGT LLP
                PHILIP J. HOLTHOUSE, AN ACCOUNTANCY CORPORATION
                  JAMES S. CARLIN, AN ACCOUNTANCY CORPORATION
                 JOHN E. VAN TRIGT, AN ACCOUNTANCY CORPORATION
                GREGORY J. HUTCHINS, AN ACCOUNTANCY CORPORATION
                 BLAKE E. CHRISTIAN, AN ACCOUNTANCY CORPORATION
                 ZACHARY G. SHUMAN, AN ACCOUNTANCY CORPORATION WILLIAM WARBURTON, AN ACCOUNTANCY CORPORATION
                                  J. PASS LLC

                               ----------------

                       NOTICE OF SPECIAL JOINT MEETING OF

                       PARTNERS, STOCKHOLDERS AND MEMBER

Dear Partners, Stockholders and Member:

   We will hold a special meeting of (1) partners of Holthouse Carlin & Van Trigt LLP, a California limited liability partnership ("Holthouse"), and (2) the stockholders and member of each such partner of Holthouse, in each case at
    a.m., local time, on     , 1999 at 11845 Olympic Boulevard, Suite 1177, Los
Angeles, California 90064. At the meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March   , 1999
between Holthouse, its corporate partners and each of their respective sole stockholders, its partner which is and will be a limited liability company and such company's sole member, and CenterPoint Advisors, Inc. ("CenterPoint") and the arrangement through which:

  . Holthouse will transfer substantially all of its assets to a newly formed Delaware limited liability company (the "Company");

  . the partners of Holthouse will dissolve Holthouse and will receive allocated interests in the Company (the "Company Interests");

  . the partners of Holthouse that are professional corporations (the "Corporate Partners") will convert into business corporations;

  . the partner of Holthouse who is an individual will transfer her interest in the Company to a newly formed limited liability company (the "LLC Partner" and, together with the Corporate Partners, the "Partners");

  . each Corporate Partner will be merged with and into a wholly-owned subsidiary of CenterPoint (each a "Mergersub" and collectively, the "Mergersubs"), with each such Corporate Partner continuing as the surviving entity;

  . the LLC Partner will be merged with and into a newly formed limited liability company and wholly-owned subsidiary of CenterPoint, Pass Mergersub, with the LLC Partner continuing as the surviving entity;

  . the Corporate Partner stock and the LLC Partner membership interests will be converted into the right to receive cash and shares of common stock of CenterPoint; and

  . the Partners and the Company will become wholly-owned subsidiaries of CenterPoint.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the transactions will occur simultaneously with the closing of the initial public offering of CenterPoint common stock. Under the merger agreement, the equityholder of each Partner (each a "Seller") will receive
$     in cash and      shares of CenterPoint common stock for the Partner stock
or membership interests owned by such Seller. The value of the CenterPoint shares issued in the merger will depend on the initial public offering price of the CenterPoint common stock.

   Approval of the merger and related transactions with CenterPoint requires the affirmative vote of the shareholders or members of each of the Partners and the holders of a majority of the partnership interests of Holthouse entitled to vote on this matter. If the requisite number of Holthouse partners, or shareholders and members of such partners, do not approve the agreement, the merger will not be consummated. In addition, the closing of the Holthouse merger is contingent on the closing of each of the other mergers described in the accompanying Joint Information Statement/Prospectus.

   After careful consideration, the Partners of Holthouse have unanimously approved the merger agreement and the transactions provided for therein and have concluded that they are in the best interests of Holthouse, its Partners and the equityholders of such Partners. We recommend a vote in favor of the merger agreement and the merger with CenterPoint.

   Certain equityholders of Holthouse, who collectively own the requisite number of the outstanding shares or membership interests of each of Holthouse's partners to approve the merger, have entered into an agreement with CenterPoint to (1) vote, and (2) cause each of the Partners owned by them to vote, all of the shares and membership interests owned by them in favor of the Merger with CenterPoint.

   Only partners, shareholders and members of record at the close of business
on     , 1999 are entitled to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE PARTNERS

                                          _____________________________________
                                          Secretary
                                          Holthouse Carlin & Van Trigt LLP

Los Angeles, California
     , 1999

                     Joint Information Statement/Prospectus

                          SELF-FUNDED BENEFITS, INC.,
                     D/B/A INSURANCE DESIGN ADMINISTRATORS
                             169 Ramapo Valley Road
                           Oakland, New Jersey 07436

                                       , 1999

   The board of directors of Self-Funded Benefits, Inc., d/b/a Insurance Design Administrators ("IDA") has agreed to merge IDA with CenterPoint Advisors, Inc. Our merger with CenterPoint is part of a series of mergers between CenterPoint and other companies. Upon completion of these merger transactions, CenterPoint will be a leading provider of high quality, diversified professional, business and financial services and products to a broad spectrum of middle market clients. Simultaneously with the closing of these merger transactions, CenterPoint intends to complete an initial public offering of its shares.

   The consideration you receive in exchange for your shares of IDA common stock will consist of cash and shares of CenterPoint. The value of the CenterPoint shares issued in the merger will depend on the initial public offering price of the CenterPoint common stock. Our merger with CenterPoint is structured so that IDA will survive, continuing in its existence as a company organized under the laws of the state of New Jersey, as a wholly-owned subsidiary of CenterPoint.

   Our merger cannot be completed without the approval of the holders of a majority of our outstanding voting common stock. The board of directors has called a special meeting of stockholders to vote on the merger and the related transactions with CenterPoint. Certain stockholders of IDA, who collectively own the requisite number of shares to approve the merger, have entered into an agreement with CenterPoint to vote all of the IDA shares owned by them in favor
of the merger with CenterPoint. Only IDA stockholders of record as of     ,
1999 are entitled to attend and vote at the meeting. The date, time, and place of the meeting is as follows:

                                       , 1999
                                 a.m. (local time)
                             169 Ramapo Valley Road
                           Oakland, New Jersey 07436

   After careful consideration, your board of directors has unanimously approved the merger agreement with CenterPoint and the transactions provided for therein and has concluded that they are in the best interests of IDA and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   We are not asking you for a proxy and you are requested not to send us a proxy.

   This Joint Information Statement/Prospectus provides detailed information regarding the merger and the related transactions. We encourage you to read this entire document carefully including the "Risk Factors" beginning on page 6.

                                          _____________________________________
                                          Robert F. Gallo
                                          Self-Funded Benefits, Inc.
                                          d/b/a/ Insurance Design
                                           Administrators

                          SELF-FUNDED BENEFITS, INC.,
                     D/B/A INSURANCE DESIGN ADMINISTRATORS

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

   We will hold a special meeting of stockholders of Self-Funded Benefits, Inc., d/b/a Insurance Design Administrators, a New Jersey corporation ("IDA"),
at     a.m., local time, on     , 1999 at 169 Ramapo Valley Road, Oakland, New
Jersey 07436. At the meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March   , 1999
between IDA and CenterPoint Advisors, Inc. and the arrangement through which:

  .a wholly-owned subsidiary of CenterPoint will be merged with and into IDA with IDA continuing as the surviving corporation;

  .each outstanding share of IDA will be converted into the right to receive cash and shares of common stock of CenterPoint; and

  .IDA will become a wholly-owned subsidiary of CenterPoint.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of CenterPoint. Under the merger agreement, you will
receive $    in cash and     shares of CenterPoint common stock for each IDA
share you own. The value of the CenterPoint shares issued in the merger will depend on the initial public offering price of the CenterPoint common stock.

   Approval of the merger and related transactions with CenterPoint requires the affirmative vote of the holders of a majority of the shares of IDA entitled to vote on this matter. If the requisite number of IDA stockholders do not approve the agreement, the merger will not be consummated. In addition, the closing of the IDA merger is contingent on the closing of each of the other mergers described in the accompanying Joint Information Statement/Prospectus.

   After careful consideration, your board of directors has unanimously approved the merger agreement with CenterPoint and the transactions provided for therein and has concluded that they are in the best interests of IDA and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   Certain stockholders of IDA, who collectively own the requisite number of shares to approve the merger, have entered into an agreement with CenterPoint to vote all of the IDA shares owned by them in favor of the merger with CenterPoint.

   Only members of record at the close of business on     , 1999 are entitled
to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          _________________________________
                                          Secretary
                                          Self-Funded Benefits, Inc.,
                                          d/b/a Insurance Design
                                           Administrators

Oakland, New Jersey
     , 1999

                     Joint Information Statement/Prospectus

                       MANN FRANKFORT STEIN & LIPP, P.C.
                               12 Greenway Plaza
                              East Greenway Plaza
                                   8th Floor
                              Houston, Texas 77046

                                       , 1999

   The board of directors of Mann Frankfort Stein & Lipp, P.C. ("Mann Frankfort") has agreed to merge Mann Frankfort with CenterPoint Advisors, Inc. Our merger with CenterPoint is part of a series of mergers between CenterPoint and other companies. Upon completion of these merger transactions, CenterPoint will be a leading provider of high quality, diversified professional, business and financial services and products to a broad spectrum of middle market clients. Simultaneously with the closing of these merger transactions, CenterPoint intends to complete an initial public offering of its shares.

   The consideration you receive in exchange for your ownership interest in Mann Frankfort will consist of cash and shares of CenterPoint. The value of the CenterPoint shares issued in the merger will depend on the initial public offering price of the CenterPoint common stock. Our merger with CenterPoint is structured so that Mann Frankfort will survive as a business corporation organized under the laws of the state of Texas and as a wholly-owned subsidiary of CenterPoint.

   Our merger cannot be completed without the approval of holders of 80% or more of our issued and outstanding shares and more than 50% of our total number of stockholders. The board of directors has called a special meeting of stockholders to vote on the merger and the related transactions with CenterPoint. Certain stockholders of Mann Frankfort, who collectively own the requisite number of shares to approve the merger and constitute more than 50% of the total number of stockholders, have entered into an agreement with CenterPoint to vote all of the Mann Frankfort shares owned by them in favor of the merger with CenterPoint. Only Mann Frankfort stockholders of record as of
    , 1999 are entitled to attend and vote at the meeting. The date, time, and place of the meeting is as follows:

                                       , 1999
                                 a.m. (local time)
                               12 Greenway Plaza
                                   8th Floor
                              Houston, Texas 77046

   After careful consideration, your board of directors has unanimously approved the merger agreement with CenterPoint and the transactions provided for therein and has concluded that they are in the best interests of Mann Frankfort and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   We are not asking you for a proxy and you are requested not to send us a proxy.

   This Joint Information Statement/Prospectus provides detailed information regarding the merger and the related transactions. We encourage you to read this entire document carefully including the "Risk Factors" beginning on page 6.

                                          _____________________________________
                                          Milton N. Frankfort
                                          Managing Director, Chairman of the
                                          Board and President
                                          Mann Frankfort Stein & Lipp, P.C.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

   We will hold a special meeting of stockholders of Mann Frankfort Stein & Lipp, P.C., a Texas professional corporation ("Mann Frankfort"), at 10:00 a.m.,
local time, on    , 1999 at 12 Greenway Plaza, 8th Floor, Houston, Texas 77046.
At the meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March    ,
1999 between Mann Frankfort and CenterPoint Advisors, Inc. and the arrangement through which:

  . Mann Frankfort will be converted from a Texas professional corporation to a Texas business corporation;

  . each outstanding share of Mann Frankfort will be converted into the right to receive cash and shares of common stock of CenterPoint; and

  .  Mann Frankfort will become a wholly-owned subsidiary of CenterPoint.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of CenterPoint common stock. Under the merger agreement, the stockholders of Mann Frankfort will receive an aggregate of $
in cash and     shares of CenterPoint common stock for all the outstanding shares of Mann Frankfort. However, the value of the CenterPoint shares issued in the merger will depend on the initial public offering price of the CenterPoint common stock.

   Under the Texas Business Corporation Act and the agreement of shareholders of Mann Frankfort, approval of the merger and related transactions with CenterPoint requires the approval in writing of the holders owning not less than 80% of the outstanding shares of Mann Frankfort, plus the written approval of more than 50% of the number of stockholders entitled to vote on this matter. If the requisite percentages of outstanding shares and number of stockholders of Mann Frankfort do not approve the agreement, the merger will not be consummated. In addition, the closing of the Mann Frankfort merger is contingent on the closing of each of the other mergers described in the accompanying Joint Information Statement/Prospectus.

   Mann Frankfort stockholders may dissent by voting against the merger. A dissenting holder who complies with the requirements of Articles 5.11 and 5.12 of the Texas Business Corporation Act will have the right to demand payment for, and appraisal of, the value of his or her shares. In the event that a holder exercises such dissenters' rights, the aggregate consideration to be received by the Mann Frankfort stockholders will be reduced by the number of shares of CenterPoint common stock and amount of cash that such dissenting security holder would have received in the merger. Notwithstanding the foregoing, the exercise of dissenters' rights by one or more holders will have no effect on the number of shares of CenterPoint common stock and cash consideration to be received for each share held by non-dissenting security holders. Under applicable law, no dissenting security holder has any right to contest the validity of the merger or to have the merger set aside or rescinded, except in an action to test whether the number of shares or other interests required to approve the merger have been legally voted in favor of the merger. The shareholders of Mann Frankfort have agreed to indemnify CenterPoint for any costs relating to any payment with respect to dissenting shares. See "The Merger Agreements--Dissenters' Rights Regarding the Mergers" in the accompanying Joint Information Statement/Prospectus.

   After careful consideration, your board of directors has unanimously approved the merger agreement with CenterPoint and the transactions provided for therein and has concluded that they are in the best interests of Mann Frankfort and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   Certain stockholders of Mann Frankfort, who collectively own the requisite number of shares to approve the merger and constitute more than 50% of the total number of stockholders, have entered into an agreement with CenterPoint to vote all of the Mann Frankfort shares owned by them in favor of the merger with CenterPoint.

   Only stockholders of record at the close of business on     , 1999 are
entitled to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          _____________________________________
                                          Secretary
                                          Mann Frankfort Stein & Lipp, P.C.

Houston, Texas
     , 1999

                     Joint Information Statement/Prospectus

                           THE REPPOND COMPANY, INC.
                         REPPOND ADMINISTRATORS, L.L.C.
                          VERASOURCE EXCESS RISK LTD.
                       10900 N.E. 4th Street, Suite 1200
                           Bellevue, Washington 98004

                                       , 1999

   The boards of directors of The Reppond Company, Inc. ("TRC") and VeraSource Excess Risk Ltd. ("VeraSource") and the managing member of Reppond Administrators, L.L.C. ("RA") (collectively, "Reppond") have agreed to merge Reppond with CenterPoint Advisors, Inc. Our merger with CenterPoint is part of a series of mergers between CenterPoint and other companies. Upon completion of these merger transactions, CenterPoint will be a leading provider of high quality, diversified professional, business and financial services and products to a broad spectrum of middle market clients. Simultaneously with the closing of these merger transactions, CenterPoint intends to complete an initial public offering of its shares.

   The consideration you receive in exchange for your ownership interest in Reppond will consist of promissory notes and shares of CenterPoint. The value of the CenterPoint shares issued in the merger will depend on the initial public offering price of the CenterPoint common stock. Our merger with CenterPoint is structured so that TRC, VeraSource and RA will survive, as wholly-owned subsidiaries of CenterPoint.

   Our merger cannot be completed without the approvals of a majority of the stockholders of TRC and VeraSource and members holding a majority of the ownership interests of RA. The boards of directors of TRC and VeraSource have called a special meeting of stockholders and the managing member of RA has called a special meeting of members of RA to vote on the merger and the related transactions with CenterPoint. Certain equity holders of Reppond, who collectively own the requisite number of interests to approve the merger, have entered into an agreement with CenterPoint to vote all of their shares and ownership interests in favor of the merger with CenterPoint. Only stockholders
and members of record as of     , 1999 are entitled to attend and vote at the
meeting. The date, time, and place of the meeting is as follows:

                                       , 1999
                                 a.m. (local time)
                             10900 N.E. 4th Street
                                   Suite 1200
                           Bellevue, Washington 98004

   After careful consideration, the boards of directors of TRC and VeraSource and the managing member of RA have unanimously approved the merger agreement with CenterPoint and the transactions provided for therein and have concluded that they are in the best interests of Reppond and their respective stockholders and members. The boards of directors of TRC and VeraSource and the managing member of RA recommend a vote in favor of the merger agreement and the merger with CenterPoint.

   We are not asking you for a proxy and you are requested not to send us a proxy.

   This Joint Information Statement/Prospectus provides detailed information regarding the Merger and the related transactions. We encourage you to read this entire document carefully including the "Risk Factors" beginning on page 6.

                                          _____________________________________
                                          Ben W. Reppond
                                          The Reppond Company, Inc.
                                          Reppond Administrators, L.L.C.
                                          VeraSource Excess Risk Ltd.

                           THE REPPOND COMPANY, INC.
                         REPPOND ADMINISTRATORS, L.L.C.
                          VERASOURCE EXCESS RISK LTD.

                               ----------------

             NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND MEMBERS

Dear Stockholders and Members:

   We will hold a special meeting of stockholders of The Reppond Company, Inc., a Washington corporation ("TRC"), VeraSource Excess Risk Ltd., a Washington corporation ("VeraSource") and members of Reppond Administrators, L.L.C., a Washington limited liability company ("RA" and together with TRC and
VeraSource, "Reppond"), at     a.m., local time, on     , 1999 at 10900 N.E.
4th Street, Suite 1200, Bellevue, Washington 98004. At the meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March   , 1999
between Reppond and CenterPoint Advisors, Inc. and the arrangement through which:

  . wholly-owned subsidiaries of CenterPoint will be merged with and into Reppond with Reppond continuing as the surviving entities;

  . each outstanding share of TRC and VeraSource and the membership interests of RA will be converted into the right to receive promissory notes and shares of common stock of CenterPoint; and

  . TRC, VeraSource and RA will become wholly-owned subsidiaries of CenterPoint.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of CenterPoint common stock. Under the merger
agreement, you will receive $    in promissory notes and     shares of
CenterPoint common stock for each share or unit of membership interest you own. The value of the CenterPoint shares issued in the merger will depend on the initial public offering price of the CenterPoint common stock.

   You may dissent by voting against the merger. A dissenting holder who complies with the requirements of the Washington Corporation Business Act or the Washington Limited Liability Company Act, as applicable, will have the right to demand payment for, and appraisal of, the value of his or her shares or membership interests. In the event that a holder exercises such dissenters' rights, the aggregate consideration to be received by the Reppond stockholders or members will be reduced by the number of shares of CenterPoint common stock and amount of cash that such dissenting security holder would have received in the merger. Notwithstanding the foregoing, the exercise of dissenters' rights by one or more holders will have no effect on the number of shares of CenterPoint common stock and cash consideration to be received for each share held by non-dissenting security holders. Under applicable law, no dissenting security holder has any right to contest the validity of the merger or to have the merger set aside or rescinded, except in an action to test whether the number of shares or other interests required to approve the merger have been legally voted in favor of the merger or unless the merger is fraudulent with respect to the shareholder or the corporation. The owners of Reppond have agreed to indemnify CenterPoint for any costs relating to any payment with respect to dissenting shares. See "The Merger Agreements--Dissenters' Rights Regarding the Mergers" in the accompanying Joint Information Statement/Prospectus.

   Approval of the merger and related transactions with CenterPoint requires the affirmative vote of the holders of a majority of the shares of TRC and VeraSource and members holding a majority of the ownership interests of RA entitled to vote on this matter. If the requisite number of stockholders and members do not approve the agreement, the merger will not be consummated. In addition, the closing of the Reppond merger is contingent on the closing of each of the other mergers described in the accompanying Joint Information Statement/ Prospectus.

   After careful consideration, the boards of directors of TRC and VeraSource and the manager of RA have unanimously approved the merger agreement with CenterPoint and the transactions provided for therein and have concluded that they are in the best interests of Reppond and their respective stockholders and members. The boards of directors of TRC and VeraSource and the manager of RA recommend a vote in favor of the merger agreement and the merger with CenterPoint.

   Certain equity holders of Reppond, who collectively own the requisite number of interests to approve the merger, have entered into an agreement with CenterPoint to vote all of their shares and ownership interests in favor of the merger with CenterPoint.

   Only stockholders and members of record at the close of business on     ,
1999 are entitled to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE BOARDS OF DIRECTORS

                                          _____________________________________
                                          Secretary
                                          The Reppond Company, Inc.
                                          VeraSource Excess Risk Ltd.

                                          _____________________________________
                                          Managing Member
                                          Reppond Administrators, L.L.C.

Bellevue, Washington
     , 1999

                     Joint Information Statement/Prospectus

           REZNICK FEDDER & SILVERMAN, CERTIFIED PUBLIC ACCOUNTANTS,
                           A PROFESSIONAL CORPORATION

                  REZNICK FEDDER & SILVERMAN, C.P.A.s, L.L.C.
                             4520 East West Highway
                         Bethesda, Maryland 20814-3319

                                       , 1999

   The board of directors of Reznick Fedder & Silverman, Certified Public Accountants, A Professional Corporation ("Reznick"), has agreed to merge Reznick with CenterPoint Advisors, Inc. The merger with CenterPoint is part of a series of mergers between CenterPoint and other companies. Upon completion of these merger transactions, CenterPoint will be a leading provider of high quality, diversified professional, business and financial services and products to a broad spectrum of middle market clients. Simultaneously with the closing of these merger transactions, CenterPoint intends to complete an initial public offering of its shares.

   The consideration that the sole stockholder of Reznick will receive in the merger will consist of cash and shares of CenterPoint common stock. The value of the CenterPoint shares issued in the merger will depend on the initial public offering price of the CenterPoint common stock. The merger with CenterPoint is structured so that Reznick will survive, continuing in its existence as a company organized under the laws of the state of Maryland, as a wholly-owned subsidiary of CenterPoint.

   The merger cannot be completed without the approval of Reznick Fedder & Silverman, C.P.A.s, L.L.C. ("Reznick LLC") which, in turn, requires the approval of members holding 75% of Reznick LLC's membership interests. Reznick LLC has called a special meeting of members to vote on the merger and the related transactions with CenterPoint. Certain members of Reznick LLC, who collectively own the requisite number of interests to approve the merger, have entered into an agreement with CenterPoint to vote their membership interests in favor of causing Reznick LLC to approve the merger with CenterPoint. Only
Reznick LLC members of record as of     , 1999 are entitled to attend and vote
at the meeting. The date, time, and place of the meeting is as follows:

                                       , 1999
                                  a.m., local time
                             4520 East West Highway
                            Bethesda, Maryland 20814

   After careful consideration, the board of directors of Reznick and the operating committee of Reznick LLC have unanimously approved the merger agreement with CenterPoint and the transactions provided for therein and has concluded that they are in the best interests of Reznick, Reznick LLC and its members. Your board of directors recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   We are not asking you for a proxy and you are requested not to send us a proxy.

   This Joint Information Statement/Prospectus provides detailed information regarding the merger and the related transactions. We encourage you to read this entire document carefully including the "Risk Factors" beginning on page 6.

                                          _____________________________________
                                          Reznick Fedder & Silverman,
                                          Certified Public Accountants, A
                                          Professional Corporation

           REZNICK FEDDER & SILVERMAN, CERTIFIED PUBLIC ACCOUNTANTS,
                           A PROFESSIONAL CORPORATION

                  REZNICK FEDDER & SILVERMAN, C.P.A.s, L.L.C.

                               ----------------

                           NOTICE OF SPECIAL MEETING

Dear Members:

   We will hold a special meeting of the members of Reznick Fedder & Silverman, C.P.A.s, L.L.C., a Maryland limited liability company ("Reznick LLC"), at
a.m., local time, on     , 1999 at 4520 East West Highway, Bethesda, Maryland
20814. At the meeting, we will ask you to vote on:

   1. A proposal to cause Reznick LLC to approve and adopt the agreement, dated
as of     , 1999 among CenterPoint Advisors, Inc. ("CenterPoint"), Reznick
Mergersub Inc., Reznick Fedder & Silverman, Certified Public Accountants, A Professional Corporation ("Reznick"), Reznick LLC and the members of Reznick LLC and the arrangement through which:

  . Reznick will be converted from a Maryland professional corporation to a Maryland business corporation;

  . each outstanding share of Reznick will be converted into the right to receive cash and shares of common stock of CenterPoint; and

  .  Reznick will be become a wholly-owned subsidiary of CenterPoint.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of CenterPoint. Under the merger agreement, Reznick LLC
will receive $    in cash and     shares of CenterPoint common stock for each
Reznick share. The value of the CenterPoint shares issued in the merger will depend on the initial public offering price of the CenterPoint common stock.

   Approval of the merger and related transactions with CenterPoint requires the affirmative vote of Reznick LLC which, in turn, requires the affirmative vote of the holders of 75% of Reznick LLC's membership interests. If the requisite number of Reznick LLC members do not vote for approval of the Reznick merger, the merger will not be consummated. In addition, the closing of the Reznick merger is contingent on the closing of each of the other mergers described in the accompanying Joint Information Statement/Prospectus.

   After careful consideration, the board of directors of Reznick and the management committee of Reznick LLC have concluded that the transactions contemplated in the merger agreement are in the best interests of Reznick and the members of Reznick LLC and recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   Certain members of Reznick LLC who collectively own the requisite number of membership interests to approve the merger, have entered into an agreement with CenterPoint to vote their membership interests in Reznick LLC in favor of the merger with CenterPoint.

   Only members of record at the close of business on     , 1999 are entitled
to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          REZNICK FEDDER & SILVERMAN,
                                          CERTIFIED PUBLIC ACCOUNTANTS, A
                                          PROFESSIONAL CORPORATION
                                          REZNICK FEDDER & SILVERMAN, C.P.A.s,
                                          L.L.C.

                                          By: _________________________________

                     Joint Information Statement/Prospectus

                           ROBERT F. DRIVER CO., INC.
                               1620 Fifth Avenue
                        San Diego, California 92101-2797

                                       , 1999

   The board of directors of the Robert F. Driver Co., Inc. ("Driver") has agreed to merge Driver with CenterPoint Advisors, Inc. Our merger with CenterPoint is part of a series of mergers between CenterPoint and other companies. Upon completion of these merger transactions, CenterPoint will be a leading provider of high quality, diversified professional, business and financial services and products to a broad spectrum of middle market clients. Simultaneously with the closing of these merger transactions, CenterPoint intends to complete an initial public offering of its shares.

   The consideration you receive in exchange for your ownership interest in Driver will consist of cash and shares of CenterPoint. The value of the CenterPoint shares issued in the merger will depend on the initial public offering price of the CenterPoint common stock. Our merger with CenterPoint is structured so that Driver will survive, continuing in its existence as a company organized under the laws of the state of Delaware, as a wholly-owned subsidiary of CenterPoint.

   Our merger cannot be completed without the approval of a majority of our stockholders. The board of directors has called a special meeting of stockholders to vote on the merger and the related transactions with CenterPoint. Certain stockholders of Driver, who collectively own the requisite number of shares to approve the merger, have entered into an agreement with CenterPoint to vote all of the Driver's shares owned by them in favor of the
merger with CenterPoint. Only Driver stockholders of record as of    , 1999 are
entitled to attend and vote at the meeting. The date, time, and place of the meeting is as follows:

                                       , 1999
                                 a.m. (local time)
                               1620 Fifth Avenue
                        San Diego, California 92101-2797

   After careful consideration, your board of directors has unanimously approved the merger agreement with CenterPoint and the transactions provided for therein and has concluded that they are in the best interests of Driver and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   We are not asking you for a proxy and you are requested not to send us a proxy.

   This Joint Information Statement/Prospectus provides detailed information regarding the merger and the related transactions. We encourage you to read this entire document carefully including the "Risk Factors" beginning on page 6.

                                          _____________________________________
                                          Thomas W. Corbett,
                                          Chief Executive Officer
                                          Robert F. Driver Co., Inc.

                           ROBERT F. DRIVER CO., INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

   We will hold a special meeting of stockholders of Robert F. Driver Co.,
Inc., a Delaware Corporation ("Driver"), at     a.m., local time, on     , 1999
at 1620 Fifth Avenue, San Diego, California 92101-2797. At the meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March    ,
1999 between Driver and CenterPoint Advisors, Inc. and the arrangement through which:

  . a wholly-owned subsidiary of CenterPoint will be merged with and into Driver with Driver continuing as the surviving corporation;

  . each outstanding share of Driver will be converted into the right to receive cash and shares of common stock of CenterPoint; and

  .  Driver will become a wholly-owned subsidiary of CenterPoint.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of CenterPoint. Under the merger agreement, you will
receive $    in cash and     shares of CenterPoint common stock for each Driver
share you own. The value of the CenterPoint shares issued in the merger will depend on the initial public offering price of CenterPoint common stock.

   Driver stockholders may dissent by voting against the merger. A dissenting holder who complies with the requirements of either the California Corporations Code or the Delaware General Corporation Law will have the right to demand payment for, and appraisal of, the value of his or her shares. In the event that a holder exercises such dissenters' rights, the aggregate consideration to be received by the Driver stockholders will be reduced by the number of shares of CenterPoint common stock and amount of cash that such dissenting security holder would have received in the merger. Notwithstanding the foregoing, the exercise of dissenters' rights by one or more holders will have no effect on the number of shares of CenterPoint common stock and cash consideration to be received for each share held by non-dissenting security holders. Under applicable law, no dissenting security holder has any right to contest the validity of the merger or to have the merger set aside or rescinded, except in an action to test whether the number of shares or other interests required to approve the merger have been legally voted in favor of the merger. The shareholders of Driver have agreed to indemnify CenterPoint for any costs relating to any payment with respect to dissenting shares. See "The Merger Agreements--Dissenters' Rights Regarding the Mergers" in the accompanying Joint Information Statement/Prospectus.

   Approval of the merger and related transactions with CenterPoint requires the affirmative vote of the holders of a majority of the shares of Driver entitled to vote on this matter. If the requisite number of shareholders do not approve the agreement, the merger will not be consummated. In addition, the closing of the Driver merger is contingent on the closing of each of the other mergers described in the accompanying Joint Information Statement/Prospectus.

   After careful consideration, your board of directors has unanimously approved the merger agreement and the transactions provided for therein and has concluded that they are in the best interests of Driver and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   Certain stockholders of Driver, who collectively own the requisite number of shares to approve the merger, have entered into an agreement with CenterPoint to vote all of the Driver's shares owned by them in favor of the merger with CenterPoint.

   Only stockholders of record at the close of business on     , 1999 are
entitled to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          _____________________________________
                                          Secretary
                                          Robert F. Driver Co., Inc.

San Diego, California
    , 1999

                     Joint Information Statement/Prospectus

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC
                              555 Long Wharf Drive
                                   12th Floor
                          New Haven, Connecticut 06511

                                       , 1999

   The managers of Simione, Scillia, Larrow & Dowling LLC ("Simione") have agreed to merge SSLD LLC, its wholly-owned subsidiary, with CenterPoint Advisors, Inc. Our merger with CenterPoint is part of a series of mergers between CenterPoint and other companies. Upon completion of these merger transactions, CenterPoint will be a leading provider of high quality, diversified professional, business and financial services and products to a broad spectrum of middle market clients. Simultaneously with the closing of these merger transactions, CenterPoint intends to complete an initial public offering of its shares.

   The consideration Simione receives in exchange for its ownership interest in SSLD LLC will consist of cash and shares of CenterPoint. The value of the CenterPoint shares issued in the merger will depend on the initial public offering price of the CenterPoint common stock. Our merger with CenterPoint is structured so that a wholly-owned subsidiary of CenterPoint will survive, continuing in its existence as a limited liability company organized under the laws of the state of Delaware.

   Our merger cannot be completed without the approval of (1) all of our managers and (2) the affirmative vote of a majority of the membership interests in SSLD LLC. The managers have called a special meeting of members to vote on the merger and the related transactions with CenterPoint. Certain members of Simione, who collectively own the requisite number of membership interests to approve the merger, have entered into an agreement with CenterPoint to vote their ballots as managers of Simione and cause the membership interests of SSLD LLC owned by Simione to be voted in favor of the merger with CenterPoint. Only
Simione members of record as of    , 1999 are entitled to attend and vote at
the meeting. The date, time, and place of the meeting is as follows:

                                       , 1999
                                 a.m. (local time)
                              555 Long Wharf Drive
                                   12th Floor
                          New Haven, Connecticut 06511

   After careful consideration, your managers have unanimously approved the merger agreement with Simione and the transactions provided for therein and has concluded that they are in the best interests of Simione and its members. Your managers recommend a vote in favor of the merger agreement and the merger with CenterPoint.

   We are not asking you for a proxy and you are requested not to send us a proxy.

   This Joint Information Statement/Prospectus provides detailed information regarding the merger and the related transactions. We encourage you to read this entire document carefully including the "Risk Factors" beginning on page 6.

                                          _____________________________________
                                          Simione, Scillia, Larrow & Dowling
                                          LLC

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                               ----------------

                      NOTICE OF SPECIAL MEETING OF MEMBERS

Dear Members:

   We will hold a special meeting of members of Simione, Scillia, Larrow &
Dowling LLC, a Connecticut limited liability company ("Simione"), at     a.m.,
local time, on     , 1999 at 555 Long Wharf Drive, 12th Floor, New Haven,
Connecticut 06511. At the meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March    ,
1999 between Simione and CenterPoint Advisors, Inc. ("CenterPoint") and the arrangement through which:

  . SSLD LLC, a Delaware limited liability company (the "Company"), wholly owned by Simione, will be merged with and into a wholly-owned subsidiary of CenterPoint ("CenterPoint Mergersub"), with CenterPoint Mergersub continuing as the surviving company;

  . the outstanding interests of the Company will be converted into the right to receive cash and shares of common stock of CenterPoint; and

  .  the Company will become a wholly-owned subsidiary of CenterPoint.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of CenterPoint common stock. Under the merger
agreement, Simione will receive $    in cash and     shares of CenterPoint
common stock. However, the value of the CenterPoint shares issued in the merger will depend on the initial public offering price of the CenterPoint common stock.

   Approval of the merger and related transactions with CenterPoint requires
(1) under the Connecticut Limited Liability Company Act and the operating agreement of Simione, the approval of all of the managers of Simione and (2) under the Delaware Limited Liability Company Act, the affirmative vote of the holders of a majority of the interests of the Company entitled to vote on this matter. If the requisite number of managers of Simione and members of the Company do not approve the agreement, the merger will not be consummated. In addition, the closing of the Simione merger is contingent on the closing of each of the other mergers described in the accompanying Joint Information Statement/Prospectus.

   After careful consideration, your managers have unanimously approved the merger agreement with CenterPoint and the transactions provided for therein and have concluded that they are in the best interests of Simione and its members. Your managers recommend a vote in favor of the merger agreement and the merger with CenterPoint.

   Certain members of Simione, who collectively own the requisite number of membership interests to approve the merger, have entered into an agreement with CenterPoint to vote their ballots as managers of Simione and cause the membership interests of the Company owned by Simione be voted in favor of the Merger with CenterPoint.

   Only members of record at the close of business on     , 1999 are entitled
to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE MANAGERS

                                          _____________________________________
                                          Secretary
                                          Simione, Scillia, Larrow & Dowling
                                           LLC

New Haven, Connecticut
    , 1999

                     Joint Information Statement/Prospectus

                            URBACH KAHN & WERLIN PC
                                66 State Street
                             Albany, New York 12207

                                       , 1999

   The executive committee of Urbach Kahn & Werlin PC ("Urbach") has agreed to merge with CenterPoint Advisors, Inc. Our merger with CenterPoint is part of a series of mergers between CenterPoint and other companies. Upon completion of these merger transactions, CenterPoint will be a leading provider of high quality, diversified professional, business and financial services and products to a broad spectrum of middle market clients. Simultaneously with the closing of these merger transactions, CenterPoint intends to complete an initial public offering of its shares.

   The consideration you receive in exchange for your ownership interest in Urbach will consist of cash and shares of CenterPoint. The value of the CenterPoint shares issued in the merger will depend on the initial public offering price of the CenterPoint common stock. Our merger with CenterPoint is structured so that Urbach will survive as a company organized under the laws of the Commonwealth of Massachusetts, as a wholly-owned subsidiary of CenterPoint.

   Our merger cannot be completed without the approval of the holders of two thirds of Urbach's issued and outstanding shares. The executive committee has called a special meeting of stockholders to vote on the merger and the related transactions with CenterPoint. Certain stockholders of Urbach, who collectively own the requisite number of shares to approve the merger, have entered into an agreement with CenterPoint to vote all of the Urbach shares owned by them in favor of the merger agreement and the series of transactions that will ultimately result in a merger with CenterPoint. Only Urbach stockholders of
record as of     , 1999 are entitled to attend and vote at the meeting. The date, time, and place of the meeting is as follows:

                                       , 1999
                                 a.m. (local time)
                                66 State Street
                             Albany, New York 12207

   After careful consideration, your executive committee has unanimously approved the merger agreement with CenterPoint and the transactions provided for therein and has concluded that they are in the best interests of Urbach and its stockholders. Your executive committee recommends a vote in favor of the merger agreement and the merger with CenterPoint.

   We are not asking you for a proxy and you are requested not to send us a proxy.

   This Joint Information Statement/Prospectus provides detailed information regarding the Merger and the related transactions. We encourage you to read this entire document carefully including the "Risk Factors" beginning on page 6.

                                          _____________________________________
                                          Steven N. Fischer,
                                          Chairman of the Executive Committee
                                          and President
                                          Urbach Kahn & Werlin PC

                            URBACH KAHN & WERLIN PC
                               UKW MANAGEMENT LLC

                               ----------------

                       NOTICE OF SPECIAL JOINT MEETING OF
                            STOCKHOLDERS AND MEMBERS

Dear Stockholders and Members:

   We will hold a special joint meeting of stockholders of Urbach Kahn & Werlin PC ("Urbach"), a New York professional corporation, and the members of UKW
Management LLC, a Delaware limited liability company, at     a.m., local time,
on     , 1999 at 66 State Street, Albany, New York 12207. At the meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March   , 1999
between Urbach and CenterPoint Advisors, Inc. and the arrangement through which:

  . Urbach will merge with and into Urbach, Kahn & Werlin, P.C., a Massachusetts professional corporation. In this merger, the surviving professional corporation will be converted into a Massachusetts business corporation;

  . Immediately following this first-step merger, the outstanding capital stock of the Massachusetts professional corporation received in such merger will be exchanged for proportional membership interests in UKW Management such that UKW Management will be the sole shareholder of the Massachusetts business corporation;

  . Following the exchange, a wholly-owned subsidiary of CenterPoint will be merged with and into the Massachusetts business corporation with the Massachusetts business corporation surviving as a wholly-owned subsidiary of CenterPoint; and

  . In this second-step merger of the Massachusetts business corporation and CenterPoint's merger subsidiary, each outstanding share of the Massachusetts business corporation will be converted into the right to receive cash and shares of common stock of CenterPoint.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of these mergers and the exchange will occur simultaneously with the closing of the initial public offering of CenterPoint common stock. Under the second-step merger described in the merger agreement, UKW Management, as the sole shareholder of the Massachusetts business corporation, will receive an aggregate of $ in cash and shares of CenterPoint common stock for all of the shares of the Massachusetts business corporation. However, the value of the CenterPoint shares issued in the merger will depend on the initial public offering price of CenterPoint common stock.

   Urbach stockholders may dissent from the first-step merger by voting against the merger. A dissenting holder who complies with the requirements of Section 910 of the New York Business Corporation Law will have the right to demand payment for, and appraisal of, the value of his or her shares. In the event that a holder exercises such dissenters' rights, the aggregate consideration to be received by the Urbach stockholders will be reduced by the number of shares of CenterPoint common stock and amount of cash that such dissenting security holder would have received in the merger. Notwithstanding the foregoing, the exercise of dissenters' rights by one or more holders will have no effect on the number of shares of CenterPoint common stock and cash consideration to be received for each share held by non-dissenting security holders. Under applicable law, no dissenting security holder has any right to contest the validity of the merger or to have the merger set aside or rescinded, except in an action to test whether the number of shares or other interests required to approve the merger have been legally voted in favor of the merger. The shareholders of Urbach have agreed to indemnify CenterPoint for any costs relating to any payment with respect to dissenting shares. See "The Merger Agreements--Dissenters' Rights Regarding the Mergers" in the accompanying Joint Information Statement/Prospectus.

   Approval of these mergers, the exchange and related transactions with CenterPoint requires (i) for the first-step merger under the New York Business Corporation Law and the exchange, the affirmative vote of the holders of 66 % of the shares of Urbach entitled to vote on this matter and (ii) for the second-step merger under the Massachusetts Business Corporation Law, the affirmative vote of the holders of 66 % of the membership interests of UKW Management, as the sole stockholder of the Massachusetts corporation entitled to vote on this matter. If the requisite number of Urbach stockholders and UKW Management members do not approve the agreement, the exchange and the mergers will not be consummated. In addition, the closing of the mergers and the exchange is contingent on the closing of each of the other mergers described in the accompanying Joint Information Statement/Prospectus.

   After careful consideration, each of the executive committee of Urbach and the operating committee of UKW Management has unanimously approved the merger agreements and the exchange agreement and the transactions provided for therein and have concluded that they are in the best interests of Urbach and its Stockholders and UKW Management and its members. Each of the executive committee of Urbach and the operating committee of UKW Management recommends a vote in favor of the merger agreement and the exchange and merger with CenterPoint.

   Certain stockholders of Urbach, who collectively own the requisite number of shares to approve the merger, have entered into an agreement with CenterPoint to vote all of the Urbach shares owned by them in favor of the merger agreement and the series of transactions that will ultimately result in a merger with CenterPoint.

   Only stockholders and members of record at the close of business on    ,
1999 are entitled to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE EXECUTIVE COMMITTEE

                                          _____________________________________
                                          Secretary
                                          Urbach Kahn & Werlin PC

                                          BY ORDER OF THE OPERATING COMMITTEE

                                          _____________________________________
                                          Secretary
                                          UKW Management LLC

Albany, New York
    , 1999

                           CENTERPOINT ADVISORS, INC.

                                   PROSPECTUS

                         For     Shares of Common Stock

                          JOINT INFORMATION STATEMENT
                         FOR THE ENTITIES LISTED BELOW

   This Joint Information Statement/Prospectus is provided in connection with the meetings of the security holders of the following entities for the purpose of approving a merger with CenterPoint Advisors, Inc.:

  (1) Berry, Dunn, McNeil & Parker, Chartered, a Maine professional service corporation ("Berry Dunn").

  (2) Follmer, Rudzewicz & Company, P.C., a Michigan professional corporation ("Follmer").

  (3) Grace & Company, P.C., a Missouri professional corporation ("Grace").

  (4) Holthouse Carlin & Van Trigt LLP, a California limited liability partnership ("Holthouse").

  (5) Self Funded Benefits, Inc., d/b/a Insurance Design Administrators, a New Jersey corporation ("IDA").

  (6) Mann Frankfort Stein & Lipp, P.C., a Texas professional corporation ("Mann Frankfort").

  (7) Reppond, which includes three related entities ("Reppond"):

    (a) The Reppond Company Inc., a Washington corporation ("TRC");

    (b) Reppond Administrators, L.L.C., a Washington limited liability company ("RA"); and

    (c) VeraSource Excess Risk Ltd., a Washington corporation
        ("VeraSource").

  (8) Reznick Fedder & Silverman, Certified Public Accountants, A
      Professional Corporation, a Maryland professional corporation
      ("Reznick").

  (9) Robert F. Driver Co., Inc., a Delaware corporation ("Driver").

  (10) Simione, Scillia, Larrow & Dowling LLC, a Connecticut limited liability company ("Simione").

  (11) Urbach Kahn & Werlin PC, a New York professional corporation
       ("Urbach").

   The mergers of the above listed entities with CenterPoint and the CenterPoint securities to be issued in the mergers involve risks which are described in "Risk Factors," beginning on page 5.

   This Joint Information Statement/Prospectus also constitutes the prospectus
under the Securities Act of 1933 for an aggregate of     shares of CenterPoint
common stock issuable in the mergers with the CenterPoint Companies.

   The value of the CenterPoint common stock to be received by you, directly or indirectly, as the case may be, will depend on the initial public offering price of the CenterPoint common stock. A condition to closing each of the mergers is that the initial public offering price of the CenterPoint common
stock is not less than $    per share.

   No fractional shares of CenterPoint common stock will be issued. If you are otherwise entitled to receive a fractional share of CenterPoint common stock upon consummation of a merger, you will receive cash, without interest, instead in an amount equal to your proportionate interest in a share of CenterPoint common stock multiplied by the initial public offering price of CenterPoint common stock. See "The Merger Agreements--Conversion of Shares in the Mergers."

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Mergers or the securities to be issued in the Mergers or determined if this Joint Information
Statement/Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this Joint Information Statement/Prospectus is     , 1999.

                               TABLE OF CONTENTS

Questions and Answers About the CenterPoint Mergers With the CenterPoint
 Companies................................................................  ii

Summary...................................................................   1

Risk Factors..............................................................   6

Forward-looking Statements................................................  15

The Meetings..............................................................  16

Approval of the Mergers and Related Transactions..........................  22

The Merger Agreements.....................................................  29

CenterPoint Selected Financial Data.......................................  45

CenterPoint Management's Discussion and Analysis of Financial Condition
 and Results of Operations................................................  47

Industry Overview.........................................................  53

Business of CenterPoint After the Mergers.................................  55

CenterPoint Management....................................................  66

Certain Transactions......................................................  74

Information Regarding the CenterPoint Companies...........................  79

Description of CenterPoint Capital Stock.................................. 106

Comparison of Rights of Security Holders of CenterPoint and the
 CenterPoint Companies.................................................... 108

Security Ownership of Management and Principal Stockholders of
 CenterPoint.............................................................. 141

Experts................................................................... 142

Legal Matters............................................................. 142

Where You Can Find More Information....................................... 143

Index to Financial Statements............................................. F-1

Appendices

A  California Dissenters' Rights Statute (CCC Sections 1300 to 1304)...... A-1

B  Delaware Dissenters' Rights Statute (DGCL Section 262)................. B-1

C  Washington Dissenters' Rights Statute (WBCA Section 23B.13.020 and
   WLLCA Section 25.15.430)............................................... C-1

    QUESTIONS AND ANSWERS ABOUT THE CENTERPOINT MERGERS WITH THE CENTERPOINT
                                   COMPANIES

Q: Why are CenterPoint and the CenterPoint Companies proposing these arrangements?

A: CenterPoint and the CenterPoint Companies believe that the complementary nature of our respective businesses creates a combination which is more valuable to clients and owners than the sum of our individual parts. We note that achieving these anticipated benefits is subject to certain risks discussed on pages 6 to 15. To review the reasons for the arrangement in greater detail, and related uncertainties, see pages 23 to 24.

Q: How will I benefit?

A: We believe that the owners of each of the CenterPoint Companies will benefit by being owners of a company that is better able to compete effectively in its evolving market environment than as a stand-alone entity.

Q: Should I send in my certificate now?

A: No. Where necessary, after the arrangement is completed, we will send security holders of each CenterPoint Company written instructions for exchanging the certificates evidencing their ownership interests.

Q: Please explain the consideration I will receive for my ownership interest.

A: Security holders of the CenterPoint Companies will receive, directly or indirectly, shares of CenterPoint common stock and cash in exchange for their ownership interests. Please see the notice of meeting applicable to you. We will not issue fractional shares. Security holders who would otherwise be entitled to receive a fractional share will instead receive cash based on the initial public offering price of the fractional share of CenterPoint common stock.

Q: When do you expect the Mergers to be completed?

A: We expect to complete the Mergers by mid 1999.

Q: What are the tax consequences of the arrangement?

A: The Mergers are structured so that the receipt of CenterPoint common stock as consideration will be tax-free pursuant to Section 351 of the Internal Revenue Code of 1986 and the cash to be received will result in capital gain or loss recognition.

Q: What will happen if the requisite number of security holders of my company don't vote in favor of the Merger?

A: Your company will continue to exist as a stand-alone company. There can be no assurance that your company, standing alone, would have the expertise, capital or technology to offer a full range of diversified professional, business and financial services and products, which we believe is necessary to compete effectively in the market. The holders of the requisite amount of ownership interests in each CenterPoint Company sufficient to approve the applicable merger have entered into voting agreements to vote their ownership interests in favor of the applicable merger.

Q: Am I entitled to appraisal or dissenters' rights?

A: You may be entitled to dissenters' rights. Please see pages 34 to 44 for a description of the rights afforded by the laws of the state in which your company is organized.

Q: Who can I call with questions?

A: If you have any questions about the Merger Agreement or the Merger and
   related transactions, please call     .

                                    SUMMARY

   For your convenience, we have provided a brief summary of certain information contained in this Joint Information Statement/Prospectus. The summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the Mergers fully and for a more complete description of the legal terms of the Mergers, you should read carefully this entire document and the documents we have referred you to.

   CenterPoint will acquire, in eleven separate transactions (the "Mergers"), eleven companies that collectively provide professional, business and financial services and products. These eleven companies are referred to as the "CenterPoint Companies." Unless the context indicates otherwise, all references to "CenterPoint" in this prospectus mean CenterPoint Advisors, Inc. and the CenterPoint Companies after the Mergers.

   This summary highlights selected information from this prospectus and may not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the financial data and related notes, before you decide whether to invest in CenterPoint. Unless stated otherwise, all financial information and share and per share data in this prospectus (1) have been adjusted to give effect to the Mergers, (2) give effect to the approximate -for-1 stock split that will occur prior to CenterPoint's initial public offering (the "IPO") and (3) assume that the underwriters' over-allotment option is not exercised in the IPO.

CenterPoint and the CenterPoint Companies

   CenterPoint was recently formed to acquire the CenterPoint Companies in order to create a leading provider of diversified professional, business and financial services and products to a broad spectrum of middle market clients. CenterPoint's goal is to build national practices that provide clients with personalized, local service backed by the depth, resources and expert capabilities of a diversified, national firm. CenterPoint was created to respond to the complex needs of middle-market clients by providing comprehensive and effective solutions through an integrated network of expert advisors. CenterPoint has assembled a group of founding companies with distinct expert capabilities, reputations for quality, effective leadership and strong "trusted advisor" relationships with clients. The CenterPoint Companies are well-established in their markets, having been in business an average of 27 years. On a pro forma combined basis, the revenues of the CenterPoint Companies increased from $144.8 million in 1996 to $201.0 million in 1998, representing a compound annual growth rate of 17.8%.

   Upon completion of the Mergers, CenterPoint will offer a wide range of consulting, accounting, tax and related professional services and products, as well as complementary business and financial services and products, including insurance brokerage and employee benefits design and administration.

   The principal executive office of CenterPoint is:

   CenterPoint Advisors, Inc.
   225 West Washington Street, 16th Floor
   Chicago, Illinois 60606

   The principal executive office of each CenterPoint Company is as follows:

   Berry, Dunn, McNeil & Parker, Chartered
   100 Middle Street
   Portland, Maine 04104
   (207) 775-2387

   Follmer, Rudzewicz & Company, P.C.
   12900 Hall Road, Suite 500
   Sterling Heights, Michigan 48313
   (810) 254-1040

   Grace & Company, P.C.
   3117 South Big Bend Boulevard
   Suite 100
   St. Louis, Missouri 63143
   (314) 615-1200

   Holthouse Carlin & Van Trigt LLP
   11845 West Olympic Boulevard
   Suite 1177
   Los Angeles, California 90064
   (310) 477-5551

   Self Funded Benefits, Inc.,
   d/b/a Insurance Design Administration
   169 Ramapo Valley Road
   Oakland, New Jersey 07436
   (201) 337-0007

   Mann Frankfort Stein & Lipp, P.C.
   12 Greenway Plaza
   8th Floor
   Houston, Texas 77046
   (800) 949-1706

   The Reppond Company, Inc.
   Reppond Administrators, L.L.C.
   VeraSource Excess Risk Ltd.
   10900 N.E. 4th Street
   Suite 1200
   Bellevue, Washington 98004
   (425) 451-8000

   Reznick Fedder & Silverman,
   Certified Public Accountants, A
   Professional Corporation
   4520 East West Highway
   Bethesda, Maryland 20814-3319
   (301) 652-9100

   Robert F. Driver Co., Inc.
   1620 Fifth Avenue
   San Diego, California 92101
   (619) 238-1828

   Simione, Scillia, Larrow & Dowling LLC
   555 Long Wharf Drive
   12th Floor
   New Haven, Connecticut 06511
   (203) 777-1099

   Urbach Kahn & Werlin PC
   66 State Street
   Albany, New York 12207
   (518) 449-3166

Special Meetings of the Security Holders of the CenterPoint Companies

   Each CenterPoint Company will hold a special meeting, at which its security holders will be asked to consider and vote on a proposal to approve a Merger Agreement and its Merger with CenterPoint. Details on the time, place and date of each special meeting, the record date for the determination of who is entitled to vote, the number of votes required and quorum requirements are given at pages 16 to 22.

CenterPoint's Reasons for the Mergers

   We believe that certain industry trends have created a significant opportunity for a company that provides high quality, diversified professional, business and financial services and products to middle market clients.

   To review the reasons for the Mergers in greater detail, as well as related uncertainties, see pages 23 through 24.

Recommendations to Security Holders

   The board of directors or other governing board of each CenterPoint Company has unanimously approved its Merger Agreement with Centerpoint, and recommends that the security holders of its CenterPoint Company approve the Merger.

The Mergers

   The Merger Agreement for each Merger has been filed as an exhibit to CenterPoint's registration statement on Form S-4. We encourage you to read the Merger Agreement applicable to you, as it is the legal document that governs your Merger.

Conditions to the Mergers

   The completion of the Mergers depends upon meeting a number of conditions including:

  . The SEC must declare CenterPoint's registration statements on Form S-1 and Form S-4 effective;

  . The security holders of each CenterPoint Company must approve its Merger
    Agreement and Merger; and

  . All of the Mergers and the IPO must close simultaneously.

                                  Termination

   Either CenterPoint or any CenterPoint Company may terminate its Merger Agreement if the Merger is not completed by August 31, 1999, and in certain other circumstances. See page 33.

                                 Expenses; Fees

   In general, the fees and expenses incurred in connection with each Merger Agreement will be paid by the party incurring the expenses, whether or not the Merger is completed. CenterPoint will pay the fees and expenses associated with its IPO and this Joint Information Statement/Prospectus, whether or not the IPO is completed.

                  Interests of Certain Persons in the Mergers

   In considering the recommendation of your CenterPoint Company board of directors or other governing board with respect to the Merger Agreement and the Merger, you should be aware that certain managers and directors have interests in the Mergers that are in addition to those of the CenterPoint Companies security holders generally. See pages 24 through 27.

                    Dissenters' Rights Regarding the Mergers

   You may be entitled to dissenters' rights with respect to the Merger applicable to you under state law. See pages 34 to 44.

                       Certain Income Tax Considerations

   No gain or loss for U.S. federal income tax purposes will be recognized by a CenterPoint Company security holder with respect to shares of CenterPoint common stock received in exchange for his or her CenterPoint Company shares or interests. Such CenterPoint Company security holder receiving cash will recognize taxable income to the extent described on page 27.

                              Accounting Treatment

   The Mergers will be recorded by CenterPoint under the purchase accounting method.

                                  Risk Factors

   The Mergers and an investment in the stock of CenterPoint involve certain risks and uncertainties, including risks related to the differences between CenterPoint Companies securities and CenterPoint stock, risks related to the integration of our companies, and risks related to our respective businesses. To review these and other risks and uncertainties in greater detail, see pages 6 through 15.

              Summary Unaudited Pro Forma Combined Financial Data
                (in thousands, except share and per share data)

   CenterPoint will acquire the CenterPoint Companies simultaneously with the closing of the IPO. For financial statement presentation purposes, CenterPoint has been identified as the "accounting acquiror." The following summary unaudited pro forma combined financial data present certain data for CenterPoint, as adjusted for: (1) the completion of the Mergers; (2) certain pro forma adjustments to the historical financial statements; and (3) the completion of, and the application of the estimated net proceeds from, the IPO,
at an assumed initial public offering price of $     per share. You should read
this data together with the unaudited pro forma combined financial statements and the related notes included elsewhere in this prospectus.

                                                             Pro Forma Combined
                                                                 Year Ended
                                                             December 31, 1998
                                                             ------------------
Statement of Operations Data (1):
  Revenues:
    Professional services...................................      $152,351
    Business and financial services.........................        53,128
                                                                  --------
      Total revenues........................................       205,479
  Expenses:
    Professional services compensation and related costs
     (2)....................................................        95,283
    Business and financial services compensation and related
     costs (2)..............................................        35,358
    Other operating expenses (3)............................        39,188
    Depreciation and amortization (4).......................        10,783
                                                                  --------
  Income from operations....................................        24,867
  Other income, net (5).....................................         1,495
                                                                  --------
  Income before income taxes................................        26,362
  Provision for income taxes (6)............................        12,887
                                                                  --------
  Net income................................................      $ 13,475
                                                                  ========
  Net income per share, basic and diluted...................
                                                                  ========
  Shares used in computing net income per share (7).........
                                                                  ========

                                                                     Pro Forma
                                                                    Combined As
                                                                      Adjusted
                                                                    December 31,
                                                                        1998
                                                                    ------------
Balance Sheet Data (8):
  Working capital..................................................   $ 18,729
  Total assets.....................................................    305,340
  Total long-term debt, net of current portion.....................        --
  Stockholders' equity.............................................    264,810

--------

(1) The pro forma combined statement of operations data assume that the Mergers and the IPO were completed on January 1, 1998. These data do not necessarily indicate the results CenterPoint would have achieved had the IPO and Mergers actually occurred on that date and should not be viewed as representative of future operating results.

(2) The pro forma combined statement of operations data include an aggregate of approximately $22.1 million in pro forma reductions in compensation and benefits to certain owners and employees of the CenterPoint Companies. These individuals have agreed to these reductions in employment and incentive compensation agreements which will take effect upon completion of the IPO (the "Compensation Differential").

(3) Reflects the reduction in other operating expenses of $281,000 related to signing bonuses and a non-recurring stock compensation charge for management of CenterPoint, net of prospective compensation to management of CenterPoint as agreed to in employment agreements.

(4) Includes the amortization of $234.2 million of goodwill to be recorded as a result of the Mergers over a 40-year period and computed on the basis described in the notes to the unaudited pro forma combined financial statements.

(5) Reflects a reduction of net interest expense of $2.2 million associated with long-term debt to be repaid from the proceeds of the IPO or retained by the owners of the CenterPoint Companies.

(6) Assumes all income is subject to a corporate income tax rate of 40% and assumes all goodwill is non-deductible.

(7) Includes (a) 12,569,367 shares to be issued to the owners and employees of the CenterPoint Companies in the Mergers; (b) 3,681,309 shares held by
    initial investors and management of CenterPoint; and (c)            of the
               shares of common stock sold in the IPO, net of underwriting discounts, necessary to pay the cash portion of the Merger consideration, to repay certain indebtedness of the CenterPoint Companies and to pay estimated expenses of the offering.

(8) The pro forma combined balance sheet data (a) assume that the Mergers were completed on December 31, 1998, and (b) are adjusted to reflect the sale of
    the            shares of common stock offered by, and the application of
    the estimated net proceeds from, the IPO, at an assumed initial public
    offering price of $     per share, after which time a total of
    shares will be outstanding. The balance sheet data are not necessarily indicative of the financial position that would have been achieved had these events actually occurred on that date and should not be viewed as representative of CenterPoint's future financial position.

                                  RISK FACTORS

   You should consider the following risk factors in evaluating whether to approve and adopt the Merger Agreement applicable to you and thereby become a holder of CenterPoint common stock. You should consider these factors together with the other information contained in this Joint Information
Statement/Prospectus.

CenterPoint has no operating history

   CenterPoint was formed in November 1998 to acquire the CenterPoint Companies and integrate and operate their existing businesses (other than certain attest services which will not be provided by CenterPoint as described under "-- Regulation of the accounting profession could have a material adverse effect on CenterPoint's business"). Until the closing of the offering, CenterPoint will conduct no operations and generate no revenues. The pro forma financial results presented in this prospectus do not necessarily indicate actual results which might have occurred if the operations and management teams of the CenterPoint Companies had been combined during the periods presented. In addition, these pro forma results are not representative of future results that will be reported on a consolidated basis. CenterPoint cannot guarantee that its operating results will equal or exceed the combined historical operating results of the CenterPoint Companies prior to the offering. Unless the financial benefits resulting from the combination of the CenterPoint Companies exceed the incremental corporate overhead, CenterPoint's results as a combined company will fall short of the combined historical operating results of the CenterPoint Companies. See "CenterPoint Management's Discussion and Analysis of Financial Condition and Results of Operations."

Failure to integrate successfully the CenterPoint Companies could materially and adversely affect CenterPoint

   CenterPoint's success will depend, in part, on its ability to integrate successfully the operations of the CenterPoint Companies. Each CenterPoint Company has operated, and until the Mergers will operate, independently. In addition, a number of the CenterPoint Companies offer different services, utilize different internal accounting policies and procedures, employ different technologies and computer operating systems and target different geographic markets and client segments. At the time of the offering, CenterPoint will not have a fully integrated financial reporting system. CenterPoint intends to develop programs and processes that will promote cooperation and the sharing of opportunities and resources among the CenterPoint Companies, and also intends to centralize certain functions to achieve cost savings. This integration will require significant management resources, and may distract certain members of management of the CenterPoint Companies from normal operations. CenterPoint cannot guarantee that its recently assembled corporate management team will effectively oversee the combined entity and implement its business, acquisition or growth strategies. Failure to accomplish the integration quickly and effectively and uncertainty in the marketplace or customer concern regarding the impact of the Mergers could have a material adverse effect on CenterPoint's business, financial condition or results of operations.

CenterPoint's success depends on attracting and retaining qualified personnel

   CenterPoint's success and future growth depends on its ability to attract and retain qualified employees throughout its business. In particular, competition for qualified accounting professionals, both experienced professionals and recent college graduates, is intense. Many states have enacted laws that increase the college credits required for licensing. CenterPoint believes that these laws may further reduce an already limited supply of accounting professionals and lead to increased compensation levels. CenterPoint competes for its employees with many other companies, some of which have greater financial and other resources. In the future, CenterPoint may have difficulty recruiting and retaining sufficient numbers of qualified personnel, which could result in a material decline in revenues. In addition, increased compensation levels could materially and adversely affect CenterPoint's financial condition or results of operations.

Regulation of the accounting profession could have a material adverse effect on CenterPoint's business

   Each state has adopted accountancy laws providing for the licensure of certified public accountants ("CPAs") and granting to licensed CPAs and accounting firms that are wholly-owned by CPAs the exclusive right to undertake certain activities, including issuing reports on financial statements. In addition, each state has adopted laws, regulations and codes of ethics which place restrictions upon the activities of licensed CPAs. In recent years, alternative business structures have been developed in an effort to permit licensed CPAs and firms to provide a variety of services while complying with these state regulatory regimes. In addition, certain states are currently reviewing their laws and regulations pertaining to the accounting profession and are considering the adoption of certain provisions of the Uniform Accountancy Act (the "UAA") as proposed in 1997 by the American Institute of Certified Public Accountants (the "AICPA") and the National Association of State Boards of Accountancy (the "NASBA"). As proposed, the UAA's definition of the services that can only be provided by licensed CPAs is more narrow than that of many current state statutes. In addition, the UAA, as proposed, would permit partial ownership of licensed accounting firms by non-CPA employees. See "Business of CenterPoint after the Mergers--Regulation--Accounting Profession." However, currently there is a lack of uniformity among the state regulatory regimes.

   Current laws, regulations and ethical codes related to the practice of accountancy pose the following principal risks to CenterPoint:

   Restrictions on CenterPoint's Operations. The accountancy laws grant licensed CPAs and accounting firms that are wholly-owned by CPAs the exclusive right to practice accountancy. Accordingly, CenterPoint will not render any services that may not be performed by persons and firms not licensed to practice accountancy. Such services are defined by most states to include reports on historical and prospective financial statements, including audits, compilations and reviews; certain other reports intended to be relied upon by third parties; advice and opinions regarding accounting principles and auditing standards; and other attest services, e.g., reports on compliance with laws and contractual obligations and the adequacy of internal accounting controls. Some states define regulated services more broadly. For purposes of this prospectus, the term "attest services" will be used to describe the services that can be provided only by a licensed CPA or firm under laws and regulations of the applicable states. Following the Mergers, attest services will continue to be performed by the CPAs who currently own the CenterPoint Companies. Such CPAs will provide the attest services through separate firms (the "Attest Firms") which will be licensed to practice accountancy and in which CenterPoint will have no ownership interest. Pursuant to services agreements, CenterPoint will provide, for a fee, professional and other personnel, equipment, office space and business and administration services necessary for the operation of the Attest Firms. The services agreements are non-exclusive, and one or more Attest Firms could choose to contract with entities other than CenterPoint for some or all of these services. Failure by one or more Attest Firms to use CenterPoint's services could have a material adverse effect on CenterPoint's revenue production capabilities. See "Certain Transactions--The Mergers--Ancillary Agreements with Professional Services Firms and their Affiliates--Services Agreements." CenterPoint believes that this separate practice structure makes a successful challenge to its operations unlikely under existing regulatory regimes in the states in which it currently has material operations and that this arrangement would comply with the currently proposed provisions of the UAA, if adopted. However, only four states (New York, Texas, Ohio and Kansas) have published interpretations that specifically address alternative practice structures. Each of these four states has issued a ruling recognizing a separate practice format similar to CenterPoint's as being in compliance with its laws. Each of these rulings contains conditions to the finding that such format complies with the applicable state's laws, including conditions related to the maintenance of the separate attest entity's economic independence, management autonomy and separate public identity. Some of these conditions vary among the states. In light of the absence of express authority in most states, there can be no assurance that CenterPoint's operations will not be successfully challenged as constituting the illegal practice of accountancy in one or more states in which CenterPoint operates. Under each of the services agreements, CenterPoint and the Attest Firm have agreed that if any provision of the agreement is found to be in violation of applicable laws or regulations, CenterPoint and the Attest Firm will amend the agreement as necessary to preserve the underlying economic and financial arrangements without substantial economic detriment to either party. If the agreement cannot be so amended, it will terminate. These contractual provisions could limit CenterPoint's flexibility to modify its operations in response to regulatory issues. A successful challenge to CenterPoint's separate practice structure could result in, among other things, a reduction in the operations of or services provided by CenterPoint or the divestiture by CenterPoint of certain assets, and a corresponding reduction in its revenues, or termination of or modifications to one or more of the services agreements in a manner adverse to CenterPoint's economic interests, any of which consequences could have a material adverse effect on CenterPoint's business, results of operations or financial condition.

   Restrictions on CPAs Employed By CenterPoint. CPAs who will be employed by CenterPoint are subject to regulation by State Boards of Accountancy not only with respect to attest services, but also with respect to other activities which they may undertake as employees of CenterPoint. Should state regulators deem such activities to be in violation of the laws, regulations or codes under which the CPAs practice, they could lose their right to practice accountancy and thereby lose their ability to provide attest services to the clients which the Attest Firms share with CenterPoint. This could adversely affect both the revenues that CenterPoint would otherwise receive under the services agreements described above and CenterPoint's ability to render non-attest services to these clients. Although CenterPoint believes that its separate practice structure is not likely to result in a successful challenge to the activities of its CPA employees in the states in which CenterPoint currently has material operations, there can be no assurance that disciplinary action will not be instituted by one or more states against CPAs in CenterPoint's employ, and such actions could have a material adverse effect on CenterPoint's business, results of operations or financial condition.

   Limitations on the Use of the "CPA" Designation. Many state accountancy laws not only prohibit unlicensed persons from rendering attest services, but also prohibit such persons from holding themselves out as CPAs. Although this prohibition is interpreted differently from state to state, numerous states in which CenterPoint operates currently prohibit CPAs not working for a licensed CPA firm from holding themselves out as CPAs (i.e., they cannot proclaim expertise in accounting principles or auditing standards or use their "CPA" designation on letters, business cards, promotional literature, etc.) while providing non-attest services. Although regulations of this type imposed by the state of Florida were declared unconstitutional on First Amendment grounds in 1997 by the U.S. Court of Appeals for the Eleventh Circuit, such ruling is not binding in other jurisdictions which could seek to impose similar restrictions. In addition, such ruling does not preclude other regulatory restrictions on persons holding themselves out as CPAs. Therefore, in numerous states the CPAs employed by CenterPoint will not be able to hold themselves out as CPAs while performing non-attest services on behalf of CenterPoint.

   Restrictions Imposed by Independence Requirements and Conflict of Interest Rules. In order to maintain the objectivity and integrity of reports issued by CPAs and to encourage the public's reliance upon those reports, the accounting profession and accounting regulators have adopted "independence standards" which prohibit (a) CPAs, (b) employees of accounting firms and (c) members of the immediate families of such CPAs and employees from (x) having certain ownership and other financial relationships with clients for which the CPA or accounting firm performs attest services and (y) participating in the management, operations or accounting functions of such clients. Independence can also be impaired as a result of litigation or other disputes with the client, common investments with the client or indemnity agreements relating to attest services. Under recent interpretations, as applied to CenterPoint's proposed operations, these standards extend to CenterPoint's executives, board members and controlling stockholders as well as CPA employees who own the Attest Firms. In addition to the independence standards, CPAs who provide litigation consulting services on behalf of CenterPoint or an Attest Firm will be subject to rules designed to avoid conflicts of interest, e.g., simultaneous representation of, or other relationships with, adverse parties. Although CenterPoint does not believe that the restrictions imposed by independence standards or the conflict of interest rules will have a material adverse effect upon its business, there can be no assurance that CenterPoint or the Attest Firms will not be forced to discontinue their services on behalf of some existing clients of the CenterPoint Companies or to forego providing services to potential future clients as a result of these restrictions.

   Limitations on the Use of Incentive Fees. The accountancy laws of most states currently include prohibitions against CPAs paying or receiving referral fees with respect to their clients or using fee arrangements that are contingent upon the outcome of their engagements or the results imparted to their clients. Although these restrictions could be relaxed with the passage of the UAA, as currently proposed, current state laws place significant restrictions upon the use of incentive fee arrangements that CenterPoint could otherwise employ in its operations. CenterPoint will not make any such payments to those of its employees who are CPAs if those payments would be prohibited under applicable law.

   Incompatible Occupations. Many state accountancy laws and regulations contain prohibitions against CPAs engaging in "incompatible" occupations. Although few states have provided guidance as to what activities are encompassed by this prohibition, there can be no assurance that one or more state regulators may not invoke it to preclude CenterPoint's employees from engaging in one or more types of services which CenterPoint will be offering to its clients, which preclusion could have a material adverse effect on CenterPoint's business, financial condition or results of operations.

   Potential Adverse Impact. Existing state laws and regulations are subject to evolving interpretations and enforcement policies and practices. CenterPoint cannot ensure that (1) a review by state judicial or regulatory authorities would not result in a determination that CenterPoint, its CPA employees or the Attest Firms have violated one or more provisions of state law, regulations or codes of ethics, (2) the laws, regulations or codes of ethics of any state, or other elements of the regulatory environment, will not change so as to materially restrict CenterPoint's operations or (3) the UAA will be adopted, in its currently proposed form or any form, by state legislatures. Accordingly, CenterPoint's ability to continue to operate in, or expand its operations in or to, certain states may depend on its flexibility to modify its operational structure in response to changes in laws, regulations, codes of ethics or their interpretation or enforcement. As discussed above, such flexibility may be constrained, in certain circumstances, by provisions of the services agreements between CenterPoint and the Attest Firms. Limitations on CenterPoint's ability to use the separate practice structure in order to comply with applicable law could have a material adverse effect on its relationship with the Attest Firms, their clients and/or CenterPoint's business, financial condition or results of operations.

CenterPoint's growth and business strategies may not be successful

   A key element of CenterPoint's strategy is to generate internal growth by capitalizing on existing client relationships to provide a variety of additional services and products to those clients. Future internal growth will depend upon many factors, including (1) the recruitment, motivation and retention of qualified management and other professional personnel; (2) the effective initiation, development and expansion of client relationships; and
(3) the maintenance and expansion of high quality services and products. Future growth will also require the successful cross-servicing of clients and cross-selling of services and products among CenterPoint's business units. CenterPoint cannot assure that its strategies will generate internal growth or that it will be able to generate cash flow adequate for its operations and sufficient to support growth. CenterPoint also intends to operate its business units through an integrated management structure, with local management retaining responsibility for the profitability and growth of their respective businesses. If proper controls are not implemented, this strategy could result in inconsistent operating and financial practices at the various business units and CenterPoint's financial condition or results of operations could be materially and adversely affected. See "Business of CenterPoint after the Mergers--Business Strategy" and "--Internal Growth Strategy."

CenterPoint's acquisition strategy may not be successful

   CenterPoint intends to pursue acquisitions that will add to or complement its existing businesses. Acquisitions involve numerous risks that could materially and adversely impact CenterPoint's growth prospects. For example:

  . CenterPoint will be competing with other firms, many of which have greater financial and other resources, to acquire attractive companies. CenterPoint believes this competition will increase, making it more difficult to acquire suitable companies on acceptable terms.

  . CenterPoint currently intends to finance future acquisitions by using common stock for some or all of the purchase price. This could dilute the ownership interests of CenterPoint's stockholders. CenterPoint may also incur additional debt and amortization expense related to goodwill and other intangible assets purchased in future acquisitions. This additional debt and amortization expense may materially and adversely affect CenterPoint's financial condition or results of operations. goodwill and other intangible assets purchased in future acquisitions. This additional debt and amortization expense may materially and adversely affect CenterPoint's financial condition or results of operations.

  . CenterPoint may be unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner, particularly if it acquires a business in a market in which it has limited or no expertise, or with a corporate culture different from its own. If CenterPoint is unable to integrate acquired businesses successfully, it may incur substantial costs and delays or other operational, technical or financial problems.

  . The integration of acquisitions may disrupt CenterPoint's ongoing business, distract management and other resources, and make it difficult to maintain CenterPoint's standards, controls and procedures.

   Some or all of these risks could have a material adverse effect on CenterPoint's business, financial condition or results of operations. In addition, CenterPoint cannot ensure that the acquired businesses will achieve anticipated revenues, earnings or cash flow. See "Business of CenterPoint after the Mergers--Acquisitions and Alliances."

CenterPoint may not be able to obtain adequate financing to implement its strategies

   Successful implementation of CenterPoint's strategies will require continued access to capital. If CenterPoint does not have sufficient cash resources, its growth could be limited unless it is able to obtain capital through additional financings. CenterPoint currently intends to finance future acquisitions by using common stock for some or all of the purchase price. If the common stock does not maintain sufficient value, or potential acquisition candidates do not accept common stock as consideration for the sale of their businesses, CenterPoint may be required to use more of its cash resources or obtain other financing. CenterPoint cannot ensure that equity or debt financings will be available as required for acquisitions or other needs. Even if financing is available, it may not be on terms that are favorable to CenterPoint or sufficient for its needs. If CenterPoint is unable to obtain sufficient financing, it may be unable to fully implement its acquisition or other business or growth strategies.

Regulation of the insurance industry may adversely affect CenterPoint's insurance brokerage business

   CenterPoint is required to be licensed in each state in which it provides insurance brokerage services. The insurance department of each such state exercises jurisdiction over insurance agents and their activities, establishes licensing standards, regulates activities such as the collection of premiums, the maintenance of funds in custodial accounts and the form and content of sales literature, and generally acts to protect consumers from misrepresentation and other unfair conduct. State insurance departments have broad discretionary powers to interpret and apply state insurance laws and regulations and in some cases have unwritten or unpublished policies or interpretations of laws and regulations which could affect the business and results of operations of an agent.

   State insurance departments and the National Association of Insurance Commissioners continually re-examine existing laws and regulations. CenterPoint cannot predict the future impact of potential state and federal regulations on its insurance operations, and there can be no assurance that those changes in insurance-related laws and regulations, or their interpretation or enforcement, will not have a material adverse effect on CenterPoint's business, financial condition or results of operations. See "Business of CenterPoint after the Mergers--Regulation--Insurance Business."

Regulation of employee welfare plans may impact CenterPoint

   CenterPoint is subject to regulation at the federal and state levels in connection with its employee benefit plan design and administration services. The federal Employee Retirement Income Security Act of 1974
("ERISA") regulates many aspects of employee health care benefit plans, including the duties and responsibilities of persons who provide services or sell products to such plans. These service providers, salespeople and consultants may be held to the standard of a fiduciary with respect to their activities. In addition, states regulate many aspects of employee benefit plans, principally through the regulation of insurance products, including stop-loss insurance products sold to self-insured plans. States also directly regulate third party administrators by requiring licensing and compliance with state regulations in each state in which they do business. In addition, federal and state regulations are susceptible to statutory and regulatory changes which could reduce or eliminate the need for CenterPoint's services with respect to employee benefit plans. See "Business of CenterPoint after the Mergers-- Regulation--Employee Welfare Plans."

CenterPoint's insurance services revenues depend on premiums set by other companies

   A portion of CenterPoint's business consists of insurance agency and brokerage activities which derive revenues from commissions paid by insurance companies. These commissions are a percentage of premiums charged, which premiums are determined by insurers, not CenterPoint. Historically, property and casualty premiums have been cyclical in nature and have varied widely based on market conditions. Since the mid-1980s, general premium levels have been depressed as a result of the expanded underwriting capacity of insurance companies and increased competition. In addition, as traditional risk-bearing insurance companies continue to outsource the production of premium revenue to non-affiliated agents such as CenterPoint, these insurance companies may seek to further reduce their expenses by reducing the commission rates payable to such insurance agents. CenterPoint cannot predict the timing or extent of future changes in commission rates or premiums and, therefore, cannot predict the effect, if any, that such changes would have on its operations.

CenterPoint's services are subject to claims for errors and malpractice

   Some of the services that CenterPoint offers, including accounting, valuation and financial planning, involve a risk of professional malpractice and other similar claims. Tax services and administrative services for employee benefits insurance plans are subject to various risks relating to errors and omissions in processing and filing plan forms and tax returns in accordance with the plans and government regulations. CenterPoint processes data received from employees and employers and may be subject to liability for any late or misfiled plan forms or tax returns. In addition, failure to properly file plan forms or tax returns could have a material adverse effect on CenterPoint's reputation or materially and adversely affect its relationships with existing clients and its ability to gain new clients.

   CenterPoint maintains professional liability and errors and omissions insurance coverage that it believes is adequate both as to risks and amounts. However, CenterPoint cannot ensure that actual future claims will not exceed the coverage amounts. If CenterPoint experiences a large claim or claims, the rates for such insurance may increase. CenterPoint's ability to incorporate such increases into fees paid by clients could be constrained by contractual arrangements with clients or competitive factors. As a result, such increases could have a material adverse effect on its business, financial condition or results of operations. In addition, a determination adverse to CenterPoint in connection with one or more significant claims, whether or not insured, could adversely affect CenterPoint's reputation and client relationships.

CenterPoint may expand its insurance business to include risk-bearing activities

   CenterPoint may in the future expand its insurance business to include risk-bearing activities. While it is likely that CenterPoint would focus on underwriting products in which it has particular expertise through its brokerage business, as a risk-bearing entity CenterPoint would be subject to significant additional risks that it does not currently encounter in its brokerage business. CenterPoint cannot guarantee that it will be able to manage any underwriting risk its assumes. Failure by CenterPoint to manage successfully such risk could have a material adverse effect on its business, financial condition or results of operations.

CenterPoint's client contracts do not ensure revenues

   CenterPoint enters into agreements with most of its clients. While these contracts typically define fee arrangements, the scope of services and termination provisions, they generally do not obligate the client to use CenterPoint's services and do not, therefore, ensure revenues. While CenterPoint believes that its relationships with its current clients are good, it cannot guarantee that such clients will renew their existing agreements or engage CenterPoint pursuant thereto or otherwise.

CenterPoint operates in competitive markets

   The markets in which CenterPoint competes are fragmented and competitive. CenterPoint competes with larger providers, in-house operations of clients, local and regional firms, and independent consultants. CenterPoint has also experienced, and expects to continue to experience, competition from new entrants into the markets in which it competes. Increased competition could result in pricing pressures, loss of market share and clients, any of which could have a material adverse effect on its business, financial condition or results of operations. Many of CenterPoint's competitors have significantly greater financial, technical, marketing and other resources. New competitors or alliances among competitors may emerge and rapidly acquire significant market share. CenterPoint cannot ensure that it will be able to compete successfully against current and future competitors, or that the competitive pressures it faces will not have a material adverse effect on its business, financial condition or results of operations. See "Business of CenterPoint after the Mergers--Competition."

CenterPoint's success is dependent on management personnel

   CenterPoint's success depends largely on the efforts of its senior management team including Robert C. Basten, president and chief executive officer, Thomas W. Corbett, president and chief operating officer of the business and financial services group, DeAnn L. Brunts, chief financial officer, Rondol E. Eagle, chief integration officer and Dennis W. Bikun, chief accounting officer. In addition, CenterPoint's success will depend significantly on the senior management of the CenterPoint Companies as a result of their experience in managing these companies and their strong relationships with their clients. The loss of the services of one or more of these persons could materially and adversely affect CenterPoint's business or prospects, and there can be no assurance that such individuals will continue in their present capacities for any particular period of time. See "CenterPoint Management."

CenterPoint's quarterly operating results will fluctuate due to seasonality and other factors

   CenterPoint expects its revenues, expenses and operating results to vary materially from quarter to quarter. CenterPoint anticipates higher revenues and operating income in the first quarter of its fiscal year because of the seasonal demand for accounting and tax services. In addition to this seasonality, quarterly results may vary as a result of many factors, including
(1) client engagements commenced and completed during a quarter, (2) the timing and structure of acquisitions and their related costs and (3) the addition or loss of material clients. Since a significant portion of CenterPoint's revenues is generated on a project-by-project basis, the timing of material projects could result in quarterly fluctuations. Unexpected variations in quarterly results could also materially and adversely affect the price of CenterPoint common stock, which in turn could limit CenterPoint's ability to pursue acquisitions.

CenterPoint's success depends on its ability to keep pace with rapid technological change

   The technology CenterPoint utilizes in providing its services and products is rapidly changing. CenterPoint's continued success will depend on its ability to keep pace with technological developments in order to increase margins and enhance its services and products. CenterPoint may not succeed in the foregoing, and such failure could have a material adverse effect on CenterPoint's business, financial condition or results of operations.

Failure to be year 2000 compliant could materially and adversely affect CenterPoint

   Each CenterPoint Company is reviewing its internal information management and other systems in order to identify and modify any products, services or systems that are not year 2000 compliant. Computer programs that have time-sensitive hardware and software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, bill and collect fees, or engage in similar normal business activities.

   Each CenterPoint Company has undertaken, and substantially completed, an assessment of the potential overall impact of year 2000 risks on its business, financial condition and results of operations. Based on CenterPoint's ongoing survey of the assessment made by each CenterPoint Company, CenterPoint estimates that the total cost of year 2000 compliance activities will be approximately $400,000 to $500,000, of which approximately $330,000 had been incurred as of December 31, 1998. However, CenterPoint cannot guarantee that
(1) actual compliance costs will fall within the range of this estimate, (2) any business acquired in the future will not require substantial year 2000 compliance expenditures or (3) precautions that the CenterPoint Companies have taken to protect their businesses from or minimize the impact of the year 2000 issue will be adequate. Any damage to CenterPoint's information processing system, failure of telecommunications lines or breach of the security of its computer systems could result in an interruption of its operations or other loss which may not be covered by insurance. These events could have a material adverse effect on CenterPoint's business, financial condition or results of operations.

   Each of the CenterPoint Companies has also undertaken an assessment of the year 2000 readiness of its significant customers, business partners and vendors to determine the extent to which its interface systems are vulnerable to the failure of these third parties to remediate their own year 2000 issues. To date, CenterPoint is not aware of any significant customers, business partners or vendors with year 2000 issues that would materially affect CenterPoint or a CenterPoint Company. However, CenterPoint cannot guarantee that the systems of other companies, on which CenterPoint's operations rely, will be timely converted or that failure to timely convert would not have a material adverse effect on CenterPoint's business, financial condition or results of operations.

   Several of the CenterPoint Companies have information technology consulting practices that have periodically been asked by clients to provide certain year 2000 consulting services. Although CenterPoint believes, based on the services it has provided to date, that it has limited exposure to claims that may be asserted by clients whose systems might be compromised as a result of a year 2000 related malfunction, there can be no assurance that material claims will not be made.

Amortization of a material amount of intangible assets will reduce net income

   Approximately $234.2 million, or 76.7%, of CenterPoint's pro forma as adjusted total assets as of December 31, 1998 represents goodwill recorded in connection with the Mergers. Goodwill is an intangible asset that represents the difference between the aggregate purchase price for the assets acquired and the amount of such purchase price allocated to such assets for purposes of CenterPoint's pro forma balance sheet. CenterPoint will amortize the goodwill from the Mergers over 40 years with the amount amortized in a particular period constituting an expense that reduces net income for that period. The amount amortized, however, will not give rise to a deduction for tax purposes. In addition, CenterPoint will be required to amortize the goodwill, if any, from any future acquisitions. Under accounting rules, CenterPoint is required to periodically evaluate if goodwill has been impaired by reviewing the cash flows for acquired companies and comparing such amounts with the carrying value of the associated goodwill. If goodwill is impaired, CenterPoint would be required to write down goodwill and incur a related charge to income. A reduction in net income resulting from the write down could have a material adverse impact upon the market price of the common stock.

Industry billing and collection experience may affect CenterPoint's liquidity

   In general, professional services firms experience higher average accounts receivable days outstanding than businesses in many other industries. This may affect CenterPoint's liquidity. See "CenterPoint Management's Discussion and Analysis of Financial Condition and Results of Operations--Introduction--Pro Forma Combined Liquidity and Capital Resources."

Current stockholders will be able to exercise substantial control

   After the offering, CenterPoint's management, its initial investors and the
owners and employees of the CenterPoint Companies will own approximately      %
of the outstanding shares of common stock, or

     % if the underwriters' over-allotment option is exercised in full. As a result, if these persons act together, they will have the ability to exercise substantial control over CenterPoint's affairs and to elect a sufficient number of directors to control the board of directors. Pursuant to a stockholders' agreement, these persons have agreed, through the fifth annual meeting following the offering, to take all actions necessary as stockholders, directors or officers of CenterPoint, including voting all shares of common stock held by them, to cause the directors serving at the time of the offering or their designated successors to be nominated and elected throughout such period. The ownership position of these stockholders and the terms of the stockholders' agreement may have the effect of delaying, deterring or preventing a change in control of CenterPoint or a change in the composition of the board of directors. See "Certain Transactions," "Security Ownership of Management and Principal Stockholders of CenterPoint," and "Description of CenterPoint Capital Stock--Stockholders' Agreement."

CenterPoint's common stock has never been publicly traded; CenterPoint's stock price is likely to be highly volatile

   There has been no public market for CenterPoint's common stock. CenterPoint plans to apply to list the common stock for trading on The New York Stock Exchange. CenterPoint does not know whether investor interest will lead to the development of a trading market or, if a trading market develops, how liquid that market will be. The price at which CenterPoint's shares will trade will depend upon a number of factors, including (1) CenterPoint's historical and anticipated operating results; (2) announcements by CenterPoint or its competitors; (3) changes in financial estimates by securities analysts regarding CenterPoint, its industry, its competitors or its clients; (4) conditions and trends in the industries in which CenterPoint or its competitors compete and (5) general market and economic conditions, some of which factors are beyond CenterPoint's control. In addition, the stock market has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may adversely affect the market price of the shares.

Anti-takeover provisions and CenterPoint's right to issue preferred stock could make an acquisition of CenterPoint difficult

   CenterPoint's certificate of incorporation and Delaware law contain provisions that may delay, deter or inhibit a future acquisition of CenterPoint if the board of directors does not approve of such acquisition. This could occur even if CenterPoint's stockholders are offered an attractive value for their shares or if a substantial number or even a majority of the stockholders believe the takeover is in their best interest. These provisions are intended to encourage any person interested in acquiring CenterPoint to negotiate with and obtain the approval of CenterPoint's board of directors. These provisions include restrictions on calling special meetings and the prohibition of stockholder action by written consent. In addition, CenterPoint's certificate of incorporation permits the board of directors to issue shares of preferred stock with voting, conversion and other rights as it determines, without any further vote or action by the stockholders. By using preferred stock, CenterPoint could (1) discourage a proxy contest, (2) make the acquisition of a substantial block of common stock more difficult or (3) limit the price investors may be willing to pay in the future for shares of common stock. These provisions also could discourage bids for your shares of common stock at a premium and could have a material adverse effect on the market price of your shares. See "CenterPoint Management--Board of Directors" and "Description of CenterPoint Capital Stock."

You will be restricted in transferring the shares of CenterPoint common stock you receive in the Mergers

   The Merger Agreement applicable to you will prohibit the sale or other transfer of any of the shares you receive in the Merger for a period of 18 months following CenterPoint's IPO. After 18 months have elapsed, 20% of your shares will be released from this restriction. An additional 20% of your shares will be released from this restriction after each succeeding six-month period. Consequently, after 3 1/2 years have elapsed, none of your shares will be subject to contractual restrictions on transfer. Shares held by stockholders who are CenterPoint employees are subject to additional restrictions. If a stockholders' employment is terminated within

30 months of the offering, other than through death, disability, retirement or circumstances approved by management of the CenterPoint Company and by CenterPoint's chief executive officer, restricted shares then held by such stockholder will remain restricted until the fifth anniversary of the offering ("Extended Lockup"). The Extended Lockup will not apply (1) to the former owners of IDA if their employment is terminated without cause as defined in their employment agreements and (2) to former owners of Driver and Reppond entering into employment agreements with CenterPoint, if their employment is terminated without cause or within 60 days of a constructive termination, in each case as defined in the employment agreements. In addition, CenterPoint has agreed not to waive the restrictive provisions of the stockholders' agreement for a period of 180 days following the consummation of the initial public offering without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Accordingly, your shares of CenterPoint common stock will not be freely transferable when the Mergers are finalized and you will bear the risk of an investment in those shares for at least the periods during which you are prohibited or restricted from selling them.

You will not know the value of the CenterPoint shares before you vote on the Mergers

   The value of the shares of CenterPoint common stock you will receive in the Merger that applies to you depends on the initial public offering price of the CenterPoint common stock. For this reason you will not know precisely the value of the CenterPoint shares you will receive at the time you are asked to vote on the Merger transaction that applies to you.

The security holders of the CenterPoint Companies may fail to approve the Mergers

   If the security holders of the CenterPoint Companies fail to approve the Mergers, the CenterPoint Companies will not realize the benefits of the Mergers identified by their governing boards. However, the holders of the requisite amount of ownership interests in each CenterPoint Company to approve the applicable Merger have entered into voting agreements to vote their ownership interests in favor of the applicable Merger. See "The Merger Agreements-- Conditions of the Merger Agreements."

Certain persons have interests in the Mergers

   Several individuals have interests in the Mergers which are different than the interests of the CenterPoint Companies' security holders. The following individuals will become directors of CenterPoint upon closing of the Mergers:
David Reznick of Reznick; Richard H. Stein of Mann Frankfort; Anthony P. Frabotta of Follmer; Charles H. Roscoe of Berry Dunn; Steven N. Fischer of Urbach; Robert F. Gallo of IDA; Wayne J. Grace of Grace; Philip J. Holthouse of Holthouse; and Anthony P. Scillia of Simione. Thomas W. Corbett of Driver will become a director and an officer of CenterPoint. In addition, Thomas W. Corbett, P. Gregory Zimmer, Jerold D. Hall, Robert F. Gallo, Russell Minetti, Benjamin Reppond, Scott D. Perry and Louis R. Baransky will enter into employment agreements with CenterPoint. See "CenterPoint Management."

   Due to the benefits to be received by the foregoing in connection with the Mergers, as described herein, the interests of these individuals may be different from the interests of security holders of the CenterPoint Companies generally. Security holders should consider such persons' interests in the applicable Merger in connection with any such person's recommendation of such Merger.

                           FORWARD-LOOKING STATEMENTS

   This Joint Information Statement/Prospectus includes forward-looking statements. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "intend," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they: (1) discuss CenterPoint's future expectations;
(2) contain projections of CenterPoint's future results of operations or financial condition; or (3) state other "forward-looking" information. These forward-looking statements are subject to risks, uncertainties and assumptions. The "Risk Factors" as well as other cautionary language in this Joint Information Statement/Prospectus provide examples of risks, uncertainties and events that may cause CenterPoint's actual results to differ materially from the expectations described in these forward-looking statements. CenterPoint is not undertaking any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  THE MEETINGS

   This Joint Information Statement/Prospectus is furnished in connection with the meetings of the owners of each CenterPoint Company called in order to consider the applicable Merger proposal.

                               Berry Dunn Meeting

Time, Place and Date

   The Berry Dunn meeting will be held on    1999 at    , Portland, Maine
04104, commencing at     a.m. (local time).

Purpose of the Berry Dunn Meeting

   At the Berry Dunn meeting, the holders of Berry Dunn common shares will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger with a wholly-owned subsidiary of CenterPoint and to transact such other business as may properly come before the meeting.

Record Date; Shares Entitled to Vote

   Security holders of record of Berry Dunn common shares at the close of
business on    , 1999 are entitled to receive notice of and to vote at the
Berry Dunn meeting. On the record date, there were     holders of record of
Berry Dunn common stock holding an aggregate of     common shares.

Vote Required

   Approval and adoption of the Berry Dunn Merger Agreement and Merger with CenterPoint requires the affirmative vote of the holders of more than two-thirds of the shares entitled to vote thereon. Votes will be counted by the Berry Dunn board.

   Each holder of record of Berry Dunn common shares on the record date is entitled to cast one vote per share, exercisable in person, on each matter properly submitted for the vote of the security holders of Berry Dunn at the meeting.

   The required quorum for the transaction of business at the Berry Dunn meeting is a majority of the shares of Berry Dunn common stock outstanding on the record date.

                                Follmer Meeting

Time, Place and Date

   The Follmer meeting will be held on    , 1999 at 26200 American Drive, Suite
400, Southfield, Michigan 48034, commencing at     a.m. (local time).

Purpose of the Follmer Meeting

   At the Follmer meeting, the holders of Follmer common shares will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger with CenterPoint and to transact such other business as may properly come before the meeting.

Record Date; Shares Entitled to Vote

   Holders of record of Follmer common shares at the close of business on    ,
1999 are entitled to receive notice of and to vote at the Follmer meeting. On the record date, there were 12 holders of record of Follmer common stock holding an aggregate of 10,150 common shares.

Vote Required

   Approval and adoption of the Follmer Merger Agreement and Merger with CenterPoint requires the affirmative vote of the holders of a majority of the common shares entitled to vote thereon. Votes will be counted by the Follmer board.

   Each holder of record of Follmer common shares on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the security holders of Follmer at the meeting.

   The required quorum for the transaction of business at the Follmer meeting is a majority of the shares of Follmer common stock outstanding on the record date. Follmer intends to include abstentions as present or represented for purposes of establishing a quorum for the transaction of business.

                             Grace Capital Meeting

Time, Place and Date

   The Grace Capital meeting will be held on    , 1999 at 3117 South Big Bend
Boulevard, Suite 100, St. Louis, Missouri 63143, commencing at     a.m. (local
time).

Purpose of the Grace Capital Meeting

   At the Grace Capital Meeting, the partners of Grace Capital will be asked to consider and vote upon a proposal to cause Grace to approve and adopt the Merger Agreement and the Merger with CenterPoint and to transact such other business as may properly come before the meeting.

Record Date; Interests Entitled to Vote

   Holders of record of Grace Capital at the close of business on    , 1999 are
entitled to receive notice of and to vote at the Grace Capital meeting. On the
record date, there were     holders of record holding an aggregate of     Grace
Capital partnership interests.

Vote Required

   An action to cause the approval and adoption by Grace of the Grace Merger Agreement and Merger with CenterPoint requires the affirmative vote of the holders of a majority of the partnership interests of Grace Capital, which is the sole stockholder of Grace.

   The required quorum for the transaction of business at the Grace Capital meeting is a majority of the partnership interests of Grace Capital.

                               Holthouse Meeting

Time, Place and Date

   The Holthouse meeting will be held on    , 1999 at 11845 West Olympic
Boulevard, Suite 1177, Los Angeles, California 90064, commencing at     a.m.
(local time).

Purpose of the Holthouse Meeting

   At the Holthouse meeting, the partners of Holthouse will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger with CenterPoint and to transact such other business as may properly come before the meeting.

Record Date; Shares Entitled to Vote

   Holders of record of Holthouse partnership interests at the close of
business on    , 1999 are entitled to receive notice of and to vote at the
Holthouse meeting. On the record date, there were eight partners of record.

Vote Required

   Approval and adoption of the Holthouse Merger Agreement and Merger with CenterPoint requires the affirmative vote of the holders of a majority of the partnership interests entitled to vote thereon. Votes will be counted by the Holthouse board.

   The required quorum for the transaction of business at the Holthouse meeting is the holders of a majority of the partnership interests of Holthouse outstanding on the record date. Holthouse intends to include abstentions as present or represented for purposes of establishing a quorum for the transaction of business.

                                  IDA Meeting

Time, Place and Date

   The IDA meeting will be held on    , 1999 at 169 Ramapo Valley Road,
Oakland, New Jersey 07436, commencing at    a.m. (local time).

Purpose of the IDA Meeting

   At the IDA meeting, the holders of IDA voting common shares will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger with CenterPoint and to transact such other business as may properly come before the meeting.

Record Date; Shares Entitled to Vote

   Holders of record of IDA voting common shares at the close of business on , 1999 are entitled to receive notice of and to vote at the IDA meeting. On the record date, there were two holders of record of voting common stock holding all outstanding IDA voting shares (an aggregate of 149 voting common shares) (the aggregate amount of non-voting common stock held by the same two security holders of record is 14,660 shares).

Vote Required

   Approval and adoption of the IDA Merger Agreement and Merger with CenterPoint requires the affirmative vote of the holders of a majority of the voting common shares entitled to vote thereon. Votes will be counted by the IDA board.

   Each holder of record of IDA voting common shares on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the security holders of IDA at the meeting.

   The required quorum for the transaction of business at the IDA meeting is a majority of the shares of IDA voting common stock outstanding on the record date. IDA intends to include abstentions as present or represented for purposes of establishing a quorum for the transaction of business.

                             Mann Frankfort Meeting

Time, Place and Date

   The Mann Frankfort meeting will be held on    , 1999 at 12 Greenway Plaza,
8th Floor, Houston, Texas 77046, commencing at     a.m. (local time).

Purpose of the Mann Frankfort Meeting

   At the Mann Frankfort meeting, the holders of Mann Frankfort common shares will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger with CenterPoint and to transact such other business as may properly come before the meeting.

Record Date; Shares Entitled to Vote

   Holders of record of Mann Frankfort common shares at the close of business
on    , 1999 are entitled to receive notice of and to vote at the Mann
Frankfort meeting. On the record date, there were     holders of record of Mann
Frankfort common stock holding an aggregate of     common shares.

Vote Required

   Approval and adoption of the Mann Frankfort Merger Agreement and Merger with CenterPoint requires the affirmative vote of the holders of 80% of the common shares entitled to vote thereon and the approval of a majority of shareholders. Votes will be counted by the Mann Frankfort board.

   Each holder of record of Mann Frankfort common shares on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the security holders of Mann Frankfort at the meeting.

   The required quorum for the transaction of business at the Mann Frankfort meeting is a majority of the shares of Mann Frankfort common stock outstanding on the record date. Mann Frankfort intends to include abstentions as present or represented for purposes of establishing a quorum for the transaction of business.

                                Reppond Meeting

Time, Place and Date

   The meetings for RA, TRC and VeraSource will be held on    , 1999 at 10900
Northeast 4th Street, Suite 1200, Bellevue, Washington 98004, commencing at a.m. (local time).

Purpose of the Reppond Meeting

   At the Reppond meeting, the holders of TRC common shares, RA membership interests and VeraSource common shares will be asked to consider and vote upon a proposal to approve and adopt the Reppond Merger Agreement and the Merger with CenterPoint and to transact such other business as may properly come before the meeting.

Record Date; Shares Entitled to Vote

   Holders of record of TRC common shares, RA memberships interests and
VeraSource shares at the close of business on      , 1999 are entitled to
receive notice of and to vote at the Reppond meeting. On the record date, there were two holders of record of TRC common stock holding an aggregate of 500 common shares, three holders of record of RA membership interests and two holders of record of VeraSource common stock holding an aggregate of 250 common shares.

Vote Required

   Approval and adoption of the Reppond Merger Agreement and Merger with CenterPoint requires the affirmative vote of the holders of a majority of the common shares or membership interests, as the case may be, entitled to vote thereon. Votes will be counted by the Reppond board.

   Each holder of record of TRC common shares, RA membership interests and VeraSource common shares on the record date is entitled to cast one vote per share or interest, as the case may be, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the security holders of Reppond at the meeting.

   The required quorum for the transaction of business at the Reppond meeting is a majority of the shares of TRC common stock, a majority of the membership interests of RA and a majority of the shares of VeraSource common stock outstanding on the record date. Reppond intends to include abstentions as present or represented for purposes of establishing a quorum for the transaction of business.

                                Reznick Meeting

Time, Place and Date

   The Reznick meeting will be held on    , 1999 at 4520 East West Highway,
Suite 300, Bethesda, Maryland 20814, commencing at     a.m. (local time).

Purpose of the Reznick Meeting

   At the Reznick meeting, the holder of Reznick common shares will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger with CenterPoint and to transact such other business as may properly come before the meeting. The approval of the merger requires the approval by Reznick Fedder & Silverman, C.P.A.s, L.L.C. ("Reznick L.L.C."), the sole stockholder of Reznick, which in turn requires the approval of the holders of a majority of the membership interests of Reznick LLC.

Record Date; Shares Entitled to Vote

   Holders of record of Reznick common shares and Reznick LLC membership
interests at the close of business on    , 1999 are entitled to receive notice
of and to vote at the Reznick meeting. On the record date, there was one holder
of record of Reznick common stock holding an aggregate of     common shares.

Vote Required

   Approval and adoption of the Reznick Merger Agreement and Merger with CenterPoint requires the affirmative vote of Reznick LLC, which, in turn, requires the approval by the holders of 75% of its membership interests entitled to vote thereon. Votes will be counted by the Reznick board.

   The required quorum for the transaction of business at the Reznick LLC meeting is a majority of the membership interests of Reznick LLC. Reznick intends to include abstentions as present or represented for purposes of establishing a quorum for the transaction of business.

                                 Driver Meeting

Time, Place and Date

   The Driver meeting will be held on    , 1999 at 1620 5th Avenue, San Diego,
California 92101, commencing at     a.m. (local time).

Purpose of the Driver Meeting

   At the Driver meeting, the holders of Driver Class A common shares will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger with CenterPoint and to transact such other business as may properly come before the meeting.

Record Date; Shares Entitled to Vote

   Holders of record of Driver Class A common shares at the close of business
on    , 1999 are entitled to receive notice of and to vote at the Driver
meeting. On the record date, there were     holders of record of Driver common
stock holding an aggregate of     shares.

Vote Required

   Approval and adoption of the Driver Merger Agreement and Merger with CenterPoint requires the affirmative vote of the holders of a majority of the Class A common shares entitled to vote thereon. Votes will be counted by the Driver board.

   Each holder of record of Driver Class A common shares on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the security holders of Driver at the meeting.

   The required quorum for the transaction of business at the Driver meeting is a majority of the Class A common shares of Driver common stock outstanding on the record date. Driver intends to include abstentions as present or represented for purposes of establishing a quorum for the transaction of business.

                                Simione Meeting

Time, Place and Date

   The Simione meeting will be held on    , 1999 at 555 Long Wharf Drive, New
Haven, Connecticut 06511, commencing at     a.m. (local time).

Purpose of the Simione Meeting

   At the Simione Meeting, the holders of Simione membership interests will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger with CenterPoint and to transact such other business as may properly come before the meeting.

Record Date; Shares Entitled to Vote

   Holders of record of Simione membership interests at the close of business
on    , 1999 are entitled to receive notice of and to vote at the Simione
meeting. On the Simione record date, there were     holders of record of
Simione membership interests holding an aggregate of     interests.

Vote Required

   Approval and adoption of the Simione Merger Agreement and Merger with CenterPoint requires the approval of all of the managers of Simione and the affirmative vote of the holders of a majority of the membership interests entitled to vote thereon. Votes will be counted by the Simione board.

   Each holder of record of Simione membership interests on the record date is entitled to cast one vote per membership interest, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the security holders of Simione at the meeting.

   The required quorum for the transaction of business at the Simione meeting is a [majority] of the Simione membership interests outstanding on the record date. Simione intends to include abstentions as present or represented for purposes of establishing a quorum for the transaction of business.

                                 Urbach Meeting

Time, Place and Date

   The joint Urbach and Management meeting will be held on    , 1999 at 66
State Street, Albany, New York 12207, commencing at     a.m. (local time).

Purpose of the Joint Urbach/Management Meeting

   At this joint meeting, the holders of Urbach common shares and Management membership interests will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger with CenterPoint and to transact such other business as may properly come before the meeting.

Record Date; Shares and Interests Entitled to Vote

   Each holder of record of Urbach common shares at the close of business on
   , 1999 is entitled to receive notice of and to vote at this joint meeting. On the record date, there were 25 holders of record of Urbach common stock
holding an aggregate of 18,830 shares, and     holders of record of Management
membership interests holding an aggregate of     membership interests.

Vote Required

   Approval and adoption of the Urbach Merger Agreement and Merger with CenterPoint requires the affirmative vote of the holders of two-thirds of the Urbach common shares entitled to vote thereon and a majority of the Management membership interests entitled to vote thereon. Votes will be counted by the Urbach board and Management operating committee.

   Each holder of record of Urbach common shares and Management membership interests on the record date is entitled to cast one vote per share or interest, as the case may be, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the security holders of Urbach and Management at the meeting.

   The required quorum for the transaction of business at this joint meeting is a majority of the shares of Urbach common stock and Management membership interests outstanding on the record date. Urbach and Management intend to include abstentions as present or represented for purposes of establishing a quorum for the transaction of business.

                APPROVAL OF THE MERGERS AND RELATED TRANSACTIONS

Background of the Transaction

   CenterPoint was created to acquire the CenterPoint Companies in order to become a leading provider of diversified professional, business and financial services and products to a broad spectrum of middle-market clients.

   During the period May through August 1998, CenterPoint and BGL Capital Partners, L.L.C. ("BGL Capital") developed a list of companies throughout the United States to approach regarding possible affiliation with CenterPoint. During this period, Robert C. Basten and representatives of BGL Capital commenced discussions with representatives of the firms on its target list and, by the end of August 1998, entered into confidentiality agreements with Reznick, Mann Frankfort, IDA, Grace and Driver and began negotiating letters of intent.

   During August and September 1998, CenterPoint continued its affiliation development efforts and entered into confidentiality agreements with Berry Dunn, Urbach and Simione; CenterPoint also began to negotiate letters of intent with these firms. On October 5, 1998, CenterPoint met with representatives of Urbach, Simione, Mann Frankfort, Reznick and Berry Dunn, for preliminary discussions regarding the mergers and CenterPoint's strategy. On November 15, 16 and 17, 1998, CenterPoint held a meeting at which representatives of the following CenterPoint Companies were present: Reznick, Mann Frankfort, IDA, Grace, Driver, Berry Dunn, Urbach and Simione. During those meetings, CenterPoint management along with representatives of Merrill Lynch, PricewaterhouseCoopers LLP, CenterPoint's auditors, and Katten Muchin & Zavis, CenterPoint's legal counsel, gave presentations regarding the acquisitions of the CenterPoint Companies and the initial public offering of CenterPoint's common stock. During November 1998, CenterPoint executed letters of intent with Reznick, Mann Frankfort, IDA, Grace, Driver, Berry Dunn, Urbach and Simione, and commenced its legal and financial due diligence of these companies.

   During November 1998, Messrs. Basten and Lang met with representatives of Follmer and Holthouse and negotiated and entered into letters of intent with these firms. Legal and financial due diligence of Follmer and Holthouse also began during November 1998. In December 1998, CenterPoint agreed to acquire Reppond which had already been in discussions with Driver for an acquisition by Driver.

   At the end of November 1998, CenterPoint distributed the first draft of an acquisition agreement for review and comment to each of Reznick, Mann Frankfort, IDA, Grace, Driver, Berry Dunn, Urbach and Simione. The first draft of an acquisition agreement for each of Follmer and Holthouse was distributed in December 1998.

   During December 1998 and January 1999, PricewaterhouseCoopers began financial audits of the CenterPoint Companies on behalf of CenterPoint. Legal and financial due diligence of the CenterPoint Companies continued throughout this period. CenterPoint also began negotiations and discussions with the CenterPoint Companies regarding their respective merger agreements. Beginning late November 1998, representatives of CenterPoint, BGL Capital, PricewaterhouseCoopers, Katten Muchin & Zavis and all of the CenterPoint Companies began to conference by telephone on a weekly basis for further discussions and negotiations regarding the Mergers, the most recent one of which was held on March 30, 1999. Effective March 31, 1999, all of the Merger Agreements were executed.

CenterPoint's Reasons for the Mergers

   CenterPoint was formed on November 9, 1998 for the purpose of acquiring the CenterPoint Companies. CenterPoint was created to respond to the complex needs of middle-market clients by providing comprehensive and effective solutions through an integrated network of expert advisors. CenterPoint believes that certain industry trends have created a significant opportunity for a company that provides high quality, diversified professional, business and financial services and products to middle market clients. See "Industry Overview," and "Business of CenterPoint after the Mergers--Introduction."

The CenterPoint Companies' Reasons for the Mergers and Recommendations of the Management of the CenterPoint Companies

   The management of each of the CenterPoint Companies has identified a number of potential benefits of the Mergers to security holders of the CenterPoint Companies. The potential benefits include the following:

  . CenterPoint's management will offer the CenterPoint Companies management resources and expertise in areas such as strategic planning, marketing, business development and integration and coordination of the various business units. In addition, through access to the collective knowledge and information of all of the CenterPoint Companies, each CenterPoint Company will be in a position to benefit from best practices and operating efficiencies that will be used for training, continuing education and practice development throughout CenterPoint.

  . As part of CenterPoint's growth strategy, the CenterPoint Companies will serve as platforms for future acquisitions and alliances with professional, business and financial services firms in regions in which the CenterPoint Companies are located. Through such acquisitions and alliances, the CenterPoint Companies will be positioned to enhance their local or regional presence in their markets, and add new business and financial services and products.

  . The Mergers offer the CenterPoint Companies the opportunity to be a part of a larger and more diversified company with greater financial resources and visibility as a public company. This, in turn, will assist the CenterPoint Companies in attracting, hiring and retaining high quality professionals.

  . The consideration the security holders are receiving in the Mergers will enable them to liquidate a portion of the equity they have in their respective CenterPoint Companies. In addition, a substantial portion of the consideration to be received by security holders of the CenterPoint Companies is in the form of an equity interest in a larger and more diversified professional, business and financial services company that is expected to benefit strategically, competitively and operationally from the Mergers.

   The respective boards of directors or operating boards of the CenterPoint Companies also identified a number of potential adverse effects of the Mergers on the security holders of each CenterPoint Company, including:

  . Initial decrease in compensation for certain security holders.

  . Dependence on the operating results of the other CenterPoint Companies.

  . The lack of operating history as a combined company.

   These and other risk factors may interfere with or undermine the realization of the potential benefits described above. See "Risk Factors."

   In reaching their decisions to approve the respective Merger proposals, the boards of each of the CenterPoint Companies were influenced by the potential benefits described above. The importance of each benefit varied to some extent for each board; however, each board was positively influenced by each of the benefits to some degree.

Interests of Certain Persons in the Mergers

   In considering the recommendations of the boards of directors or other governing bodies of the CenterPoint Companies, the securityholders of the CenterPoint Companies should consider the following:

   The following individuals will become directors of CenterPoint upon closing of the Mergers: David Reznick of Reznick; Richard H. Stein of Mann Frankfort; Anthony P. Frabotta of Follmer; Charles H. Roscoe of Berry Dunn; Steven N. Fischer of Urbach; Robert F. Gallo of IDA; Wayne J. Grace of Grace; Philip J. Holthouse of Holthouse; and Anthony P. Scillia of Simione; Thomas W. Corbett of Driver will become a director and an officer of CenterPoint. In addition, Thomas W. Corbett, P. Gregory Zimmer, Jerold D. Hall, Robert F. Gallo, Russell Minetti and Benjamin Reppond will enter into employment agreements with CenterPoint. See "CenterPoint Management."

   CenterPoint will enter into employment agreements with certain individuals upon completion of the Mergers, as described below.

   Upon the closing of the offering, Driver and CenterPoint will enter into a five-year employment agreement with P. Gregory Zimmer pursuant to which he will serve as Senior Vice President and Chief Financial Officer of Driver. Mr. Zimmer's annual base salary under this agreement will be $200,000. Mr. Zimmer is also eligible to earn an annual bonus of up to $200,000. Unless terminated or not renewed by Driver or Mr. Zimmer, the term of the employment agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. If Driver terminates Mr. Zimmer's employment without cause, or if he voluntarily terminates his employment within 90 days after a "constructive termination," he will be entitled to severance benefits equal to the product of three times the sum of the amount of his annual base salary and bonus, if any, for the calendar year immediately preceding the year in which he is terminated. Constructive termination under Mr. Zimmer's employment agreement includes: (1) Driver assigning duties to Mr. Zimmer that are materially inconsistent with his position as either Senior Vice President or Chief Financial Officer of Driver; (2) a reduction in salary or bonus opportunity;
(3) a change in control of Driver other than pursuant to a change in control of CenterPoint; and (4) the triggering of Driver's obligations to pay severance to Thomas W. Corbett and Jerold D. Hall, executive officers of Driver, under their employment agreements. Messrs. Zimmer, Corbett and Hall also have a limited right of first refusal with respect to a sale of CenterPoint's insurance business. Should CenterPoint decide to accept an offer for the sale of its insurance business to a "competitor," Messrs. Zimmer, Corbett and Hall shall be entitled to lead an investment group which will have the right, for 45 days after notice, to purchase CenterPoint's insurance business on the same terms. This agreement defines competitor as commercial property/casualty insurance and insurance brokerage companies. The agreement will contain a covenant not to compete whereby, until the second anniversary of the date of termination of employment, Mr. Zimmer is prohibited from (1) engaging in any business in direct competition with Driver or CenterPoint's business and financial services group in any territory where Driver or CenterPoint conducts such business, (2) soliciting for employment a CenterPoint employee, (3) soliciting or selling any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of Driver or of CenterPoint's business and financial services group, or that was known by Mr. Zimmer to have been actively solicited by CenterPoint during such period, (4) calling upon a prospective acquisition candidate which was approached or analyzed by CenterPoint within one year prior to the termination date, for the purpose of acquiring the entity, (5) disclose the identity of any agents or brokers that produce or finance insurance through CenterPoint or any current or prospective policyholder or premium finance customer for any reason or purpose.

   Upon the closing of the offering, Driver and CenterPoint will enter into a five-year employment agreement with Jerold D. Hall pursuant to which he will serve as Executive Vice President and Chief Operating Officer of Driver. Mr. Hall's annual base salary under this agreement will be $230,000. Mr. Hall is also eligible to earn an annual bonus of up to $250,000. Unless terminated or not renewed by Driver or Mr. Hall, the term of the employment agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. If Driver terminates Mr. Hall's employment without cause, or if he voluntarily terminates his employment within 90 days after a "constructive termination," he will be entitled to severance benefits equal to the product of three times the sum of the amount of his annual base salary, minimum base allowance and bonus, if any, for the calendar year immediately preceding the year in which he is terminated. Constructive termination under Mr. Zimmer's employment agreement includes: (1) Driver assigning duties to Mr. Hall that are materially inconsistent with his position as either Executive Vice President or Chief Operating Officer of Driver; (2) a reduction in salary, minimum expense allowance or bonus opportunity; (3) a change in control of Driver other than pursuant to a change in control of CenterPoint; and (4) the triggering of Driver's obligations to pay severance to Thomas W. Corbett and P. Gregory Zimmer, executive officers of Driver, under their employment agreements. Messrs. Hall, Corbett and Zimmer also have a limited right of first refusal with respect to a sale of CenterPoint's insurance business. Should CenterPoint decide to accept an offer for the sale of its insurance business to a "competitor," Messrs. Hall, Corbett and Zimmer shall be entitled to lead an investment group which will have the right, for 45 days after notice, to purchase CenterPoint's insurance business on the same terms. This agreement defines competitor as commercial property/casualty insurance and insurance brokerage companies. The agreement will contain a covenant not to compete whereby, until the second anniversary of the date of termination of employment, Mr. Hall is prohibited from (1) engaging in any business in direct competition with Driver or CenterPoint's business and financial services group in any territory where Driver or CenterPoint conducts such business, (2) soliciting for employment a CenterPoint employee, (3) soliciting or selling any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of Driver or of CenterPoint's business and financial services group, or that was known by Mr. Hall to have been actively solicited by CenterPoint during such period, (4) calling upon a prospective acquisition candidate which was approached or analyzed by CenterPoint within one year prior to the termination date, for the purpose of acquiring the entity, (5) disclose the identity of any agents or brokers that produce or finance insurance through CenterPoint or any current or prospective policyholder or premium finance customer for any reason or purpose.

   Upon the closing of the offering, IDA will enter into a four-year employment agreement with Russell P. Minetti, pursuant to which he will serve as IDA's President at an annual base salary of $200,000. This agreement also provides for an annual bonus of up to 50% of base salary for 1999 and up to 100% of base salary thereafter. Unless terminated or not renewed by IDA or Mr. Minetti, the agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. In the event IDA terminates Mr. Minetti's employment without cause or Mr. Minetti voluntarily terminates his employment within 60 days after a "constructive termination," Mr. Minetti will be entitled to severance compensation which includes his base salary and prorated bonus for the greater of the remainder of his employment term or two years. Constructive termination under Mr. Minetti's agreement includes (1) demotion to a position substantially below that of IDA's President or the assignment of duties and responsibilities that are not commensurate with such position, (2) substantial reduction in base salary, (3) relocation of the place of employment outside the New Jersey area or (4) a change in control of IDA other than pursuant to a change in control of CenterPoint. This employment agreement will contain a covenant not to compete whereby, until the second anniversary of the date of termination of employment, Mr. Minetti is prohibited from (1) engaging in any business in direct competition with IDA within any business market where IDA conducts business, (2) soliciting or selling any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of IDA or that was known by Mr. Minetti to have been actively solicited by IDA during such period,
(3) soliciting for employment an employee of IDA, or (4) calling upon a prospective acquisition candidate which was approached or analyzed by CenterPoint within one year prior to the termination date, for the purpose of acquiring the entity.

   Upon the closing of the offering, TRC will enter into a five-year employment agreement with Ben Reppond, pursuant to which he will serve as TRC's Chief Executive Officer and Senior Vice President and Director of Driver's Employee Benefits division at an annual base salary of $400,000. Mr. Reppond may be eligible for bonus compensation at the discretion of Driver's Board of Directors. In the event TRC terminates Mr. Reppond's employment without cause or Mr. Reppond voluntarily terminates his employment within 60 days after a "constructive termination," Mr. Reppond will be entitled to severance compensation consisting of his base salary for the remainder of his employment term. Constructive termination under Mr. Reppond's agreement includes (1) demotion to a position substantially below that of TRC's Chief Executive Officer or the assignment of duties and responsibilities that are not commensurate with such position, (2) substantial reduction in base salary or
(3) relocation of the place of employment outside the greater Seattle, Washington metropolitan area. This employment agreement will contain a covenant not to compete whereby, until the third anniversary of the date of termination of employment, Mr. Reppond is prohibited from (1) engaging in any business in direct competition with CenterPoint or its subsidiaries within any business market where CenterPoint or any of its subsidiaries conduct business, (2) soliciting or selling any competitive services to any person or entity which is, or has been within one year prior to the date of termination, a customer of CenterPoint or any of its subsidiaries or that was known by Mr. Reppond to have been actively solicited by CenterPoint or any of its subsidiaries during such period, (3) soliciting for employment an employee of CenterPoint or its subsidiaries, or (4) calling upon a prospective acquisition candidate which was approached or analyzed by CenterPoint or any of its subsidiaries within one year prior to the termination date, for the purpose of acquiring the entity.

   Upon the closing of the offering, TRC will enter into a three-year employment agreement with Louis R. Baransky, pursuant to which he will serve as Vice President of TRC and broker. Mr. Baransky shall receive compensation based on his "commission base income" on the following basis: 20% of the first $1,000,000 in commission base income, 25% of the next $300,000 in commission base income and 30% of any amount above $1,300,000 in commission base income. Additionally, if Mr. Baransky is assigned the administration of business developed by other employees of TRC, Mr. Baransky will receive a flat 20% commission on such business. In the event TRC terminates Mr. Baransky's employment without cause or Mr. Baransky voluntarily terminates his employment within 60 days after a "constructive termination," Mr. Baransky will be entitled to severance compensation equal to the average of his monthly compensation for the six months prior to such termination for the remainder of his employment term. Constructive termination under Mr. Baransky's agreement includes (1) demotion to a position substantially below that of TRC's Vice President or the assignment of duties and responsibilities that are not commensurate with such position, (2) substantial reduction in compensation or
(3) relocation of the place of employment outside the greater Seattle, Washington metropolitan area. This employment agreement will contain a covenant not to compete whereby, until the third anniversary of the date of termination of employment, Mr. Baransky is prohibited from (1) engaging in any business in direct competition with CenterPoint or its subsidiaries within any business market where CenterPoint or any of its subsidiaries conduct business, (2) soliciting or selling any competitive services to any person or entity which is, or has been within one year prior to the date of termination, a customer of CenterPoint or any of its subsidiaries or that was known by Mr. Baransky to have been actively solicited by CenterPoint or any of its subsidiaries during such period, (3) soliciting for employment an employee of CenterPoint or its subsidiaries, or (4) calling upon a prospective acquisition candidate which was approached or analyzed by CenterPoint or any of its subsidiaries within one year prior to the termination date, for the purpose of acquiring the entity.

   Upon the closing of the offering, VeraSource will enter into a three-year employment agreement with Scott D. Perry, pursuant to which he will serve as VeraSource's Vice President at an annual base salary of $92,000. Mr. Perry is entitled to bonus compensation in an amount equal to 5% of the amount, if any, by which the actual revenue of VeraSource for the applicable 12 month period exceeds $360,000. In the event VeraSource terminates Mr. Perry's employment without cause or Mr. Perry voluntarily terminates his employment within 60 days after a "constructive termination," Mr. Perry will be entitled to severance compensation equal to the amount of his base salary for the remainder of his employment term. Constructive termination under Mr. Perry's agreement includes
(1) demotion to a position substantially below that of VeraSource's Vice President or the assignment of duties and responsibilities that are not commensurate with such position, (2) substantial reduction in base salary or bonus compensation or (3) relocation of the place of employment outside the greater Minneapolis, Minnesota metropolitan area. This employment agreement will contain a covenant not to compete whereby, until the third anniversary of the date of termination of employment, Mr. Perry is prohibited from (1) engaging in any business in direct competition with CenterPoint or its subsidiaries within any business market where CenterPoint or any of its subsidiaries conduct business, (2) soliciting or selling any services to any person or entity which is, or has been within one year prior to the date of termination, a customer of CenterPoint or any of its subsidiaries or that was known by Mr. Perry to have been actively solicited by CenterPoint or any of its subsidiaries during such period, (3) soliciting for employment an employee of CenterPoint or its subsidiaries, or (4) calling upon a prospective acquisition candidate which was approached or analyzed by CenterPoint or any of its subsidiaries within one year prior to the termination date, for the purpose of acquiring the entity.

   CenterPoint will also enter into employment agreements with Thomas W. Corbett and Robert F. Gallo. See "CenterPoint Management--Executive Compensation; Employment Agreements; Incentive Compensation Agreements; Covenants-Not-To-Compete."

Certain U.S. Federal Income Tax Consequences

   The following is a summary of the material anticipated Federal income tax consequences of the Mergers. It does not address any tax consequences to persons who exercise dissenters' rights. This discussion may not apply to certain classes of persons subject to special tax treatment, such as foreign persons, tax-exempt organizations, persons who acquire CenterPoint common stock as compensation, or persons who hold their interests in the CenterPoint Companies other than as a capital asset. This discussion is based upon existing laws, regulations, rulings and decisions, all of which are subject to change (possibly with retroactive effect). No ruling has been or will be requested from the Internal Revenue Service on the tax consequences of these Mergers.

   It is the opinion of Katten Muchin & Zavis that for Federal income tax purposes, each Merger will qualify for treatment under Section 351 of the Internal Revenue Code of 1986, as amended. Accordingly:

  1.No gain or loss will be recognized by a security holder of a CenterPoint
    Company with respect to shares of CenterPoint common stock received in exchange for their CenterPoint Company stock.

  2. Each security holder of a CenterPoint Company who receives cash in exchange for CenterPoint Company stock will recognize taxable income in an amount equal to the lesser of (1) the amount of cash received in the Merger or (2) an amount equal to the difference between (a) the amount of the cash and the fair market value of the shares of the CenterPoint common stock received and (b) the security holder's adjusted tax basis in the property exchanged therefor. Such gain will be long-term capital gain if their holding period in their CenterPoint Company stock is more than twelve months.

  3. A security holder's holding period for the CenterPoint common stock received in his or her respective Merger will include the period during which such security holder held the transferred property.

  4. The tax basis of the CenterPoint common stock received in the respective Merger will be equal to the adjusted tax basis that such exchanging security holder has in the CenterPoint Company stock which it transfers in the respective Merger (determined immediately before the Merger), decreased by the amount of cash received in the Merger, and increased by the amount of gain recognized by such security holder in their respective Merger.

   The analysis contained herein does not address any state, local or foreign tax consequences of the Mergers, and is not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of the Mergers will not be the same for all taxpayers. Consequently, each exchanging security holder should consult his or her own tax advisor as to the specific tax consequences of the Mergers as they pertain to such holder.

Accounting Treatment

   The Mergers will be recorded by CenterPoint under the purchase method of accounting.

Certain Federal Securities Law Consequences

   The CenterPoint common stock to be issued in the Mergers has been registered under the Securities Act, thereby allowing such shares to be freely traded without restriction under the Securities Act; provided, however, that shares held by stockholders of CenterPoint or the CenterPoint Companies who are deemed to control, be controlled by or be under common control with CenterPoint or the CenterPoint Companies, respectively ("Affiliates"), will not be freely tradeable under the Securities Act. Affiliates of the CenterPoint Companies may not sell their shares of CenterPoint common stock acquired in the Mergers except pursuant to (1) an effective registration statement under the Securities Act covering such shares, (2) the resale provisions of Rule 145 promulgated under the Securities Act or (3) another applicable exemption from the registration requirements of the Securities Act. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which such Affiliates may make resales of CenterPoint common stock and also on the number of shares of CenterPoint common stock that such Affiliates, and others (including persons with whom the Affiliates act in concert), may sell within any three-month period. These restrictions will generally apply for at least a period of one year after the Mergers (or longer if the person is an Affiliate of CenterPoint).

   In addition, under the Merger Agreements, all of the owners of the CenterPoint Companies have agreed not to sell, transfer or otherwise dispose of any of the shares of CenterPoint common stock acquired in the Merger for a period of 18 months following the IPO. Effective 18 months after the offering, 20% of each stockholder's shares will be released from such restrictions, and an additional 20% of the original number of restricted shares will be released on the expiration of each six-month period thereafter.

   Shares held by stockholders who are CenterPoint employees are subject to additional restrictions. If a stockholder's employment with a CenterPoint Company is terminated within 30 months of the IPO, other than through death, disability, retirement or circumstances approved by management of the CenterPoint Company and by CenterPoint's chief executive officer, restricted shares then held by such stockholder will remain restricted until the fifth anniversary of the offering. The owners and employees of the CenterPoint Companies have certain piggyback registration rights beginning on the second anniversary of the offering with respect to shares that have been released from transfer restrictions. The certificates representing the shares issued in the Mergers and shares issued to initial investors and management will bear a legend describing the applicable transfer restrictions. In addition, CenterPoint and the owners and employees of the CenterPoint Companies have agreed with certain exceptions, not to offer, pledge, sell, contract to sell or otherwise dispose of any shares of common stock, or any securities convertible into or exchangeable for common stock, for a period of 180 days following the date of the prospectus related to the IPO without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

New York Stock Exchange Listing

   CenterPoint intends to list the shares of CenterPoint common stock to be issued in the Merger (including the shares of CenterPoint common stock issuable pursuant to the bonus plans) on the New York Stock Exchange.

                             THE MERGER AGREEMENTS

   Following is a summary of the structure and certain provisions of the Merger Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to each of the Merger Agreements. Copies of each of the Merger Agreements for each of the CenterPoint Companies are available upon written request of CenterPoint at 225 West Washington, Suite 1600, Chicago,
Illinois 60603, Attn:      . The actual Merger Agreements have also been filed
as Exhibits to CenterPoint's registration statement on Form S-4. See "Where You Can Find More Information." You should read the full text of the Merger Agreements.

Structure of the Mergers

   The following is a summary of the Merger structure for each of the CenterPoint Companies:

   .Berry Dunn
   Prior to the Berry Dunn merger, certain stockholders of Berry Dunn will transfer their Berry Dunn shares to a newly formed Maine limited liability company. Berry Dunn will convert from a professional service corporation to a business corporation. A newly formed wholly-owned subsidiary of CenterPoint will then merge with and into Berry Dunn, leaving Berry Dunn as the surviving company and a wholly-owned subsidiary of CenterPoint.

   .Driver
   Pursuant to the Driver merger, a wholly-owned subsidiary of CenterPoint will be merged with and into Driver, with Driver being the surviving company in the merger and continuing its existence as a company organized under the laws of the State of Delaware.

   .Follmer
   Prior to the Follmer merger, the stockholders of Follmer will contribute their Follmer stock to a newly formed Michigan limited liability company. Follmer will convert from a professional corporation to a business corporation. A newly formed wholly-owned subsidiary of CenterPoint will then merge with and into Follmer, leaving Follmer as the surviving company and a wholly-owned subsidiary of CenterPoint.

   .Grace
   In anticipation of the Grace merger, the stockholders of Grace have transferred their Grace shares to a newly formed Missouri limited liability partnership. Grace will be converted from a professional corporation to a business corporation. A newly formed wholly-owned subsidiary of CenterPoint will then merge with and into Grace, leaving Grace as the surviving company and a wholly-owned subsidiary of CenterPoint.

   .Holthouse
   Holthouse is a limited liability partnership owned by seven professional corporations (the "Corporate Partners") and one individual partner (the "Individual Partner" and collectively with the Corporate Partners, the "Partners"). Holthouse will transfer all of its assets to a newly formed Delaware limited liability company (the "HCVT Company"). The Partners will dissolve Holthouse and, in exchange for each of their partnership interests in Holthouse, will receive membership interests in the HCVT Company (the "HCVT Company Interests"). Prior to the closing, the Individual Partner will transfer her HCVT Company Interests to a newly formed Delaware limited liability company (the "LLC Partner"). CenterPoint will create seven wholly-owned Delaware transitory corporate merger subsidiaries (each a "Mergersub" and, collectively, the "Mergersubs") and Pass Mergersub LLC, a Delaware limited liability company. Pursuant to the Merger Agreement, each Corporate Partner will convert into a business corporation. The Mergersubs will then merge with and into each Corporate Partner. The Corporate Partners will be the surviving entities and wholly-owned subsidiaries of CenterPoint. Pass Mergersub LLC will merge with and into the LLC Partner, with the LLC Partner being the surviving limited liability company and a wholly-owned subsidiary of CenterPoint.

   .IDA
   Pursuant to the IDA merger, a wholly-owned subsidiary of CenterPoint will be merged with and into IDA, with IDA being the surviving company in the merger and continuing its existence as a company organized under the laws of the State of New Jersey.

   .Mann Frankfort
   Mann Frankfort, currently a Texas professional corporation, will, prior to the Closing Date, convert Mann Frankfort from a professional corporation to a business corporation by adopting a plan of conversion and amending its organizational documents (the "MFSL Company"). At the Effective Time, MFSL Mergersub, Inc., a Delaware corporation and a wholly-owned subsidiary of CenterPoint will merge with and into MFSL Company with MFSL Company being the surviving corporation in the merger.

   .Reppond
   Pursuant to the Reppond merger, wholly-owned subsidiaries of CenterPoint will be merged with and into each of TRC, RA and VeraSource, with TRC and VeraSource being the surviving corporations, continuing their existence as companies organized under the laws of the State of Washington and RA being the surviving limited liability company in the merger, continuing its existence as a limited liability company organized under the laws of the State of Washington.

   .Reznick
   In preparation of the Reznick merger, the stockholders of Reznick have transferred all of the outstanding shares of Reznick to a newly formed Maryland limited liability company. This limited liability company will provide the attest services previously provided by Reznick. Reznick will be converted from a professional corporation to a business corporation. A newly formed wholly-owned subsidiary of CenterPoint will then be merged with and into Reznick, leaving Reznick as the surviving company and a wholly-owned subsidiary of CenterPoint.

   .Simione
   Pursuant to the Simione merger, Simione will transfer to a wholly-owned Delaware limited liability company substantially all of Simione's assets and liabilities other than the assets and liabilities relating to the provision of attest services. This new limited liability company will then be merged with and into a newly formed wholly-owned subsidiary of CenterPoint, with such CenterPoint subsidiary being the surviving entity in the merger.

   .Urbach
   Urbach, currently a New York professional corporation, will, prior to the Closing Date, merge with and into Urbach, Kahn & Werlin, P.C., a newly formed Massachusetts professional corporation ("Mass"), with Mass surviving as a business corporation (the "UKW Company"). Following this merger and conversion, the stockholders of UKW Company will contribute all of their issued and outstanding capital stock in UKW Company to UKW Management LLC, a newly formed Delaware limited liability company ("UKW LLC") in exchange for proportionate membership interests in UKW LLC. At the Effective Time, UKW Mergersub Inc., a Delaware corporation and wholly-owned subsidiary of CenterPoint, will merge with and into UKW Company, with UKW Company being the surviving corporation in the merger. Urbach's two existing subsidiaries, World Computer Support LLC and Legal and Scientific Analysis Group, Inc., will continue as wholly-owned subsidiaries of Urbach following the Urbach merger.

Conditions to Each Party's Obligations to Effect the Mergers

   Consummation of the Mergers is subject to the satisfaction of the following conditions:

  . Underwriting Agreement. The underwriting agreement related to the IPO shall have been executed and the closing of the sale of CenterPoint common stock to the underwriters pursuant thereto shall have occurred simultaneously with the closing of the Mergers.

  . Closings of the Mergers. The closings of all the Mergers shall have occurred simultaneously, unless terminated in accordance with the respective Merger Agreements.

  . Securities Approvals. This registration statement and the registration statement on Form S-1 registering the CenterPoint shares to be offered in the IPO shall have become effective under the Securities Act, and no stop order suspending the effectiveness of such registration statements shall have been issued and remain in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC or any state regulatory authorities.

  . Injunctions. No preliminary or permanent injunction or other order or decree shall be pending before or issued by any federal or state court, which seeks to prevent or prevents the consummation of the IPO or any of the Mergers and remains in effect.

  . Minimum Price. The initial public offering price of the CenterPoint
    common stock shall not be less than $    per share.

  . No Government Action. No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or government agency in the United States which would prevent the consummation of any of the Mergers or make the consummation of the Mergers illegal.

  . Consents. All material governmental and third party waivers, consents and members' approvals required for the consummation of the Mergers and the transactions contemplated by the Merger Agreements shall have been obtained and be in effect.

  . No Legal Proceedings. No action, suit or proceeding with respect to the Mergers shall have been filed or threatened by a third party and remain threatened or pending before any court, governmental authority or regulatory person.

  . Authorization. The Merger Agreements, the Mergers and the transactions contemplated thereby shall have been approved and adopted by the requisite number of security holders of each respective CenterPoint Company in the manner required by any applicable law and the respective organizational documents.

  . Credit Facility. CenterPoint shall have entered into one or more credit facilities providing for aggregate commitments of not less than $75 million.

Conditions to Obligations of each CenterPoint Company and its Security Holders to Effect the Mergers

   In addition, unless waived by the applicable CenterPoint Company, the obligation of each CenterPoint Company and its security holders to consummate each respective Merger is subject to certain additional conditions, including:

  . Representations and Warranties. The representations and warranties of CenterPoint contained in each respective Merger Agreement shall be accurate in all material respects.

  . Covenants. CenterPoint and each Merger subsidiary shall have performed in all material respects the covenants required by each Merger Agreement.

  . Legal Opinion. Each respective CenterPoint Company shall have received a legal opinion from counsel to CenterPoint.

  . Incentive Compensation Agreement. Each of the security holders of each of the CenterPoint Companies shall have been afforded the opportunity to enter into an incentive compensation agreement with CenterPoint.

  . Stockholders' Agreement. Each of the security holders of each of the CenterPoint Companies who are to receive shares of CenterPoint common stock pursuant to the Merger Agreements, and the other stockholders of CenterPoint other than those acquiring stock in the IPO shall have entered into a stockholders agreement.

  . Other Mergers. All conditions to the other Mergers shall have been satisfied.

Conditions to Obligation of CenterPoint to Effect the Mergers

   In addition, unless waived by CenterPoint, the obligation of CenterPoint to consummate each Merger is subject to certain conditions, including:

  . Representations and Warranties. The representations and warranties of each CenterPoint Company and its respective security holders contained in the applicable Merger Agreement shall be accurate in all material respects.

  . Covenants. Each CenterPoint Company and its respective security holders shall have performed in all material respects the covenants required by the applicable Merger Agreement.

  . Legal Opinion. CenterPoint shall have received a legal opinion from counsel to each CenterPoint Company.

  . Comfort Letters. CenterPoint and the Underwriters shall have received comfort letters in customary form from each of the CenterPoint Company's independent public accountants, dated the effective date of the Form S-1 and the Closing Date (or such other date reasonably acceptable to CenterPoint), with respect to certain financial statements and other financial information included in the Form S-1 and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total security holders' equity, total revenue and the total per share amounts of net income.

  . Stockholders' Agreement. Each of the security holders of each CenterPoint
    Company shall have executed the related stockholders agreement.

   In addition, with respect to the Mergers with the CenterPoint Companies other than Driver, IDA and Reppond, it shall be a further condition to CenterPoint's obligation to close that these firms divest all Attest Services to the Attest Firms and execute a separate practice agreement, services agreement and incentive compensation agreement. See "Business of CenterPoint After the Mergers--Employee Incentives" and "Certain Transactions--The Mergers."

Closing of the Mergers and Effective Time of the Mergers

   The closing of the transactions provided for in each Merger Agreement will occur on the date on which the transactions contemplated by the initial public offering are consummated (the "Closing Date"). The "Effective Time" of each Merger will occur at the time the applicable certificate of merger is filed with the Secretary of State of the applicable state.

Conduct of the CenterPoint Companies' Businesses Prior to the Mergers

   Under each respective Merger Agreement, each CenterPoint Company has agreed, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of such Merger Agreement pursuant to its terms and the Closing Date, except to the extent that CenterPoint otherwise consents in writing, that each CenterPoint Company shall conduct its business in the ordinary and usual course and consistent with past practices, and shall use commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with clients and others having business relationships with it and not engage in any action, directly or indirectly, with the intent adversely to impact the transactions contemplated by the applicable Merger Agreement. Each Merger Agreement places restrictions on the ability of the applicable CenterPoint Company, among other things, to amend its organizational documents, issue or sell securities or grant options therefor, alter its capital structure, pay dividends or distributions, make material acquisitions, make material dispositions of assets, incur indebtedness or increase employee compensation or severance benefits.

No Solicitation

   Prior to the Closing Date or earlier termination of the applicable Merger Agreement, each CenterPoint Company and its security holders will (1) not, and the CenterPoint Company will use its diligent efforts to cause its subsidiaries, directors, officers, agents and advisers not to, initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate any proposal or offer to acquire all or any substantial part of the business and properties of the CenterPoint Company or any equity interest therein, and (2) promptly advise CenterPoint of the terms of any communications the CenterPoint Company or its security holders may receive or become aware of relating to any of the foregoing.

Termination of Each Merger Agreement

   Each Merger Agreement may be terminated and the Merger transactions may be abandoned:

     (a) at any time prior to the Closing Date by mutual agreement of all parties;

     (b) in the event that (1) a CenterPoint Company seeks to amend or supplement certain schedules of the applicable Merger Agreement, (2) such amendment or supplement constitutes or reflects a material adverse effect on the operations, assets, condition (financial or otherwise), operating results, client relations or prospects of the CenterPoint Company, and (3) CenterPoint and a majority of the CenterPoint Companies do not consent to such amendment or supplement;

     (c) at any time prior to the Closing Date by CenterPoint, (1) if the Merger is not completed by August 31, 1999 other than on account of delay or default on the part of CenterPoint or any of its stockholders or any of their affiliates or associates; (2) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of CenterPoint or any of its stockholders or any of their affiliates or associates; (3) if the applicable CenterPoint Company (A) fails to perform in any material respect any of its material covenants in the respective Merger Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to the applicable CenterPoint Company by CenterPoint; or (4) if the security holders of the applicable CenterPoint Company (A) fail to perform in any material respect any of their material covenants in the respective Merger Agreement and (B) do not cure such default in all material respects within thirty (30) days after written notice of such default is given to the security holder representative by CenterPoint;

     (d) by mutual consent of the managers, general partners or boards of directors of the CenterPoint Company, as applicable, and the board of directors of CenterPoint;

     (e) at any time prior to the Closing Date by the applicable CenterPoint Company (1) if the related Merger is not completed by August 31, 1999 other than on account of delay or default on the part of the applicable CenterPoint Company or its security holders, or any of their affiliates or associates; (2) if the related Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the applicable CenterPoint Company or its security holders, or any of their affiliates or associates; or (3) if CenterPoint (A) fails to perform in any material respect any of its material covenants in the related Merger Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to CenterPoint.

Expenses; Fees

   All fees and expenses incurred in connection with the Merger Agreements and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the respective Merger is consummated. CenterPoint will pay the fees and expenses of the independent public accountants and legal counsel to CenterPoint and all filing, printing and other reasonable, documented fees and expenses associated with the IPO and this Joint Information Statement/Prospectus whether or not the IPO is completed.

Exchange/Issuance of Stock Certificates in the Mergers

   At or after the Effective Time of each Merger, CenterPoint will make available, and each holder of securities in a CenterPoint Company ("Old Securities") (other than those security holders who take required actions to properly assert their dissenters' rights under the applicable state law) will be entitled to receive, upon surrender to CenterPoint of one or more certificates evidencing Old Securities for cancellation, certificates or a similar instrument evidencing the number of shares of CenterPoint common stock into which such Old Securities are converted in each Merger. Shares of CenterPoint common stock into which Old Securities are to be converted in each Merger shall be deemed to have been issued at the applicable Effective Time.

Employment Agreements

   It shall be a further condition to the closing of certain of the Mergers that certain employment agreements be executed and delivered. See "Approval of the Mergers and Related Transactions--Interests of Certain Persons in the Mergers."

Dissenters' Rights Regarding the Mergers

   The following discussion is not a complete statement of the laws pertaining to dissenters' rights under the applicable state corporation laws, and is qualified in its entirety by the full text of the sections referenced below. Voting against, abstaining from voting or failing to vote on approval and adoption of any Merger proposal will not constitute a demand for fair value within the meaning of the relevant acts. Dissenting security holders are urged to consult legal counsel with respect to dissenters' rights under the applicable state corporation laws.

   Any dissenting security holder who perfects the right to be paid the fair market value of the securities of a CenterPoint Company held by such dissenting security holder will generally recognize gain or loss, if any, for income tax purposes upon the receipt of cash for such securities. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with the applicable provisions of the Internal Revenue Code. Security holders considering the exercise of dissenters' rights should consider the information set forth under "Approval of Mergers and Related Transactions-- Certain U.S. Federal Income Tax Consequences."

   Dissenting security holders who comply with the applicable procedures summarized herein will be entitled to receive the fair value of the securities of the CenterPoint Company held by such dissenting security holders.

A dissenting security holder must follow the applicable steps summarized below properly and in a timely manner to properly assert the applicable dissenting security holder's rights.

 Under California State Corporate Law

   Although Driver is a Delaware corporation, Section 2115 of the California Corporations Code ("CCC") makes substantial portions of the CCC applicable, with limited exceptions, to a foreign corporation with more than half of its outstanding stock held of record by persons having addresses in California and more than half of its business conducted in the state (as measured by factors based on the corporation's levels of property, payroll and sales as determined for California franchise tax purposes), irrespective of the corporation's state of incorporation. Although Driver is incorporated in Delaware, it is subject to
Section 2115. The statutory provisions of the CCC to which Driver is subject include, but are not limited to, provisions governing a director's standard of care in performing the duties of a director, a stockholder's right to vote cumulatively in any election of directors, a director's or stockholder's right to inspect corporate records, indemnification requirements concerning directors, officers and others and the corporate requirements to effectuate corporate reorganizations (including mergers and acquisitions). Although a dissenting stockholder may choose to proceed under one or both of the states' statutes, a dissenting stockholder must follow the appropriate procedures under either the DGCL or the CCC or suffer the termination or waiver of such rights.

   Under Section 1300 of the CCC, any holder of record of shares of Driver common stock who does not desire to have such shares converted into shares of CenterPoint common stock pursuant to Driver's Merger may, alternatively, elect to receive a payment in cash equal to the value of the shares of Driver held by such dissenting security holder, provided that the dissenting security holder complies with the provisions of Sections 1301 through 1304 of the CCC. A dissenting security holder contemplating the exercise of these dissenters' rights should carefully review the provisions of Sections 1300 through 1304 of the CCC, which are included in Appendix A attached to this Joint Information Statement/Prospectus.

   Set forth below is a brief summary of the procedures that a dissenting security holder must follow in order to perfect dissenters' rights under California law. This summary is not intended to be complete and is qualified in its entirety by reference to Sections 1300 through 1304 of the CCC.

   If the Driver Merger is approved by the required vote of Driver's security holders, each holder of shares of Driver's common stock who does not vote in favor of the Driver Merger and who follows the procedures set forth in Section 1301 will be entitled to have the shares held by such dissenting security holder purchased for cash at their fair market value. The "fair market value" of the shares of Driver common stock will be determined as of the day before the first announcement of the terms of the Driver Merger, excluding any appreciation or depreciation in consequence of the Driver Merger. Accordingly, the shares of Driver common stock will be valued as if the Driver Merger had not occurred.

   Within ten days after approval of the Merger by Driver's security holders, Driver must mail an approval notice to each dissenting security holder who has not voted in favor of the Merger, together with a statement of the price determined by Driver to represent the fair market value of the shares held by such dissenting security holder, a brief description of the procedures to be followed in order for such dissenting security holder to pursue dissenters' rights, and a copy of Sections 1300 through 1304 of the CCC. The statement of price by Driver constitutes an offer by Driver to purchase all shares held by a dissenting security holder at the stated amount.

   A dissenting security holder must, within 30 days after the date on which the approval notice is mailed to such dissenting security holder, mail or deliver a written demand to Driver stating that such dissenting security holder is demanding purchase of the shares of Driver common stock stating the number of shares which Driver must purchase, what the dissenting security holder claims to be the fair market value of such shares and enclosing the applicable share certificates for endorsement by Driver.

   If Driver and the dissenting security holder agree that such dissenting security holder is entitled to receive payment for the shares of Driver held by such dissenting security holder and agree upon the price of such shares, Driver must pay the dissenting security holder such agreed upon price plus interest thereon within 30 days from the later of (1) the date upon which such price was agreed or (2) the date all contractual conditions to the applicable Merger are satisfied.

   If Driver denies that such dissenting security holder is entitled to receive payment for the shares of Driver held by such dissenting security holder or if Driver and the dissenting security holder fail to agree upon the fair market value of shares of Driver common stock, then within six months after the date that the approval notice was mailed to the dissenting security holders, any dissenting security holder who has made a valid written purchase demand and who has not voted in favor of approval and adoption of the Driver Merger may file a complaint in California superior court requesting a determination as to whether such dissenting security holder is entitled to receive payment for the shares of Driver held by such dissenting security holder or as to the fair market value of such dissenting security holder's shares of Driver common stock.

 Under Delaware State Corporate Law

   Driver security holders have the option to exercise dissenters' rights under the Delaware General Corporations Law ("DGCL") rather than under the CCC. The limitations on the availability of appraisal rights under the DGCL are different from those under the CCC. See "--Dissenters' Rights Regarding the Mergers--Under California State Corporate Law." A dissenting security holder contemplating the exercise of dissenters' rights under Delaware law should carefully review the provisions of Section 262 of the DGCL, which are included in Appendix B to this Joint Information Statement/Prospectus.

   Under the DGCL, appraisal rights are not available to: (1) stockholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or are held of record by more than 2,000 holders; or (2) stockholders of a corporation surviving a merger if no vote of the stockholders of a corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger, and if certain other conditions are met.

   Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have appraisal right unless the holders of at least 5% of the class of outstanding shares claim the right. Appraisal rights are unavailable, however, if the shareholders of a corporation or the corporation itself, or both, immediately prior to a reorganization shall own (immediately after the reorganization) more than five-sixths of the voting power of the surviving or acquiring corporation or its parent. See "--Dissenters' Rights Regarding the Mergers--Under California State Corporate Law." These proscriptions do not apply to the Merger transactions at hand.

   The DGCL also does not provide stockholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its capital stock: (1) in exchange for all or substantially all of the assets of the business to be acquired, (2) in exchange for more than fifty percent of the outstanding shares of the corporation to be acquired, or (3) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. The CGCL generally treats these kinds of acquisitions in the same manner as a direct merger of the acquiring corporation with the corporation to be acquired. See "--Dissenters' Rights Regarding the Mergers--Under California State Corporate Law."

   Set forth below is a brief summary of the procedures that a Dissenting Security Holder must follow in order to perfect appraiser rights under DGCL. This summary is not intended to be complete and is qualified in its entirety by reference to Section 262 of the DGCL.

   If the proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting that appraisal rights are available for any or all of the constituent corporations and shall include in such notice a copy of Section 262 of the DGCL. Each shareholder electing to demand the appraisal of such stockholder's shares shall then deliver to the corporation, before the taking of the vote on the merger, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of such stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy vote against the merger shall not constitute such demand and instead each stockholder seeking to exercise appraisal rights must do so by submitting a separate written demand to the corporation. Within 10 days after the effective date of such merger, the surviving or resulting corporation shall notify each shareholder who exercised appraisal rights and not voted for or consented to the merger of the date that the merger became effective.

   Within 120 days after the effective date of the merger, the surviving or resulting corporation or any stockholder entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger. Within 120 days after the effective date of the merger, any stockholder seeking appraisal rights upon written request, shall be entitled to receive from the corporation surviving the merger a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

   Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of Delaware or of any state.

   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   From and after the effective date of the merger, no stockholder who has demanded appraisal rights shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within 120 days of the effective date of merger, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger, either within 60 days after the effective date of the merger or consolidation or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger shall have the status of authorized and unissued shares of the surviving or resulting corporation.

 Under Maine State Corporate Law

   Under Section 909 of the Maine Business Corporations Act ("MBCA"), any holder of record of shares of Berry Dunn common stock who does not desire to have such shares converted into shares of CenterPoint common stock pursuant to the Berry Dunn Merger may, alternatively, be paid the fair value of his or her shares if the corporate action to which he or she dissented is effected, provided that the dissenting security holder complies with the procedure described in this section. The fair value of shares shall be determined as of the day prior to the date on which the vote of the shareholders, or of the directors in case a vote of the shareholders was not necessary, was taken approving the proposed Merger, excluding any appreciation or depreciation of shares in anticipation of such corporate action.

   Set forth below is a brief summary of the procedures that a dissenting security holder must follow in order to perfect dissenters' rights under Maine law. This summary is not intended to be complete and is qualified in its entirety by reference to Sections 908 and 909 of the MBCA.

   A dissenting security holder, whether or not entitled to vote, shall file with Berry Dunn, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. No such objection shall be required from any shareholder to whom Berry Dunn failed to send notice of such meeting in accordance with the MBCA.

   If Berry Dunn's Merger is approved by the required vote and the dissenting shareholder did not vote in favor thereof, the dissenting shareholder shall file a written demand for payment of the fair value of his or her shares. Such demand: (1) shall be filed with Berry Dunn or, in the case of a merger or consolidation, with the surviving or new corporation, (2) shall be filed by personally delivering it, or by mailing it via certified or registered mail, to such corporation at its registered office within the State of Maine or to its principal place of business or to an address given to the Secretary of State (it shall be so delivered or mailed within 15 days after the date on which the vote of shareholders was taken, or the date on which notice of a plan of merger of a subsidiary into a parent corporation without vote of shareholders was mailed to shareholders of the subsidiary), (3) shall specify the shareholder's current address, and (4) may not be withdrawn without Berry Dunn's consent. A security holder who votes in favor of Berry Dunn's Merger will lose the right to receive payment for the fair value of the shares of Berry Dunn's common stock held by such dissenting security holder.

   Any shareholder failing either to object to the proposed corporate action or to make demand in the time and manner provided shall be bound by the terms of the proposed corporate action. Any shareholder making such objection and demand shall thereafter be entitled only to payment as in Section 909 and shall not be entitled to vote or to exercise any other rights of a shareholder.

   The right of a shareholder otherwise entitled to be paid for the fair value of his or her shares shall cease, and his or her status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim if (a) his or her demand shall be withdrawn upon consent, or (b) the proposed corporate action shall be abandoned or rescinded, or the shareholders shall revoke the authority to effect such action, or (c) in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger, or (d) no action for the determination of fair value by a court shall have been filed within the time provided in Section 909, or (e) a court of competent jurisdiction shall determine that such shareholder is not entitled to the relief provided by Section 909.

   At the time of filing his or her demand for payment for his or her shares, or within 20 days thereafter, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation or its transfer agent for notation thereon that such demand has been made; such certificates shall promptly be returned after entry thereon of such notation.

   The surviving corporation shall give written notice to each dissenting shareholder who has made objection and demand as provided in the MBCA that the corporate action dissented to has been effected, and shall make a written offer to each dissenting shareholder to pay for such shares at a specified price deemed by the corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class. The notice and offer shall be accompanied by a balance sheet of Berry Dunn, as of the latest available date and not more than twelve months prior to the making of such offer, and a profit and loss statement for the 12 months' period ended on the date of such balance sheet. The offer shall be made within the later of 10 days after the expiration of the period provided in the statute, for making demand, or 10 days after the Merger is effected; the Merger shall be effected for this purpose when the articles of merger or consolidation are filed or upon which later effective date as is specified in the articles of merger or consolidation as permitted by the MBCA.

   If within 20 days after the date by which the corporation is required by the MBCA to make a written offer to each dissenting shareholder to pay for his or her shares, the fair value of such shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made within 90 days after the date on which the Merger was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

   If within the additional 20-day period during which the corporation is required to make a written offer to the dissenting shareholder, one or more dissenting shareholders and the corporation have failed to agree as to the fair value of the shares, then the corporation may, or shall, if it receives a demand, bring an action in the Superior Court in Maine. Such action shall be brought in the county where the registered office of Berry Dunn was last located. Such action: (1) shall be brought by the corporation if it receives a written demand for suit from any dissenting shareholder, which demand is made within 60 days after the date on which the corporate action was effected; and if it receives such demand for suit, the corporation shall bring the action within 30 days after receipt of the written demand; or (2) in the absence of a demand for suit, may at the corporation's election be brought by the corporation at any time from the expiration of the additional 20-day period until the expiration of 60 days after the date on which the corporation action was effected.

   If the corporation fails to institute the action within the period specified above, any dissenting shareholder may thereafter bring such an action in the name of the corporation. However, no such action may be brought, either by the corporation or by a dissenting shareholder, more than six months after the date on which the corporate action was effected.

   The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, has satisfied the requirements of the statute and is entitled to receive payment for his or her shares; as to any dissenting shareholder with respect to whom the corporation makes such a request, the burden is on the shareholder to prove that he or she is entitled to receive payment. The court shall then proceed to fix the fair value of the shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or an amendment thereof.

 Under New York State Corporate Law

   Under Section 910 of the New York Business Corporations Law ("NYBCL"), any holder of record of shares of Urbach common stock who does not desire to have such shares converted into shares of CenterPoint common stock pursuant to the Urbach Merger may, alternatively, elect to receive a payment in cash equal to the fair value (determined solely in the manner described below) of the Urbach shares held by such dissenting security holder and certain other rights and benefits, provided that the dissenting security holder complies with the provisions of Section 623 of the NYBCL. A dissenting security holder contemplating the exercise of these dissenters' rights should carefully review the provisions of Sections 623 and 910.

   Set forth below is a brief summary of the procedures that a dissenting security holder must follow in order to perfect dissenters' rights under New York law. This summary is not intended to be complete and is qualified in its entirety by reference to Sections 623 and 910 of the NYBCL.

   Under Section 623, a dissenting security holder must file a written objection to the Urbach Merger with Urbach prior to the Urbach meeting or at the Urbach meeting but prior to the vote on the Urbach Merger proposal. Such written objection should include the dissenting security holder's notice of election to dissent, the dissenting security holder's name and residence address, the number and class of shares as to which such dissenting security holder dissents and a demand for payment of the fair value of such shares if the Urbach Merger is approved.

   If the security holders approve the Urbach Merger, then Urbach must give written notice of such approval to each dissenting security holder who filed a written objection and who did not vote in favor of such Urbach Merger proposal within ten days of the date such Urbach Merger proposal was approved. A security holder who votes in favor of the Urbach Merger will be deemed to have elected not to enforce the right to receive payment for the Urbach shares held by such dissenting security holder.

   If an Urbach dissenting security holder holds shares represented by certificates, such dissenting security holder must submit all applicable certificates to Urbach, within one month after such dissenting security holder files a written notice of election to dissent. Any dissenting security holder holding shares represented by certificates who does not submit such certificates in this manner may lose such dissenting security holder's dissenters' rights under Section 623.

   Urbach may, or if the Merger of such entity has been consummated, Urbach must, make a purchase offer to each dissenting security holder to pay the offer price which Urbach or CenterPoint, as applicable, believes to be a "fair value" under Section 623 for the Urbach shares held by such dissenting security holder. Such purchase offer must be made within 15 days of the later of (1) the consummation of the Urbach Merger or (2) the expiration of the period within which security holders may file their notices of election to dissent. All dissenting security holders holding the same class of securities of Urbach must be offered the same price per share of such class of securities.

   If the Urbach Merger has been consummated at the time the purchase offer is made, CenterPoint must, concurrently with the purchase offer, provide to each dissenting security holder (1) who has submitted the certificates evidencing the applicable shares of Urbach, as provided above, an advanced payment of an amount equal to 80% of the offer price, and (2) who has not yet submitted the requisite certificates, a statement that an advanced payment of an amount equal to 80% of the offer price will be made promptly upon the submission of such certificates. If the purchase offer is made prior to the consummation of the applicable Urbach Merger, then such advanced payments or statements relating to advanced payments, as the case may be, will be made upon the consummation of the Urbach Merger.

   If, within 30 days after the date of a purchase offer, a dissenting security holder accepts the purchase offer or if the dissenting security holder and Urbach or CenterPoint, as applicable, agree upon an alternate value for the dissenting security holder's shares, then any remaining payments owed to the dissenting security holder must be made to the dissenting security holder within 60 days after the date of the purchase offer or 60 days after the Urbach Merger is consummated, whichever is later.

   If (a) Urbach or CenterPoint, as applicable, fails to make a purchase offer within the required 15-day period discussed above or (b) a dissenting security holder rejects the purchase offer and such dissenting security holder and Urbach or CenterPoint, as applicable, cannot within 30 days of the date of the purchase offer agree upon a value for the shares of Urbach held by such dissenting security holder, then the following procedures will apply:

     (1) Urbach or CenterPoint, as applicable, will institute a special proceeding in the Supreme Court in the judicial district in which the office of the entity is located within 20 days after the expiration of the 15 or 30-day period discussed above, as the case may be, to determine the rights of the dissenting security holder and to fix the fair value of such dissenting security holder's shares.

     (2) The court will determine (a) whether the dissenting security holder is entitled to receive payment for such dissenting security holder's shares, and (b) the fair value for such shares. In determining the fair value for such shares, the court will consider the nature of the transaction giving rise to the dissenting security holder's right to receive payment under Section 623, the effects of the transaction on the corporation and the security holders, the concepts and methods customarily used in the relevant securities and financial markets to determine the value of the share of a corporation engaging in a similar transaction under comparable circumstances, and all other relevant factors. This determination is to be made by a judge without a jury, and in making the determination there is to be no reference to an appraiser or a referee.

     (3) Each party to the proceeding must bear its own costs and expenses, including attorneys' and experts' fees, unless the court, in its discretion, assesses all or part of such costs and expenses against either the dissenting security holder or Urbach or CenterPoint, as applicable.

     (4) Within 60 days after the final determination of the court proceeding, Urbach or CenterPoint, as applicable, will pay to the dissenting security holder the amount found by the court to be owed to such dissenting security holder upon surrender of the certificates for any such shares represented by such certificates.

 Under Texas State Corporate Law

   Any holder of record of shares of Mann Frankfort common stock who does not desire to have such shares converted into shares of CenterPoint common stock pursuant to Mann Frankfort Merger may, alternatively, elect to receive the fair value of such shares, provided that the dissenting security holder complies with the provisions of Articles 5.11 and 5.12 of the TBCA. The term "fair value" is defined in Article 5.12 to mean the value of the shares as of the day immediately preceding Mann Frankfort's meeting, excluding any appreciation or depreciation in anticipation of the proposed Mann Frankfort Merger. A dissenting security holder contemplating the exercise of dissenters' rights under the TBCA should carefully review the provisions of Articles 5.11 and 5.12.

   Set forth below is a brief summary of the procedures that a dissenting security holder must follow in order to perfect dissenters' rights under Texas law. This summary is not intended to be complete and is qualified in its entirety by reference to Articles 5.11 and 5.12 of the TBCA.

   A dissenting security holder must file with Mann Frankfort, prior to Mann Frankfort's meeting, a written objection to Mann Frankfort's Merger. Such written objection should include (a) a statement to the effect that such dissenting security holder intends to exercise dissenters' rights if the Mann Frankfort Merger proposal is approved, and (b) the address of such dissenting security holder.

   If Mann Frankfort's Merger is approved by the requisite percentage of shares, then Mann Frankfort, as the surviving corporation in the Merger, must deliver or mail to each dissenting security holder who filed a written objection and did not vote in favor of the Mann Frankfort Merger an approval notice. A security holder who votes in favor of Mann Frankfort's Merger will lose the right to receive payment for the shares of Mann Frankfort's common stock held by such dissenting security holder.

   Within ten days from the date of delivery or mailing of the approval notice, a dissenting security holder must make a written demand to Mann Frankfort for payment of the fair value of the shares of Mann Frankfort common stock held by such dissenting security holder. Such demand must state the number and class of shares owned by such dissenting security holder and the fair value of such shares as estimated by the dissenting security holder.

   Within 20 days after receipt by Mann Frankfort of a demand by a dissenting security holder for payment of the fair value of the shares held by such dissenting security holder, Mann Frankfort shall deliver or mail to the dissenting security holder a written notice to the effect that Mann Frankfort will pay within 90 days after the effective date of the Mann Frankfort Merger
(i) the amount claimed, upon the surrender of the duly endorsed share certificates, or (ii) some other amount as the fair value, upon receipt of a notice from the dissenting security holder within 60 days after the date of such offer that such dissenting security holder will accept such amount in exchange for surrender of the duly endorsed share certificates. If Mann Frankfort and the dissenting security holder can agree upon the fair value, such value will be paid to the dissenting security holder and such dissenting security holder shall cease to have any interest in such shares or in either Mann Frankfort or CenterPoint. If agreement as to the fair value cannot be reached, either the dissenting security holder or Mann Frankfort may, within the time limits prescribed by Article 5.12, file a petition in Texas court asking for a finding and determination of the fair value of such shares. Court costs shall be allocated between the parties in such manner as the court shall determine to be fair and equitable.

 Under Washington State Corporate Law

   Under Section 23B.13.020 of the Washington Business Corporations Act ("WBCA"), any holder of record of shares of The Reppond Company ("TRC") Common Stock who does not desire to have such shares converted into shares of CenterPoint common stock pursuant to the TRC Merger may, alternatively, elect to receive the fair value of such shares, provided that the dissenting security holder complies with the provisions of Section 23B.13.010 through 23B.13.310 of the WBCA. The term "fair value" is defined to mean the value of the shares immediately before the effective date of the Merger, excluding any appreciation or depreciation in anticipation of the proposed TRC Merger, unless exclusion would be inequitable. A dissenting security holder contemplating the exercise of dissenters' rights under the WBCA should carefully review the provisions of Chapter 23B.13 of the WBCA, which are included in Appendix C attached to this Joint Proxy Statement/Prospectus.

   Set forth below is a brief summary of the procedures that a dissenting security holder must follow in order to perfect dissenters' rights under Washington State law. This summary is not intended to be complete and is qualified in its entirety by reference to Chapter 23B.13 of the WBCA.

   TRC must state in its notice to shareholders of the plan of Merger that they have a right to dissent from the Merger, plus include a copy of Chapter 23B.13 of the WBCA. A dissenting security holder must deliver to the TRC a written notice, prior to TRC's meeting at which a vote on the proposed Merger is to take place, of their intent to demand payment for the their shares if the proposed Merger is approved and they must not vote such shares in favor of the proposed action.

   If the Merger is approved, a written dissenters' notice must be sent to each shareholder who satisfied the requirements for dissenting within 10 days of the effective date of the TRC Merger. The notice must state where the demand for payment must be sent, inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received, supply a form for the demand of such payment, set a date by which the corporation must receive the payment demand which may not be fewer than 30 nor more than 60 days after the date the notice was delivered and must include a copy of chapter 23B.13 of the WBCA. If the Merger is taken without a vote of shareholders, the corporation within ten days after the effective date of the Merger shall give the same notice described in this paragraph to all shareholders entitled to assert dissenter's rights.

   Any dissenting security holder who is sent a written dissenters' notice, must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice in the preceding paragraph, and deposit the shareholder's certificates, or is not entitled to payment for its shares. TRC will then have to pay the dissenting security holder who complied with the requirements within 30 days of the later of the effective date of the Merger or the date the payment demand is received, the amount TRC estimates to be the fair value of the dissenting security holder's shares, plus accrued interest.

   Under Section 23B.13.280 of the WBCA, a dissenting security holder may notify TRC in writing of its own estimate of the fair value of its shares and amount of interest due if: (i) it believes the amount paid is less than the fair value of its shares, or the interest due was incorrectly calculated; (ii) TRC fails to make payment within sixty days after the date set for demanding payment; or (iii) TRC does not effect the proposed Merger and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment. A dissenting security holder waives the right to demand payment under this section unless it notifies TRC of the its demand in writing within thirty days after TRC made or offered payment for its shares.

   If a demand for payment remains unsettled, the corporation shall commence a proceeding in superior court within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares plus accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenting security holder whose demand remains unsettled the amount demanded.

 Dissenters' Rights with respect to a Washington State LLC

   Pursuant to Section 25.15.430 of the Washington Limited Liability Company Act ("WLLCA"), a member of a domestic limited liability company is entitled to dissent, and obtain payment of the fair value of the member's interest in the event of a merger of the limited liability company. "Fair Value" means the value of the member's limited liability company interest immediately before the effectuation of the merger to which the dissenting member objects excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable.

   The member may not challenge the merger unless the merger fails to comply with the procedural requirements of the WLLCA or the limited liability company agreement, or is fraudulent with respect to the member or the limited liability company.

   The limited liability company must send a written notice not less than ten days prior to the approval of the plan of merger, to all members that are entitled to vote, that they have a right to assert dissenters' rights, accompanied by a copy of Article XII of the WLLCA. The limited liability company must notify in writing, within ten days of approval of the merger, all members not entitled to vote that the plan of merger was approved along with a dissenters notice which includes: a statement of where the payment demand must be sent, a statement informing members as to the extent transfer of the member's interest will be restricted after the payment demand is received, a form for demanding payment, a date by which the limited liability company must receive the demand, which may not be less than 30, and no more than 60 days after the date the dissenters notice was delivered, and a copy of Article XII of the WLLCA.

   Payment to a dissenting member must be made within 30 days, of the later of, the date that the proposed merger becomes effective, or the payment demand is received. The limited liability company shall pay to the dissenting member the amount the company estimates to be the fair market value of the dissenting member's interest, plus accrued interest.

   Under Section 25.15.470 of the WLLCA, a dissenting member may notify the limited liability company in writing of its own estimate of the fair value of its interest and amount of interest due and demand payment of its estimate less payment already made to it by the limited liability company if: (i) it believes the amount paid is less than the fair value of its interest, or the interest due was incorrectly calculated; (ii) the limited liability company fails to make payment within 60 days after the date set for demanding payment; or (iii) the limited liability company, having failed to effectuate the proposed Merger, does not release the transfer restrictions imposed on its interests within 60 days after the date set for demanding payment. A dissenting member waives the right to demand payment under this section unless it notifies the limited liability company of its demand in writing within 30 days after the limited liability company made payment for its interest.

   If a demand for payment remains unsettled, the limited liability company shall commence a proceeding in superior court within 60 days after receiving the payment demand and petition the court to determine the fair value of the dissenting member's interest in the limited liability company plus accrued interest. If the limited liability company does not commence the proceeding within the sixty-day period, it shall pay each dissenting member whose demand remains unsettled the amount demanded.

Government and Regulatory Approvals

   It is a condition to the consummation of the transactions contemplated by each Merger Agreement that each of the CenterPoint Companies must have received necessary government and regulatory approvals prior to the Merger. At any time before or after the Effective Time of the Mergers the Federal Trade Commission or the Antitrust Division of the United States Department of Justice or any state could take action pursuant to the federal or state antitrust laws to seek to enjoin the consummation of a particular Merger. Private parties may also seek to take legal action under the antitrust laws. Based on information available to them, each of the CenterPoint Companies believes that the Merger applicable to each such CenterPoint Company can be effected in compliance with federal and state antitrust laws. None of the CenterPoint Companies is aware of any governmental or regulatory approvals required for the consummation of the applicable Merger, other than compliance with federal and applicable state securities and corporate laws.

                      CENTERPOINT SELECTED FINANCIAL DATA
                (in thousands, except share and per share data)

   CenterPoint will acquire the CenterPoint Companies simultaneously with the completion of the IPO. For financial statement presentation purposes, CenterPoint has been identified as the "accounting acquiror."

   The table below presents unaudited pro forma combined financial data for CenterPoint giving effect to the completion of the Mergers and certain pro forma adjustments to the historical financial statements. These data also reflect the closing of, and the application of the estimated net proceeds from,
the IPO, at an assumed initial public offering price of $      per share. The
summary pro forma combined financial data do not necessarily indicate the operating results or financial position that would have been achieved had the events described been completed during the periods presented. You should not view the results as representative of the future operating results or financial position of CenterPoint. See the unaudited pro forma combined financial statements and related notes and the historical financial statements of the CenterPoint Companies and related notes included elsewhere in this prospectus. Selected financial data related to the historical balance sheet and statement of operations for CenterPoint have been omitted as they are immaterial and do not provide meaningful information.

                                                                  Pro Forma
                                                                  Combined
                                                                 Year Ended
                                                              December 31, 1998
                                                              -----------------
Statement of Operations Data (1):
Revenues:
  Professional services......................................     $152,351
  Business and financial services............................       53,128
                                                                  --------
    Total revenues...........................................      205,479
Expenses:
  Professional services compensation and related costs (2)...       95,283
  Business and financial services compensation and related
   costs (2).................................................       35,358
  Other operating expenses (3)...............................       39,188
  Depreciation and amortization (4)..........................       10,783
                                                                  --------
Income from operations.......................................       24,867
Other income, net (5)........................................        1,495
                                                                  --------
Income before income taxes...................................       26,362
Provision for income taxes (6)...............................       12,887
                                                                  --------
Net income...................................................     $ 13,475
                                                                  ========
Net income per share.........................................
                                                                  ========
Shares used in computing net income per share (7)............
                                                                  ========

                                                           December 31, 1998
                                                       -------------------------
                                                        Pro Forma        As
                                                       Combined (8) Adjusted (9)
                                                       ------------ ------------
Balance Sheet Data:
  Working (deficit) capital...........................   $(90,672)    $ 18,729
  Total assets........................................    290,027      305,340
  Total long-term debt, net of current portion........     20,629          --
  Stockholders' equity................................    130,780      264,810

--------

(1) The pro forma combined statement of operations data assume that the Mergers and this offering were completed on January 1, 1998. These data do not necessarily indicate the results CenterPoint would have achieved had the IPO and Mergers actually occurred on that date and should not be viewed as representative of future operating results.

(2) The pro forma combined statement of operations data include an aggregate of approximately $22.1 million in pro forma reductions in compensation and benefits to certain owners and employees of the CenterPoint Companies. These individuals have agreed to these reductions in employment and incentive compensation agreements which will take effect upon completion of the IPO (the "Compensation Differential").

(3) Reflects the reduction in other operating expenses of $281,000 related to signing bonuses and a non-recurring stock compensation charge for management of CenterPoint, net of prospective compensation to management of CenterPoint as agreed to in the employment agreements.

(4) Includes the amortization of $234.2 million of goodwill to be recorded as a result of the Mergers over a 40-year period and computed on the basis described in the notes to the unaudited pro forma combined financial statements.

(5) Reflects a reduction of net interest expense of $2.2 million associated with long-term debt to be repaid from the proceeds of the IPO or retained by the owners of the CenterPoint Companies.

(6) Assumes all income is subject to a corporate income tax rate of 40% and assumes all goodwill is non-deductible.

(7) Includes (a) 12,569,367 shares to be issued to the owners and employees of the CenterPoint Companies in the Mergers; (b) 3,681,309 shares held by
    initial investors and management of CenterPoint; and (c)         of the
            shares of common stock sold in the IPO, net of underwriting discounts, necessary to pay the cash portion of the Merger consideration, to repay certain indebtedness of the CenterPoint Companies and to pay estimated expenses of the IPO.

(8) The pro forma combined balance sheet data assume that the Mergers were completed on December 31, 1998 and are not necessarily indicative of the financial position that would have been achieved had these events actually occurred on that date and should not be viewed as representative of CenterPoint's future financial position.

(9) Adjusted to reflect the sale of       shares of common stock offered by,
    and the application of the estimated net proceeds from, the IPO, at an
    assumed initial public price of $    per share, after which time a total of
         shares will be outstanding.

              CENTERPOINT MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following should be read in conjunction with "CenterPoint Selected Financial Data," the pro forma combined financial statements and related notes and the historical financial statements of the CenterPoint Companies and related notes appearing elsewhere in this prospectus.

Introduction

 General

   CenterPoint was created to become a leading provider of diversified professional, business and financial services and products to a broad spectrum of middle-market clients. CenterPoint has conducted no operations and generated no revenues to date and has entered into agreements to acquire the eleven CenterPoint Companies simultaneously with the closing of the IPO. CenterPoint's revenues are derived primarily from professional services and business and financial services and products. CenterPoint's pro forma combined revenues for the year ended December 31, 1998 totaled $205.5 million, of which approximately 74% was derived from professional services and approximately 26% from business and financial services and products.

 Overview--Professional Services--Historical Results of Operations

   CenterPoint's professional services firms provide a full range of consulting, accounting, tax and related professional services to middle-market clients. The following table presents the combined historical revenues of CenterPoint's professional services firms for the periods shown:

           Fiscal 1996                  Fiscal 1997                               Fiscal 1998
           -----------                  -----------                               -----------
                                (Dollars in thousands)
           $105,716                      $124,824                                  $149,280

   Professional services revenues are primarily affected by the number of billable hours and the realized rates per hour. Professional services expenses consist of member compensation and related costs, employee compensation and related costs and other operating expenses. Member compensation and related costs include all compensation and compensation-related expenses for senior professionals who share in each firm's profits. Employee compensation and related costs include all compensation and compensation-related expenses for non-member professionals and administrative staff. Other operating expenses consist of occupancy, information technology systems maintenance, practice development, training, recruiting, office supplies and other such costs.

   Member compensation is primarily affected by the overall profitability of the firm which is affected by billable hours, realized rates per hour, employee compensation and related costs and other operating expenses. Employee compensation and related costs are primarily affected by the demand for qualified professionals within the professional services industry, a firm's leverage ratio and engagement efficiencies. Other operating expenses are primarily affected by the number and experience level of professional and administrative staff, prevailing rates of compensation, the amount and cost of leased office space, the firm's investments in information technology, the frequency of training and the extent to which a firm promotes its practice or develops new product lines.

 Overview--Business and Financial Services--Historical Results of Operations

   CenterPoint's business and financial services firms provide insurance brokerage, employee benefits design and administration and related business and financial services and products to middle-market clients. The following table presents the combined historical revenues of CenterPoint's business and financial services firms for the periods shown:

           Fiscal                        Fiscal                                            Fiscal
            1996                          1997                                              1998
           -------                       -------                                           -------
                                (Dollars in thousands)
           $39,108                       $44,889                                           $51,711

   Insurance brokerage commissions and related revenues are primarily affected by prevailing insurance premium levels, brokerage commission rates, the number of policies sold or renewed and the number of clients served. Revenues from employee benefits design and administration are primarily affected by the number of insured lives administered, the management fee per life and the prevailing rates for other services provided. Business and financial services expenses consist of producer compensation, employee compensation and related costs and other operating expenses. Producer compensation represents compensation paid to insurance brokerage producers. Employee compensation and related costs include all compensation and compensation-related expenses for management personnel and administrative staff. Other operating expenses consist of occupancy, information technology systems maintenance, promotional, training, office supplies and other such costs.

   Insurance brokerage producer compensation depends primarily upon the number of policies sold or renewed as such compensation is typically calculated as a percentage of commission revenues. Employee compensation and related costs are primarily affected by the size of the firm's staff, demand for qualified personnel in the industry and the firm's administrative efficiency. Other operating expenses are primarily affected by the size of the firm, the amount and cost of leased office space, the frequency of training and the extent to which a firm advertises or develops new lines of business.

 Overview--CenterPoint--Unaudited Pro Forma Combined Results of Operations

   The following table sets forth the unaudited pro forma combined operating results of CenterPoint for the year ended December 31, 1998. For a discussion of the pro forma adjustments, see the unaudited pro forma combined financial statements and the notes thereto included elsewhere in this prospectus.

                                                               Year ended
                                                           December 31, 1998
                                                         -----------------------
                                                         (Dollars in thousands)
     Revenues:
       Professional services............................ $    152,351      74.1%
       Business and financial services..................       53,128      25.9
                                                         ------------ ---------
                                                              205,479     100.0
     Expenses:
       Compensation and related costs...................      130,641      63.6
       Other operating expenses.........................       39,188      19.1
       Depreciation and amortization....................       10,783       5.2
                                                         ------------ ---------
     Income from operations............................. $     24,867      12.1%
                                                         ============ =========

   CenterPoint's expenses consist of payroll and related costs of professional and administrative personnel, occupancy costs, practice development expenses, other operating expenses and depreciation and amortization expenses. Payroll and related costs include base and incentive compensation, related payroll taxes, group insurance and other employee benefit costs. Occupancy costs include rent related to office space, parking and repair and maintenance expenses. Practice development expenses include promotional expenses such as marketing and advertising and the cost of developing new clients. Other operating expenses include all other operating costs such as bad debt expense, travel, computer-operating expenses and other such costs.
Depreciation and amortization expense relates primarily to the depreciation of computer hardware and software and office furnishings and equipment as well as the amortization of goodwill associated with the Mergers.

   CenterPoint has created a unique compensation structure for its professional services firms. Senior professionals' compensation is subject to contractual agreements regarding the amount and timing of payments made thereunder. These incentive compensation agreements provide for the retention by CenterPoint of a specified fixed dollar amount ("CenterPoint Base Earnings") of each firm's annual operating earnings before any compensation is paid to the firm's senior professionals. Such compensation structure is designed to provide CenterPoint with a baseline level of earnings before corporate expenses. Operating earnings in excess of a threshold amount will be subject to a split, with 40% of any such earnings retained by CenterPoint and 60% allocated to the senior professionals. For more information concerning the compensation agreements, including the definitions of certain terms, see "Business of CenterPoint after the Mergers--Employee Incentives--Professional Services." See also the unaudited pro forma combined financial statements and related notes included in this prospectus.

   On a pro forma combined basis for the year ended December 31, 1998, Operating Earnings (as defined below), CenterPoint Base Earnings and senior professionals' compensation would have been as follows:

                         (Dollars in thousands)
           Operating Earnings (1).................... $56,710
           CenterPoint Base Earnings................. $29,871
                                                      -------
           Senior professionals' compensation........ $26,839
           Senior professionals' compensation as a
            percentage of Operating Earnings.........   47.3%

--------
(1) As shown in this table, "Operating Earnings" means the combined operating income of the professional services firms plus related depreciation, amortization and senior professionals' compensation.

   CenterPoint expects to realize certain savings following the Mergers as a result of (a) the integration of services, products and offices, (b) operating efficiencies and purchasing economies of scale in areas such as systems components and development, telecommunications and other operating expenses and
(c) the consolidation of insurance, employee benefits and other administrative expenses. CenterPoint has not and cannot quantify these savings until completion of the Mergers and the integration of the CenterPoint Companies. CenterPoint also expects to incur additional costs associated with public ownership, corporate management and administration and the initial creation of its technology infrastructure. However, these costs, except for prospective compensation payable pursuant to employment agreements with management, cannot be quantified accurately at this time. Accordingly, except for such prospective compensation, neither the expected savings nor the expected costs have been included in the unaudited pro forma combined financial statements of CenterPoint. These various future costs and possible future cost savings may make useful comparisons of future operating results with historical operating results difficult.

   Centerpoint's professional services firms recognize revenues as the related services are provided and bill clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known taking into account any fixed price agreements that may be in process. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

   CenterPoint's insurance brokerage businesses principally recognize commission income on the later of the effective date of the policy or the billing date. Commissions on premiums billed and collected directly by the insurance company are principally recognized as income when received by CenterPoint. Contingent commissions are recorded when received. Service fee income is recognized as earned, which is ordinarily over the period in which the services are provided. CenterPoint's third party administration business recognizes revenues as the related services are provided. CenterPoint bills administration fees for administering its customers' self-insured health plans. Administration fees are based on a fixed amount per eligible life per month and CenterPoint receives reinsurance commissions from the various reinsurance carriers utilized. The reinsurance commissions are determined by the terms of the reinsurance carrier agreements. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

 Seasonality

   Certain of CenterPoint's professional services firms regularly experience higher revenues in the first and second calendar quarters due to a number of factors, including the seasonality of accounting, tax processing, tax planning and related professional services. CenterPoint believes that quarter-to-quarter comparisons of results of operations are not necessarily meaningful or indicative of the results that CenterPoint may achieve for any subsequent quarter or fiscal year.

   On a prospective basis, CenterPoint's baseline earnings from its professional services firms will be recognized as earned on a basis consistent with the seasonality of the underlying Subsidiary Operating Earnings. CenterPoint's earnings from professional services firms in excess of baseline earnings will also be recognized as earned on a seasonal basis.

 Pro Forma Combined Liquidity and Capital Resources

   The CenterPoint Companies' principal sources of liquidity have historically been cash flows from operating activities. After the completion of the Mergers and the IPO, CenterPoint will have approximately $18.7 million of working capital. It is expected that certain short-term and long-term debt of the CenterPoint Companies, totaling approximately $28.6 million as of December 31, 1998, will be repaid from the net proceeds of the IPO.

   CenterPoint is seeking to obtain a revolving credit facility of up to $100 million. Although such revolving credit facility is expected to be available upon the completion of the IPO, CenterPoint has not obtained any commitment nor can there be any assurance that CenterPoint will be able to obtain such revolving credit facility or other financing it may need on terms it deems acceptable. It is expected that such facility, if obtained, will require CenterPoint to comply with various loan covenants, including: (a) maintenance of certain financial ratios, including minimum tangible net worth; (b) restrictions on additional indebtedness; and (c) restrictions on liens, guarantees, advances and dividends. Such facility is intended to be used for acquisitions, capital expenditures, working capital and other general corporate purposes. Obtaining a credit facility in an amount not less than $75 million is a condition to closing of the Mergers.

   The CenterPoint Companies' capital expenditures were $5.2 million for the year ended December 31, 1998, primarily for purchases of equipment. CenterPoint believes that cash flow from operations, borrowings under the proposed revolving credit facility and the unallocated net proceeds of the IPO, if any, will be sufficient to fund CenterPoint's expected working capital needs, debt service requirements and planned capital expenditures for at least the next 12 months.

   CenterPoint will incur certain contingent payment obligations in connection with the Mergers. See "Certain Transactions--The Mergers."

   CenterPoint intends to pursue selected acquisition opportunities. The timing or success of any acquisition efforts is unpredictable. Accordingly, CenterPoint is unable to estimate its expected capital commitments. Funding for future acquisitions will likely come from a combination of the unallocated net proceeds of the offering, internally generated cash flow from operations, borrowings under the anticipated revolving credit facility or other debt financings and the issuance of additional equity. See "Risk Factors-- CenterPoint may not be able to obtain adequate financing to implement its strategies."

 SAB 97

   SEC Staff Accounting Bulletin No. 97 ("SAB 97") requires the application of purchase accounting when three or more substantive operating entities combine in a single business combination effected by the issuance of stock just prior to or simultaneously with an initial public offering and the combination does not meet the pooling-of-interest criteria of Accounting Principles Board Opinion No. 16. CenterPoint has been identified as the accounting acquiror in accordance with the provisions of SAB 97, which states that the recipient of the largest portion of voting rights in the combined corporation is presumed to be the accounting acquiror for financial statement presentation purposes. Accordingly, the excess purchase price over the fair value of the net assets acquired from the CenterPoint Companies of approximately $234.2 million will be amortized over a period of 40 years as a non-cash charge to CenterPoint's income statement. This amortization will be approximately $5.9 million per year.

 Amortization of Intangible Assets

   The $234.2 million of goodwill resulting from the Mergers represents approximately 76.7% of CenterPoint's pro forma total assets as of December 31, 1998. CenterPoint plans to evaluate continually whether events or circumstances have occurred that indicate that the remaining useful life of goodwill may warrant revision. Additionally, in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," CenterPoint will evaluate any potential goodwill impairments by reviewing the future cash flows of respective acquired entities' operations and comparing these amounts with the carrying value of the associated goodwill.

 Recently Issued Accounting Standards

   Segment Reporting. In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of An Enterprise and Related Information." SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. In general, such information must be reported externally in the same manner used for internal management purposes. SFAS No. 131 is effective for financial statements issued for periods beginning after December 15, 1997. In the initial year of adoption, comparative information for earlier years must be restated. Since SFAS No. 131 only requires disclosure of certain information, its adoption will not affect CenterPoint's financial position or results of operations.

   Accounting for Derivative Instruments and Hedging Activities. In June 1998, FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities, supersedes and amends a number of existing standards. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999, but earlier adoption is permitted. Upon initial application, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. Recognition of changes in fair value depends on whether the derivative is designated and qualifies as a hedge, and the type of hedging relationship that exists. CenterPoint does not currently hold any derivative instruments or participate in any hedging activities.

Inflation

   Substantially all of CenterPoint's client services agreements and insurance policies allow, at the time of renewal, for adjustments in the fees payable thereunder and thus may enable CenterPoint to seek increases in the amounts charged. Such increases have historically allowed the CenterPoint Companies to respond to increases in their costs, the most significant component of which is compensation expense. The substantial majority of these agreements and policies are for one year or less and the remaining agreements and policies are for terms of up to two years. The short-term nature of these agreements and contracts generally reduce the risk to CenterPoint of the adverse affect of inflation.

Year 2000 Compliance

   The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time-sensitive hardware and software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, bill and collect fees, or engage in similar normal business activities.

   Each CenterPoint Company has undertaken, and substantially completed, an assessment of the potential overall impact of such year 2000 risks on its business, financial condition and results of operations. CenterPoint believes that it has satisfactorily assessed its internal risks with respect to its information technology ("IT") systems and is in the process of identifying its non-IT systems to assess their year 2000 readiness. Critical IT systems include, but are not limited to: time and billing, accounts receivable and cash collections, accounts payable and general ledger, human resources and payroll, cash management, fixed assets and all IT hardware (such as desktop/laptop computers and data networking equipment). Critical non-IT systems include telephone systems, fax machines, copy machines and building security systems. To date, CenterPoint has not identified any material year 2000 problems with IT or non-IT systems. Based on an ongoing survey of such year 2000 risks, CenterPoint currently estimates that the total cost of its year 2000 compliance and remediation activities will be approximately $400,000 to $500,000, of which approximately $330,000 had been incurred as of December 31, 1998. However, CenterPoint cannot guarantee that actual compliance costs will fall within the range of this estimate, that any future acquisition of a business will not require substantial year 2000 compliance expenditures or that precautions that CenterPoint has taken to protect its business from or minimize the impact of year 2000 issues will be adequate. Any damage to CenterPoint's information processing system, failure of telecommunications lines or breach of the security of its computer systems could result in an interruption of operations or other loss which may not be covered by insurance. Any such event could have a material adverse effect on CenterPoint's business, financial condition or results of operations.

   Each of the CenterPoint Companies has also undertaken an assessment of the year 2000 readiness of its significant customers, business partners and vendors to determine the extent to which CenterPoint's interface systems are vulnerable to the failure of those third parties to remediate their own year 2000 issues. To date, CenterPoint is not aware of any significant customers, business partners or vendors with a year 2000 issue that would materially affect CenterPoint or a CenterPoint Company. However, CenterPoint cannot guarantee that the systems of other companies, on which CenterPoint's operations rely, will be timely converted or that failure to timely convert would not have a material adverse effect on CenterPoint's business, financial condition or results of operations.

   CenterPoint believes that each CenterPoint Company has a program in place to resolve the year 2000 issue in a timely manner. In addition, CenterPoint has commenced its contingency planning for critical operational areas that might be affected by the year 2000 issue if compliance by CenterPoint is delayed. Aside from catastrophic failure of banks, utilities or governmental agencies, CenterPoint believes that it could continue its normal business operations. Unless such catastrophic failure occurs, CenterPoint does not believe that the year 2000 issue will materially affect its results of operations, liquidity or capital resources.

   Several of the CenterPoint Companies have information technology consulting practices that have periodically been asked by clients to provide certain year 2000 consulting services. Although CenterPoint believes, based on the services it has provided to date, that it has limited exposure to claims that may be asserted by clients whose systems might be compromised as a result of a year 2000 related malfunction, there can be no assurance that material claims will not be made.

                               INDUSTRY OVERVIEW

The Competitive Environment

   According to the U.S. Department of Commerce, firms providing traditional accounting services--accounting, auditing and bookkeeping--generated approximately $59.3 billion in revenues in 1997. Such revenues were projected to grow to $65.8 billion for 1998, with further growth in these revenues expected at an annual rate of 9% to 10% from 1999 through 2002, assuming moderate U.S. economic growth.

   According to a report published by the AICPA in 1996, the distribution of AICPA members employed by accounting firms was as shown below.

                                                   Total
                                              Number of AICPA     Average
                                    Number of   Members in    Number of AICPA
               Firm Size*             Firms        Firms      Members per Firm
     ------------------------------ --------- --------------- ----------------
     The Big Five
       Big Five....................       5        20,928          4,185
     Regional Firms
       Next six largest firms......       6         3,516            586
       Firms with more than 100
        members....................      16         2,237            139
       Firms with 50 to 99
        members....................      50         3,265             65
       Firms with 25 to 49
        members....................     215         6,948             32
     Local Firms
       Firms with 10 to 24
        members....................   1,218        17,003             13
       Firms with 5 to 9 members...   2,937        18,767              6
     Tax and Bookkeeping Firms
       Firms with 2 to 4 members...  11,586        29,547              2
       1 member....................  30,406        30,406              1
                                     ------       -------
                                     46,439       132,617
                                     ======       =======

    --------

    *The italicized headings reflect CenterPoint's categorizations.

   Based on the pro forma combined revenues of CenterPoint's eight professional services firms for the fiscal year ended December 31, 1998, CenterPoint would have been ranked No. 13 in the Top 100 had the CenterPoint Companies been combined throughout such period.

   CenterPoint categorizes the competitive environment in the following manner:

  . The Big Five. This segment consists of Arthur Andersen, Deloitte &
    Touche, Ernst & Young, KPMG and PricewaterhouseCoopers. These multinational firms provide diversified professional, business and financial services and products primarily to publicly-held corporations and large private companies, focusing mainly on Fortune 1000 companies.

  . Regional Firms. These firms provide services primarily to privately-held, middle-market clients. Firms in this segment continue to expand service and product offerings beyond traditional accounting.

  . Local Firms. This segment is comprised of firms whose clients are primarily small, local businesses. Many of these firms have also begun to offer non-traditional services and products, typically on a niche basis.

  . Tax and Bookkeeping Firms. These businesses generally provide basic bookkeeping, tax return preparation and traditional accounting services to small businesses and individuals. This segment is extremely fragmented, consisting of approximately 42,000 firms and/or sole practitioners. This category also includes storefront operations of franchisors.

   CenterPoint believes that its primary competitors in the accounting industry are the regional firms, although it also competes for certain clients and in certain markets with the Big Five, other national firms and larger local firms. Although a trend toward consolidation among accounting firms is emerging, the regional and local segments are still highly fragmented, with no single firm accounting for more than 1% of the industry's total revenues. CenterPoint believes that the fragmented nature of these segments presents opportunities for future acquisitions.

Industry Opportunities

   CenterPoint believes that certain industry trends have created a significant opportunity for a company that provides high quality, diversified professional, business and financial services and products to middle-market clients. CenterPoint intends to capitalize on this opportunity by utilizing its professional services firms as focal points for delivering its high quality services and products. Industry trends include the following:

 Client-Driven Expansion of Services Provided by Trusted Advisors

   CenterPoint believes that market forces are redefining the lines that once separated the delivery of traditional accounting services from other professional, business and financial services and products. Management believes that this has occurred primarily as a consequence of the willingness of clients to use outside service providers to meet their increasingly complex needs.

   According to U.S. Department of Commerce analysts, the accounting profession is facing greater demand for value-added consulting services. Revenues of the Top 100 increased 24% to $31.6 billion in 1998 from $25.5 billion in 1997. Consulting services represented the biggest factor in this growth, outpacing growth in revenues from tax services and from accounting and auditing services. Clients whose engagements have traditionally been limited to accounting and tax services are increasingly looking to their accounting professionals to provide--or refer them to--additional services such as management consulting, insurance brokerage, employee benefits design and administration and information technology consulting. CenterPoint believes that clients are increasingly seeking a single provider of multiple outsourced services and that accounting professionals are uniquely situated to respond to these demands because of their position as trusted advisors.

   CenterPoint believes that it is well positioned to capitalize on this expansion of clients' demands as it offers a network of trusted advisors as well as expertise in business and financial services and products, including insurance brokerage and employee benefits design and administration services. These industries are also experiencing consolidation and other changes, including the convergence of insurance brokerage services with the distribution of other business and financial services and products. CenterPoint believes that these trends present additional opportunities for future acquisitions.

 Increasingly Complex Needs of Middle-Market Clients

   CenterPoint believes that the Big Five are increasingly focused on the needs of their largest, publicly-held corporate clients. According to a 1998 survey by Public Accounting Report, of the approximately 14,000 publicly-held clients served by the top 100 accounting firms in that survey, approximately 90% were being served by the Big Five. The Big Five have developed globally diversified business, financial and consulting services in response to the complex needs of these large clients. CenterPoint believes that the needs of middle-market clients are increasingly complex, creating opportunities for large, regional accounting firms to expand their service and product offerings beyond traditional accounting. Revenues of the Top 100 other than the Big Five grew to $4.9 billion in 1998, an increase of 23% from 1997. Consulting revenues were the most significant contributor to this growth.

 Changing Regulatory Environment

   As demand for non-traditional services from accounting firms has increased, state regulations are evolving to keep pace with this new industry dynamic. Accordingly, as more states allow CPAs to diversify into new business lines, there is increasing opportunity for and competitive pressure on accounting firms to enter into these businesses. CenterPoint believes that many local and regional accounting firms do not have access to capital, possess the expertise necessary or offer the diversified services required to compete effectively in this evolving market environment. See "Business of CenterPoint after the Mergers--Regulation--Accounting Profession."

                   BUSINESS OF CENTERPOINT AFTER THE MERGERS

Introduction

   CenterPoint is a leading provider of diversified professional, business and financial services and products to a broad spectrum of middle-market clients. CenterPoint offers a full range of consulting, accounting, tax and related professional services, as well as complementary business and financial services and products, including insurance brokerage and employee benefits design and administration. These services and products are provided by more than 2100 employees who serve clients located throughout the United States. CenterPoint principally focuses on middle-market clients that are privately-held companies, governmental and not-for-profit entities and affluent individuals and families.

   CenterPoint was created to provide comprehensive and effective solutions to the increasingly complex needs of middle-market clients through an integrated network of expert advisors. CenterPoint has assembled a group of founding companies with distinct expert capabilities, reputations for quality, effective leadership and strong "trusted advisor" relationships with clients. The CenterPoint Companies are well-established in their markets, having been in business an average of 27 years. On a combined historical basis, revenues of the CenterPoint Companies increased from approximately $144.8 million in fiscal 1996 to approximately $201.0 million in fiscal 1998, representing a compound annual growth rate of 17.8%.

Business Strategy

   CenterPoint's goal is to provide middle-market clients with personalized, local service backed by the depth, resources and expert capabilities of a diversified, national firm. Key elements of CenterPoint's client-focused business strategy include:

  . Develop and Deliver Diverse, High Quality Services and Products.
    CenterPoint currently offers a broad range of high quality professional, business and financial services and products. In order to continue providing clients with the most effective solutions, CenterPoint intends to (1) enhance its current service and product offerings by capitalizing on its existing expertise and (2) develop new services and products through innovation and selected acquisitions and alliances.

  . Create National Practices by Leveraging Existing Expertise. Several of the CenterPoint Companies have developed strong national or regional reputations with respect to a particular industry, service or product. For example, CenterPoint has significant advisory expertise in the real estate, manufacturing, health care and construction industries and in specialized services including litigation consulting services and information technology consulting services. CenterPoint also has expertise in insurance brokerage and employee benefits administration services. CenterPoint intends to utilize its national practices as:

    . Clearinghouses of knowledge that provide industry, service or product expertise to all CenterPoint business units.

    . Resources for the development of "best practices" that will be used for training, continuing education and practice development throughout CenterPoint.

    . Platforms for identifying, integrating and managing future acquisitions. See "--Acquisitions and Alliances."

  . Expand Presence in Key Geographic Markets. Capitalizing on the strong reputations of the CenterPoint Companies, CenterPoint intends to build upon its local presence through targeted acquisitions. At the same time, CenterPoint intends to take advantage of its geographic diversity in order to promote the CenterPoint brand nationally by adopting a marketing strategy that highlights CenterPoint's expanded functional capabilities and market presence.

  . Employ an Integrated Management and Systems Infrastructure. CenterPoint recognizes the importance of integrating and coordinating its various business units and systems and has hired a chief integration officer to spearhead this process. CenterPoint's executive management team will work closely with the CenterPoint Companies to ensure the proper implementation and integration of CenterPoint's business and growth strategies.

Internal Growth Strategy

   Key elements of CenterPoint's growth strategy include:

  . Leveraging Its Trusted Advisor Relationships. CenterPoint believes that its trusted advisor relationships present an opportunity to provide additional services and products to clients. CenterPoint intends to leverage these relationships by utilizing its professional services firms as the principal focal points for delivering CenterPoint's diversified services and products. By capitalizing on its client relationships as well as its reputation for quality, each CenterPoint Company can help navigate its clients to the expertise, services and products that provide the best solutions to their business and personal needs.

  . Instituting Incentives for Client and Knowledge Sharing. CenterPoint intends to implement incentives to motivate the sharing of client relationships and expertise throughout CenterPoint. In addition, CenterPoint utilizes stock ownership to ensure that the objectives of its various operating businesses are aligned with those of CenterPoint.

  . Capturing Benefits of Scale. CenterPoint believes that it can achieve certain benefits as a result of its size. Its combined client base, number of professionals and numerous industry and product specialties provide significant opportunities to create national practices. CenterPoint's broad geographic coverage will enable it to serve clients as they expand into new markets. In addition, CenterPoint believes that it can reduce costs through greater purchasing power in key expense areas and by eliminating or consolidating certain duplicative administrative functions.

Acquisitions and Alliances

   CenterPoint believes that the emergence of a diversified professional, business and financial services industry will create significant acquisition opportunities. CenterPoint believes that many regional and local firms are facing pressure to join larger enterprises that provide the resources and breadth of service and product offerings necessary to fulfill client needs and to compete successfully in this evolving market. As a result, CenterPoint expects that numerous firms will explore alternatives to independent ownership.

   CenterPoint intends generally to focus on acquisition targets that have a strong financial history, offer effective management and entrepreneurial leadership and have strong client relationships. In particular, CenterPoint intends to further its strategy by targeting acquisition and alliance candidates that:

  . provide a professional services practice with a national or regional reputation;

  . expand CenterPoint's offerings and expertise to build and enhance national practices;

  . function as a distribution point by providing a local presence in new geographic markets; or

  . expand the presence of CenterPoint's existing platforms in their geographic markets.

   CenterPoint believes that the opportunity to be acquired by CenterPoint will be attractive to many local and regional firms. CenterPoint will offer owners of such firms the benefits of its business strategy, including:

  . the opportunity to better serve their clients' needs;

  . significant opportunities to enhance current and future profitability;

  . access to new technology and operational processes; and

  . enhanced financial resources and visibility as a public company.

   As a result of discussions with many companies during its formation process, CenterPoint has developed a significant list of potential acquisition candidates. In addition, each CenterPoint Company has memberships in industry associations and relationships with other firms that will be used to further expand the list of potential acquisition candidates. These candidates currently include accounting firms, information technology consulting firms, financial service firms, business consulting firms, insurance brokerage firms, third party administrators and professional staffing firms.

   As consideration for future acquisitions, CenterPoint intends to use various combinations of cash, debt and common stock. Other than in connection with the Mergers, CenterPoint is not currently a party to any agreements regarding any acquisitions.

   In addition to acquisitions, CenterPoint will actively pursue alliances with other providers who offer quality services and products that are not directly offered by CenterPoint. For example:

  . CenterPoint is the only U.S. member of Urbach Hacker Young International
    Limited, an international strategic alliance of 42 international firms from 36 countries. Through this alliance, CenterPoint can assist clients in achieving their business and financial objectives in the international marketplace.

  . CenterPoint has an alliance with Omnitech Corporate Solutions, Inc., an information technology consulting firm located in the Northeast. Through this non-exclusive arrangement, Omnitech has been identified as one of CenterPoint's preferred providers of network services, internet design and implementation, software development, sales force automation and other information technology services to CenterPoint's clients.

Services and Products Offered by CenterPoint

 Professional Services

   Consulting Services. CenterPoint offers a broad array of business consulting and other advisory services. The number and variety of these services reflect the breadth of the expertise of CenterPoint's professionals as well as the diversity of its clients. Such services include management consulting, profit improvement consulting, international business advisory services, succession and estate planning, business valuations, personal financial planning and mergers and acquisitions consulting. Many of these services are designed for and offered to clients in particular industries.

   Accounting Services. Accounting services provided by CenterPoint include budgets, business plan preparation and related cash flow projections, internal control and operational review, insolvency services, receivables and cash flow management and due diligence review and controllership activities. These services are often tailored and packaged to serve clients' particular needs. Under non-exclusive services agreements, CenterPoint provides professional personnel to perform field work and other accounting services for the Attest Firms. See "Certain Transactions--The Mergers--Ancillary Agreements with Professional Services Firms and their Affiliates-- Services Agreements."

   Tax Services. CenterPoint provides clients with a complete range of tax services. Specifically, CenterPoint assists its clients in planning their overall business structures and operations to minimize federal, state, local and foreign taxes. Tax services also include tax return preparation, tax compliance services and business, individual and estate planning services. A significant portion of the tax services provided by CenterPoint are nondiscretionary, compliance driven services.

   Specialized Services. CenterPoint has developed significant practices in certain specialized services offered to clients across industry lines. CenterPoint intends to build national practices based on these specialized services, which currently include the following:

  . Litigation Consulting Services. CenterPoint has a strong practice in providing litigation consulting services, which include analyzing and providing expert opinions and testimony on complex financial disputes.

  . Information Technology Consulting Services. Several of CenterPoint's professional services firms have developed information technology consulting practices that advise clients with respect to strategic systems planning, application systems selection and contract negotiation, network design and installation, software implementation project management and systems security reviews.

   Industry Expertise. CenterPoint has considerable expertise with respect to certain industries, enabling it to tailor its consulting, accounting and tax services to industry-specific business, regulatory or competitive environments. CenterPoint intends to build national practices based on these areas of expertise, which include:

  . Real Estate. CenterPoint has a nationally recognized practice serving the unique needs of the real estate industry. Its real estate services include structuring of real estate investments, financings and transactions, investment analysis, tax consulting, due diligence, and complex real estate syndication and operational real estate projections.

  . Manufacturing. CenterPoint has developed expertise in advising its manufacturing clients with respect to implementing inventory management systems, advanced activity-based cost and pricing systems, and quality management systems required for industry recognized certifications such as ISO and QS 9000 registration.

  . Health Care. CenterPoint has developed a significant practice in the health care industry. The services provided include physician practice valuation, compliance and consulting services to hospitals and nursing homes, billing code and rate audits, medicare and medicaid reporting and auditing, medical records management and patient billing systems.

  . Construction. CenterPoint has developed a significant client base among, and as a result, special industry expertise with respect to, contractors and their related industries. Services offered to these clients include estimating and job cost management systems, contract auditing, bonding capacity analysis, capital equipment financing options and other special projects.

 Business and Financial Services

   Insurance Brokerage Services. CenterPoint offers its clients access to a wide array of insurance products, including property and casualty insurance, workers compensation coverage, surety bonds and health and life insurance programs. With industry-wide carrier access, CenterPoint brokers property and casualty insurance to companies with diverse insurance requirements, ranging from comprehensive business packages for small, local businesses to large portfolios for international corporations. CenterPoint offers programs for a wide variety of specialty risk groups. CenterPoint also provides brokerage, benefits administration and other services with respect to life and health insurance products for its clients' employee benefits programs. In addition, CenterPoint has established relations with most major bonding companies, enabling it to provide its clients a wide variety of surety bond products. CenterPoint also provides related financial services ranging from sales and support of 401(k) products, comprehensive risk management planning to analysis for retirement plans, executive benefits, and financial and estate planning for business owners and executives.

   CenterPoint's insurance services businesses do not currently engage in risk-bearing activities. CenterPoint may in the future enter this segment of the industry, through acquisition or otherwise, by underwriting certain products in which CenterPoint has particular expertise through its brokerage activities. CenterPoint has no current plans to engage in risk-bearing activities. Expansion into this area would involve certain risks. See "Risk Factors-- CenterPoint may expand its insurance business to include risk-bearing activities."

   Employee Benefits Design and Administration. CenterPoint offers comprehensive employee benefits design and third party administration services. Such services include consulting with clients to design self-funded employee benefits plans. Self-funded plans allow an employer to structure a traditional indemnity plan or to take advantage of preferred provider or managed care options. Once the plan is designed, CenterPoint procures quotes for insurance from stop loss carriers. Once the insurance is placed, CenterPoint provides administration services for the client's plan, which include claims processing and analysis of plan performance. CenterPoint provides administration services for a wide variety of plans, including medical, dental, group life, group disability, COBRA and Section 125 plans. Clients in this area range from small businesses to large corporate accounts, as well as units of state and local governments. Revenues from these services primarily consist of per employee fees for administrative services and commissions from stop loss carriers. CenterPoint believes that the systems, programming and data processing infrastructure in place for these services has the capacity to handle significantly greater number of plans and covered employees without significant incremental investment.

Employee Incentives

   The performance of CenterPoint's employees is critically important to its success. Senior employees, many of whom were the owners or principals of the CenterPoint Companies before the Mergers, must continue to generate and maintain business as they have historically. In addition, because of their prominence and client relationships, it is anticipated that they will play an important role in generating cross-selling opportunities and attracting acquisition candidates.

   The principal objectives of the compensation structure include:

  . Motivating employees to increase CenterPoint's overall profitability through new business, cross-selling and the integration of services, products and offices.

  . Creating incentives that motivate each business unit to increase its profitability.

  . Retaining and motivating top performing employees and attracting additional employees and acquisition candidates by providing competitive compensation.

 Professional Services

   CenterPoint's senior professionals are taking significant cuts in cash compensation--in some cases more than 50%--in order to join CenterPoint. However, CenterPoint believes that these individuals will continue to be highly motivated to perform through (1) significant equity in CenterPoint as a result of the Mergers, (2) the opportunity to gain additional equity through the issuance of stock options and (3) the opportunity to increase their cash compensation by sharing in the growth of their firm's earnings as discussed below. Professionals who are on the "partner track" will be eligible to acquire stock in CenterPoint via options and upon "making partner" will have the ability to share in potential increases in their firm's earnings. See "CenterPoint Management--Employee Incentive Compensation Plan." The current compensation of such employees will not be directly affected by the Mergers.

   Compensation Structure. The senior professionals of each CenterPoint professional services firm will enter into firm-specific incentive compensation agreements with CenterPoint. The incentive compensation agreements provide that a significant portion of the Subsidiary Operating Earnings of each professional services firm will be allocated to such firm to compensate its senior professionals (the "participants").

   On an annual basis, CenterPoint will retain a specified fixed dollar amount of earnings before any compensation is paid to a firm's participants. The amount retained by CenterPoint is referred to as "CenterPoint Base Earnings." The amount of CenterPoint Base Earnings has been negotiated with each professional services firm and varies from firm to firm. Agreed-upon
CenterPoint Base Earnings range from   % to   % of the adjusted earnings of the
respective professional services firms in the four calendar quarters ending March 31, 1999 ("Initial Operating Earnings"). The amount allocated to each professional services firm for compensation of participants is referred to as "Subsidiary Base Compensation." Subsidiary Base Compensation equals Initial Operating Earnings less CenterPoint Base Earnings.

   In addition to Subsidiary Base Compensation, each professional services firm has agreed to a 40%/60% split of any amount by which Subsidiary Operating Earnings exceed Initial Operating Earnings, with 40% to be retained by CenterPoint and 60% to be allocated to participants (the "Bonus"). For purposes of the incentive compensation agreements, "Subsidiary Operating Earnings" generally means a firm's earnings before taxes, interest expense not related to capital leases, certain depreciation expense, amortization of Merger transaction costs, extraordinary items, allocations of corporate overhead, expenses incurred in connection with acquisitions completed prior to the Mergers and the base salary, bonus and indirect costs of any participant. Indirect costs are all costs paid by the professional services firm with respect to a participant's employment, such as social security and medicare taxes, medical, life and disability insurance, costs associated with employee benefit plans and fringe and personal benefits. CenterPoint believes that this Bonus provides participants with a powerful, direct incentive to continue the growth of their Subsidiary Operating Earnings. If Subsidiary Operating Earnings for any year are less than Initial Operating Earnings, Subsidiary Base Compensation will be reduced by the amount of the shortfall.

   This compensation structure is designed to provide CenterPoint with a baseline level of earnings, before corporate expenses, equal to the CenterPoint Base Earnings. Participants can only enjoy increased compensation if they improve their firm's profitability, which in turn will result in additional profits, before corporate expenses, for CenterPoint.

   Administration. Each professional services firm will administer the incentive compensation agreement for its participants including the allocation among the participants of Subsidiary Base Compensation and Bonus, subject to review and oversight by CenterPoint's management. In addition, for corporate cash flow management reasons, participants will only be paid a portion of their compensation throughout the year--in an amount equal to a specified percentage (85% in 1999 and 2000 and 75% thereafter) of their total compensation in the prior year. The balance of the Subsidiary Base Compensation plus Bonus, if any, will be paid on or about April 1 of the next fiscal year. If the amount paid to a firm's participants during the year exceeds the Subsidiary Base Compensation and Bonus, if any, to be paid for such year, CenterPoint will reduce future compensation to recover the deficiency.

   A single incentive compensation agreement may be amended with the agreement of CenterPoint, the professional services firm and a specified percentage of such firm's participants which may vary among the firms. "Blanket" amendments to all of the incentive compensation agreements will require, for three years following the offering, the approval of CenterPoint and representatives of all of the original professional services firms. Thereafter, any such amendments will require the approval of CenterPoint and representatives of 75% of the original professional services firms.

   The incentive compensation agreements have been designed to accommodate and support CenterPoint's growth and acquisition strategies. They provide mechanisms for adding new participants by allowing the firms to continue to "make partners" of their successful professionals. The incentive compensation agreements can also be modified to accommodate the acquisitions of additional professional services practices, as well as individual lateral hires. With the approval of CenterPoint, a promoted professional, the former owners of an acquired firm or a lateral hire may be added as participants, and the incentive compensation agreements will appropriately adjust the definitions of Subsidiary Base Compensation and other relevant terms to appropriately reflect their promotion/addition to the firm's revenues and expenses.

   Other Incentives. The incentive compensation agreements contain additional provisions that are designed to foster CenterPoint's profit growth objectives. For example, CenterPoint intends to establish incentives for cross-selling and cross-servicing of clients and integration of services among all of CenterPoint's operating units. These incentives will generally be included in the Subsidiary Operating Earnings and flow through the compensation mechanisms established under the incentive compensation agreements. Moreover, participants' benefits and perquisites are included in the determination of the Subsidiary Operating Earnings, subjecting these expenses to the self-disciplining features of the incentive compensation agreement structure.

 Business and Financial Services

   At the closing of the Mergers, CenterPoint will enter into employment agreements with key employees in its business and financial services group. Generally, such agreements will provide for competitive base salaries and performance bonuses based upon such factors as (1) the financial performance of CenterPoint and the particular business unit, (2) the achievement of certain operating objectives and (3) the achievement of personal performance goals. These key employees are receiving CenterPoint common stock in the Mergers. They and other key employees may also be targeted with CenterPoint stock options. CenterPoint also intends to create incentive programs to motivate its business and financial services group employees to build platforms and pursue and integrate acquisitions.

Technology and Infrastructure

   Each of the CenterPoint Companies maintains its information systems on a local area or wide area network architecture that supports both local and remote processing. The software portfolio used by the professional services firms includes leading programs for electronic workpapers, tax preparation, time reporting and billing and financial control and management reporting, as well as CD-based software for tax and accounting research. In its insurance brokerage business, CenterPoint maintains a wide area network using 14 servers located at the six offices that house the insurance operations. In providing employee benefit administration services, CenterPoint uses a fully automated, high volume claims adjudication system that allows it to integrate claims administration, group billing and administration, and accounting.

   CenterPoint recognizes the importance of technology in facilitating the management of its geographically diverse operations and the sharing of knowledge and professional resources. Accordingly, over time CenterPoint intends to implement an integrated communications and management control system. During the initial phase of the implementation, CenterPoint will focus on developing a communications network using virtual private network facilities to establish enterprise wide communications capability. This network will serve as a "bridge," carrying financial and operating data from the individual CenterPoint Company systems into a corporate data warehouse. This system will also standardize the different data elements into a form that can be used to manage, analyze, and report information on a consistent basis. CenterPoint also intends to deploy workgroup technology that facilitates communication and collaboration across its workforce. In the next phase, CenterPoint plans to design and implement centralized financial control systems. During the final phase, CenterPoint intends to design and implement centralized operational control systems.

   CenterPoint believes that its middle-market clients will increasingly utilize technology to access the diverse expertise that they are seeking from their outside advisors. Consistent with its client-focused strategy, CenterPoint has created a web site that will link clients to each of the CenterPoint Companies, and it intends to develop and provide additional on-line connections to a network of technical expertise and consulting capabilities.

Competition

   Competitors in the accounting industry range from the Big Five to the storefront tax firms or sole proprietors. CenterPoint competes in this industry primarily with regional firms, which provide services primarily to privately held, middle-market clients, although it also competes for certain clients and in certain markets with the Big Five and larger local firms. CenterPoint's insurance brokerage business faces competition from numerous firms, primarily regional and local insurance brokers, which actively compete with CenterPoint for customers and insurance carriers. CenterPoint's employee benefit plan business faces competition from fully insured plan providers and, to a lesser extent, from other third party administrators. See "Risk Factors--CenterPoint operates in a competitive market."

   The markets in which CenterPoint competes are fragmented and competitive. This has resulted in the consolidation of many companies in the professional, business and financial services industries and strategic alliances across industry lines. As a result, consolidators have emerged. These firms, like CenterPoint, offer diversified professional services and business and financial services.

   CenterPoint believes that the principal competitive factors in this market are the strength of client relationships, quality and breadth of service and product offerings and professional reputation. CenterPoint believes that it will be able to compete effectively based on its (1) broad range of high quality services and products, (2) expertise and reputation for quality, (3) diversity of geographic coverage, (4) operational economies of scale and (5) integrated operating structure.

Regulation

   Accounting Profession. Each state has adopted an accountancy law which establishes procedures for licensing CPAs and grants licensed CPAs a monopoly in providing attest services. The state accountancy laws also contain rules and regulations covering a variety of issues including the permissible forms and ownership of accounting firms, the use of the CPA designation, the payment and receipt of referral fees, the use of contingent fee arrangements, engaging in incompatible occupations and the maintenance of independence. These rules and regulations differ from state to state.

   Each state has adopted laws limiting the practice of accountancy to licensed CPAs and accounting firms that are wholly-owned by CPAs. Most states define the "practice of accountancy" to include issuing reports on historical and prospective financial statements, including audits, compilations and reviews; issuing certain other reports intended to be relied upon by third parties; giving advice and opinions regarding accounting principles and auditing standards; and performing other attest services, e.g., reports on compliance with laws and contractual obligations and the adequacy of internal accounting controls. Many state laws restricting the practice of accountancy to licensed CPAs and firms incorporate the "holding out" concept under which a person could be deemed to be practicing accountancy simply by proclaiming expertise in accounting principles or auditing standards or by using the "CPA" designation on business cards, letterhead or promotional materials while providing non-attest services. Under this concept, many state regulators have taken the position that the rendering of other financial services by CPAs while holding themselves out as CPAs constitutes the practice of accountancy and therefore is subject to their regulations.

   In recent years, accounting firms have sought to expand the scope of their services, often placing them in competition with investment advisors, management consultants, actuaries, business brokers and others who are not required to operate under the constraints imposed upon CPAs. This expansion of services has also prompted many accounting firms to employ non-CPA professionals to assist them in providing these new services. As a result, the accounting profession and its regulators have been engaged in discussions over the past ten years as to ways in which the accountancy laws might be changed so that accounting firms can effectively compete in providing these additional services without compromising the objectivity and integrity of CPAs. These discussions have resulted in the UAA, which was proposed in 1997 by the AICPA and the
NASBA. Certain provisions of the UAA have been proposed in various state legislatures. If and where the UAA is adopted as proposed, state accountancy laws would become more hospitable to an expanded scope of services and more uniform. Among the principal changes that the UAA, as proposed, would effect are the following: (1) permitting non-CPA employees to own up to 49% of the equity interests in an accounting firm, (2) employing a more narrow definition of services that can only be provided by licensed CPAs than is currently included in many state statutes, (3) permitting CPA firms to accept commissions and contingent fees with respect to clients for whom they do not render reports on financial statements and (4) facilitating CPAs licensed in one state to practice in other states.

   CenterPoint is adopting the "separate practice format" under which it will only acquire those aspects of the practices of the professional services firms which do not fall within the monopoly granted to CPAs under the accountancy laws of the various states, i.e., the non-attest services. Attest services will continue to be provided by the CPAs who currently own the professional services firms via the licensed Attest Firms in which CenterPoint will have no ownership interest. Pursuant to non-exclusive services agreements, CenterPoint will provide, for a fee, professional and other personnel, equipment, office space and business and administration services necessary for the operation of the Attest Firms. See "Risk Factors--Regulation of the accounting profession could have a material adverse effect on CenterPoint's business" and "Certain Transactions--The Mergers--Ancillary Agreements with Professional Services Firms and their Affiliates--Separate Practice Agreements" and "--Services and Agreements."

   The laws of most states prohibit CPAs from paying or receiving referral fees with respect to their clients or using fee arrangements that are contingent upon the outcome of their engagements or the results imparted to their clients. Certain of these restrictions would be relaxed with the passage of the UAA, as currently proposed. CenterPoint will comply with these restrictions in implementing its compensation arrangements.

   In addition to regulating the form of practice structures and limiting fee arrangements, state accountancy laws also include requirements designed to maintain the objectivity and independence of CPAs while performing attest services. These independence standards prohibit (a) CPAs, (b) employees of accounting firms and (c) members of the immediate families of such CPAs and employees from (x) having certain ownership and other financial relationships with clients for which the CPA or accounting firm performs attest services and
(y) participating in the management, operations or accounting functions of such clients. Independence can also be impaired as a result of litigation or other disputes with the client, common investments with the client or indemnity agreements relating to attest services. Under recent interpretations, as applied to CenterPoint's proposed operations, these standards will extend to CenterPoint's executives, board members and controlling stockholders as well as CPA employees who own the Attest Firms. In addition to the independence standards, CPAs who provide litigation consulting services on behalf of CenterPoint or an Attest Firm will be subject to rules designed to avoid conflicts of interest, e.g., simultaneous representation of, or other relationships with, adverse parties. CenterPoint intends to comply with applicable requirements related to independence and avoidance of conflicts of interest.

   Existing state laws and regulations are subject to evolving interpretations and enforcement policies and practices and present certain risks to CenterPoint's operations. CenterPoint cannot ensure that (1) a review by state judicial or regulatory authorities would not result in a determination that CenterPoint, its CPA employees or the Attest Firms have violated one or more provisions of state law, regulations or codes of ethics, (2) the laws, regulations or codes of ethics of any state, or other elements of the regulatory environment, will not change so as to materially restrict CenterPoint's operations or (3) the UAA will be adopted, in its currently proposed form or any form, by the legislature of any state. CenterPoint's ability to continue to operate in, or expand its operations in or to, certain states may depend on its flexibility to modify its operational structure in response to changes in laws, regulations, ethical codes or their interpretation or enforcement, which flexibility may, in certain circumstances, be constrained by provisions of the services agreements with the Attest Firms. Limitations on CenterPoint's ability to use the separate practice structure in order to comply with applicable law could have a material adverse effect on its relationship with the Attest Firms, their clients and/or CenterPoint's business, financial condition or results of operations. See "Risk Factors--Regulation of the accounting profession could have a material adverse effect on CenterPoint's business."

   Insurance Business. CenterPoint or its insurance employees must be licensed to act as agents by state regulatory authorities in the states in which it provides insurance services. Regulations and licensing laws vary in individual states and are often complex. The applicable licensing laws and regulations in all states are subject to amendment or reinterpretation by state regulatory authorities, and such authorities are vested in most cases with broad discretion as to the granting, revocation, suspension and renewal of licenses. See "Risk Factors--Regulation of the insurance industry may adversely affect CenterPoint's insurance brokerage business."

   Employee Welfare Plans. At the federal level, ERISA regulates many aspects of CenterPoint's services relating to employee welfare plans, including the duties and responsibilities of persons who provide services or sell products to such plans. The states also regulate many aspects of employee benefit plans, principally through the regulation of insurance products (including stop-loss insurance products sold to self-insured plans). States also directly regulate third party administrators by requiring licensing and compliance with state regulations in each state in which they do business. See "Risk Factors-- Regulation of employee welfare plans may impact CenterPoint."

Sales and Marketing

   CenterPoint's marketing efforts are primarily relationship based. Historically, the CenterPoint Companies have acquired new clients and marketed their services by pursuing client referrals, responding to requests for engagement proposals, attending trade and industry conferences and using targeted direct marketing efforts. Many of the professional services firms generate business through their employees' membership in trade organizations and civic and community organizations, while other professional services firms partner with smaller accounting firms who do not have the technological expertise or resources to take on certain engagements. Generally, the professional services firms obtain a significant portion of client referrals by focusing their marketing efforts on existing clients. In addition, some of the professional services firms have dedicated sales and marketing personnel.

   CenterPoint sells its insurance services and products through approximately 114 producers who are full-time employees. These producers are assigned to, and become experts with respect to, a variety of specialty risk groups for which CenterPoint designs specific programs.

   In its employee benefits design and administration, CenterPoint's sales and marketing occurs primarily through referrals and its reputation. In addition, CenterPoint employs two full time salespeople who market its services and products.

   A key component of CenterPoint's marketing strategy is to introduce its various services and products to its existing client base and to cross-service its existing clients through multiple CenterPoint operating units with complementary service or product expertise. To encourage cross-selling and servicing of clients, CenterPoint intends to establish incentives among its operating units. In addition, management intends to pursue marketing, advertising and training programs to establish national identification for the CenterPoint name, while preserving and enhancing the value of the established regional and local names of its various operating units.

Employees

   As of February 28, 1999, CenterPoint had a total of 2,165 employees, of which 1,620 were employed by CenterPoint's professional services firms, 542 were employed by CenterPoint's business and financial services firms and three were members of CenterPoint's corporate management. Of the 1,620 people employed in connection with professional services, more than 600 are licensed CPAs. Of the 412 people employed in connection with insurance brokerage services, 114 are producers. Of the 130 people employed in connection with third party administration services, two are in sales and 74 are in claims administration. None of these employees is represented by a labor union. CenterPoint believes that the CenterPoint Companies' relations with their employees are good.

Facilities

   CenterPoint currently operates 38 leased facilities. The chart below sets forth certain information regarding such facilities.

                                                                     Approximate
      Location of Facility      Company and Operations Conducted     Square Feet
     ----------------------  --------------------------------------- -----------
     Albany, NY............  Urbach--Professional Services             42,000
     Atlanta, GA...........  Reznick--Professional Services            20,000
     Baltimore, MD.........  Reznick--Professional Services            33,200
     Bangor, ME............  Berry Dunn--Professional Services         26,000
     Bellevue, WA..........  Reppond--Insurance Brokerage              25,300
     Bethesda, MD..........  Reznick--Professional Services            68,500
     Boston, MA............  Reznick--Professional Services            11,000
     Brooklyn Park, MN.....  Reppond--Insurance Brokerage                 350
     Charlotte, NC.........  Reznick--Professional Services             6,700
     Escondido, CA.........  Driver--Insurance Brokerage                8,700
     Florissant, MO........  Grace--Professional Services               3,000
     Fresno, CA............  Driver--Insurance Brokerage                2,600
     Glens Falls, NY.......  Urbach--Professional Services              4,000
     Hamden, CT............  Simione--Professional Services               800
     Hartford, CT..........  Simione--Professional Services               225
     Houston, TX...........  Mann Frankfort--Professional Services     41,600
     Lebanon, NH...........  Berry Dunn--Professional Services          5,000
     Long Beach, CA........  Holthouse--Professional Services           3,200
     Los Angeles, CA.......  Urbach--Professional Services              5,200
     Los Angeles, CA.......  Holthouse--Professional Services          10,300
     Manchester, NH........  Berry Dunn--Professional Services          7,900
     New Haven, CT.........  Simione--Professional Services            14,100
     New York, NY..........  Urbach--Professional Services              9,600
     Newport Beach, CA.....  Driver--Insurance Brokerage               11,900
     Oakland, NJ...........  IDA--Benefits Design and Administration   17,900
     Ontario, CA...........  Driver--Insurance Brokerage               12,600
     Portland, ME..........  Berry Dunn--Professional Services         21,800
     Poughkeepsie, NY......  Urbach--Professional Services              1,300
     Sacramento, CA........  Driver--Insurance Brokerage                2,300
     St. Louis, MO.........  Grace--Professional Services              28,900
     San Diego, CA.........  Driver--Insurance Brokerage               39,400
     San Francisco, CA.....  Driver--Insurance Brokerage                3,600
     San Rafael, CA........  Driver--Insurance Brokerage                3,200
     Southfield, MI........  Follmer--Professional Services            35,300
     Sterling Heights, MI..  Follmer--Professional Services            19,400
     Washington, DC........  Urbach--Professional Services              3,100
     Westlake Village, CA..  Holthouse--Professional Services           3,000
     Yakima, WA............  Reppond--Insurance Brokerage               1,700

Litigation

   CenterPoint is not involved in any legal proceedings which it believes are material to its business, financial condition or results of operations. CenterPoint is not involved in any legal proceedings which it believes are material to its business, financial condition or results of operations.

                             CENTERPOINT MANAGEMENT

Executive Officers and Directors

   The following table lists CenterPoint's directors and executive officers, as well as those persons who will become directors and executive officers upon completion of the offering. In addition to the persons named as directors below, stockholders of CenterPoint intend to elect two additional independent directors at or prior to the completion of the offering. CenterPoint is in the process of selecting these two individuals.

             Name          Age                    Position
     --------------------- --- ----------------------------------------------
     Robert C. Basten.....  39 Chairman of the board, president and chief executive officer
     Thomas W. Corbett....  52 Executive vice president, president and chief operating officer of business and financial
                               services and a director
     DeAnn L. Brunts......  37 Executive vice president, chief financial officer and a director
     Rondol E. Eagle......  52 Executive vice president and chief integration officer
     Dennis W. Bikun......  42 Vice president, chief accounting officer and treasurer
     David Reznick........  61 Director
     Richard H. Stein.....  46 Director
     Anthony P. Frabotta..  48 Director
     Charles H. Roscoe....  54 Director
     Steven N. Fischer....  55 Director
     Robert F. Gallo......  53 Director
     Wayne J. Grace.......  58 Director
     Philip J. Holthouse..  40 Director
     Anthony P. Scillia...  41 Director
     Scott H. Lang........  52 Director
     Louis C. Fornetti....  47 Director
     William J. Lynch.....  56 Director

   Robert C. Basten joined CenterPoint in November 1998 as chairman of the board, president and chief executive officer. Prior to joining CenterPoint, Mr. Basten was a senior executive at American Express Company and most recently served as president and chief executive officer of American Express Tax and Business Services ("TBS"), a subsidiary of American Express. As head of TBS, Mr. Basten led the firm's development and emergence as one of the fastest-growing and most innovative, professional and business advisory services firms in the country. TBS was ranked by Accounting Today as the 11th largest accounting firm in the United States based on fiscal 1997 revenues. Mr. Basten has extensive experience in leading the development of new businesses both inside and outside of American Express. From 1984 to April 1998, he held leadership roles at American Express in technology, financial services marketing and brokerage.

   Thomas W. Corbett will become a director and the president and chief operating officer of CenterPoint's business and financial services group upon the closing of the offering. Mr. Corbett joined Driver in 1977 and assumed the responsibilities of chief executive officer and chairman of the board of Driver in 1994. Prior to joining Driver, Mr. Corbett was associated with Allendale Insurance and spent three years as a loss prevention engineer at Factory Mutual Engineering Association.

   DeAnn L. Brunts joined CenterPoint in March 1999 as executive vice president, chief financial officer and a director. From 1985 until joining CenterPoint, Ms. Brunts was associated with PricewaterhouseCoopers LLP, where she became a partner in 1996. Ms. Brunts' experience includes strategic planning, mergers and acquisitions consulting and auditing services for public and private companies. Ms. Brunts received an MBA in 1992 from the Wharton School.

   Rondol E. Eagle joined CenterPoint in January 1999 as executive vice president and chief integration officer. From 1990 until joining CenterPoint, Mr. Eagle was a partner and managing director of management consulting services at Olive LLP, one of the country's 20 largest accounting and consulting firms. Mr. Eagle is the chairman of the board of the Information Technology Alliance, one of the oldest and largest trade associations in the accounting profession. In 1997 and 1998, Mr. Eagle was named in the Accounting Profession's 100 Most Influential People List as compiled by Accounting Today magazine.

   Dennis W. Bikun joined CenterPoint in February 1999 as a vice president, chief accounting officer and treasurer. Prior to joining CenterPoint, Mr. Bikun was a senior executive and most recently a vice president and chief financial officer of Associated Estates Realty Corporation, a publicly-held real estate investment trust which owned over 120 multifamily apartment properties located throughout the United States.

   David Reznick will become a director of CenterPoint upon the closing of the offering. Mr. Reznick has been a principal of Reznick since its founding in 1977. Prior to joining Reznick, he was an audit partner of Alexander Grant & Company (the predecessor to Grant Thornton LLP).

   Richard H. Stein will become a director of CenterPoint upon the closing of the offering. Mr. Stein joined Mann Frankfort in 1977 and is a member of its management committee. Prior to joining Mann Frankfort, Mr. Stein was associated with Ernst & Ernst from 1974 to 1977.

   Anthony P. Frabotta will become a director of CenterPoint upon the closing of the offering. Mr. Frabotta joined Follmer in 1974 and has served as chairman of Follmer's executive committee since 1997.

   Charles H. Roscoe will become a director of CenterPoint upon the closing of the offering. Mr. Roscoe joined Berry Dunn in 1979 and became its president and managing principal in 1990. Prior to joining Berry Dunn, Mr. Roscoe was associated with Coopers & Lybrand for 12 years.

   Steven N. Fischer will become a director of CenterPoint upon the closing of the offering. Mr. Fischer has served as president and chief executive officer of Urbach since 1985. Mr. Fischer is the chairman of Urbach Hacker Young International Limited and also serves as a trustee for Adelphi University.

   Robert F. Gallo will become a director of CenterPoint upon the closing of the offering. Mr. Gallo has served as chief executive officer of IDA since 1991. Prior to joining IDA, Mr. Gallo practiced law at a firm which he founded.

   Wayne J. Grace will become a director of CenterPoint upon the closing of the offering. Mr. Grace has been a partner of Grace since its founding in 1983 and served as its managing partner from 1983 to 1998. Prior to establishing Grace, he was a partner in the accounting firm, Fox & Company from 1969 to 1983, and served as the managing partner of its St. Louis office from 1979 to 1983. Mr. Grace served as a director of Petrolite Corporation from 1995 until its merger with Baker Hughes Incorporated in 1997.

   Philip J. Holthouse will become a director of CenterPoint upon the closing of the offering. Mr. Holthouse has been a partner of Holthouse since its founding in 1991. Mr. Holthouse is on the faculty of the University of Southern California, Masters of Business Taxation Program and a member of the board of advisors for the Leventhal School of Accounting.

   Anthony P. Scillia will become a director of CenterPoint upon the closing of the offering. Mr. Scillia co-founded Simione in 1996. From 1991 to 1996, Mr. Scillia was a principal with the accounting firm of Scillia & Larrow, P.C. Mr. Scillia was associated with McGladrey & Pullen from 1988 to 1991 and Ernst & Young from 1979 to 1988. Mr. Scillia is a member of the Construction Financing Committee of the Associated General Contractors of America and the National Construction Industry Conference Committee of the AICPA.

   Scott H. Lang became a director of CenterPoint in November 1998. Since 1996, Mr. Lang has been managing member of BGL Management Company, LLC, which is the managing member of BGL Capital Partners, LLC, a merchant banking firm which originates and finances industry consolidations. Mr. Lang is also a managing director and principal of Brown, Gibbons, Lang & Company, L.P., an investment banking firm, a position he has held since 1995. From 1985 to 1995, he served as executive vice president and managing director of investment banking at Rodman & Renshaw, Inc., a Chicago-based securities firm. Prior to 1985, Mr. Lang practiced law in Washington, D.C., where he was a partner at Arnold & Porter. Mr. Lang is a director of Compass International Services Corporation.

   Louis C. Fornetti will become a director of CenterPoint upon the closing of the offering. From 1995 to 1997, Mr. Fornetti was the executive vice president and chief financial officer of Interra Financial Inc. (now known as Dain Rauscher, Inc.), a regional brokerage firm, and president and chief executive officer of Interra Clearing Services. From 1985 to 1995, Mr. Fornetti held various management positions, including senior vice president and chief financial officer, with American Express Financial Advisors (formerly IDS), a subsidiary of American Express Corporation and a manufacturer and distributor of financial products.

   William J. Lynch will become a director of CenterPoint upon the closing of the offering. Since 1996, Mr. Lynch has been a managing director of Capstone Partners, LLC, a special situations venture capital firm. From October 1989 to March 1996, Mr. Lynch was a partner in the law firm Morgan, Lewis & Bockius LLP. Mr. Lynch is a director of Coach USA, Inc.

Board of Directors

   After completion of the Mergers, the board of directors of CenterPoint will consist of seventeen directors, each serving for a term of one year. At each annual meeting of stockholders, all directors will be elected by the holders of the common stock. The current stockholders of CenterPoint have entered into an agreement with respect to nominating and electing directors through the fifth annual meeting following the offering. See "Description of CenterPoint's Capital Stock--Stockholders' Agreement." CenterPoint expects that the board of directors will establish an executive committee, an audit committee, a compensation committee, and such other committees as the board may determine. The board expects to appoint the members of each committee at the first meeting of the board of directors following the completion of the offering.

Director Compensation

   Directors who are also employees of CenterPoint or one of its subsidiaries do not receive compensation for serving as directors. Each director who is not an employee of CenterPoint or one of its subsidiaries will receive an annual stipend of $15,000, a fee of $2,000 for attendance at each board of directors meeting and $1,000 for each committee meeting (unless held on the same day as a board of directors meeting). Directors are also reimbursed for out-of-pocket expenses incurred in attending board of directors meetings or committee meetings or otherwise incurred in their capacity as directors. Upon completion of the offering, each non-employee director will be granted options to purchase 15,000 shares of common stock at an exercise price equal to the initial public offering price. See "--Employee Incentive Compensation Plan."

Executive Compensation; Employment Agreements; Incentive Compensation Agreements; Covenants-Not-To-Compete

   CenterPoint was incorporated in November 1998 and has conducted no operations and generated no revenues to date. BGL Capital has entered into agreements with Robert C. Basten, DeAnn L. Brunts, Rondol E. Eagle and Dennis
W. Bikun pursuant to which these individuals provide consulting services to BGL Capital in connection with the Mergers and the offering. As compensation for his consulting services, Mr. Basten is receiving annual consulting fees of $225,000 in addition to a signing bonus of $210,000. Ms. Brunts is receiving annual consulting fees of $175,000 and a signing bonus of $100,000. Mr. Eagle is receiving annual consulting fees of $190,000. Mr. Bikun is receiving annual consulting fees of $175,000. These arrangements will remain in effect until the earliest of (1) the closing of the offering,
(2) the execution of an employment agreement with CenterPoint or (3) termination of the consulting agreement. Amounts paid by BGL Capital under the consulting agreements, together with interest at 8% per annum, will be reimbursed by CenterPoint from the offering proceeds.

   Prior to the closing of the offering, Mr. Basten, Ms. Brunts, Mr. Eagle and Mr. Bikun will enter into three-year employment agreements with CenterPoint providing for annual base salaries of $250,000, $225,000, $190,000 and $175,000, respectively. Each employment agreement will also provide for an annual bonus of up to 100% of the employee's base salary under CenterPoint's incentive compensation policies for executive employees based upon performance targets. Such performance targets and the amount of a bonus, if any, will be determined by the compensation committee of the board of directors. Unless terminated or not renewed by CenterPoint or the executive, the term of each employment agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each employment agreement will contain a covenant not to compete with CenterPoint for a period ending on the second anniversary of the date of termination of employment. Under this covenant, the executive cannot: (1) engage in any business in competition with CenterPoint anywhere in the United States; (2) solicit for employment a CenterPoint managerial employee unless that person has been out of the employ of CenterPoint for at least 180 days; (3) solicit or sell any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of CenterPoint, or that was known by the employee to have been actively solicited by CenterPoint during such period; or (4) call upon a prospective acquisition candidate which was approached or analyzed by CenterPoint within the one year prior to the termination date, for the purpose of acquiring the entity. These provisions may be enforced by injunctions or restraining orders and will be construed in accordance with the changing activities, businesses and locations of CenterPoint.

   Each of these employment agreements will provide that, if CenterPoint terminates employment without cause or if the employee terminates for "good reason," CenterPoint will pay severance compensation to the executive. Severance compensation consists of (1) the executive's then current salary plus the bonus paid for the last fiscal year for a period of two years following the date of termination and (2) bonus for the current year prorated through the termination date. If termination of employment occurs prior to a change in control of CenterPoint, payment is due in equal installments on CenterPoint's normal payroll payment dates during the severance period. If the termination occurs after a change in control of CenterPoint, severance will be paid in a lump sum within 30 days of the termination date.

   Cause is defined under the agreements to include (1) a final, non-appealable conviction of a felony or a crime involving moral turpitude, (2) employee's willful failure to comply with reasonable directions of the board of directors following notice and opportunity to cure, (3) the determination by the board of directors that employee has committed fraud, willful dishonesty, material misconduct or misappropriation of CenterPoint property in the course of employment, (4) material breach by employee of the non-competition provisions in the agreement and (5) material breach by employee of other provisions of the agreement following notice and opportunity to cure. So long as the executive does not engage in conduct giving rise to the right to terminate employment for cause, "good reason" includes (a) the failure to elect the executive to the office previously held, the removal of the executive from his or her position or the assignment to the executive of any additional duties or responsibilities or a reduction in executive's duties or responsibilities which, in either case, are inconsistent with those customarily associated with such position, (b) a relocation by CenterPoint of the executive's place of employment beyond a specified area, (c) a material decrease in the executive's salary or bonus opportunities, (d) material breach by CenterPoint of the agreement following notice and opportunity to cure and (e) subject to certain exceptions, termination by CenterPoint of any employee benefit plan in which the executive participates.

   Each of these employment agreements will provide that if, within 30 months from the closing of the offering, the employee voluntarily terminates his or her employment other than (a) for "good reason" or (b) under circumstances approved by the board of directors with respect to the chief executive officer, or approved by the chief executive officer with respect to other members of management, restricted shares held by the employee at the date of termination will remain subject to the Extended Lockup. Mr. Basten's employment agreement will further provide that if within 30 months after the closing of the offering, he voluntarily terminates his employment other than (a) for "good reason" or (b) under circumstances approved by the board of directors, he will be required to pay liquidated damages to CenterPoint within 30 days of his termination. The amount of liquidated damages will be equal to three times the sum of his base salary and maximum bonus, in each case as in effect at the time of termination.

Upon the closing of the offering, CenterPoint and Driver will enter into a five-year employment agreement with Thomas W. Corbett pursuant to which he will serve as chairman of the board and chief executive officer of Driver and as president and chief operating officer of CenterPoint's business and financial services group. Mr. Corbett's annual base salary under this agreement will be $350,000. Mr. Corbett is also entitled to (a) an annual bonus of up to $250,000 and (b) additional commission-related compensation of $400,000 per year. Unless terminated or not renewed by Driver or Mr. Corbett, the term of the employment agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. If Driver terminates Mr. Corbett's employment without cause, or if he voluntarily terminates his employment within 90 days after a "constructive termination," he will be entitled to severance benefits equal to $800,000 times the greater of the number of years left in the employment period or three years. Constructive termination under Mr. Corbett's employment agreement includes: (1) demotion from the position of chairman of the board or chief executive officer of Driver; (2) a reduction in salary, additional compensation, bonus opportunity or expense allowance; and (3) a change in control of Driver other than pursuant to a change in control of CenterPoint. In addition, the employment agreements of Mr. Corbett, Jerold D. Hall and Gregory P. Zimmer contain reciprocal provisions under which the triggering of Driver's obligations to pay severance to any of such individuals will constitute a constructive termination of the other two employees. Messrs. Hall and Zimmer are executive officers of Driver. Driver's obligation to pay severance to Messrs. Hall and Zimmer under their employment agreements would be triggered by circumstances similar to those provided for in Mr. Corbett's agreement. Severance benefits for each of Messrs. Hall and Zimmer would equal their salary and bonus, as then in effect, for a three year period. Messrs. Hall and Zimmer's annual base salaries will be $200,000 and $250,000, respectively, and each of them will be entitled to receive an annual bonus in an amount up to 100% of his base salary.

Under Mr. Corbett's employment agreement, Messrs. Corbett, Hall and Zimmer have a limited right of first refusal with respect to a sale of CenterPoint's insurance business. Should CenterPoint decide to accept an offer for the sale of its insurance business to a company engaged in the commercial insurance business, Messrs. Corbett, Hall and Zimmer will have the right, for 45 days after notice, to purchase CenterPoint's insurance business on the same terms. The agreement will contain a covenant not to compete whereby, until the second anniversary of the date of termination of employment (other than by the expiration of Mr. Corbett's employment at the end of the employment period without renewal of the agreement), Mr. Corbett is prohibited from (1) engaging in any business in direct competition with Driver or CenterPoint's business and financial services group in any territory where Driver or CenterPoint conducts such business, (2) soliciting for employment a CenterPoint employee, (3) soliciting or selling any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of Driver or of CenterPoint's business and financial services group, or that was known by Mr. Corbett to have been actively solicited by CenterPoint during such period, (4) calling upon a prospective acquisition candidate which was approached or analyzed by CenterPoint within one year prior to the termination date, for the purpose of acquiring the entity, or (5) disclosing the identity of any agents or brokers that produce or finance insurance through CenterPoint or any current or prospective policyholder or premium finance customer for any reason or purpose.

Upon the closing of the offering, IDA will enter into a four-year employment agreement with Robert F. Gallo, pursuant to which he will serve as IDA's chief executive officer at an annual base salary of $200,000. This agreement also provides for an annual bonus of up to 50% of base salary for 1999 and up to 100% of base salary thereafter. Unless terminated or not renewed by IDA or Mr. Gallo, the agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. In the event IDA terminates Mr. Gallo's employment without cause or Mr. Gallo voluntarily terminates his employment within 60 days after a "constructive termination," Mr. Gallo will be entitled to severance compensation which includes his base salary and prorated bonus for the remainder of his employment term. Constructive termination under Mr. Gallo's agreement includes (1) demotion to a position substantially below that of IDA's chief executive officer or the assignment of duties and responsibilities that are not commensurate with such position, (2) substantial reduction in base salary, (3) relocation of the place of employment outside the New Jersey area or (4) a change in control of IDA other than pursuant to a change in control of CenterPoint. This employment agreement will contain a covenant not to compete whereby, until the second anniversary of the date of termination of employment, Mr. Gallo is prohibited from (1) engaging in any business in direct competition with IDA within any business market where IDA conducts business, (2) soliciting or selling any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of IDA or that was known by Mr. Gallo to have been actively solicited by IDA during such period, (3) enticing an employee of IDA away from IDA, or (4) calling upon a prospective acquisition candidate which was approached or analyzed by CenterPoint within one year prior to the termination date, for the purpose of acquiring the entity.

   Upon the closing of the Mergers, each professional services firm and its former owners and principals will enter into an incentive compensation agreement with CenterPoint, which agreement will provide for, among other things, the payment of base compensation and bonus compensation to those individuals. For a more detailed description of the incentive compensation agreements, see "Business of CenterPoint After the Mergers--Employee Incentives--Professional Services." The incentive compensation agreements include nonsolicitation covenants by each employee which are effective until the second anniversary of the date of termination of employment. Generally, during this period, if the employee directly or indirectly provides services to any person or entity who was a client of CenterPoint at or within one year of the employee's termination, the employee must pay to CenterPoint 125% of the greater of (1) the average annual fees charged by CenterPoint to such client during the prior three-year period and (2) the fees charged by CenterPoint to such client during the most recent 12-month period. In addition, if during the restricted period the employee entices an employee of CenterPoint away from CenterPoint, the employee must pay to his or her firm 50% of the greater of the solicited person's total cash compensation for (1) the 12 months preceding such person's termination of employment or (2) if known, the 12 months following such termination. The incentive compensation agreements also prohibit employees, until the second anniversary of their employment termination date, from calling upon prospective acquisition candidates which were approached or analyzed by CenterPoint within six months preceding the employment termination date.

   Upon completion of the IPO, the executive officers of CenterPoint will be granted options to purchase common stock at an exercise price equal to the initial public offering price. See "--Employee Incentive Compensation Plan."

Employee Incentive Compensation Plan

   Prior to the IPO, the board of directors and stockholders will adopt CenterPoint's employee incentive compensation plan. The purpose of this plan is to provide directors, officers, employees, consultants and independent contractors with additional incentives by increasing their ownership interests in CenterPoint. Individual awards under this plan may take the form of (1) incentive stock options or non-qualified stock options, (2) stock appreciation rights, (3) restricted or deferred stock, (4) dividend equivalents, and (5) cash awards or other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the common stock. CenterPoint's compensation committee will administer the plan and generally select the individuals who will receive awards and determine the terms and conditions of those awards.

   CenterPoint has reserved             shares of common stock for use in
connection with the plan. However, the number of shares available for use under the plan at any given time will not exceed 15% of the total number of shares of common stock outstanding at that time. Shares attributable to awards which have expired, terminated, canceled or forfeited are available for issuance for future awards.

   The plan will remain in effect until terminated by the board of directors. The plan may be amended by the board of directors without the consent of the stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by law or by the rules of any national securities exchange or over-the-counter market on which the common stock may then be listed or quoted.

   Upon completion of the IPO, non-qualified stock options to purchase a total
of               shares of common stock will be granted. Of this amount,
options to purchase              shares of common stock will be granted to
management of CenterPoint, including              options to Mr. Basten,
                options to Ms. Brunts,            options to Mr. Eagle and
            options to Mr. Bikun. An aggregate of                options will
be granted to the employees of the CenterPoint Companies. The grants will be effective as of the date of the IPO and each option will have an exercise price equal to the initial public offering price. These options will vest over periods ranging from three to five years and will expire 10 years from the date of grant or earlier if there is a termination of employment. Subject to policies established by CenterPoint's compensation committee, each CenterPoint Company will have discretion to determine the allocation of options among its employees.

   The plan also provides for (1) the automatic grant to each non-employee director serving at the closing of the IPO of an option to purchase 15,000 shares of common stock, and (2) after the IPO, the automatic grant to each non-employee director of an option to purchase 15,000 shares when the director is initially elected. In addition, the plan provides for an automatic annual grant to each non-employee director of an option to purchase 7,500 shares at each annual meeting of stockholders following the IPO. However, if the first annual meeting of stockholders following a non-employee director's initial election is within three months of the date of the election or appointment, the non-employee director will not be granted an option at the annual meeting. These options will have an exercise price per share equal to the fair market value of a share at the date of grant, will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director, and will be immediately exercisable upon grant.

   CenterPoint's compensation committee has discretion to fashion performance awards for eligible participants with incentives the committee deems appropriate. It permits the issuance of awards in cash or common stock based on the satisfaction of specific performance criteria. The performance goals for any year may be based on a broad array of performance measures as selected by the compensation committee, including financial results on a consolidated basis or an operating unit basis depending on the responsibility of the employee, as well as achievement of personal performance goals. The maximum value of these awards for any employee in any year is 100% of the employee's salary. In addition, the compensation committee has discretion to pay, cancel or provide for the substitution or assumption of these bonus awards.

Employee Stock Purchase Plan

   Prior to the closing of the IPO, CenterPoint will adopt the employee stock
purchase plan, under which a total of            shares of common stock will be
reserved for issuance. The stock purchase plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, permits eligible employees of CenterPoint to purchase common stock through payroll deductions with all such deductions credited to an account under the stock purchase plan. Payroll deductions may not exceed $25,000 for all purchase periods ending within any year.

   The stock purchase plan operates on a calendar year basis. To be eligible to participate, an employee must file all requisite forms prior to a specified due date known as the "grant date." Generally the first day of each year will be the grant date and the last day of each year will be an exercise date. The determination of the grant dates and the exercise dates is within the discretion of the committee appointed to administer the stock purchase plan. On each exercise date, payroll deductions credited to participants' accounts will be automatically applied to the purchase price of common stock at a price per share equal to eighty-five percent (85%) of the fair market value of the common stock on the grant date or the exercise date, whichever is less. Employees may end their participation in the stock purchase plan at any time during an offering period, and their payroll deductions up to the date of termination will be refunded. Participation ends automatically upon termination of employment with CenterPoint.

   Employees are eligible to participate in the stock purchase plan if they are customarily employed by CenterPoint or a designated subsidiary for at least 20 hours per week and for more than six months in any calendar year. No employee will be able to purchase common stock under the stock purchase plan if such person, immediately after the purchase, would own stock possessing 5% or more of the total shares of common stock outstanding or 5% of the value of all outstanding shares of all classes of stock of CenterPoint.

                              CERTAIN TRANSACTIONS

Organization of CenterPoint

   CenterPoint was incorporated in November 1998 and is currently a 71.4% subsidiary of CPA Holdings, LLC ("CPA Holdings"), a Delaware limited liability company. CPA Holdings is owned by a group of investors that includes BGL Capital, Reznick, Fedder & Silverman, C.P.A.s, L.L.C. ("Reznick LLC"), MFSL Investments, L.P. ("MFSL Investments") and the "CCP Group," which served as one of CenterPoint's sponsors and consists of Steven P. Colmar, Benjamin H. Crawford, William G. Parkhouse, William J. Lynch, Leonard A. Potter and James
G. Lynch. William J. Lynch will become a director of CenterPoint upon the closing of the offering. CenterPoint has agreed to (a) issue warrants to the CCP Group to purchase a total of 100,000 shares of common stock at the initial public offering price and (b) reimburse PSG Funding Corp., a company affiliated with the CCP Group, for offering expenses totaling $345,000.

   Scott H. Lang, a director of CenterPoint, is a managing member of BGL Management Company, LLC, which is the managing member of BGL Capital which is, in turn, the managing member of CPA Holdings. Reznick LLC was created by certain owners of Reznick to hold its co-sponsor interest in CenterPoint. David Reznick, who will become a director of CenterPoint upon the closing of the offering, is a member of Reznick LLC. MFSL Investments was created by Mann Frankfort's shareholders to hold its co-sponsor interest. Richard H. Stein, who will become a director of CenterPoint upon the closing of the offering, is a managing member of the general partner of MFSL Investments.

   Following the IPO, CPA Holdings intends to distribute its shares of CenterPoint common stock to its members who, in turn, may further distribute such shares to their respective members or partners. Notwithstanding such distributions, these shares will remain subject to transfer restrictions imposed by the underwriters and the stockholders' agreement. See "Description of CenterPoint Capital Stock."

   The remaining 28.6% of CenterPoint's outstanding shares of common stock are held by Mr. Basten, Ms. Brunts, Mr. Eagle, Mr. Bikun, Jonathan R. Rutenberg and Reznick LLC.

   Following the approximate      -for-one stock split to be effected prior to
the completion of the IPO, the        shares of common stock initially issued
by CenterPoint to its initial investors and management will total shares.

The Mergers

   The aggregate purchase price to be paid by CenterPoint in the Mergers consists of approximately $90.0 million in cash and 12,121,258 shares of common stock, plus certain contingent payments as described below. The following table sets forth the purchase price to be paid to the stockholders of each of the CenterPoint Companies.

                                                                     Shares of
     Company                                                 Cash   common stock
     ------------------------------------------------------ ------- ------------
                                                                (Dollars in
                                                                 thousands)
     Reznick............................................... $16,899   1,810,553
     Driver(1).............................................     500   2,944,445
     Mann Frankfort........................................  16,503   1,768,200
     Follmer...............................................  13,600   1,457,143
     Berry Dunn............................................   6,821     931,357
     Urbach................................................   9,190   1,023,943
     IDA(2)................................................   8,154     873,669
     Grace.................................................   2,840     304,286
     Holthouse.............................................   5,603     600,343
     Reppond(3)............................................     --      447,428
     Simione...............................................   3,808     408,000
                                                            -------  ----------
         Total............................................. $83,918  12,569,367
                                                            =======  ==========

--------
(1) In addition to the consideration set forth in the table, the former stockholders of Driver will be entitled to receive a contingent cash payment equal to 6.75 times the amount, if any, by which Driver's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2000 exceed $11.6 million.

(2) In addition to the consideration set forth in the table, the former stockholders of IDA will be entitled to a contingent cash payment equal to the lesser of (a) $3,414,500 and (b) 6.75 times the amount, if any, by which IDA's adjusted EBITDA for 2000 exceeds $3,290,000.

(3) In addition to the consideration set forth in the table, the former stockholders of Reppond will be entitled to receive a contingent cash payment which will be calculated with respect to a specified twelve month period ending in 2003 and based on the amount by which the adjusted EBITDA of CenterPoint's employee benefits business (excluding IDA) exceeds specified thresholds. One of Reppond's stockholders will also be entitled to receive contingent cash payments with respect to each of the first five twelve month periods following the closing of the Mergers. Such payments will be based on the amount by which Reppond's adjusted EBITDA for the applicable period exceeds specified thresholds.

   The price to be paid for the CenterPoint Companies was determined through arm's-length negotiations between CenterPoint and representatives of each CenterPoint Company. The factors considered by the parties in determining the consideration to be paid include, among others, the amount of CenterPoint Base Earnings for each professional services firm, and the historical operating results, net worth, level and type of indebtedness and future prospects of each CenterPoint Company. Each CenterPoint Company was represented by independent counsel in the negotiation of the terms and conditions of the Merger Agreement between CenterPoint, the CenterPoint Company and its owners.

   Each Merger Agreement contains standard representations and warranties of each party as well as indemnification provisions relating to (1) breaches of representations and warranties made by the parties to the agreement and (2) certain liabilities under federal securities laws. Furthermore, each Merger Agreement provides that the consummation of the Merger is subject to certain conditions. These conditions include, among others, (1) the continuing material accuracy on the closing date of the Mergers of the representations and warranties of the CenterPoint Company, the owners of the CenterPoint Company and CenterPoint; (2) the performance by each of them of all covenants included in the Merger Agreement;
(3) the absence of a material adverse change in the results of operations, financial condition or business of the CenterPoint Company; (4) the simultaneous closing of all of the Mergers; (5) the approval of the Merger Agreement and related transactions by the owners of the CenterPoint Company as required by applicable law; and (6) CenterPoint's having entered into one or more credit facilities providing for aggregate commitments of not less than $75 million. In addition to the Merger Agreement, owners of each CenterPoint Company who have voting power over equity interests sufficient to approve the Merger have entered into a voting agreement with CenterPoint to vote those interests in favor of the Merger.

   Under applicable state laws, shareholders of Mann Frankfort, Berry Dunn, Driver, Urbach and Reppond may dissent by voting against the Merger. Dissenting owners who comply with the requirements of state law will have the right to demand appraisal of and payment for their shares. Under applicable law, no dissenting shareholder has any right to contest the validity of the Merger or to have the Merger set aside or rescinded, except in an action to test whether the number of shares required to approve the Merger have legally been voted in favor of the Merger and, in the case of the holders of Reppond, in circumstances involving fraud. The shareholders of the CenterPoint Companies have agreed to indemnify CenterPoint for any payments required to be made with respect to dissenting shares.

   Pursuant to each Merger Agreement, the owners of the CenterPoint Companies have agreed not to compete with CenterPoint, for three years following the closing of the Mergers, (1) with respect to Driver and Reppond, within any business market where Driver or Reppond conducts business and (2) with respect to the other CenterPoint Companies, within a 50-mile radius of any location at which the particular CenterPoint Company conducts business. The owners of the CenterPoint Companies have also agreed to restrictions on the transfer of the shares of common stock they receive in the Mergers. Any requested waiver of such transfer restrictions must be approved by a majority of the members of the board of directors who are not subject to transfer restrictions at the time of such proposed waiver.

   In connection with the Mergers, and as consideration for their interests in the CenterPoint Companies, certain directors and officers of CenterPoint will receive cash and shares of common stock as follows:

                                                                     Shares of
     Name                                                      Cash common stock
     --------------------------------------------------------- ---- ------------
     David Reznick............................................
     Thomas W. Corbett........................................
     Richard H. Stein.........................................
     Anthony P. Frabotta......................................
     Charles H. Roscoe........................................
     Steven N. Fischer........................................
     Robert F. Gallo..........................................
     Wayne J. Grace...........................................
     Philip J. Holthouse......................................
     Anthony P. Scillia.......................................

 Ancillary Agreements with Professional Services Firms and their Affiliates

   With respect to the professional services firms, the closing of their respective Mergers will be conditioned on the execution and delivery of several ancillary documents. These documents are as follows:

  Incentive Compensation Agreements. Upon the closing of the Mergers, CenterPoint and each professional services firm will enter into an incentive compensation agreement with each of the firm's former owners and principals. Messrs. Reznick, Stein, Frabotta, Roscoe, Fischer, Grace, Holthouse and Scillia will be parties to their firm's incentive compensation agreements. For a more detailed description of these agreements, see "Business of CenterPoint after the Mergers--Employee Incentives--Professional Services."

  Separate Practice Agreements. Under current state laws and regulations governing the accounting profession, CenterPoint is prohibited from providing attest services to its clients. See "Business of CenterPoint after the Mergers--Regulation--Accounting Profession." CenterPoint has required that each professional services firm divest its attest services prior to the closing of the Mergers. Following the closing, all attest services formerly provided by a professional services firm will be provided by a separate Attest Firm in which CenterPoint has no ownership interest. CenterPoint and the Attest Firm and its owners will enter into a separate practice agreement, which permits the Attest Firm to provide attest services to CenterPoint's clients. Under such agreement, the Attest Firm is responsible for (1) the attest services provided by it, (2) maintenance of professional liability insurance and (3) compliance with applicable ethical, professional and legal requirements. The term of each separate practice agreement will be 40 years. Either CenterPoint's professional services firm or the Attest Firm may terminate the separate practices agreement
(1) if a court or accounting or other regulatory body finds that the separate practice structure violates applicable laws, rules or regulations or (2) subject to applicable cure periods, upon a breach of the separate practice agreement or services agreement by the non-terminating party.

  Services Agreements. Pursuant to non-exclusive services agreements between CenterPoint and the Attest Firms, CenterPoint will manage and administer the business functions and business affairs of each Attest Firm. Each Attest Firm will retain the exclusive authority to direct the professional and ethical aspects of the attest services that it provides. CenterPoint is responsible for providing, (1) general administrative services, such as billing, collection, bookkeeping and cash management, (2) office space, facilities, equipment, furniture and other personal property, (3) professional, administrative, clerical and other personnel and (4) inventory and supplies.

   The term of each agreement will be 40 years. CenterPoint's professional services firm may terminate a services agreement (1) upon certain bankruptcy events related to the Attest Firm or (2) if the Attest Firm or any of its employees fails to adhere to any compliance plan, policy or manual of CenterPoint, engages in conduct or is formally accused of conduct for which the Attest Firm's license would be expected to be subject to revocation or suspension or is otherwise disciplined by any licensing, regulatory or professional entity or institution. The Attest Firm may terminate a services agreement (1) upon certain bankruptcy events related to CenterPoint or (2) subject to applicable cure periods if CenterPoint engages in gross negligence or fraud in the performance of any material duty or material obligation imposed under the services agreement, which gross negligence or fraud has not been cured. The Attest Firm may also at any time terminate CenterPoint's duties to provide general and administrative services, inventory and supplies by delivering written notice one year in advance of the termination.

   Under each of the services agreements, CenterPoint and the Attest Firm have agreed that if any provision of the agreement is found to be in violation of applicable laws or regulations, CenterPoint and the Attest Firm will amend the agreement as necessary to preserve the underlying economic and financial arrangements without substantial economic detriment to either party. If the agreement cannot be so amended, it will terminate. See "Risk Factors-- Regulation of the accounting profession could have a material adverse effect on CenterPoint's business."

Other Transactions

   As of                       , 1999, BGL Capital had incurred $    million in
expenses in connection with CenterPoint's formation, the offering and the Mergers. This amount includes (1) payment of certain legal, accounting and other fees and (2) payment of consulting fees and signing bonuses to Mr. Basten, Ms. Brunts, Mr. Eagle and Mr. Bikun under their consulting agreements. See "Management." CenterPoint anticipates that additional amounts will be advanced by BGL Capital on CenterPoint's behalf prior to completion of the offering. All amounts advanced by BGL Capital to CenterPoint or paid by BGL Capital under the consulting agreements, together with interest at 8% per annum from the date of payment by BGL Capital, will be repaid by CenterPoint from the proceeds of the offering.

   Follmer leases its Southfield, MI space from Lincoln Development Corporation, a company which is 50% owned by Follmer Rudzewicz Development. Follmer Rudzewicz Development is a limited partnership which is owned in part by Anthony P. Frabotta. The lease term began in 1988 and expires in 2004. The current annual rent is approximately $680,000, which amount increases over the term of the lease. The annual rent for the 2003 to 2004 term is approximately $736,000.

   At December 31, 1998, the outstanding balance of working capital advances to Grace from Wayne J. Grace was approximately $60,000.

   At December 31, 1998, the outstanding balance of loans made by David Reznick to Reznick was approximately $66,000.

   Pursuant to a promissory note dated as of March 16, 1999, Driver loaned Thomas W. Corbett $250,000 to enable him to make certain tax payments. Interest on this amount accrues at the prime rate published in The Wall Street Journal.

   All loans and advances between the CenterPoint Companies and their shareholders, affiliates or employees will be paid in full prior to or at the time of the closing of the Mergers.

                INFORMATION REGARDING THE CENTERPOINT COMPANIES

Berry, Dunn, McNeil & Parker

 General

   Berry, Dunn, McNeil & Parker, Chartered ("Berry Dunn"), founded in 1974, provides a wide range of accounting, tax and business consulting services to a variety of business clients in both the private and public sectors. Berry Dunn is one of the largest accounting firms in the Northeast in terms of number of professionals, and was ranked No. 53 in the Top 100. Berry Dunn has significant expertise serving clients in the health care, financial institutions, telecommunications, real estate and construction industries. The firm also provides information technology consulting services to clients in a variety of industries. Berry Dunn maintains offices in Portland, Maine; Bangor, Maine; Manchester, New Hampshire; and Lebanon, New Hampshire. In addition to providing CenterPoint with a regional distribution point in New England, Berry Dunn will participate significantly in developing CenterPoint's anticipated national practice in health care consulting services. Its principal executive offices are located at 100 Middle Street, Portland, Maine 04104.

 Regulation

   As a service provider in the accounting profession, Berry Dunn's operations are subject to state regulation. See "Business of CenterPoint After the Mergers--Regulation."

 Employees

   As of February 28, 1999, Berry Dunn employed approximately 156 professional employees, of which 100 were licensed CPAs, and 45 non-professional employees. None of Berry Dunn's employees is represented by a labor union. Management of Berry Dunn believes its employee relations are good.

 Selected Financial Data

   The following table sets forth certain selected financial data for Berry Dunn on a historical basis and as a percentage of revenues for the periods indicated:

                                                                           Six Months Ended
                                     Year Ended June 30,                     December 31,
                          -------------------------------------------  --------------------------
                              1996           1997           1998           1997          1998
                          -------------  -------------  -------------  ------------  ------------
                                                (Dollars in thousands)
Revenues................  $14,844 100.0% $16,812 100.0% $17,916 100.0% $7,229 100.0% $7,975 100.0%
Expenses:
 Member compensation and
  related costs.........    5,024  33.8    6,214  37.0    7,113  39.7   1,961  27.1   2,023  25.4
 Employee compensation
  and related costs.....    6,037  40.7    6,441  38.3    6,318  35.3   3,063  42.4   3,292  41.3
 Other operating
  expenses..............    3,727  25.1    4,113  24.4    4,405  24.6   2,177  30.1   2,525  31.6
                          ------- -----  ------- -----  ------- -----  ------ -----  ------ -----
Income from operations..  $    56   0.4% $    44   0.3% $    80   0.4% $   28   0.4% $  135   1.7%
                          ======= =====  ======= =====  ======= =====  ====== =====  ====== =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition


 Results for the Six Months Ended December 31, 1998 Compared to the Six Months Ended December 31, 1997--Berry Dunn

   Revenues. Revenues increased $746,000 or 10.3%, from $7.2 million in the six months ended December 31, 1997 to $8.0 million in the six months ended December 31, 1998, primarily due to a net increase in billings to clients for recurring services as well as special projects.

   Member Compensation and Related Costs. Member compensation and related costs remained relatively constant at $2.0 million in the six months ended December 31, 1997 and 1998. As a percentage of revenues, these expenses decreased from 27.1% in the six months ended December 31, 1997 to 25.4% in the six months ended December 31, 1998.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $229,000, or 7.5%, from $3.1 million in the six months ended December 31, 1997 to $3.3 million in the six months ended December 31, 1998, primarily due to salary increases. As a percentage of revenues, these expenses decreased from 42.4% in the six months ended December 31, 1997 to 41.3% in the six months ended December 31, 1998.

   Other Operating Expenses. Other operating expenses increased $348,000, or 16.0%, from $2.2 million in the six months ended December 31, 1997 to $2.5 million in the six months ended December 31, 1998, primarily due to increased business development costs, depreciation on computers, interoffice phone charges and occupancy costs and expenditures for new tax software. As a percentage of revenues, these expenses increased from 30.1% in the six months ended December 31, 1997 to 31.6% in the six months ended December 31, 1998.

 Results for the Year Ended June 30, 1998 Compared to the Year Ended June 30, 1997--Berry Dunn

   Revenues. Revenues increased $1.1 million, or 6.6%, from $16.8 million in the year ended June 30, 1997 to $17.9 million in the year ended June 30, 1998, primarily due to an increase in the hourly billing rates for information technology and other consulting projects.

   Member Compensation and Related Costs. Member compensation and related costs increased $899,000, or 14.5%, from $6.2 million in the year ended June 30, 1997 to $7.1 million in the year ended June 30, 1998, primarily due to increased profits. As a percentage of revenues, these expenses increased from 37.0% in the year ended June 30, 1997 to 39.7% in the year ended June 30, 1998.

   Employee Compensation and Related Costs. Employee compensation and related costs decreased $123,000, or 1.9%, from $6.4 million in the year ended June 30, 1997 to $6.3 million in the year ended June 30, 1998, primarily due to reduction in administrative staff offset in part by salary increases. As a percentage of revenues, these expenses decreased from 38.3% in the year ended June 30, 1997 to 35.3% in the year ended June 31, 1998.

   Other Operating Expenses. Other operating expenses increased $292,000, or 7.1%, from $4.1 million in the year ended June 30, 1997 to $4.4 million in the year ended June 30, 1998, primarily due to an increase in depreciation of personal computers. As a percentage of revenues, these expenses increased from 24.4% in the year ended June 30, 1997 to 24.6% in the year ended June 30, 1998.

 Results for the Year Ended June 30, 1997 Compared to the Year Ended June 30, 1996--Berry Dunn

   Revenues. Revenues increased $2.0 million or 13.3%, from $14.8 million in the year ended June 30, 1998 to $16.8 million in the year ended June 30, 1997, primarily due to a net increase in billings to clients for recurring services as well as special projects.

   Member Compensation and Related Costs. Member compensation and related costs increased $1.2 million, or 23.7%, from $5.0 million in the year ended June 30, 1996 to $6.2 million in the year ended June 30, 1997, primarily due to increased profits and the admission of new principals. As a percentage of revenues, these expenses increased from 33.8% in the year ended June 30, 1996 to 37.0% in the year ended June 30, 1997.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $404,000, or 6.7%, from $6.0 million in the year ended June 30, 1996 to $6.4 million in the year ended

June 30, 1997, primarily due to salary increases. As a percentage of revenues, these expenses decreased from 40.7% in the year ended June 30, 1996 to 38.3% in the year ended June 30, 1997.

   Other Operating Expenses. Other operating expenses increased $386,000, or 10.4%, from $3.7 million in the year ended June 30, 1996 to $4.1 million in the year ended June 30, 1997, primarily due to increases in health insurance, occupancy, software, insurance and telephone expenses. As a percentage of revenues, these expenses decreased from 25.1% in the year ended June 30, 1996 to 24.4% in the year ended June 30, 1997.

 Liquidity and Capital Resources--Berry Dunn

   Berry Dunn used net cash in operating activities of approximately $497,000 and $444,000 in the six months ended December 31, 1998 and 1997, respectively. Berry Dunn generated net cash flow from operating activities of approximately $1.6 million, $1.1 million and $29,000 in the years ended June 30, 1998, 1997 and 1996, respectively. Net cash used in investing activities was approximately $1.1 million and $734,000 in the six months ended December 31, 1998 and 1997, respectively, used primarily for the purchases of property and equipment and business acquisitions. Net cash used in investing activities was approximately $1.1 million in each of the years ended June 30, 1998 and 1997 and $1.3 million in the year ended June 30, 1996. Net cash used in financing activities was approximately $380,000 for the six months ended December 31, 1998, principally due to payments of debt net of capital contributed by principals and repayments from related parties. Net cash provided by financing activities was approximately $111,000 in the six months ended December 31, 1997, representing repayments from related parties, proceeds from the issuance of debt and capital contributed by principals. In the years ended June 30, 1998, 1997 and 1996, net cash provided by financing activities was approximately $337,000, $1.1 million and $501,000, respectively, principally from repayments from related parties, proceeds from debt and capital contributed by principals. At December 31, 1998, Berry Dunn had a net working capital deficit of $2.2 million.

 Interest of Continuing Directors

   Upon consummation of the offering, Charles H. Roscoe will become a director of CenterPoint. See "CenterPoint Management."

 Principal Stockholders

   The following table sets forth, as of April 1, 1999, the number of shares beneficially owned by all of the stockholders of Berry Dunn. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them:

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      Charles H. Roscoe........................       484.694           4.97
      Richard R. Gossellin.....................       382.653           3.93
      Gerald R. Lavigne(1).....................       382.653           3.93
      Erick L. Wordon..........................       382.653           3.93
      Kenneth L. Roberts.......................       178.571           1.83
      Lee J. Chick.............................       255.102           2.62
      Edward G. Asherman, Jr...................       382.653           3.93
      Elliot D. Lerner.........................       204.082           2.09
      Christopher T. Tyson.....................       178.571           1.83
      Harry E. Meyer...........................       382.653           3.93
      Janice D. Latulippe......................       153.061           1.57
      James R. Maynard.........................       382.653           3.93
      Lawrence E. Parker, Jr...................       663.265           6.81
      Raymond L. Cunliffe......................       382.653           3.93
      Stephanie Rice...........................       153.061           1.57
      John T. Gurley...........................       382.653           3.93
      Michael T. McNeil........................       612.245           6.28
      John H. Jackson, Jr......................       382.653           3.93
      Drew E. Swenson..........................       331.633           3.40
      John M. Chandler.........................       331.633           3.40
      Tracy W. Harding.........................       331.633           3.40
      Clifford C. Abbott, Jr...................       178.571           1.83
      Francis P. Johnson.......................       382.653           3.93
      Rodney F. Irish..........................       484.694           4.97
      Kenneth S. Jones.........................       331.633           3.40
      Ralph A. Pascale, Jr.....................       204.082           2.09
      Jeffrey D. Walla.........................       255.102           2.62
      Stephen J. Ferrari.......................         1.000           0.01
      J. Maurice L. Bisson.....................       382.653           3.93
      Richard A. Charpentier...................       204.082           2.09
                                                    ---------         ------
                                                    9,744.898         100.00

--------
(1) Mr. Lavigne does not currently have any voting or dispositive power with respect to these shares.

Follmer, Rudzewicz & Company, P.C.

 General

   Follmer, Rudzewicz & Company, P.C. ("Follmer"), the predecessor of which was founded in 1968, provides a broad range of accounting, tax and business consulting services to closely held companies with an emphasis on manufacturing companies. Follmer is headquartered in Southfield, Michigan and also maintains an office in Sterling Heights, Michigan. After the Big Five, Follmer is the second largest firm in the Detroit metropolitan area based on the number of professionals, and was ranked No. 46 in the Top 100. Follmer will provide CenterPoint with a regional distribution point in the upper Midwest and a platform for CenterPoint's anticipated national practice focused on the manufacturing industry. Its principal executive offices are located at 12900 Hall Road, Suite 500, Sterling Heights, Michigan 48313.

 Regulation

   As a service provider in the accounting profession, Follmer's operations are subject to state regulation. See "Business of CenterPoint After the Mergers-- Regulation."

 Employees

   As of February 28, 1999, Follmer employed 142 professional employees, of which 76 were licensed CPAs, and 48 non-professional employees. None of Follmer's employees is represented by a labor union. Management of Follmer believes its employee relations are good.

 Selected Financial Data

   The following table sets forth certain selected financial data for Follmer on a historical basis and as a percentage of revenues for the periods indicated:

                                                                           Six Months Ended
                                    Year Ended May 31,                       November 30,
                          -------------------------------------------   ---------------------------
                              1996          1997            1998           1997           1998
                          ------------  -------------   -------------   ------------   ------------
                                              (Dollars in thousands)
Revenues................  $15,528  100% $17,954   100%  $19,417   100%  $7,790   100%  $8,937   100%
Expenses:
 Member compensation and
  related costs.........    4,833 31.1    6,646  37.0     7,339  37.8    2,488  31.9    3,154  35.3
 Employee compensation
  and related costs.....    6,649 42.8    7,567  42.1     8,225  42.4    3,444  44.3    3,843  43.0
 Other operating
  expenses..............    3,781 24.4    4,042  22.6     3,891  20.0    1,959  25.2    2,318  25.9
                          ------- ----  -------  ----   -------  ----   ------  ----   ------  ----
Income (loss) from
 operations.............  $   265  1.7% $  (301) (1.7)% $   (38) (0.2)% $ (101) (1.2)% $ (378) (4.2)%
                          ======= ====  =======  ====   =======  ====   ======  ====   ======  ====

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Six Months Ended November 30, 1998 Compared to the Six Months Ended November 30, 1997--Follmer

   Revenues. Revenues increased $1.1 million, or 14.7%, from $7.8 million in the six months ended November 30, 1997 to $8.9 million in the six months ended November 30, 1998, primarily due to an expansion of the firm's computer information service, organizational development and training ("ODT") and ISO service lines. Follmer was also able to increase its realization rates as demand for its services increased.

   Member Compensation and Related Costs. Member compensation and related costs increased $666,000, or 26.8%, from $2.5 million in the six months ended November 30, 1997 to $3.2 million in the six months ended November 30, 1998. As a percentage of revenues, these expenses increased from 31.9% in the six months ended November 30, 1997 to 35.3% in the six months ended November 30, 1998.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $399,000, or 11.6%, from $3.4 million in the six months ended November 30, 1997 to $3.8 million in the six months ended November 30, 1998, primarily due to an increase in base compensation levels of the professional staff in an effort to be more competitive with the Big Five in the Detroit metropolitan area. As a percentage of revenues, these expenses decreased from 44.3% in the six months ended November 30, 1997 to 43.0% in the six months ended November 30, 1998.

   Other Operating Expenses. Other operating expenses increased $359,000, or 18.3%, from $2.0 million in the six months ended November 30, 1997 to $2.3 million in the six months ended November 30, 1998, primarily due to an increase in occupancy costs and consulting fees related to the outsourcing of personnel used to staff the firm's ODT services product. As a percentage of revenues, these expenses increased from 25.2% in the six months ended November 30, 1997 to 25.9% in the six months ended November 30, 1998.

 Results for the Year Ended May 31, 1998 Compared to the Year Ended May 31, 1997--Follmer

   Revenues. Revenues increased $1.5 million, or 8.2%, from $18.0 million in the year ended May 31, 1997 to $19.4 million in the year ended May 31, 1998, primarily due to (a) an increase in realized billing rates, (b) a modest number of new clients and (c) the growth in the firm's valuation services, ODT and ISO service lines.

   Member Compensation and Related Costs. Member compensation and related costs increased $693,000, or 10.4%, from $6.6 million in the year ended May 31, 1997 to $7.3 million in the year ended May 31, 1998. This increase was due to the growth in the firm's net operating income available for member compensation. As a percentage of revenues, these expenses increased from 37.0% in the year ended May 31, 1997 to 37.8% in the year ended May 31, 1998.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $658,000, or 8.7%, from $7.6 million in the year ended May 31, 1997 to $8.2 million in the year ended May 31, 1998, primarily due to an increase in base compensation levels of the professional staff in an effort to be more competitive with the Big Five in the Detroit metropolitan area. As a percentage of revenues, these expenses increased from 42.1% in the year ended May 31, 1997 to 42.4% in the year ended May 31, 1998.

   Other Operating Expenses. Other operating expenses decreased $151,000, or 3.7%, from $4.0 million in the year ended May 31, 1997 to $3.9 million in the year ended May 31, 1998, primarily due to a reduction in bad debts and practice development expenses. As a percentage of revenues, these expenses decreased from 22.6% in the year ended May 31, 1997 to 20.0% in the year ended May 31, 1998.

 Results for the Year Ended May 31, 1997 Compared to the Year Ended May 31, 1996--Follmer

   Revenues. Revenues increased $2.4 million, or 15.6%, from $15.5 million in the year ended May 31, 1996 to $18.0 million in the year ended May 31, 1997. This increase was due to (a) an increase in realized billing rates, (b) a modest number of new clients and (c) the growth in the firm's valuation services, ODT and ISO service lines.

   Member Compensation and Related Costs. Member compensation and related costs increased $1.6 million, or 33.4%, from $4.8 million in the year ended May 31, 1996 to $6.6 million in the year ended May 31, 1997. This increase was due to the addition of one new partner and an increase in net operating income upon which member compensation is determined. As a percentage of revenues, these expenses increased from 31.1% in the year ended May 31, 1996 to 37.0% in the year ended May 31, 1997.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $918,000, or 13.8%, from $6.6 million in the year ended May 31, 1996 to $7.6 million in the year ended May 31, 1997, primarily due to the addition of 20 professional staff members and annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 42.8% in the year ended May 31, 1996 to 42.1% in the year ended May 31, 1997.

   Other Operating Expenses. Other operating expenses increased $261,000, or 6.9%, from $3.8 million in the year ended May 31, 1996 to $4.0 million in the year ended May 31, 1997, primarily due to increases in training, occupancy, advertising, promotional and depreciation expenses. As a percentage of revenues, these expenses decreased from 24.4% in the year ended May 31, 1996 to 22.6% in the year ended May 31, 1997.

 Liquidity and Capital Resources--Follmer

   Follmer generated net cash flow from operating activities of approximately $1.3 million and $2.4 million in the six months ended November 30, 1998 and 1997, respectively. Net cash flow from operating activities was approximately $1.4 million, $226,000 and $286,000 in the years ended May 31, 1998, 1997 and
1996, respectively. In the six months ended November 30, 1998 and 1997, cash used in investing activities was

$589,000 and $457,000, respectively, primarily for purchases of property and equipment. Net cash used in investing activities was approximately $927,000, $1.2 million and $958,000 in the years ended May 31, 1998, 1997 and 1996, respectively, primarily for purchases of property and equipment. Net cash used in financing activities for each of the six months ended November 30, 1998 and 1997 was approximately $1.4 million, consisting principally of net repayments to shareholders and payment of debt. In the year ended May 31, 1998, cash provided by financing activities totaled $37,000 and was generated primarily from advances from shareholders and the issuance of stock net of proceeds and payments of debt. Net cash provided by financing activities in the year ended May 31, 1997 totaled $1.2 million and was provided by net advances from shareholders and payments of debt. In the year ended May 31, 1996, cash used in financing activities totaled $59,000 and was used primarily for net repayments to shareholders and payments of long-term debt net of proceeds from the issuance of long-term debt and stock. At November 30, 1998, Follmer had a working capital deficit of $507,000.

 Interest of Continuing Directors

   Upon consummation of the offering, Anthony P. Frabotta will become a director of CenterPoint. See "CenterPoint Management."

 Principal Stockholders

   The following table sets forth, as of March 1, 1999, the number of shares beneficially owned by all of the stockholders of Follmer. The persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them:

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      Michael Santicchia.......................          200             2.0
      Anthony P. Frabotta......................        1,100            10.8
      Timothy J. Caughlin......................          900             8.9
      Peter E. Meagher, III....................          550             5.4
      Patrick J. Gregory.......................          350             3.4
      Daniel P. Markey.........................          350             3.4
      James J. Bauters.........................          300             2.9
      Gordon R. Follmer........................        2,900            28.5
      John J. Rudzewicz........................        2,900            28.5
      Dennis J. Petri..........................          200             2.0
      Gerald J. Grady..........................          200             2.0
      Dennis J. LaPorte........................          200             2.0
                                                      ------          ------
        Total..................................       10,150          100.00

Grace & Company, P.C.

 General

   Grace & Company, P.C. ("Grace"), founded in 1983, provides a full range of accounting, tax and consulting services to clients in a spectrum of industries including manufacturing, construction and real estate. Grace is headquartered in St. Louis, Missouri and, after the Big Five, is the second largest accounting firm in St. Louis in terms of number of professionals. Grace will provide CenterPoint with a lower-Midwest regional distribution point. Its principal executive offices are located at 3117 South Big Bend Boulevard, Suite 100, St. Louis, Missouri 63143.

 Regulation

   As a service provider in the accounting profession, Grace's operations are subject to state regulation. See "Business of CenterPoint After the Mergers-- Regulation."

 Employees

   As of February 28, 1999, Grace employed 102 professional employees, of which 47 were licensed CPAs, and 27 non-professional employees. None of Grace's employees is represented by a labor union. Management of Grace believes its employee relations are good.

 Selected Financial Data

   The following table sets forth certain selected financial data for Grace on a historical basis and as a percentage of revenues for the period indicated:

                                                               Year Ended
                                                           December 31, 1998
                                                         -----------------------
                                                         (Dollars in thousands)
      Revenues.......................................... $     9,691      100.0%
      Expenses:
        Member compensation and related costs...........       2,709       28.0
        Employee compensation and related costs.........       5,075       52.4
        Other operating expenses........................       1,380       14.2
                                                         ----------- ----------
      Income from operations............................ $       527        5.4%
                                                         =========== ==========

 Interest of Continuing Directors

   Upon consummation of the offering, Wayne J. Grace will become a director of CenterPoint. See "CenterPoint Management."

 Principal Stockholders

   Grace Capital owns 100% of the common stock of Grace. The following table sets forth, as of March 30, 1999, the membership interests beneficially owned by all of the members of Grace Capital. The persons named below have sole voting and investment power with respect to all interests shown as beneficially owned by them.

                                                                    Approximate
          Name                                                     Percent Owned
          ----                                                     -------------
      Wayne J. Grace..............................................      19.4
      Paul E. Schiavo.............................................       9.4
      Frank H. Brandhorst.........................................      11.8
      Patrick P. Rohrkaste........................................       8.1
      Jeffrey R. Greene...........................................       7.0
      Patrick E. Stark............................................      13.9
      Robert J. Bauer.............................................       6.5
      David W. Gresham............................................       5.6
      Lawrence J. Porschen........................................      10.9
      Kent T. Cornell.............................................       5.2
      Larry R. Jourden............................................       0.7
      Gerald P. Townsend..........................................       0.7
      Larry H. Weber..............................................       0.7
                                                                       -----
        Total.....................................................     100.0

Holthouse Carlin & Van Trigt LLP

 General

   Holthouse Carlin & Van Trigt LLP ("Holthouse"), founded in 1991, provides accounting services, tax services and litigation consulting services. Holthouse is headquartered in Los Angeles, California and maintains offices in Long Beach and Westlake Village, California. Holthouse will provide CenterPoint with a regional distribution point on the West Coast and participate significantly in CenterPoint's anticipated national practice in litigation consulting services. Its principal executive offices are located at 11845 West Olympic Boulevard, Suite 1177, Los Angeles, California 90064.

 Regulation

   As a service provider in the accounting profession, Holthouse's operations are subject to state regulation. See "Business of CenterPoint After the Mergers--Regulation."

 Employees

   As of February 28, 1999, Holthouse employed 46 professional employees, of which 24 were licensed CPAs and 15 non-professional employees. None of Holthouse's employees is represented by a labor union. Management of Holthouse believes its employee relations are good.

 Selected Financial Data

   The following table sets forth certain selected financial data for Holthouse on a historical basis and as a percentage of revenues for the periods indicated:

                                                     Year Ended December 31,
                                                    --------------------------
                                                        1997          1998
                                                    ------------  ------------
                                                     (Dollars in thousands)
     Revenues...................................... $7,720 100.0% $9,446 100.0%
     Expenses:
       Employee compensation and related costs.....  2,617  33.9   3,089  32.7
       Other operating expenses....................  1,448  18.8   1,578  16.7
                                                    ------ -----  ------ -----
     Income from operations........................ $3,655  47.3% $4,779  50.6%
                                                    ====== =====  ====== =====
     Partners' withdrawals......................... $3,531  45.7% $4,237  44.9%
                                                    ====== =====  ====== =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997--Holthouse

   Revenues. Revenues increased $1.7 million, or 22.4%, from $7.7 million for the year ended December 31, 1997 to $9.4 million for the year ended December 31, 1998, primarily due to an increase in billable hours and an increase in hourly billing rates. The increase in billable hours resulted from the expansion of services provided to the firm's clients supported by an increase in professional staff.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $472,000, or 18.0%, from $2.6 million in the year ended December 31, 1997 to $3.1 million in the year ended December 31, 1998, primarily due to the addition of professional and administrative staff and annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 33.9% in the year ended December 31, 1997 to 32.7% in the year ended December 31, 1998.

   Other Operating Expenses. Other operating expenses increased $130,000, or 9.0%, from $1.4 million in the year ended December 31, 1997 to $1.6 million in the year ended December 31, 1998, primarily due to higher occupancy costs resulting from an expansion of the firm's office. As a percentage of revenues, these expenses decreased from 18.8% in the year ended December 31, 1997 to 16.7% in the year ended December 31, 1998.

 Liquidity and Capital Resources--Holthouse

   Holthouse generated net cash from operating activities of approximately $4.5 million in the year ended December 31, 1998 and approximately $3.7 million in the year ended December 31, 1997. Net cash used in investing activities was approximately $142,000 and $115,000 in the years ended December 31, 1998 and 1997, respectively, primarily used for purchases of property and equipment. Cash used in financing activities was approximately $4.2 million and $3.5 million in the years ended December 31, 1998 and 1997, primarily due to payments of partner capital. At December 31, 1998, Holthouse had working capital of approximately $3.1 million.

 Interest of Continuing Directors

   Upon consummation of the offering, Philip J. Holthouse will become a director of CenterPoint. See "CenterPoint Management."

 Principal Partners

   The following table sets forth, as of January 1, 1999, the capital account allocation of all of the partners of Holthouse. These percentages shift periodically. The persons named below have sole voting and investment power with respect to the interests shown as beneficially owned by them:

                                                                 Capital Account
          Name                                                     Allocation
          ----                                                   ---------------
      James S. Carlin...........................................      20.51
      Blake E. Christian........................................      11.18
      Philip J. Holthouse.......................................      24.61
      Gregory J. Hutchins.......................................      11.81
      Janet L. Pass.............................................       3.91
      Zachary G. Shuman.........................................      10.21
      John E. Van Trigt.........................................      17.76
                                                                     ------
        Total...................................................     100.00

Insurance Design Administrators

 General

   Self Funded Benefits, Inc., which does business under the trade name Insurance Design Administrators ("IDA"), was founded in 1979. IDA is an independent healthcare management company that designs healthcare programs and provides claims administration services in both the private and public sectors. IDA has made significant investments in technology to develop a scalable infrastructure capable of handling a large volume of business. IDA is headquartered in Oakland, New Jersey. In addition to designing healthcare programs, IDA also manages healthcare claims of its clients. Based on the annual volume of claims handled, IDA was ranked by Employee Benefit News in July 1998 as the 11th largest third party administrator in the United States. IDA will provide the platform for CenterPoint's anticipated national practice in third party administration and self insurance services. Its principal executive offices are located at 169 Ramapo Valley Road, Oakland, New Jersey 07436.

 Regulation

   As a service provider in the employee benefit plan business, IDA's operations are subject to state regulation. See "Business of CenterPoint After the Mergers--Regulation."

 Employees

   As of February 28, 1999, IDA had 130 employees, of which 12 were in management, 2 in sales, 74 in claims administration, 27 in general administration and 15 were part-time employees.

 Selected Financial Data

   The following table sets forth certain selected financial data for IDA on a historical basis and as a percentage of revenues for the periods indicated:

                                                    Year Ended December 31,
                                                   ---------------------------
                                                       1997          1998
                                                   ------------  -------------
                                                     (Dollars in thousands)
     Revenues..................................... $9,756 100.0% $10,933 100.0
     Expenses:
       Employee compensation and related costs....  6,047  62.0    6,361  58.2
       Other operating expenses...................  2,668  27.3    3,050  27.9
                                                   ------ -----  ------- -----
     Income from operations....................... $1,041  10.7% $ 1,522  13.9%
                                                   ====== =====  ======= =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition
 Results for the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997--IDA

   Revenues. Revenues increased $1.2 million, or 12.1%, from $9.8 million for the year ended December 31, 1997 to $10.9 million for the year ended December 31, 1998, primarily as a result of the addition of a major customer in January 1998 for which IDA provides benefits administration for an approximate enrollment of 2,300 lives. In addition IDA experienced an increase in COBRA and PPO administration fees.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $314,000, or 5.2%, from $6.0 million in the year ended December 31, 1997 to $6.4 million in the year ended December 31, 1998, as a result of annual performance-based compensation increases, additional staffing and an increase in overtime compensation. As a percentage of revenues, these expenses decreased from 62.0% in the year ended December 31, 1997 to 58.2% in the year ended December 31, 1998.

   Other Operating Expenses. Other operating expenses increased $382,000, or 14.3%, from $2.7 million in the year ended December 31, 1997 to $3.1 million in the year ended December 31, 1998. As a percentage of revenues, these expenses increased slightly from 27.3% in the year ended December 31, 1997 to 27.9% in the year ended December 31, 1998.

 Liquidity and Capital Resources--IDA

   IDA generated net cash from operating activities of approximately $1.8 million and $996,000 in the years ended December 31, 1998 and 1997, respectively. Net cash used in investing activities was approximately $105,000 and $451,000 in the years ended December 31, 1998 and 1997, respectively, used for purchases of property and equipment. Cash used in financing activities was approximately $1.1 million and $730,000 in the years ended December 31, 1998 and 1997, respectively. This was due to payments of dividends of $850,000 and $980,000 in 1998 and 1997, respectively, as well as payments of debt of $202,000 in 1998 and net proceeds from the issuance of debt of $350,000 in 1997. At December 31, 1998, IDA had working capital of approximately $1.3 million.

 Interest of Continuing Directors

   Upon completion of the offering, Robert F. Gallo will become a director of CenterPoint. Further, upon completion of the offering, Mr. Gallo will enter into a four-year employment agreement with IDA pursuant to which Mr. Gallo will serve as IDA's chief executive officer, at an annual base salary of $200,000, This agreement also provides for a bonus of up to 50% of base salary for 1999 and up to 100% of base salary thereafter. See "CenterPoint Management."

 Principal Stockholders

   The following table sets forth, as of March 26, 1999, the number of shares beneficially owned by all of the stockholders of IDA. The persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                         Shares Beneficially Owned of Shares Beneficially Owned of Class B  Approximate
  Name                   Class A Voting Common Stock        Non-Voting Common Stock        Percent Owned
  ----                   ---------------------------- ------------------------------------ -------------
Robert F. Gallo.........              75                              7,425                     50.7
Russell Minetti.........              74                              7,235                     49.3
                                     ---                             ------                    -----
  Total.................             149                             14,600                    100.0

Mann Frankfort Stein & Lipp, P.C.

 General

   Mann Frankfort Stein & Lipp, P.C. ("Mann Frankfort"), founded in 1971, provides accounting, tax, financial reporting, consulting and litigation consulting services primarily to closely held clients in a wide range of industries. Mann Frankfort, located in Houston, Texas, is Houston's largest accounting firm other than the Big Five based on the number of professionals, and was ranked No. 44 in the Top 100. Mann Frankfort provides a regional distribution point in Texas and will be the lead member of CenterPoint's anticipated national practice in litigation consulting services. Its principal executive offices are located at 12 Greenway Plaza, 8th Floor, Houston, Texas 77046.

 Regulation

   As a service provider in the accounting profession, Mann Frankfort's operations are subject to state regulation. See "Business of CenterPoint After the Mergers--Regulation."

 Employees

   As of February 28, 1999, Mann Frankfort had 140 professional employees, of which 95 were licensed CPAs, and 40 non-professional employees. None of Mann Frankfort's employees is represented by a labor union. Management of Mann Frankfort believes its employee relations are good.

 Selected Financial Data

   The following table sets forth certain selected financial data for Mann Frankfort on a historical basis and as a percentage of revenues for the periods indicated:

                                           Year Ended December 31,
                                   ------------------------------------------
                                       1996          1997           1998
                                   ------------  -------------  -------------
                                            (Dollars in thousands)
     Revenues..................... $9,921 100.0% $17,475 100.0% $21,631 100.0%
     Expenses:
       Member compensation and
        related costs.............  4,412  44.4    6,636  38.0    8,921  41.2
       Employee compensation and
        related costs.............  3,608  36.4    6,405  36.7    8,829  40.8
       Other operating expenses...  1,763  17.8    2,996  17.1    3,347  15.5
                                   ------ -----  ------- -----  ------- -----
     Income from operations....... $  138   1.4% $ 1,438   8.2% $   534   2.5%
                                   ====== =====  ======= =====  ======= =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997--Mann Frankfort

   Revenues. Revenues increased $4.2 million, or 23.8%, from $17.5 million in the year ended December 31, 1997 to $21.6 million in the year ended December 31, 1998, primarily due to increases in billing rates and billable hours and the addition of new clients.

   Member Compensation and Related Costs. Member compensation and related costs increased $2.3 million, or 34.4%, from $6.6 million in the year ended December 31, 1997 to $8.9 million in the year ended December 31, 1998, primarily due to an increase in the operating income of the firm over the comparable periods while the number of shareholders increased only slightly from 15 to 16 from 1997 to 1998. As a percentage of revenues, these expenses increased from 38.0% in the year ended December 31, 1997 to 41.2% in the year ended December 31, 1998.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $2.4 million, or 37.8%, from $6.4 million in the year ended December 31, 1997 to $8.8 million in the year ended December 31, 1998, primarily due to the addition of professional and administrative staff and performance-related compensation increases. As a percentage of revenues, these expenses increased from 36.7% in the year ended December 31, 1997 to 40.8% in the year ended December 31, 1998.

   Other Operating Expenses. Other operating expenses increased $351,000, or 11.7%, from $3.0 million in the year ended December 31, 1997 to $3.3 million in the year ended December 31, 1998, primarily due to (a) higher occupancy costs resulting from an expansion of the firm's office and (b) additional depreciation expenses resulting from investments in computer hardware and software and leasehold improvements. As a percentage of revenues, these expenses decreased from 17.1% in the year ended December 31, 1997 to 15.5% in the year ended December 31, 1998.

 Results for the Year Ended December 31, 1997 Compared to the Year Ended December 31, 1996--Mann Frankfort

   Revenues. Revenues increased $7.6 million, or 76.1%, from $9.9 million in the year ended December 31, 1996 to $17.5 in the year ended December 31, 1997, due in part to a January 1997 merger (the "Mann Frankfort Merger") with a Houston based accounting firm which added incremental 1997 revenues of $3.4 million. Also contributing to the revenue growth were increases in billing rates and billable hours as well as the addition of new clients during 1997.

   Member Compensation and Related Costs. Member compensation and related costs increased $2.2 million, or 50.4%, from $4.4 million in the year ended December 31, 1996 to $6.6 million in the year ended December 31, 1997, primarily due to an increase in the number of shareholders resulting from the Mann Frankfort Merger and their related compensation and a corresponding increase in the firm's operating income over the period. As a percentage of revenues, however, these expenses decreased from 44.4% in the year ended December 31, 1996 to 38.0% in the year ended December 31, 1997.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $2.8 million, or 77.5%, from $3.6 million in the year ended December 31, 1996 to $6.4 million in the year ended December 31, 1997, primarily due to an increase in professional and administrative staff because of the Mann Frankfort Merger and performance-based compensation increases. As a percentage of revenues, these expenses increased from 36.4% in the year ended December 31, 1996 to 36.7% in the year ended December 31, 1997.

   Other Operating Expenses. Other operating expenses increased $1.2 million, or 69.9%, from $1.8 million in the year ended December 31, 1996 to $3.0 million in the year ended December 31, 1997, primarily due to an increase in operating costs because of the Mann Frankfort Merger and merger-related transaction costs. As a percentage of revenues, these expenses decreased from 17.8% in the year ended December 31, 1996 to 17.1% in the year ended December 31, 1997.

 Liquidity and Capital Resources--Mann Frankfort

   Mann Frankfort generated net cash flow from operating activities of approximately $454,000 in the year ended December 31, 1998. Net cash used in operating activities was approximately $196,000 and $103,000 in the years ended December 31, 1997 and 1996, respectively. Net cash used in investing activities was approximately $534,000, $714,000 and $77,000 in the years ended December 31, 1998, 1997 and 1996, respectively, primarily for the purchases of property and equipment. Net cash provided by financing activities for the years ended December 31, 1998 and 1997 was approximately $398,000 and $1.1 million, respectively, principally from the issuance of debt in the year ended December 31, 1998 and from the issuances of debt and stock in the year ended December 31, 1997. Net cash used in financing activities was approximately $132,000 for the year ended December 31, 1996, principally due to payments of debt. At December 31, 1998, Mann Frankfort had net working capital of $2.6 million.

 Interest of Continuing Directors

   Upon consummation of the offering, Richard H. Stein will become a director of CenterPoint. See "CenterPoint Management."

 Principal Stockholders

   The following table sets forth, as of January 1, 1999, the number of shares beneficially owned by all of the stockholders of Mann Frankfort. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      Richard H. Stein.........................      277.4085         17.6212
      Steven Albert............................       23.9720          1.5227
      Jeffri Botkin............................       27.5325          1.7489
      Milton Frankfort.........................      321.8190         20.4422
      Bill Hickl...............................       18.9537          1.2040
      John Landers.............................       20.7066          1.3153
      Bruce Layer..............................       35.7447          2.2705
      Arnold Lipp..............................      267.4085         16.9860
      Paul Mueller.............................       61.7414          3.9219
      Glea Ramey...............................       27.5325          1.7489
      Laura Rice...............................       42.1000          2.6742
      Michael Richter..........................      313.7965         19.9326
      Craig Shenkman...........................       22.3300          1.4184
      Saul Solomon.............................       70.9898          4.5093
      Gregg Steffen............................        5.5065          0.3498
      Suhrid Thakore...........................       35.7447          2.2705
      Jerry Guillot............................        1.0000          0.0635
                                                     --------         -------
          Total................................      1,574.29          100.00

Reppond

 General

   The Reppond Company, Inc., Reppond Administrators, LLC, and VeraSource Excess Risk Ltd. (collectively, "Reppond"), founded in 1981, provide group benefits insurance and consulting services to privately-held companies. Reppond is headquartered in Bellevue, Washington and maintains offices in Yakima, Washington and Brooklyn Park, Minnesota. Reppond enhances CenterPoint's anticipated national practice in insurance and benefits brokerage and consulting services. Its principal executive offices are located at 10900 Northeast 4th Street, Suite 1200, Bellevue, Washington 98004.

 Regulation

   As a service provider in the insurance brokerage profession, Reppond's operations are subject to state regulation. See "Business of CenterPoint After the Mergers--Regulation."

 Employees

   As of February 28, 1999, Reppond had 83 employees.

 Selected Financial Data

   The following table sets forth certain selected financial data for Reppond on a historical basis and as a percentage of revenues for the periods indicated:

                                                               Year Ended
                                                           December 31, 1998
                                                         -----------------------
                                                         (Dollars in thousands)
Revenues................................................ $     7,892      100.0%
Expenses:
  Producer compensation and related costs...............       2,359       29.9
  Employee compensation and related costs...............       2,708       34.3
  Other operating expenses..............................       2,314       29.3
                                                         ----------- ----------
Income from operations.................................. $       511        6.5
                                                         =========== ==========

 Principal Stockholders

   The following table sets forth, as of March 31, 1999, the number of shares or membership interests, as the case may be, for Reppond. The persons named below have sole voting and investment power with respect to the shares or membership interests shown as beneficially owned by them.

   The Reppond Company, Inc.

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      Ben W. Reppond...........................        375               75
      Louis R. Baransky........................        125               25
                                                       ---              ---
                                                       500              100

   Reppond Administrators, L.L.C.

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      Ben W. Reppond...........................       247.5            49.5
      Deborah Reppond..........................       247.5            49.5
      Louis R. Baransky........................           5             1.0
                                                      -----            ----
                                                        250             100

   VeraSource Excess Risk Ltd.

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      Ben W. Reppond...........................        125               50
      Scott D. Perry...........................        125               50
                                                       ---              ---
                                                       250              100

Reznick, Fedder & Silverman

 General

   Reznick Fedder & Silverman, P.C. ("Reznick"), founded in 1977, provides business, accounting and tax advisory services that include tax consulting, real estate consulting, business consulting and due diligence. Reznick is ranked No. 22 in the Top 100 and is the largest non-Big Five firm headquartered in the Mid-Atlantic region. Reznick is known nationally for its expertise in the real estate industry and also has substantial experience serving closely held commercial businesses and clients in the health care and construction industries. Reznick maintains offices in Bethesda, Maryland; Baltimore, Maryland; Boston, Massachusetts; Charlotte, North Carolina; and Atlanta, Georgia. In addition to providing CenterPoint with multiple distribution points in the Mid-Atlantic region, Reznick will provide the foundation for CenterPoint's anticipated national practice in real estate consulting services and participate significantly in CenterPoint's anticipated national practice in health care consulting services. Its principal executive offices are located at 4520 East West Highway, Suite 300, Bethesda, Maryland 20814.

 Regulation

   As a service provider in the accounting profession, Reznick's operations are subject to state regulation. See "Business of CenterPoint After the Mergers-- Regulation."

 Employees

   As of February 28, 1999, Reznick had 496 professional employees, of which 200 were licensed CPAs, and 138 non-professional employees. None of Reznick's employees is represented by a labor union. Management of Reznick believes its employee relations are good.

 Selected Financial Data

   The following table sets forth certain selected financial data for Reznick on a historical basis and as a percentage of revenues for the periods indicated:

                                                                                Three Months Ended
                                  Year Ended September 30,                         December 31,
                          ------------------------------------------------   -----------------------------
                              1996             1997             1998             1997            1998
                          --------------   --------------   --------------   -------------   -------------
                                                (Dollars in thousands)
Revenues................  $31,483  100.0%  $35,103  100.0%  $47,877  100.0%  $9,338  100.0%  $9,848  100.0%
Expenses:
 Member compensation and
  related costs.........    7,784   24.7     8,170   23.3    13,516   28.2    1,360   14.6      769    7.8
 Employee compensation
  and related costs.....   17,477   55.5    19,617   55.9    25,792   53.9    5,829   62.4    6,937   70.4
 Other operating
  expenses..............    6,231   19.8     7,530   21.4     8,502   17.8    2,172   23.2    2,221   22.6
                          -------  -----   -------  -----   -------  -----   ------  -----   ------  -----
Operating loss..........  $    (9)  (0.0)% $  (214)  (0.6)% $   (67)  (0.1)% $  (23)  (0.2)% $  (79)  (0.8)%
                          =======  =====   =======  =====   =======  =====   ======  =====   ======  =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Three Months Ended December 31, 1998 Compared to the Three Months Ended December 31, 1997--Reznick

   Revenues. Professional services revenues increased $510,000, or 5.5%, from $9.3 million in the three months ended December 31, 1997 to $9.8 million in the three months ended December 31, 1998, primarily due to an expansion of the firm's core real estate and health care practices.

   Member Compensation and Related Costs. Member compensation and related costs decreased $591,000, or 43.5%, from $1.4 million in the three months ended December 31, 1997 to $769,000 in the three months ended December 31, 1998, primarily due to a reduction in operating income available for member compensation. As a percentage of revenues, these expenses decreased from 14.6% in the three months ended December 31, 1997 to 7.8% in the three months ended December 31, 1998.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $1.1 million, or 19.0%, from $5.8 million in the three months ended December 31, 1997 to $6.9 million in the three months ended December 31, 1998, primarily due to an increase in the number of professional employees and annual performance-based compensation increases. As a percentage of revenues, these expenses increased from 62.4% in the three months ended December 31, 1997 to 70.4% in the three months ended December 31, 1998.

   Other Operating Expenses. Other operating expenses remained constant at $2.2 million in the three months ended December 31, 1997 and 1998. As a percentage of revenues, these expenses decreased from 23.2% in the three months ended December 31, 1997 to 22.6% in the three months ended December 31, 1998.

 Results for the Year Ended September 30, 1998 Compared to the Year Ended September 30, 1997--Reznick

   Revenues. Professional services revenues increased $12.8 million, or 36.4%, from $35.1 million in the year ended September 30, 1997 to $47.9 million in the year ended September 30, 1998, primarily due to (a) an expansion of the firm's practice as a result of a merger with a Baltimore-based accounting firm (the "Reznick Merger") and (b) an expansion of the firm's core real estate practice and growth in other practice areas such as due diligence, bankruptcy and litigation consulting services.

   Member Compensation and Related Costs. Member compensation and related costs increased $5.3 million, or 65.4%, from $8.2 million in the year ended September 30, 1997 to $13.5 million in the year ended September 30, 1998, primarily due to an increase in operating income available for member compensation and the admission of three members during 1998. As a percentage of revenues, these expenses increased from 23.3% in the year ended September 30, 1997 to 28.2% in the year ended September 30, 1998.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $6.2 million, or 31.5%, from $19.6 million in the year ended September 30, 1997 to $25.8 million in the year ended September 30, 1998, primarily due to the addition of approximately 50 professional employees and approximately 25 administrative support personnel as a result of the Reznick Merger. As a percentage of revenues, these expenses decreased from 55.9% in the year ended September 30, 1997 to 53.9% in the year ended September 30, 1998.

   Other Operating Expenses. Other operating expenses increased $972,000, or 12.9%, from $7.5 million in the year ended September 30, 1997 to $8.5 million in the year ended September 30, 1998, primarily due to an increase in rent expense resulting from the leasing of additional office space, an increase in recruiting fees and an increase in office operating expenses. As a percentage of revenues, these expenses decreased from 21.4% in the year ended September 30, 1997 to 17.8% in the year ended September 30, 1998.

 Results for the Year Ended September 30, 1997 Compared to the Year Ended September 30, 1996--Reznick

   Revenues. Professional services revenues increased $3.6 million, or 11.5%, from $31.5 million in the year ended September 30, 1996 to $35.1 million in the year ended September 30, 1997, primarily due to expansion of the firm's real estate, construction, not-for-profit and closely held business support services.

   Member Compensation and Related Costs. Member compensation and related costs increased $386,000, or 5.0%, from $7.8 million in the year ended September 30, 1996 to $8.2 million in the year ended September 30, 1997, primarily due to an increase in operating income available for member's compensation. As a percentage of revenues, these expenses decreased from 24.7% in the year ended September 30, 1996 to 23.3% in the year ended September 30, 1997.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $2.1 million, or 12.2%, from $17.5 million in the year ended September 30, 1996 to $19.6 million in the year ended September 30, 1997, primarily due to an increase in the number of employees required as a result of the expansion in the firm's practice. As a percentage of revenues, these expenses increased from 55.5% in the year ended September 30, 1996 to 55.9% in the year ended September 30, 1997.

   Other Operating Expenses. Other operating expenses increased $1.3 million, or 20.8%, from $6.2 million in the year ended September 30, 1996 to $7.5 million in the year ended September 30, 1997, primarily due to an increase in occupancy, practice development and office operating expenses. As a percentage of revenues, these expenses increased from 19.8% in the year ended September 30, 1996 to 21.6% in the year ended September 30, 1997.

 Liquidity and Capital Resources--Reznick

   Reznick used net cash from operating activities of approximately $7.2 million and $5.0 million in the three months ended December 31, 1998 and 1997, respectively. Net cash generated in operating activities was approximately $3.7 million, $1.7 million and $1.4 million in the years ended September 30, 1998, 1997 and 1996, respectively. For the three months ended December 31, 1998 and 1997, net cash used in investing activities was approximately $201,000 and $779,000, principally for property and equipment purchases. Net cash used in investing activities was approximately $1.5 million, $1.3 million and $684,000 in the years ended September 30, 1998, 1997 and 1996, respectively, used primarily for the purchases of property and equipment. In the three months ended December 31, 1998 and 1997, net cash provided by financing activities was approximately $2.6 million and $2.7 million, respectively, principally from proceeds of short-term borrowings and long-term debt. Reznick used net cash of approximately $402,000 in financing activities in the year ended September 30, 1998, primarily representing payments of debt. Net cash provided by financing activities in the year ended September 30, 1997 totaled $509,000, generated by net proceeds from the issuance of long-term debt. In the year ended September 30, 1996, cash used in financing activities totaled $162,000 and was used primarily for net payments of long-term debt. At December 31, 1998, Reznick had working capital of $3.8 million.

 Interest of Continuing Directors

   Upon completion of the offering, David Reznick will become a director of CenterPoint. See "CenterPoint Management."

 Principal Stockholders

   The following table sets forth, as of March 1, 1999, the number of shares beneficially owned by all of the shareholders of Reznick Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them:

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      David Reznick............................         100              3.4
      Stuart M. Fedder.........................         100              3.4
      Ivan B. Silverman........................         100              3.4
      William T. Riley, Jr.....................         100              3.4
      Craig Birmingham.........................         100              3.4
      Wallace L. Scruggs, Jr...................         100              3.4
      Jeffrey D. Barsky........................         100              3.4
      Lester A. Kanis..........................         100              3.4
      Ronald G. Vance..........................         100              3.4
      Renee G. Scruggs.........................         100              3.4
      Lee Isaacson.............................         100              3.4
      Gary Perlow..............................         100              3.4
      Gary C. Pokrant..........................         100              3.4
      Leslie A. Mostow.........................         100              3.4
      Kenneth J. Shapiro.......................         100              3.4
      Edward Ryan..............................         100              3.4
      Mark J. Einstein.........................         100              3.4
      Harry L. Silverman.......................         100              3.4
      Anthony V. Portal........................         100              3.4
      Kenneth E. Baggett.......................         100              3.4
      Beth Mullen..............................         100              3.4
      Lenard A. Sacks..........................         100              3.4
      Timothy McGibney.........................         100              3.4
      Patrick Trotta...........................         100              3.4
      Mark Koppelman...........................         100              3.4
      Jerry Herskovitz.........................         100              3.4
      Michael Beck.............................         100              3.4
      Robert Denmark...........................         100              3.4
      Kirk T. Rogers...........................         100              3.4
                                                      -----            -----
          Total................................       2,900            100.0

Robert F. Driver Co., Inc.

 General

   Robert F. Driver Co., Inc. ("Driver"), founded in 1925, is a multi-line insurance brokerage company that provides property and casualty insurance services, workers compensation coverage, employee benefits products, surety coverage and various financial services to a broad range of domestic and international clients. Driver maintains offices in San Diego, Newport Beach, Escondido, Sacramento, Fresno, San Francisco, San Rafael and Ontario, California. Driver manages in excess of $500 million in premiums and was ranked by the San Diego Business Journal as San Diego's largest independent insurance brokerage firm in 1998 based on premium volume. In terms of brokerage revenues, Driver was ranked No. 33 nationally in 1998 by Business Insurance. Driver will provide CenterPoint with a platform for its anticipated national practice in insurance and benefits brokerage and consulting services. Its principal executive offices are located at 1620 5th Avenue, San Diego, California 92101.

 Regulation

   As a service provider in the insurance brokerage industry, Driver's operations are subject to state regulation. See "Business of CenterPoint After the Mergers--Regulation."

 Employees

   As of March 14, 1999, Driver had 317 employees.

 Selected Financial Data

   The following table sets forth certain selected financial data for Driver on a historical basis and as a percentage of revenues for the periods indicated:

                                                                            Six Months Ended
                                     Year Ended July 31,                       January 31,
                          -------------------------------------------  -----------------------------
                              1996           1997           1998           1998           1999
                          -------------  -------------  -------------  -------------  --------------
                                                 (Dollars in thousands)
Commissions and fees....  $26,939 100.0% $28,170 100.0% $32,886 100.0% $13,474 100.0% $14,891  100.0%
Expenses:
 Producer compensation..   13,074  48.5   12,965  46.0   15,422  46.9    6,553  48.6    6,626   44.5
 Employee compensation
  and related costs.....    7,261  27.0    7,433  26.4    8,475  25.8    4,011  29.8    5,511   37.0
 Other operating
  expenses..............    6,214  23.1    6,548  23.3    6,631  20.1    2,661  19.8    3,754   25.2
                          ------- -----  ------- -----  ------- -----  ------- -----  -------  -----
Income (loss) from
 operations.............  $   390   1.4% $ 1,224   4.3% $ 2,358   7.2% $   249   1.8% $(1,000) (6.7)%
                          ======= =====  ======= =====  ======= =====  ======= =====  =======  =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Six Months Ended January 31, 1999 Compared to the Six Months Ended January 31, 1998-- Driver

   Commissions and Fees. Revenues increased $1.4 million, or 10.5%, from $13.5 million in the six months ended January 31, 1998 to $14.9 million in the six months ended January 31, 1999, primarily due to revenues derived from two insurance brokerage firms acquired in 1998.

   Producer Compensation. Producer compensation remained constant at $6.6 million in the six months ended January 31, 1998 and 1999. As a percentage of revenues, these expenses decreased from 48.6% in the six months ended January 31, 1998 to 44.5% in the six months ended January 31, 1999.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $1.5 million, or 37.4%, from $4.0 million in the six months ended January 31, 1998 to $5.5 million in the six months ended January 31, 1999, primarily due to an increase in the number of employees and annual performance-based compensation increases. As a percentage of revenues, these expenses increased from 29.8% in the six months ended January 31, 1998 to 37.0% in the six months ended January 31, 1999.

   Other Operating Expenses. Other operating expenses increased $1.1 million, or 41.1%, from $2.7 million in the six months ended January 31, 1998 to $3.8 million in the six months ended January 31, 1999, primarily due to an increase in depreciation and amortization resulting from the restatement of Driver's assets and liabilities at fair value and recognition of goodwill, which is being amortized over 40 years. The restatement of the assets and liabilities and recognition of goodwill resulted from a May 1998 management buyout of the predecessor company. Also contributing to the increase in operating expenses were professional fees incurred in 1998 pursuing a non-compete agreement infringement suit against a former employee. As a percentage of revenues, these expenses increased from 19.8% in the six months ended January 31, 1998 to 25.2% in the six months ended January 31, 1999.

 Results for the Year Ended July 31, 1998 Compared to the Year Ended July 31, 1997--Driver

   Commissions and Fees. Commissions and fees increased $4.7 million, or 16.7%, from $28.2 million in the year ended July 31, 1997 to $32.9 million in the year ended July 31, 1998. $2.6 million of the increase was due to the addition of ten producers and the acquisition of two insurance brokerage firms in 1998 which resulted in an increase in the volume of sales transactions. The balance of the increase was due to an increase in the number of policies written.

   Producer Compensation. Producer compensation increased $2.5 million, or 19.0%, from $13.0 million in the year ended July 31, 1997 to $15.4 million in the year ended July 31, 1998, primarily due to the addition of ten producers in 1998 and the related compensation expense. As a percentage of revenues, these expenses increased from 46.0% in the year ended July 31, 1997 to 46.9% in the year ended July 31, 1998.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $1.0 million, or 14.0%, from $7.4 million in the year ended July 31, 1997 to $8.5 million in the year ended July 31, 1998. This increase was due to an increase in the number of employees in response to continued revenue growth as well as annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 26.4% in the year ended July 31, 1997 to 25.8% in the year ended July 31, 1998.

   Other Operating Expenses. Other operating expenses increased $83,000, or 1.3%, from $6.5 million in the year ended July 31, 1997 to $6.6 million in the year ended July 31, 1998. This increase was primarily due to an increase in depreciation and amortization resulting from the restatement of Driver's assets and liabilities at fair value and the recognition of goodwill and the value of customer lists, which are being amortized over 40 years. The restatement of the assets and liabilities and the recognition of the goodwill and customer lists were recorded following a management buyout of the company in May 1998. Also contributing to the increase in operating expenses were professional fees incurred in 1998 while pursuing a non-compete agreement infringement suit against a former employee. As a percentage of revenues, these expenses decreased from 23.3% in the year ended July 31, 1997 to 20.1% in the year ended July 31, 1998.

 Results for the Year Ended July 31, 1997 Compared to the Year Ended July 31, 1996--Driver

   Commissions and Fees. Commissions and fees increased $1.2 million, or 4.6%, from $26.9 million in the year ended July 31, 1996 to $28.2 million in the year ended July 31, 1997, primarily due to an expansion of Driver's public entity and specialty refuse lines of business and an increase in the number of producers.

   Producer Compensation. Producer compensation decreased $109,000 or 0.8%, from $13.1 million in the year ended July 31, 1996 to $13.0 million in the year ended July 31, 1997, primarily due to a reduction in producer compensation rates. As a percentage of revenues, these expenses decreased from 48.5% in the year ended July 31, 1996 to 46.0% in the year ended July 31, 1997.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $172,000 or 2.4%, from $7.3 million in the year ended July 31, 1996 to $7.4 million in the year ended July 31, 1997, primarily due to annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 27.0% in the year ended July 31, 1996 to 26.4% in the year ended July 31, 1997.

   Other Operating Expenses. Other operating expenses increased $334,000, or 5.4%, from $6.2 million in the year ended July 31, 1996 to $6.5 million in the year ended July 31, 1997, primarily due to increases in depreciation, consulting fees and legal expenses. As a percentage of revenues, these expenses increased from 23.1% in the year ended July 31, 1996 to 23.3% in the year ended July 31, 1997.

 Liquidity and Capital Resources--Driver

   Driver generated net cash from operating activities of approximately $498,000 and $1.1 million in the six months ended January 31, 1999 and 1998, respectively. Net cash flow from operating activities was approximately $2.5 million, $426,000 and $515,000 in the years ended July 31, 1998, 1997 and 1996, respectively. Net cash used in investing activities was approximately $3.5 million in the six months ended January 31, 1999, primarily for the purchases of property and equipment and acquisitions. In the six months ended January 31, 1998, cash used in investing activities was approximately $208,000 and was used primarily for the purchase of property and equipment. Net cash used in investing activities was approximately $530,000 in the year ended July 31, 1998 (excluding the purchase of the predecessor company) and $491,000 and $327,000 in the years ended July 31, 1997 and 1996, and was used primarily for the purchases of property and equipment. Net cash provided by financing activities was approximately $3.6 million in the six months ended January 31, 1999, consisting primarily of payments received on stockholder notes and proceeds from issuance of debt. Net cash used in financing activities in the six months ended January 31, 1998 was approximately $113,000 and was primarily due to the repurchase of common stock. In the year ended July 31, 1998, cash generated by financing activities totaled $16.6 million and was used primarily to finance the acquisition of the predecessor company. Net cash used in financing activities in the year ended July 31, 1997 and 1996 totaled $64,000 and $546,000, respectively. At January 31, 1999, Driver had working capital of $2.3 million.

 Interest of Continuing Directors

   Upon completion of the offering, Thomas W. Corbett will become a director and the president and chief operating officer of CenterPoint's business and financial services group. In addition, upon completion of the IPO, Thomas W. Corbett, P. Gregory Zimmer and Jerold Hall will enter into employment agreements with Driver and CenterPoint. See "CenterPoint Management."

 Principal Stockholders

   The following table sets forth, as of March 30, 1999, the number of shares beneficially owned by (i) each person known by Driver to own beneficially more than five percent of the outstanding common stock, (ii) each director and (iii) all directors and executive officers as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                     Shares        Approximate
          Name*                                Beneficially Owned Percent Owned
          -----                                ------------------ -------------
      Thomas W. Corbett......................       202,428          19.1171
      Jerold D. Hall.........................        75,000           7.1689
      Ted E. Davidson........................        35,640           3.4067
      Robert G. Combe........................        62,596           5.9833
      Gordon DesCombes.......................        64,091           6.1261
      Michael D. Driver......................        63,402           6.0604
      John T. Warnock........................        62,011           5.9274
      Lawrence A. Weitzen....................        61,535           5.8819
      P. Gregory Zimmer, Jr..................        60,000           5.7352
      R. Joseph DeBriyn......................        10,000           0.9559
      Robert R. Gould**......................           -0-              -0-
      Richard B. Gulley......................        64,725           6.1868
      All directors and executive officers as
       a group...............................       826,037          78.7254

 --------
 * Scheduled ownership is inclusive of shares held personally, shares held in living trusts and shares held through self-directed 401(k) investments.
** Robert Gould is an employee of Brown Brothers Harriman, which holds 73,042 warrants.

Simione, Scillia, Larrow & Dowling

 General

   Simione, Scillia, Larrow & Dowling LLC ("Simione"), the predecessor of which was founded in 1974, provides accounting and tax services and management consulting services. Simione has significant expertise in providing services to construction companies and serves as an advisor to many of New England's major road builders and contractors. Simione maintains offices in New Haven and Hartford, Connecticut and will serve as a regional distribution point in its markets. Its principal executive offices are located at 555 Long Wharf Drive, New Haven, Connecticut 06511.

 Regulation

   As a service provider in the accounting profession, Simione's operations are subject to state regulation. See "Business of CenterPoint After the Mergers-- Regulation."

 Employees

   As of February 28, 1999, Simione had 48 professional employees, of which 30 were licensed CPAs, and 8 non-professional employees. None of Simione's employees is represented by a labor union. Management of Simione believes its employee relations are good.

 Selected Financial Data

   The following table sets forth certain selected financial data for Simione on a historical basis and as a percentage of revenues for the period indicated:

                                                              Year Ended
                                                          December 31, 1998
                                                        -----------------------
                                                        (Dollars in thousands)
      Revenues......................................... $     6,217      100.0%
      Expenses:
        Membership compensation and related expenses...       2,306       37.1
        Employee compensation and related costs........       2,090       33.6
        Other operating expenses.......................       1,364       21.9
                                                        ----------- ----------
      Income from operations........................... $       457        7.4%
                                                        =========== ==========

 Interest of Continuing Directors

   Upon completion of the offering, Anthony P. Scillia will become a director of CenterPoint. See "CenterPoint Management."

 Principal Members

   The following table sets forth, as of March 1, 1999, all of the members of Simione. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all membership interests shown as beneficially owned by them:

                                                                  Approximate
          Name                                                  Percentage Owned
          ----                                                  ----------------
      Richard Simione..........................................       16.12
      Anthony P. Scillia.......................................       16.12
      Ronald Larrow............................................       15.16
      Edward Dowling...........................................        9.40
      Richard DeVita(1)........................................      11.515
      Peter Laine..............................................      11.515
      Joseph Natarelli.........................................        8.06
      John Schuyler............................................        4.24
      Walter Fulton............................................        2.90
      William McCabe...........................................        1.93
      George Riggs III.........................................        1.50
      Mary Ellen Walkama.......................................        1.50
      Other....................................................        0.04
                                                                     ------
                                                                     100.00

--------
(1) Pursuant to a Letter Agreement between Simione and Richard L. DeVita dated January 5, 1996, although DeVita is not a CPA, DeVita is treated economically as a member of Simione and the ownership interests of all other members are diluted on a pro rata basis.

Urbach Kahn & Werlin PC

 General

   Urbach Kahn & Werlin PC ("Urbach"), the predecessor of which was founded in 1963, provides a broad range of accounting and business consulting services to a variety of clients in both the private and public sectors. Urbach has significant practices in the not-for-profit and state and federal government arenas. Urbach maintains offices in Albany, New York; New York, New York; Washington, D.C.; Los Angeles, California; Glens Falls, New York; and Poughkeepsie, New York. Urbach, ranked No. 48 in the Top 100, will provide regional distribution points in the Northeast and Mid-Atlantic regions and play a significant role in CenterPoint's anticipated national practice in litigation consulting services. In addition, through Urbach's international affiliate, Urbach Hacker Young International Limited, CenterPoint will be able to help clients achieve their business and financial objectives in the international marketplace. Its principal executive offices are located at 66 State Street, Albany, New York 12207.

 Regulation

   As a service provider in the accounting profession, Urbach's operations are subject to state regulation. See "Business of CenterPoint After the Mergers-- Regulation."

 Employees

   As of February 28, 1999, Urbach had 110 professional employees, of which 52 were licensed CPAs, and 42 non-professional employees. None of Urbach's employees is represented by a labor union. Management of Urbach believes its employee relations are good.

 Selected Financial Data


   The following table sets forth certain selected financial data for Urbach on a historical basis and as a percentage of revenues for the periods indicated:

                                                           Three Months Ended
                            Year Ended October 31,             January 31,
                          ----------------------------  --------------------------
                              1997           1998           1998          1999
                          -------------  -------------  ------------  ------------
                                         (Dollars in thousands)
Revenues................  $16,012 100.0% $17,085 100.0% $3,678 100.0% $4,346 100.0%
Expenses:
 Shareholders
  compensation and
  related costs.........    4,798  30.0    4,853  28.4     752  20.5   1,221  28.1
 Employee compensation
  and related costs.....    6,590  41.1    7,147  41.8   1,674  45.5   1,817  41.8
 Other operating
  expenses..............    4,317  27.0    4,860  28.5   1,207  32.8   1,137  26.2
                          ------- -----  ------- -----  ------ -----  ------ -----
Income from operations..  $   307   1.9% $   225   1.3% $   45   1.2% $  171   3.9%
                          ======= =====  ======= =====  ====== =====  ====== =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Three Months Ended January 1, 1999 Compared to the Three Months Ended January 31, 1998--Urbach

   Revenues. Revenues increased $668,000, or 18.16%, from $3.7 million for the three months ended January 31, 1998 to $4.3 million for the three months ended January 31, 1999, as a result of revenues derived from an increase in net realizable billing rates and new client engagements.

   Shareholder compensation and related costs. Shareholder compensation and related costs increased $469,000, or 62.7%, from $752,000 for the three months ended January 31, 1998 to $1.2 million for the three months ended January 31, 1999, primarily due to an increase in the net operating income available for shareholder compensation. As a percentage of revenues, these expenses increased from 20.5% in 1998 to 28.1% in 1999.

   Employee compensation and related costs. Employee compensation and related costs increased $143,000, or 8.5%, from $1.7 million in the three months ended January 31, 1998 to $1.8 million in the three months ended January 31, 1999, primarily due to an increase in professional and administrative staff resulting from the Urbach Acquisition as well as performance-based compensation increases. As a percentage of revenues, these expenses decreased from 45.5% in the three months ended January 31, 1998 to 41.8% in the three months ended January 31, 1999.

   Other operating expenses. Other operating expenses decreased $70,000, or 5.8%, from $1.2 million in the three months ended January 31, 1998 to $1.1 million in the three months ended January 31, 1999. The decrease was attributable to a reduction of operating costs as the firm began to realize certain economies of scale. As a percentage of revenues, these expenses decreased from 32.8% in the three months ended January 31, 1998 to 26.2% in the three months ended January 31, 1999.

 Results for the Year Ended October 31, 1998 Compared to the Year Ended October 31, 1997--Urbach

   Revenues. Revenues increased $1.1 million, or 6.7%, from $16.0 million for the year ended October 31, 1997 to $17.1 million for the year ended October 31, 1998, primarily due to the Urbach Acquisition which added incremental 1998 revenues of $850,000. Also contributing to the revenue growth was a 10% increase in billing rates during 1998.

   Shareholder compensation and related costs. Shareholder compensation and related costs remained relatively constant at $4.8 and $4.9 million in the years ended October 31, 1997 and 1998, respectively. As a percentage of revenues, these expenses decreased from 30.0% in the year ended October 31, 1997 to 28.4% in the year ended October 31, 1998.

   Employee compensation and related costs. Employee compensation and related costs increased $557,000, or 8.5%, from $6.6 million in the year ended October 31, 1997 to $7.1 million in the year ended October 31, 1998, primarily due to an increase in professional and administrative staff resulting from the Urbach Acquisition as well as performance-based compensation increases. As a percentage of revenues, these expenses increased slightly from 41.1% in the year ended October 31, 1997 to 41.8% in the year ended October 31, 1998.

   Other operating expenses. Other operating expenses increased $543,000, or 12.6%, from $4.3 million in the year ended October 31, 1997 to $4.9 million in the year ended October 31, 1998, due in part to increased occupancy costs resulting from the additional office space acquired as part of the Urbach Acquisition. As a percentage of revenues, these expenses increased from 27.0% in the year ended October 31, 1997 to 28.5% in the year ended October 31, 1998.

 Liquidity and Capital Resources--Urbach

   Urbach generated cash from operating activities of approximately $776,000 and $67,000 in the three months ended January 31, 1999 and 1998, respectively. Net cash from operating activities was approximately $157,000 and $9,000 in the years ended October 31, 1998 and 1997, respectively. Net cash used in investing activities was approximately $619,000 and $201,000 in the three months ended January 31, 1999 and 1998, respectively, principally from the purchase of equipment and advances to shareholders. Net cash used in investing activities was approximately $349,000 and $178,000 in the years ended October 31, 1998 and 1997, respectively, primarily used for purchases of equipment and advances to shareholders in the year ended October 31, 1998. Net cash used in financing activities in the three months ended January 31, 1999 was approximately $321,000, consisting principally of payments on debt. In the three months ended January 31, 1998, cash provided by financing activities was approximately $260,000, principally from proceeds from the issuance of debt. Cash provided by financing activities was approximately $363,000 and $181,000 in the years ended October 31, 1998 and 1997, respectively. This was generated by borrowings, net of repayments, and the issuance and payments of subscriptions, net of retirements, of common stock. At January 31, 1999, Urbach had working capital of approximately $4.1 million.

 Interest of Continuing Directors

   Upon consummation of the offering, Steven N. Fischer will become a director of CenterPoint. See "CenterPoint Management."

 Principal Stockholders

   The following table sets forth, as of February 1, 1999, the number of shares beneficially owned by all of the stockholders of Urbach. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      William Chandler.........................         1415            7.51
      David Evans..............................          745            3.96
      Steven N. Fischer........................         1500            7.97
      Robert Fleming...........................          800            4.25
      Howard Foote.............................         1020            5.42
      John Gijanto.............................         1300            6.90
      Arthur Heisman...........................          935            4.97
      Jeffrey Hershow..........................          295            1.57
      Lloyd Jones..............................          430            2.28
      William Kahn.............................         1095            5.82
      Richard Kotlow...........................         1415            7.51
      Richard Lipman...........................          495            2.63
      Michael Mahoney..........................          250            1.33
      Harold Mandel............................          515            2.74
      Michael McCarthy.........................          500            2.66
      Donald Neubecker.........................          625            3.32
      Marilyn Pendergast.......................         1300            6.90
      Joseph Peterson..........................          150            0.80
      Jeffrey M. Rosenbaum.....................          775            4.12
      Alan A. Schachter........................         1400            7.43
      John E. Wolfgang.........................         1465            7.78
      James Daniels............................           90            0.48
      Marianne DeMario.........................          120            0.64
      Paul Goetz...............................           80            0.42
      Kevin O'Donoughue........................          115            0.61
                                                      ------          ------
          Total................................       18,830          100.00

                    DESCRIPTION OF CENTERPOINT CAPITAL STOCK

   Upon the completion of the IPO, the authorized capital stock of CenterPoint will consist of 50,000,000 shares of common stock, $.01 par value per share, and 10,000,000 shares of preferred stock, $.01 par value per share.

Common Stock

   Of the 50,000,000 shares of common stock authorized,            shares will
be outstanding upon completion of the IPO. Subject to the rights of the holders of preferred stock, the holders of outstanding shares of common stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time lawfully determine. Each holder of common stock is entitled to one vote for each share held. Subject to the rights of holders of any outstanding preferred stock, upon liquidation, dissolution or winding up of CenterPoint, any assets legally available for distribution to stockholders as such are to be distributed ratably among the holders of the common stock then outstanding. All shares of common stock currently outstanding are, and all shares of common stock offered hereby when duly issued and paid for will be, fully paid and nonassessable. Shares of common stock are not subject to any redemption provisions and are not convertible into any other securities of CenterPoint.

   The board of directors will initially consist of seventeen directors, each serving for a term of one year. At each annual meeting of stockholders, all directors will be elected by the stockholders. Cumulative voting for the election of directors is not permitted. Therefore, the holders of a majority of the outstanding common stock can elect all directors whose terms are then expiring.

Preferred Stock

   The certificate of incorporation of CenterPoint authorizes the board of directors to issue preferred stock in classes or series and to establish the designations, preferences, qualifications, limitations or restrictions of any class or series. Such designations and preferences include the rate and nature of dividends, the price, terms and conditions on which shares may be redeemed, the terms and conditions for conversion or exchange into any other class or series of the stock and voting rights. CenterPoint will have authority, without approval of the holders of common stock, to issue preferred stock that has voting, dividend or liquidation rights superior to the common stock and that may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of CenterPoint. CenterPoint currently has no plans to issue any shares of preferred stock.

   The existence of undesignated preferred stock may enable the board of directors to discourage or deter any unsolicited takeover attempts, and thereby protect the continuity of CenterPoint's management. The issuance of shares of the preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by CenterPoint may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.

Stockholders' Agreement

   Upon the closing of the Mergers, CenterPoint's stockholders (including initial investors, management and the owners and employees of the CenterPoint Companies who receive common stock in the Mergers) will enter into a stockholders' agreement governing the nomination and election of CenterPoint's directors. The stockholders' agreement sets forth the manner and terms by which the stockholders may nominate directors. Each of the parties to the stockholders' agreement has agreed to take all action necessary as a stockholder, director or officer of CenterPoint, including voting its common stock, to cause the incumbent directors of CenterPoint or their successors, as described below, to be nominated and elected at the first five annual meetings following the closing of the IPO. In the event that an incumbent director designated by BGL Capital or a CenterPoint Company is unable to or does not stand for reelection, representatives of BGL Capital or such CenterPoint Company may designate his successor for nomination. Nominees for other vacancies will be selected by a majority of the then-incumbent board of directors. The parties to the stockholders' agreement have also agreed to restrictions on the transfer of shares of common stock.

      The stockholders' agreement terminates immediately following CenterPoint's annual meeting of stockholders relating to fiscal year 2003 (but expected to occur in 2004). The stockholders' agreement may be amended by the holders of 66 2/3% of the total number of shares of outstanding common stock then held by the parties to the agreement. In addition, any requested waiver of the stock transfer restrictions must be approved by a majority of the members of the board of directors who are not subject to transfer restrictions at the time of such proposed waiver.

Certain Provisions Affecting Stockholders

      Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, which may have the effect of delaying or deterring any unsolicited takeover attempts. In addition, Delaware Law restricts certain "business combinations" with "interested stockholders" (generally a holder of 15% or more of CenterPoint's voting stock) for three years following the date that person becomes an interested stockholder. By delaying or deterring unsolicited takeover attempts, these provisions could adversely affect prevailing market prices for the common stock.

                    COMPARISON OF RIGHTS OF SECURITY HOLDERS
                  OF CENTERPOINT AND THE CENTERPOINT COMPANIES

   Upon consummation of the Mergers, the holders of Berry Dunn common stock, Follmer common stock, Grace common stock, Holthouse partnership interests, IDA common stock, Mann Frankfort common stock, TRC common stock, RA membership interests, VeraSource common stock, Reznick common stock, Driver common stock, Simione membership interests and Urbach common stock will become holders of CenterPoint common stock. CenterPoint is a Delaware corporation and is bound by the DGCL, whereas each of the CenterPoint Companies is bound by the corporate, partnership or limited liability company law of the state in which each such CenterPoint Company was organized. In addition, the CenterPoint certificate and CenterPoint bylaws differ from the governance documents of each such CenterPoint Company. The difference between the CenterPoint certificate and CenterPoint bylaws and the governance documents of each CenterPoint Company, and between the DGCL and the corporate law of each state in which each CenterPoint Company was organized, will ultimately result in changes to the rights of holders of common stock or partnership or membership interests of each of the CenterPoint Companies.

   The following is a summary of some of the important distinctions between the rights of the security holders of CenterPoint and the security holders of each of Berry Dunn, Follmer, Grace, Holthouse, IDA, Mann Frankfort, TRC, RA, VeraSource, Reznick, Driver, Simione and Urbach. Such description does not purport to be a complete explanation of all such differences. Furthermore, the identification of specific differences is not meant to indicate that other differences do not exist. The following summary is also qualified in its entirety by reference to the DGCL, the CenterPoint certificate and the CenterPoint bylaws and the applicable state laws and governance documents of the CenterPoint Companies.

   Although Driver is a Delaware corporation, Section 2115 of the CCC makes substantial portions of the CCC applicable, with limited exceptions, to a foreign corporation with more than half of its outstanding stock held of record by persons having addresses in California and more than half of its business conducted in the state (as measured by factors based on the corporation's levels of property, payroll and sales as determined for California franchise tax purposes), irrespective of the corporation's state of incorporation. Although Driver is incorporated in Delaware, it is subject to Section 2115. The statutory provisions of the CCC to which Driver is subject include, but are not limited to, provisions governing a director's standard of care in performing the duties of a director, a stockholder's right to vote cumulatively in any election of directors, a director's or stockholder's right to inspect corporate records, indemnification requirements concerning directors, officers and others and the corporate requirements to effectuate corporate reorganizations (including mergers and acquisitions).

Dividends

 As a CenterPoint Company Security Holder:

  . Berry Dunn (Maine)--Section 514 of the MBCA provides that the board of directors of a corporation may, from time to time, declare and the corporation may pay dividends on its outstanding shares in cash or property, including the shares of other corporations, except when the corporation is insolvent or when the payment of the dividend would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the articles of incorporation, subject to certain limitations.

  . Follmer (Michigan)--The bylaws of Follmer provide that the board of directors, in its discretion, may declare dividends upon the capital stock from the surplus and net profits of the company.

  . Grace (Missouri)--Section 351.220 of the Missouri General Business
    Corporations Law ("MGBCL") provides that the board of directors of a corporation may declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares except that no dividend shall be declared or paid at a time when the net assets of the corporation are less than its stated capital or when the payment thereof would reduce the net assets of the corporation below its stated capital. Neither the bylaws nor the articles of incorporation of Grace contain provisions relating to the declaration and payment of dividends which are inconsistent with the MGBCL.

  . Holthouse (California)--The California Uniform Partnership Act ("CUPA") provides that a limited liability partnership shall not make a distribution if, as a result of such distribution, (1) the partnership would not be able to pay its debts as they become due in the ordinary course of business or (2) the partnership's liabilities would exceed its assets if it were to be dissolved at the time of the distribution. The Holthouse Partnership Agreement provides that the partners shall receive cash distributions from the liquid funds of the partnership after providing for necessary reserves.

  . IDA (New Jersey)--Under the NJBCA, a corporation may pay dividends unless, after giving effect thereto, the corporation would be unable to pay its debts in the usual course of business, or the corporation's total assets would be less than its total liabilities. The bylaws of IDA state that the board shall have full power to determine whether any, and if any, what part of any, funds legally are available for the payment of dividends to shareholders; the division of the whole or any part of such funds shall rest wholly with the board, and it shall not be required to divide or pay any part of such funds among or to the shareholders as dividends or otherwise; and the board may fix a sum which may be set aside or reserved over and above the capital paid in of IDA as working capital for IDA or as a reserve for any proper purpose, and from time to time may increase, diminish and vary the same in its absolute judgment and discretion.

  . Mann Frankfort (Texas)--Article 2.38 of the TBCA prohibits the board of directors from making distributions if (i) after giving effect to the distribution, the corporation would be insolvent, and (ii) the distribution exceeds the surplus of the corporation. Article 2.38 of the TBCA provides that the corporation may make a distribution involving a purchase or redemption of any of its own shares if the purpose of such purchase or redemption is to (i) eliminate fractional shares, (ii) collect or compromise indebtedness owed by or to the corporation, (iii) pay dissenting shareholders entitled to payment for their shares, or (iv) effect the purchase or redemption of redeemable shares in accordance with the TBCA. The bylaws of Mann Frankfort provide that the board of directors may, within its discretion and with the prior written approval of the management committee, declare dividends on its outstanding shares upon the terms and conditions provided by law and its articles of incorporation. The articles of incorporation of Mann Frankfort do not address the distribution of dividends.

  . Reppond (Washington)--Under the WBCA, a corporation may make a distribution in cash or in property to its shareholders upon the authorization of its board of directors unless, after giving effect to such distribution, (i) the corporation would be unable to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution. The bylaws of TRC provide that dividends may be declared by the TRC board and paid out of the annual profits of the corporation or out of its net assets in excess of its capital, subject to the laws of the state of Washington. The bylaws of VeraSource provide that dividends may be declared by the VeraSource board and paid out of the annual profits of the corporation or out of its net assets in excess of its capital, subject to the laws of the state of Washington.

   The WLLCA provides that a limited liability company shall not make a distribution to a member to the extent that at the time of the distribution, after giving effect to the distribution, (i) the limited liability company would not be able to pay its debts as they become due in the usual course of business, or (ii) all liabilities of the limited liability company interests and liabilities to members on account of their interests for which the recourse of creditors is limited to specified property of the limited liability company, exceed the fair value of the assets of the limited liability company. The operating agreement of RA does not contain provisions relating to dividends.

  . Reznick (Maryland)--Section 2-309 of the Maryland General Corporations
    Law ("MGCL") provides that if authorized by its board of directors, a corporation may make distributions to its shareholders, subject to any restriction in its charter. The bylaws of Reznick provide that the stockholders may from time to time declare, and Reznick may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its charter.

  . Driver (Delaware/California)--Under the DGCL, a corporation may pay dividends out of surplus (defined as the excess, if any, of net assets over capital) or, if no such surplus exists, out of its net profits for the fiscal year in which such dividends are declared and/or for its preceding fiscal year, provided that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon distribution of assets.

   Under the CCC, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets, as defined, would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such tests are applied to California corporations on a consolidated basis. Under the CCC, there are certain exceptions to the foregoing rules for repurchases of shares including in connection with certain rescission actions or pursuant to certain employee stock plans.

   The certificate of incorporation of Driver provides that Driver's board may authorize and pay dividends at its discretion; however, Driver's preferred shareholders shall have preference in that regard.

  . Simione (Connecticut)--Neither the Connecticut Limited Liability Company
    Act ("CLLCA") nor the operating agreement of Simione address dividends.

  . Urbach (New York)--Section 510 of the NYBCL provides that a corporation may pay dividends, except when the corporation is insolvent or would thereby be made insolvent. Furthermore, dividends may be paid out of surplus only, so that the net assets of the corporation remaining after such distribution shall at least equal the amount of its stated capital. The bylaws of Urbach provide that subject to applicable law, dividends may be declared as the board may determine.

 As a CenterPoint Stockholder:

   Under the DGCL, a corporation may pay dividends out of surplus, defined as the excess of net assets over capital. If no such surplus exists, dividends may be paid out of its net profits for the fiscal year, provided that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon distribution of assets. The CenterPoint certificate of incorporation and bylaws contain provisions relating to the declaration and payment of dividends consistent with the DGCL.

Voting Rights

 As Both a CenterPoint Company Security Holder and a CenterPoint Stockholder:

   Each holder of a voting security is entitled to one vote per share or interest owned. Neither any of the CenterPoint Companies security holders nor CenterPoint stockholders have cumulative voting rights in the election of directors or other governing board members.

Directors--Number of Directors

 As a CenterPoint Company Security Holder:

  . Berry Dunn (Maine)--Section 703 of the MBCA provides that the number of directors of a corporation having a board of directors shall be not less than three, except that if all shares of a corporation are owned beneficially and of record by fewer than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Further, Section 710 of the MBCA provides that only a duly licensed professional, in the profession of the corporation, may own shares of the professional services corporation, and only a shareholder may be a director. The number of directors may be increased or decreased only by: (a) amendment of the articles of incorporation, or (b) if the articles of incorporation set out a maximum and minimum number of directors, within the limits set in the articles by (1) a resolution of the shareholders, or (2) a resolution of the directors, if the articles authorize such a resolution. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The bylaws of Berry Dunn provide for a board of five directors, unless there are fewer shareholders.

  . Follmer (Michigan)--Section 450.1505 of the Michigan Business Corporation
    Act ("MIBCA") provides that the board shall consist of one or more members and the number should be fixed in the company's articles or bylaws. Follmer has 12 directors.

  . Grace (Missouri)--Section 351.315(1) of the MGBCL provides that a corporation shall have three or more directors, except that a corporation may have one or two directors provided the number of directors to constitute the board of directors is stated in the articles of incorporation. The articles of incorporation of Grace provide that the number of directors shall be fixed in the manner set forth in the bylaws; provided, however, that such number shall not be less than three. The bylaws of Grace provide that the number of directors shall be set by a majority of all of the issued and outstanding stock. Presently the number of directors is ten.

  . Holthouse (California)--The CUPA does not address the number of directors. The Holthouse Partnership Agreement provides for the election of a managing partner to be elected by a majority of the partners for a one year term.

  . IDA (New Jersey)--Under the NJBCA, the charter document or bylaws of a corporation may specify the number of directors. The charter of IDA provides for two initial directors. The bylaws of IDA state that the IDA board shall consist of not less than one director, elected for a one-year term, with the exact number determined by the IDA board. The bylaws of IDA also provide that the directors have the power to increase or decrease their own number by amendment to the bylaws.

  . Mann Frankfort (Texas)--Article 2.32 of the TBCA provides that the board of directors shall consist of one or more directors. The number of directors shall be fixed by the corporation's articles of incorporation or bylaws; however, the number constituting the initial board of directors shall be fixed by the articles of incorporation. The number of directors may be increased or decreased by amendment, but no decrease shall have the effect of shortening the term of any incumbent director. The articles of incorporation of Mann Frankfort provide that the number of the initial board of directors is four and that four shall be the authorized number of directors until such number is changed by the bylaws. The bylaws of Mann Frankfort state that the number of directors may be increased or decreased by amendment to the bylaws; however, the number of directors shall never be less than four persons.

  . Reppond (Washington)--Section 23B.08.03 of the WBCA provides that the board of directors of a Washington corporation shall consist of one or more directors as fixed by the corporation's articles of incorporation or bylaws. The bylaws of TRC provide for a board of directors comprised of not less than two directors. The bylaws of VeraSource provide for a board of directors comprised of two directors. Members govern the affairs of RA pursuant to the operating agreement of RA. The members, including the manager, shall be fiduciaries as to each other and RA.

  . Reznick (Maryland)--Section 4-301 of the Maryland Close Corporations Law
    ("MCC") provides that a close corporation shall have at least one director until an election by the corporation in its charter to have no board of directors becomes effective. The amended and restated articles of incorporation of Reznick provide that the corporation will have no board of directors.

  . Driver (Delaware/California)--Under the DGCL, the charter document or bylaws of a corporation may specify the number of directors. The Driver bylaws provide that the exact number of directors shall be nine.

  . Simione (Connecticut)--Section 34-140 of the CLLCA provides that the articles of organization may vest management of the business, property and affairs of a limited liability company in a manager or managers. The CLLCA provides that the operating agreement may set forth the number and qualification of the managers and the manner in which the managers are designated or elected, removed and replaced. The articles of organization of Simione vest management of the business affairs of the company in managers. The operating agreement of Simione provides that the managers shall vote to decide any matter connected with the business or affairs of the company.

  . Urbach (New York)--Section 702 of the NYBCL provides that the board of directors shall consist of one or more members. The number of directors constituting the board may be fixed by the bylaws, or by action of the shareholders or of the board under the specific provisions of a bylaw adopted by the shareholders. If not otherwise fixed, the number shall be one. The bylaws of Urbach provide that the number of directors is five; no person owning less than 700 shares of corporate stock may be elected a director.

 As a CenterPoint Stockholder:

   Under the DGCL, a corporation's board of directors must consist of at least one member, with the number fixed by the charter document or bylaws of the corporation. The CenterPoint bylaws provide that the number of directors shall be fixed by resolution of the board. Upon completion of the Mergers, CenterPoint expects its board to have 17 directors.

Directors--Vacancies

 As a CenterPoint Company Security Holder:

  . Berry Dunn (Maine)--Section 706 of the MBCA states that unless the articles of incorporation or bylaws reserve to the shareholders the right to fill vacancies, vacancies may be filled by a majority of the remaining directors, or by a sole director. However, Article IV of the bylaws of Berry Dunn reserves to the shareholders the right to fill any vacancy on the board of directors. Any director elected to fill a vacancy shall be elected for the unexpired term of his predecessor.

  . Follmer (Michigan)--Section 450.1515(i) of the MIBCA provides that unless limited by the articles of incorporation, the shareholders may fill the vacancy, the board may fill the vacancy, or if the directors remaining in office are less than a quorum, they may fill the vacancy by the vote of a majority of those remaining in office. The bylaws of Follmer provide that vacancies in the board shall be filled by the remaining members of the board and each person so elected shall be a director until his successor is elected at the next annual meeting or at a special meeting called for that purpose.

  . Grace (Missouri)--Section 351.320 of the MGBCL provides that unless otherwise provided in the articles of incorporation or bylaws of the corporation, vacancies on the board and newly created directorships resulting from any increase in the number of directors to constitute the board of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders of the corporation. The bylaws of Grace provide that in case of the death, resignation or disqualification of one or more directors, a majority of the survivors or remaining directors may fill such vacancy or vacancies, only from other shareholders of the corporation, until the successor or successors are elected at the next annual meeting of the shareholders. A director elected to fill a vacancy shall serve as such until the next annual meeting of shareholders.

  . Holthouse (California)--The CUPA and organizational documents of Holthouse do not address vacancies.

  . IDA (New Jersey)--Section 14A:6-5 of the NJBCA provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws of the corporation. A director so elected shall hold office until the next annual shareholders meeting. Unless otherwise provided in the certificate of incorporation or the bylaws, when one or more directors shall resign effective at a future date, a majority of the directors then in office including those who have so resigned shall have the power to fill such vacancy, the vote taken thereon to take effect when such resignation shall become effective, and each director so chosen shall hold office as provided in the NJBCA for the filling of vacancies. In addition, if by reason of death, resignation or other cause, a corporation has no directors in office, any shareholder or the executor or administrator of a deceased shareholder may call a special meeting of shareholders for the election of directors. The bylaws of IDA provide that if the number of directors is increased, the additional directors may be chosen by a majority of the directors in office at the time of the increase, or if not so chosen prior to the time of the next annual meeting of the shareholders, they shall be chosen by the shareholders. In case of vacancies created by death, resignation or otherwise, except those created by removal by shareholders, the remaining directors, although less than a quorum, may, by unanimous vote, choose a successor for the unexpired term.

  . Mann Frankfort (Texas)--The TBCA provides that any vacancy occurring in the board of directors after the issuance of shares may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A directorship to be filled by reason of an increase in the number of directors may be filled by the board for a term continuing only until the next election of directors; provided that the board may not fill more than two such directorships during the period between any two successive annual or special meetings of shareholders. Any director vacancy may be filled by election at an annual or special meeting of shareholders called for that purpose.

   Mann Frankfort's bylaws provide that any director vacancy shall be filled at the next meeting of the board of directors following the occurrence of the vacancy, or, if the vacancy occurs while a directors' meeting is in progress, such vacancy shall be filled at such meeting. Such vacancy shall be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum.

  . Reppond (Washington)--Section 23B.08.100 of the WBCA provides that unless the articles of incorporation provide otherwise, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the board of directors may fill the vacancy, or if the directors in office constitute fewer than a quorum of the board they may fill the vacancy by the affirmative vote of a majority of all the directors in office. The organizational documents of Reppond do not address vacancies. The RA operating agreement provides that a new or replacement manager may be appointed with the written approval of members holding a majority of the units in RA.

  . Reznick (Maryland)--In accordance with the MCC, Reznick does not have a board of directors.

  . Driver (Delaware/California)--Section 223 of the DGCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (1) otherwise provided in the certificate of incorporation or bylaws of the corporation (Driver's charter and bylaws do not provide otherwise) or (2) the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy (Driver's charter does not have such a provision). In addition, if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of stockholders holding at least ten percent of shares outstanding at the time and entitled to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Such elections are to be conducted in accordance with the procedures provided by the DGCL. Unless otherwise provided in the certificate of incorporation or bylaws, when one or more directors resign from the board, a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy.

   Under the CCC, at each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Any vacancy on the board of directors (other than one created by removal of a director) may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if the board is so authorized.

   The bylaws of Driver provide for vacancies to be filled by a majority of the directors then in office or by a sole remaining director.

  . Simione (Connecticut)--The CLLCA provides that unless otherwise provided in the operating agreement, designation or election of managers to fill initial positions or vacancies shall be by the vote of a majority in interest of the members. The operating agreement of Simione provides that the managers shall vote to decide any matter connected with the business or affairs of the company.

  . Urbach (New York)--Section 705 of the NYBCL provides that newly created directorships may be filled by vote of the board. If the directors then in office constitute less than a quorum, then such directorships may be filled by a vote of a majority of the directors then in office. Vacancies occurring in the board by reason of removal of directors without cause may be filled only by vote of the shareholders.

 As a CenterPoint Stockholder:

   The DGCL provides that vacant director positions may be filled by a majority of the directors then in office, even though less than a quorum, unless:

     (a) otherwise provided in the certificate of incorporation or bylaws of the corporation; or

     (b) the certificate of incorporation directs that a particular class elects such director.

   CenterPoint's charter and bylaws do not provide for either (a) or (b) above.

   In addition, at the time of filling any vacant director position, if the directors then in office constitute less than a majority of the Board, the Delaware Court of Chancery may, upon application of stockholders holding at least 10% of shares outstanding, summarily order an election to be held to fill any such vacant director positions, or to replace the directors chosen by the directors then in office.

Directors--Removal

 As a CenterPoint Company Security Holder:

  . Berry Dunn (Maine)--Section 707 of the MBCA provides that at a special meeting of shareholders called expressly for that purpose, the entire board of directors or any individual directors may be removed, with or without just cause, by an affirmative vote of two-thirds of the outstanding shares entitled to vote. However, the bylaws of Berry Dunn require the affirmative vote of the shareholders holding more than two-thirds of the outstanding shares of the corporation at any special meeting of shareholders called for the purpose of removal.

  . Follmer (Michigan)--Section 450.1511 of the MIBCA provides that the shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. The vote for removal shall be by a majority of shares entitled to vote. Section 450.1514 of the MIBCA provides that a director may be removed by a court in a proceeding commenced by at least 10% of the outstanding shares if the court finds that the director engaged in fraudulent, illegal or dishonest conduct or gross abuse of authority or discretion with respect to the corporation and the removal is in the best interests of the corporation. The organizational documents of Follmer do not address removal of directors.

  . Grace (Missouri)--Section 351.315.2 of the MGBCL provides that at a meeting called expressly for that purpose, directors may be removed in a manner provided by the statute. The meeting shall be held at the registered office or principal business office of the corporation. Unless the articles of incorporation or the bylaws provide otherwise, one or more directors or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election. Neither the bylaws nor the articles of incorporation of Grace contain provisions relating to the removal of directors.

  . Holthouse (California)--Neither the CUPA nor the organizational documents of Holthouse address removal of directors.

  . IDA (New Jersey)--Under Section 14A:6-6 of the NJBCA, a director may be removed for cause or, unless otherwise provided in the certificate of incorporation, without cause, by a majority of the shareholders entitled to vote for the election of directors. Unless otherwise provided in the certificate of incorporation, the removal of a director with or without cause is subject to the following qualifications: (a) where cumulative voting is authorized, if less than the total number of the directors then serving on the board is to be removed by the shareholders, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then voted cumulatively at an election of the entire board; of, if there are classes of directors, at an election of the class of directors of which he is part, (b) a director elected by a class vote may be removed only by a class vote of the holders of shares entitled to vote for his election, (c) if the certificate of incorporation requires a greater vote than a plurality of the votes cast for the election of directors, no director may be removed except by the greater vote required to elect him, and (d) shareholders of a corporation whose board is classified may not remove a director without cause. The bylaws of IDA provide that directors may be removed either with or without cause by the affirmative vote of the holders of a majority of all the shares of common stock outstanding and entitled to vote for the election of directors.

  . Mann Frankfort (Texas)--Article 2.32 of the TBCA states that a corporation's bylaws or articles of incorporation may provide that any director or the entire board of directors may be removed at a shareholder meeting, with or without cause, by a vote of the holders of a specific portion, but not less than a majority, of shares then entitled to vote. The organization documents of Mann Frankfort do not contain provisions relating to removal of directors.

  . Reppond (Washington)--The WBCA provides that a corporation's shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that any director may be removed only for cause. Neither the articles of incorporation nor the bylaws of TRC contain provisions relating to removal of directors which are inconsistent with the WBCA. The bylaws of VeraSource provide that a removal of any member of the board with or without cause must occur at a meeting of the shareholders called expressly for that purpose. The RA operating agreement provides that a manager may be removed with or without cause upon the written approval of members holding 66 2/3% of the units in RA.

  . Reznick (Maryland)--In accordance with the MCC, Reznick does not have a board of directors.

  . Driver (Delaware/California)--Under Section 141 of the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except (1) unless the certificate of incorporation otherwise provides, in the case of a corporation having a classified board, stockholders may effect such removal only for cause and
   (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

   Under the CCC, any director or the entire board of directors may be removed, with or without cause, if the removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote, subject to limitations, if applicable, of cumulative voting, class or series voting and classified board requirements.

   The bylaws of Driver provide that subject to the rights of holders of any series of preferred stock then outstanding, any director, or the entire board of directors, may be removed from office at anytime, but only for cause and only by the affirmative vote of the holders of 67% of the total voting power of all securities entitled to vote generally in the election of directors of the corporation, voting together as a single class.

  . Simione (Connecticut)--The CLLCA provides that any or all managers may be removed, with or without cause, by the vote of a majority in interest of the members. The operating agreement of Simione provides that the managers shall vote to decide any matter connected with the business or affairs of the company.

  . Urbach (New York)--Section 706 of the NYBCL provides that any or all of the directors may be removed for cause by vote of the shareholders. The certificate of incorporation or the specific provisions of a bylaw may provide for such removal by action of the board, except (1) in the case of any director elected by cumulative voting, or (2) by the holders of the shares of any class, or holders of bonds, voting as a class, when so entitled by the provisions of the certificate of incorporation. Section 706 also provides that any or all directors may be removed without cause by vote of the shareholders. The bylaws of Urbach provide that any and all of the directors may be removed for cause by vote of the shareholders or by action of the board. The bylaws of Urbach provide that directors may be removed without cause only by vote of the shareholders.

 As a CenterPoint Stockholder:

   Under Section 141 of the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of directors, unless the certificate of incorporation limits such removal only for cause.

   CenterPoint's charter provides that directors may be removed only with cause by a vote of a majority of the combined voting power of CenterPoint's outstanding stock.

Directors--Nominations

 As a CenterPoint Company Security Holder:

  . Berry Dunn (Maine)--Neither the MBCA nor the organizational documents of Berry Dunn address nominations.

  . Follmer (Michigan)--Neither the MIBCA nor the organizational documents of Follmer address nominations.

  . Grace (Missouri)--Neither the MGBCL nor the organizational documents of Grace address nominations.

  . Holthouse (California)--Neither the CUPA nor the organizational documents of Holthouse address nominations.

  . IDA (New Jersey)--Neither the NJBCA nor the organizational documents of IDA address nominations.

  . Mann Frankfort (Texas)--Neither the TBCA nor the organizational documents of Mann Frankfort address nominations.

  . Reppond (Washington)--Neither the WBCA, WLLCA, nor the organizational documents of TRC, VeraSource or RA address nominations of directors.

  . Reznick (Maryland)--In accordance with the MCC, Reznick does not have a board of directors.

  . Driver (Delaware/California)--The bylaws of Driver provide that nominations for a directorship shall be submitted to the corporation not less than 150 days prior to the date of the general meeting of the shareholders and shall specify, among other things, the need for the action to be taken, and the age and business background and qualification of a nominee for a directorship.

  . Simione (Connecticut)--Neither the CLLCA nor the organizational documents of Simione address nominations.

  . Urbach (New York)--Neither the NYBCL nor the organizational documents of Urbach address nominations.

 As a CenterPoint Stockholder:

   The CenterPoint bylaws provide that nominations for directors may be made only by or at the direction of the CenterPoint board or by a stockholder entitled to vote for the election of directors at a stockholders' meeting. Written notice of such stockholder's intent to make a director nomination must be received by the Secretary of CenterPoint in a manner and within the time period specified in the bylaws of CenterPoint.

Limitation on Director's Liability; Indemnification of Officers and Directors

 As a CenterPoint Company Security Holder:

  . Berry Dunn (Maine)--Section 719 of the MBCA provides that a director shall not be held personally liable for monetary damages for failure to discharge any duty as a director unless the director is found not to have acted honestly or in the reasonable belief that the action was in or not opposed to the best interests of the corporation or its shareholders.
    Article VI of the bylaws provide that to the extent permitted by the laws of the State of Maine, the corporation shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was an officer or director, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided that no indemnification shall be provided with respect to any matter as to which he or she shall have been finally adjudicated in any action, suit or proceeding: not to have acted honestly or in the reasonable belief that his action was in the best interests of the corporation or its shareholders; or with respect to any criminal action, to have had reasonable cause to believe that his conduct was unlawful. This indemnification shall apply only to matters arising out of an individual's capacity as an officer or director of the corporation and not with respect to matters undertaken as an employee or shareholder of the corporation or in any other capacity.

  . Follmer (Michigan)--Section 561 of the MIBCA provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director of the corporation, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The termination of an action, suit or proceeding by judgment, order or settlement does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders.

   Section 562 of the MIBCA provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the corporation. Section 563 of the MIBCA provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 561 or 562, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this section.

   Section 564a of the MIBCA provides that indemnification under Section 561 or 562, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 561 and 562 and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

     (a) By a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

     (b) If a quorum cannot be obtained under subdivision (a), by majority vote of a committee duly designated by the board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

     (c) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

       (1) By the board or its committee in the manner prescribed in subdivision (a) or (b).

       (2) If a quorum of the board cannot be obtained under subdivision
    (a) and a committee cannot be designated under subdivision (b), by the board.

     (d) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

     (e) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

   The MIBCA further provides that if a person is entitled to indemnification under Section 561 or 562 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified. An authorization of payment of indemnification under this section shall be made in any of the following ways:

     (a) By the board in one of the following ways:

       (1) If there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

       (2) By a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

       (3) If the corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

       (4) If there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by the vote necessary for action by the board in accordance with Section 523 of the MIBCA, in which authorization all directors may participate.

     (b) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

   To the extent that the articles of incorporation include a provision eliminating or limiting the liability of a director, a corporation may indemnify a director for the expenses and liabilities described in this subsection without a determination that the director has met the standard of conduct set forth in Sections 561 and 562, but no indemnification may be made except to the extent authorized in Section 564c if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551, or intentionally committed a criminal act. In connection with an action or suit by or in the right of the corporation as described in Section 562, indemnification under this subsection may be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the corporation, as described in Section 561, indemnification under this subsection may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred. The organizational documents of Follmer do not address indemnification

  . Grace (Missouri)--Section 351.355 of the MGBCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any permissive indemnification, unless ordered by a court, shall be made by the corporation only as authorized in the specific case and upon a determination made by the majority vote of a quorum of directors not parties to the action. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action suit or proceeding.

   The bylaws of Grace provide that each director or officer or former director or officer shall be indemnified against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of, any action, suit, proceeding or claim in which he was made a party because of his being, or having been, such director or officer, but nothing in the bylaws shall restrict or limit in any manner the authority and duty of any regulating board for the licensing of individual persons rendering professional services or the practice of the profession which is within the jurisdiction of the regulating board, notwithstanding that the person is an officer, director, shareholder or employee.

  . Holthouse (California)--The CUPA does not address indemnification. The partnership agreement of Holthouse provides that, unless the partners agree otherwise, any expenses and losses attributable to any act of negligence or professional malpractice or any intentional tort on the part of a partner, to the extent such liabilities are not paid or reimbursed under a policy of insurance, shall be specifically allocated to that partner and charged solely to his or her capital account.

  . IDA (New Jersey)--Section 14A:2-7(k)(3) of the NJBCA provides that a corporation's certificate of incorporation may provide that a director or officer shall not be personally liable, or shall be liable only to the extent provided therein, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty, (b) not in good faith or involving a known violation of the law or (c) resulting in receipt by such person of an improper personal benefit. A person breaches his duty of loyalty by his act or omission which he knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter with which he has a material conflict of interest.

   Section 14A:3-5 of the NJBCA provides that a corporation may indemnify a corporate agent (defined as a director, officer, employee or agent of the corporation or of any constituent corporation absorbed by the corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the corporation's request, or of any constituent corporation's request, or the legal representative of such director, officer, employee, trustee or agent) against his expenses and liabilities in connection with any proceeding by reason of his having been such corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to criminal proceedings, he had no reasonable cause to believe his conduct was unlawful. The termination of any proceedings by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not itself create a presumption that such agent did not meet the standards of conduct set forth in this paragraph that qualify him for indemnification. The corporation may also indemnify a corporate agent against expenses incurred in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the agent by reason of his being such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless the Superior Court or the court in which such proceeding was brought determines that in view of all circumstances of the case, such agent is fairly entitled to indemnity for expenses. A corporation shall indemnify an agent against expenses to the extent such agent has been successful on the merits or otherwise in any proceeding referred to above, or in defense of any claim, issue or matter therein.

   Any indemnification, unless ordered by a court, may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances. Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made:
(a) by the board or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or involved in the proceeding,
(b) if such quorum is not obtainable, or if obtainable but such quorum so directs, by independent legal counsel, or (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board or shareholders so directs. Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board upon receipt of an undertaking by the agent to repay such amount if it is later determined that he was not entitled to indemnification. If a corporation, upon application by the corporate agent, has refused to provide indemnification as required by the NJBCA to such agent, the agent may apply to a court for an award of indemnification.

   The indemnification and advancement of expenses provided above shall not exclude any other rights to be indemnified pursuant to the certificate of incorporation, bylaws, any agreement, vote of shareholders or otherwise, provided that no indemnification shall be made to a corporate agent whose acts or omissions breached his duty of loyalty to the corporation, were not in good faith or involved a knowing violation of the law or resulted in receipt by him of an improper personal benefit. A corporation may purchase insurance on behalf of any corporate agent to cover indemnification expenses. A corporation may indemnify its corporate agents pursuant to the NJBCA notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers. No indemnification shall be made if it would be inconsistent with the corporation's certificate of incorporation, bylaws, board or shareholder resolutions, agreements or other corporate actions, in effect at the time of the alleged cause of action, which limits the indemnification to which the corporate agent may be entitled.

   The bylaws of IDA provide that directors and officers of IDA and directors or officers of any other corporation serving as such at the request of IDA, or the legal representatives of such director or officer, shall be indemnified by IDA against reasonable costs, expenses (exclusive of any amount paid to IDA in settlement) and counsel fees paid or incurred in connection with any action, suit or proceeding to which any such director or officer or his legal representative may be made a party by reason of his having been such director or officer; provided (i) said action, suit or proceeding shall be prosecuted against such director or officer or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit or proceeding that he had been derelict in the performance of his duties as such director or officer; or (ii) said action, suit or proceeding shall be settled or otherwise terminated as against such director or officer or his legal representative without final determination on the merits, and it shall be determined by the board that said director or officer had not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding. The privilege and power conferred by the bylaws shall be in addition to and not in restriction or limitation of any other privilege or power which a corporation of the State of New Jersey may have with respect to the indemnification or reimbursement of directors or officers.

  . Mann Frankfort (Texas)--Article 2.41 of the TBCA limits a director's liability with respect to distributions if any of the following occur:
    (1) he relied in good faith and with ordinary care upon the statements, valuations, information, opinions or reports concerning the corporation or another person that were prepared or presented by (A) one or more officers or employees of the corporation, (B) legal counsel, public accountants, investment bankers or other persons as to matters the director reasonably believes are within the person's professional or expert competence, or (C) a committee of the board of directors of which the director is not a member, (2) he considered, in good faith and with ordinary care, the assets of the corporation to be at least of their book value, or (3) he, in determining whether the corporation made adequate provision for payment, satisfaction or discharge of its liabilities and obligations, relied in good faith and with ordinary care upon financial statements of, or other information concerning, any person who was obligated to pay, satisfy or discharge some or all of those liabilities or obligations. Article 2.41 of the TBCA further provides that a director may generally, in good faith and with ordinary care, rely on information, opinions, reports, or statements that were prepared or presented by those individuals or groups listed in
   (A)--(C) above. Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act (the "TMCLA"), however, prohibits the elimination or limitation of the liability of a director to the extent the director is found liable for: (1) a breach of the director's duty of loyalty to the corporation or its shareholders or members; (2) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

   The articles of incorporation of Mann Frankfort provide that a director shall not be liable to the corporation or its shareholders for an act or omission in the director's capacity as a director, unless the director is found liable for the following: (1) a breach of the director's duty of loyalty to the corporation or its shareholders, (2) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taking within the scope of the director's office, or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute. The articles of incorporation and bylaws of Mann Frankfort provide that each director shall be indemnified by the corporation to the fullest extent permitted by the TBCA.

  . Reppond (Washington)--Section 23B.08.320 of the WBCA provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director. However, the provisions may not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, for unlawful distributions, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

   In addition, under the WBCA, if authorized by the articles of incorporation or bylaws adopted or ratified by the shareholders or by a resolution adopted or ratified by the shareholders, a corporation has the power to indemnify a director or officer made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under any circumstances, except that no such indemnification shall be allowed on account of (1) acts or omissions of a director or officer finally adjudged to be intentional misconduct or a knowing violation of the law, (2) conduct of a director or officer finally adjudged to be an unlawful distribution, or (3) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled. Unless limited by the corporation's articles of incorporation, Washington law requires indemnification if the director or officer is wholly successful on the merits of the action or otherwise. Any indemnification of a director must be reported to the shareholders in writing. The articles of incorporation of TRC and VeraSource provide for the limitation of director liability and indemnification of a director or officer to the fullest extent permitted by the WBCA.

   The WLLCA provides that a limited liability company may contain provisions limiting liability and indemnifying members or managers. Pursuant to the operating agreement of RA, RA indemnifies and holds its members and managers harmless from any loss or damage, by reason of any act or omission performed or omitted by a member or manager on behalf of RA or in furtherance of RA's interests; however, recovery under such indemnification or agreement to hold harmless is limited to the assets of RA. The indemnity is limited to acts or omissions performed or omitted in good faith and in the belief that they were in RA's interest or not opposed to the best interests of RA.

  . Reznick (Maryland)--Section 2-418 of the MGCL provides that a corporation may indemnify any director made a party to any proceeding (of any type) excluding bad faith by the director. A director cannot be indemnified where the proceeding was in the right of the corporation. Under the bylaws of Reznick, Reznick shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of Reznick, or is or was serving at the request of Reznick as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing or other deferred compensation plan, or any employee welfare benefit plan of the corporation, to the full extent permitted by law. The provisions of Article IX shall apply to the stockholders and key employees of Reznick when acting in lieu of a board of directors to the fullest extent permitted by law.

  . Driver (Delaware/California)--Section 102 of the DGCL allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors of the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102 of the DGCL does not, however, permit a corporation to limit or eliminate the personal liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its stockholders (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
    (3) intentional or negligent payments of unlawful dividends or unlawful stock purchases or redemption or (4) any transaction from which the director derives an improper personal benefit. The Driver certificate of incorporation provides for limitations on directors' liability to the fullest extent permitted by the DGCL.

   Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to: (1) any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against expenses (including attorneys' fees), judgments, fines and reasonable settlement amounts if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interests of such corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; (2) any derivative action or suit on behalf of such corporation against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interest of such corporation. With respect to derivative suits and actions, in the event that a person is adjudged to be liable to the corporation, the DGCL prohibits indemnification unless, and then only to the extent that, either the Delaware Court of Chancery or the court in which such derivative action or suit was brought determines that such person is entitled to indemnification for those expenses which that court deems proper. To the extent that a representative of a corporation has been successful on the merits or otherwise in the defense of a third party or derivative action, indemnification for actual and reasonable expenses incurred is mandatory.

   Under both the DGCL and the CCC, other than an action brought by or in the right of the corporation, indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or under the DGCL not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. Similarly, in actions brought by or in the right of the corporation, such indemnification is limited to expenses actually and reasonably incurred and permitted only if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or under the DGCL not opposed to, the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that the proposed indemnitee (only officers or directors under the DGCL) has been successful in defense of any action, suit or proceeding, he must be indemnified against expenses actually and reasonably incurred by him in connection with the action.

   The bylaws of Driver provide that Driver shall indemnify its directors and officers to the maximum extent permitted by the DGCL. The bylaws also provide that Driver, by action of its board of directors, may provide indemnification to employees and agents of the corporation with the same scope and effect as provided to its officers and directors.

  . Simione (Connecticut)--Section 34-143 of the CLLCA provides that an operating agreement may (1) eliminate or limit the personal liability of a manager for monetary damages for breach of any duty provided for
    Section 34-141 of the CLLCA, and (2) provide for indemnification of a manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because such individual is or was a manager. The organizational documents of Simione do not address director liability or indemnification of officers and directors.

  . Urbach (New York)--Section 719 of the NYBCL provides that a director shall not be liable to creditors or shareholders for the following if he performed his duty to the corporation under Section 717 of the NYBCL: (1) declaration of a dividend contrary to the NYBCL, (2) purchase of shares contrary to the NYBCL, (3) distribution of assets after dissolution of the corporation without adequately providing for known liabilities of the corporation, and (4) the making of any loan contrary to the NYBCL.
    Section 721 of the NYBCL provides that indemnification granted pursuant to the NYBCL is not exclusive of any other rights to which a director or officer seeking indemnification may be entitled, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Section 722 of the NYBCL permits a corporation to indemnify a director or officer if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or enterprise, no opposed to, the best interests of the corporation and, in criminal actions, in addition, had no reasonable cause to believe that his conduct was unreasonable. The termination of any such proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself create a presumption that any such director or officer did not act in good faith or that he had reasonable cause to believe that his conduct was unlawful. Section 722 of the NYBCL prohibits indemnification with respect to (1) a threatened or pending action which is settled, or
    (2) any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation, unless and only to the extent that a court determines that the person is fairly and reasonably entitled to indemnity.

     Section 723 of the NYBCL provides that any indemnification shall be made by the corporation, only if authorized by the board acting by a quorum consisting of directors who are not parties to the action upon a finding that the director or officer has met the good faith standard of conduct. If a quorum is not obtainable or if a quorum of disinterested directors so directs, indemnification may be made only if authorized (1) by the board upon the opinion in writing of independent legal counsel that indemnification is proper, or (2) by the shareholders upon a finding that the director or officer has met the good faith standard of conduct.

     Section 725 of the NYBCL provides that no indemnification shall be made where (1) the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation, (2) the indemnification would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board or of the shareholders, or any other corporate action, in effect at the time of the proceeding, or (3) if there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

 As a CenterPoint Stockholder:

   Section 102 of the DGCL allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for a breach of fiduciary duty as a director. However, a corporation may not limit or eliminate the personal liability of a director for:

     (a) any breach of the director's duty of loyalty to the corporation or its stockholders;

     (b) acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law;

     (c) intentional or negligent payments of unlawful dividends or unlawful stock purchases or redemption; or

     (d) any transaction which derives the director an improper personal benefit.

   Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to:

     (a) any action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, against expenses, including attorneys' fees, judgments, fines and reasonable settlement amounts if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interests of such corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; or

     (b) any derivative action or suit on behalf of such corporation against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of such action or suit, if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interest of such corporation.

   In the event that a person is adjudged to be liable to the corporation in a derivative suit, the DGCL prohibits indemnification unless either the Delaware Court of Chancery or the court in which such derivative suit was brought determines that such person is entitled to indemnification for those expenses which such court deems proper. To the extent that a representative of a corporation has been successful on the merits or otherwise in the defense of a third party or derivative action, indemnification for actual and reasonable expenses incurred is mandatory.

   The CenterPoint charter provides that CenterPoint shall indemnify CenterPoint directors to the maximum extent permitted by the DGCL. The CenterPoint charter provides that CenterPoint may, at the direction of the CenterPoint board, indemnify officers and employees of CenterPoint.

Call of Special Meetings

 As a CenterPoint Company Security Holder:

  . Berry Dunn (Maine)--Section 603 of the MBCA provides that special meetings of the shareholders may be called by any of the following: (a) the president, (b) the chairman of the board of directors, (c) a majority of the board of directors, or (d) such other officers or persons as may be provided by the articles of incorporation or in the bylaws. The bylaws of Berry Dunn provide that special meetings of the shareholders shall be held whenever the president, clerk, a majority of the board of directors, or the holders of not less than 50% of the shares entitled to vote at the meeting, call such meeting and give written notice. However, Section 603 of the MBCA provides that in certain circumstances holders of not less than 10% of the shares entitled to vote at the meeting may apply to the superior court of Maine to order a special meeting.

  . Follmer (Michigan)--Section 450.1403 of the MIBCA provides that a special meeting may be called as provided in the bylaws. Upon application of holders of at least 10% of the voting shares, the circuit court may order a special meeting. The bylaws of Follmer provide that special meetings of the shareholders may be called by the president and secretary (in writing), by a majority of the board or by shareholders in writing owning a majority of the capital stock.

  . Grace (Missouri)--Section 351.225(3) of the MGBCL provides that special meetings of the shareholders may be called by the board of directors or by such other persons as are authorized in the articles of incorporation or bylaws. The bylaws of Grace provide that special meetings may be called by the president, the board of directors or the holders of not less than one-fifth of all of the outstanding shares of the corporation.

  . Holthouse (California)--The CUPA and organizational documents of Holthouse do not address special meetings.

  . IDA (New Jersey)--Under Section 14A:5-3 of the NJBCA, special meetings of the shareholders may be called by the president or the board, or by such other officers, directors or shareholders as may be provided in the bylaws. Notwithstanding any such provision, the holders of 10% of the shares entitled to vote may apply to the Superior Court to order a special meeting for good cause shown. The bylaws of IDA provide that special meetings of the shareholders, for any purpose, other than those prescribed by statute or by the certificate of incorporation, may be called by the president, vice president, secretary or assistant secretary of IDA at the request of a majority of the board or at the request of stockholders owning at least 10% of the issued and outstanding capital stock of IDA entitled to vote.

  . Mann Frankfort (Texas)--Article 2.24 of the TBCA provides that special meetings of the shareholders may be called (i) by the president, the board of directors or such other person(s) as may be authorized in the articles of incorporation or bylaws, or (ii) by the holders of at least 10% of all the shares entitled to vote, unless the articles of incorporation provide for a number of shares greater than or less than 10%, but in no event shall the articles of incorporation provide for a number of shares greater than 50%. The bylaws of Mann Frankfort state that special meetings of the shareholders may be called by the president and/or the chairman of the board, but not by any other person(s).

  . Reppond (Washington)--Section 23B.07.020 of the WBCA provides that a special meeting of the shareholders may be called by a corporation's board of directors or other persons authorized by the corporation's articles of incorporation or bylaws, or, unless limited by the articles of incorporation, on written demand of holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. The bylaws of TRC provide that a special meeting of the shareholders for purposes other than those regulated by statute may be called at any time by the board upon written request of any director or shareholder holding in the aggregate one-fifth of the voting power of all shareholders. The bylaws of VeraSource provide that a special meeting of the shareholders may be called at any time by the holders of 20% of the voting shares of the corporation, or by the president, or by a majority of the board of directors. The operating agreement of RA provides special meetings of the members for any purposes described in the meeting notice, may be called by a member or members whose capital accounts, in the aggregate, are at least 10% of the total value of all capital accounts of the members.

  . Reznick (Maryland)--Section 2-502 of the MGCL provides that a special meeting of the stockholders of a corporation may be called by: (1) the president, (2) the board of directors, or (3) any other person specified in the charter or bylaws. The bylaws of Reznick provide that special meetings of the stockholders may be called by the chief executive or president, by a majority of the stockholders or key employees or by the operating committee by vote at a meeting or by unanimous consent in writing without a meeting.

  . Driver (Delaware/California)--Under Section 211 of the DGCL, special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate of incorporation or bylaws. The CCC requirements concerning special meetings of shareholders do not apply in this context, as they are not implicated by CCC Section 2115.

   The bylaws of Driver provide that special meetings of the stockholders of the corporation for any purpose or purposes whatsoever may be called at any time by the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or in these bylaws, include the power to call such meetings, and such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any certificate filed under Section 151(g) of the DGCL (or its successor state as in effect from time to time), then such special meeting may also be called by the person or persons, in the manner, at the times, and for the purposes so specified. Every such call shall be in writing and shall state the purpose or purposes for which the meeting is called and no other business shall be transacted.

  . Simione (Connecticut)--The operating agreement of Simione provides that any manager may call a meeting to consider approval of an action under any provision of the operating agreement by delivering to each other manager notice of the time and purpose of such meeting at least five days before the day of such meeting.

  . Urbach (New York)--Section 603 of the NYBCL provides that if there is a failure to elect a sufficient number of directors for one month following the date of the annual meeting or thirteen months following the formation of the corporation or its last annual meeting, the board shall call a special meeting for the election of directors. If no such meeting is called or if there is a failure to elect the requisite number of directors, holders of 10% of the voting shares may, in writing, demand the call of a special meeting. The date of the meeting shall not be less than 60 nor more than 90 days from the date of the written demand. The secretary of the corporation shall give notice following receipt of the written demand; however, if he fails to do so within five business days thereafter, any shareholder signing the demand may give such notice. At any such meeting called on demand of shareholders, the voting shareholders attending the meeting shall constitute a quorum for the purpose of electing directors, but not for the transaction of any other business. The bylaws of Urbach provide that special meetings of the shareholders may be called by the board or the president; they must be called by the president or secretary at the written request of a majority of the board or by shareholders owning a majority of the issued and outstanding shares. The written request must state the purpose(s) of the meeting. The business transacted at a special meeting shall be confined to the purposes contained in the notice.

 As a CenterPoint Stockholder:

   Under Section 211 of the DGCL, special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate of incorporation or bylaws. Under CenterPoint's bylaws, a special meeting of stockholders may be called only by the CenterPoint board.

Action of Shareholders Without a Meeting

 As a CenterPoint Company Security Holder:

  . Berry Dunn (Maine)--Section 620 of the MBCA provides that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if written consents, setting forth the action so taken, are signed by the holders of all outstanding shares entitled to vote on such action and are filed with the clerk of the corporation as part of the corporate records. Such consents have the same effect as a unanimous vote of the shareholders.

  . Follmer (Michigan)--The MIBCA provides that the articles of incorporation may provide that any action may be taken without a meeting, if consents in writing, setting forth the action taken, are signed by at least the minimum number of votes that would be required at a meeting.

  . Grace (Missouri)--Section 351.273 of the MGBCL provides that any action required by the statute to be taken at a meeting of the shareholders of a corporation or any action which may be taken at the meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. The bylaws of Grace contain consistent provisions.

  . Holthouse (California)--Neither the CUPA nor the organizational documents of Holthouse address action of shareholders without a meeting.

  . IDA (New Jersey)--The NJBCA permits the shareholders of a corporation to consent in writing to any action without a meeting if all the shareholders entitled to vote thereon consent thereto in writing, except that in the case of any action to be taken pursuant to Chapter 10 of the NJBCA (Merger, Consolidation, Acquisition of All Capital Shares of a Corporation and Sale of Assets), such action may be taken without a meeting only if all shareholders consent thereto in writing or if all shareholders entitled to vote thereon consent thereto in writing and the corporation provides to all other shareholders advance notification. Except as otherwise provided in the certificate of incorporation and this subsection, any action required or permitted to be taken at a meeting of shareholders, other than the annual election of directors, may be taken without a meeting, without prior notice and without a vote, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. The organizational documents of IDA do not contain provisions addressing shareholder action without a meeting.

  . Mann Frankfort (Texas)--The articles of incorporation and bylaws of Mann
    Frankfort provide that shareholder action may be taken without a meeting, without prior notice and/or vote, if a written consent(s) setting forth the action so taken, shall be signed by the holder(s) of shares not having less than the minimum number of votes that would be necessary to take such action.

  . Reppond (Washington)--Section 23B.07.040 of the WBCA provides that shareholder action may be taken without a meeting, only if written consents setting forth such action are signed by all holders of outstanding shares entitled to vote thereon. The articles of incorporation and bylaws of TRC and VeraSource do not contain provisions relating to shareholders action without a meeting. Under the operating agreement of RA, any action which may be taken at a meeting of members may be taken without a meeting by written consent signed by all the members.

  . Reznick (Maryland)--Section 2-505 of the MGCL provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of stockholder meetings: (1) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter; and (2) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it. The bylaws of Reznick provide that any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the corporation.

  . Driver (Delaware/California)--The DGCL permits the stockholders of a corporation to consent in writing to any action without a meeting, unless the certificate of incorporation of such corporation provides otherwise; provided such consent is signed by the stockholders having at least the minimum number of votes required to authorize such action at a meeting.

   An analogous provision to the DGCL under the CCC does not apply in this instance, as it is not implicated by CCC Section 2115. The certificate of incorporation and bylaws of Driver contain a prohibition that prevents Driver's stockholders from taking any action without a meeting.

  . Simione (Connecticut)--Neither the CLLCA nor the organizational documents of Simione address shareholder action without a meeting.

  . Urbach (New York)--Section 615 of the NYBCL provides that shareholder action may be taken without a meeting on written consent, stating the action so taken, signed by the holders of all outstanding shares entitled to vote.

 As a CenterPoint Stockholder:

   The DGCL permits the stockholders of a corporation to consent in writing to any action without a meeting, unless the certificate of incorporation of such corporation provides otherwise. The CenterPoint charter contains a prohibition that prevents CenterPoint's stockholders from taking any action without a meeting.

Shareholder Proposals

 As a CenterPoint Company Security Holder:

  . Berry Dunn (Maine)--Shareholder proposals are not addressed by the MBCA or Berry Dunn's bylaws.

  . Follmer (Michigan)--Shareholder proposals are not addressed by the MIBCA or Follmer's bylaws.

  . Grace (Missouri)--Shareholders proposals are not addressed by the MGBCL or Grace's bylaws.

  . Holthouse (California)--Shareholders proposals are not addressed by the CUPA or the Holthouse Partnership Agreement.

  . IDA (New Jersey)--Shareholders proposals are not addressed by the NJBCA or IDA's bylaws.

  . Mann Frankfort (Texas)--Shareholders proposals are not addressed by the TBCA or Mann Frankfort's bylaws.

  . Reppond (Washington)--Shareholders proposals are not addressed by the WBCA, WLLCA or the organizational documents of TRC, VeraSource or RA.

  . Reznick (Maryland)--Shareholder proposals are not addressed by the MGCL or Reznick's bylaws.

  . Driver (Delaware/California)--The bylaws of Driver provide that all stockholder proposals for action at an annual or special meeting of stockholders, including any nomination for a directorship, shall be submitted in writing to the corporation not less than 150 days prior to the date of the meeting. Such written proposal shall state with specificity the nature of the action sought, including the form and text of proposed resolutions, reasonable explanations of the need for the action to be taken, and the age and business background and qualifications of a nominee for a directorship. Whether or not a proposal so submitted shall be presented for action at a meeting of the stockholders shall be at the sole discretion of the board of directors. Except as pursuant to these terms, no proposal of a stockholder may be presented for action at any meeting of stockholders.

  . Simione (Connecticut)--Shareholder proposals are not addressed by the CLLCA or Simione's bylaws.

  . Urbach (New York)--Shareholder proposals are not addressed by the NYBCL or Urbach's bylaws.

 As a CenterPoint Stockholder:

   The CenterPoint bylaws provide that, to be timely, the Secretary of CenterPoint must receive written notice at the principal executive offices of CenterPoint between 120 and 150 days prior to the first anniversary of the date of CenterPoint's consent solicitation or proxy statement distribution to stockholders in connection with the previous year's election of directors or meeting of stockholders. If no annual meeting of stockholders or election by consent was held in the previous year, or if the date of the meeting has been changed from the previous year's meeting date, a proposal must be received within 10 days after the meeting date has been "publicly disclosed."

Amendment to Charter

 As a CenterPoint Company Security Holder:

  . Berry Dunn (Maine)--Section 802 of the MBCA provides that a corporation may amend its articles of incorporation, from time to time, in any and as many respects as may be desired if its articles of incorporation, as amended, contain only such provisions as might lawfully be contained in original articles of incorporation. All amendments to the articles of incorporation, aside from an enumerated few, shall be made by action of the directors and shareholders in accordance with the following procedure: (a) the board of directors shall adopt a resolution setting forth the proposed amendment and submit it to the shareholders to vote on, and (b) the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of at least a majority of all outstanding shares entitled to vote thereon.

  . Follmer (Michigan)--Section 450.1611 of the MIBCA provides that certain amendments to the articles of incorporation may be made without shareholder action (for example, to delete the name and address of the initial directors or the initial registered agent). Other amendments to the articles of incorporation must be set forth in a notice of a meeting to all shareholders and must be approved by a majority of the shareholders.

  . Grace (Missouri)--Section 351.090 of the MGBCL provides that certain amendments to the articles of incorporation may be made by the board adopting a resolution setting forth the proposed amendment and directing that it be submitted to a vote at a meeting of shareholders or the proposed amendment may be directly submitted to the shareholders without adoption by the board. Each shareholder shall be given notice setting forth the proposed amendment. Generally, the proposed amendment shall be adopted upon receiving the affirmative vote of a majority of the outstanding shares entitled to vote thereon, unless any class of shares is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of a majority of the outstanding shares of each class of shares entitled to vote thereon as a class and of the total shares entitled to vote thereon. Neither the bylaws nor the articles of incorporation of Grace contain provisions relating to amendments to the charter.

  . Holthouse (California)--The Holthouse Partnership Agreement provides that such agreement may be amended by a vote of more than one-half of the partners (except for those provisions requiring approval of more than one-half of the partners).

  . IDA (New Jersey)--Under Section 14A:9-2 of the NJBCA, the charter of a corporation may be amended, generally, by board approval, notice to shareholders of the proposed changes and summary of the changes to shareholders, and approval by a majority of the shareholders entitled to vote thereon, and, in addition, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class. The voting requirements are subject to such greater requirements as are provided for in the NJBCA for specific amendments, or as may be provided for in the certificate of incorporation. Additionally, amending the charter to effect certain actions, such as mergers, requires additional steps. The organizational documents of IDA do not contain provisions addressing charter amendments.

  . Mann Frankfort (Texas)--Article 4.01 of the TBCA provides that a corporation may amend its articles of incorporation in any and as many respects as may be desired, so long as its articles of incorporation, as amended, contain only such provisions as might be lawfully contained in the original articles of incorporation at the time of making of such amendment, and, if a change in shares or the rights of shareholders, or an exchange, reclassification, or cancellation of shares or rights of shareholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification or cancellation. Article 4.01 of the TBCA further provides that a shareholder of a corporation does not have a vested property right resulting from any provision in the articles of incorporation, including provisions relating to management, control, capital structure, dividend entitlement, purpose or duration of the corporation. The articles of incorporation of Mann Frankfort provide that no amendment of the articles of incorporation shall have the effect of modifying any provision of the bylaws contractually requiring unanimity (or other level) of shareholder consent to the amendment thereof.

  . Reppond (Washington)--Section 23B.10.20 of the WBCA authorizes a corporation's board of directors to make various changes of an administrative nature to the corporation's articles of incorporation without shareholder action. Such changes include a change to the corporate name, changes to the number of outstanding shares in order to effectuate a stock split or stock dividend in the corporation's shares and changes to or elimination of provisions with respect to the par value of the corporation's stock. Section 23B.10.030 of the WBCA requires that other amendments to a corporation's articles of incorporation must be recommended to the shareholders by the board of directors, unless the board determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the shareholders. Such amendments must be approved by each voting group entitled to vote thereon by a majority of all the votes entitled to be cast by that voting group, unless another proportion is specified in the articles of incorporation, by the board of directors as a condition to its recommendation, or by the provisions of the WBCA. Section 25.15.075 of the WLLCA provides that a certificate of formation may be amended by a member or manager on behalf of the limited liability company. The organizational documents of TRC, VeraSource and RA do not address amendment to charter.

  . Reznick (Maryland)--Under Section 4-203 of the MCC, the charter of a close corporation may be amended to remove the statement of election to be a close corporation, but only by the affirmative vote of every stockholder. Neither the articles of incorporation nor the bylaws of Reznick address amendment to charter.

  . Driver (Delaware/California)--Under the DGCL, the charter of a corporation may be amended by resolution of the board of directors and the affirmative vote of the holders of a majority of the outstanding shares of voting stock entitled to vote thereon. With respect to any amendment to the charter of a corporation that would adversely affect a particular class or series of stock, the DGCL requires the separate approval by the holders of the affected class or series of stock, voting together as a single class.

   The CCC provisions concerning amendment to a corporation's articles of incorporation are not implicated in this context by CCC Section 2115.

   The certificate of incorporation of Driver provides that it may be amended in any manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are subject to this reservation. However, Article VIII (dealing with board authority to amendment of bylaws), Article X (dealing with amendment of bylaws), Article XI (dealing with authorizing board members to fill board vacancies), Article XII (dealing with removal of directors), Article XIII (dealing with transacting business of stockholders' annual and special meetings), Article XIV (dealing with special meetings) and Article XV (dealing with amending articles) may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than 67% of the total voting power of all outstanding securities entitled to vote generally in the election of directors of the corporation, together as a single class.

  . Simione (Connecticut)--Under Section 34-122 of the CLLCA, the articles of organization may be amended in any and as many respects as may be desired, so long as the articles of organization as amended contain only provisions that may be lawfully contained in articles of organization at the time of making the amendment. Unless the articles of organization provide otherwise, the articles of organization may be amended by a vote of a majority in interest of the members. Simione's articles of organization do not address amendment to charter.

  . Urbach (New York)--Under Section 801 of the NYBCL, a corporation may amend its certificate of incorporation in any and as many respects as may be desired, if such amendment contains only such provisions that may be lawfully contained in the original certificate of incorporation. Section 803 of the NYBCL provides that an amendment to the certificate of incorporation may be authorized by vote of the board, followed by a vote of the holders of a majority of all outstanding shares entitled to vote. The board may authorize the following changes: (i) specify or change the location of the corporation's office, (ii) specify or change the post office address to which the secretary shall mail a copy of any process against the corporation served upon him, and (iii) to make, revoke or change the designation of a registered agent, or to specify or change the address of its registered agent.

 As a CenterPoint Stockholder:

   Under the DGCL, the charter of a corporation may be amended by resolution of the board of directors and the affirmative vote of the holders of a majority of the outstanding shares of voting stock then entitled to vote. The DGCL also permits a corporation to make provision in its certificate of incorporation requiring a greater proportion of the voting power to approve a specified amendment. Any amendment to the charter of a corporation that adversely affects a particular class or series of stock requires the separate approval of the holders of the affected class or series of stock. Any amendment to the CenterPoint charter relating to the creation of a classified board of directors or affecting the prohibition on stockholder action by written consent requires the approval of 80% of the outstanding shares of voting capital stock of CenterPoint.

Amendment to Bylaws

 As a CenterPoint Company Security Holder:

  . Berry Dunn (Maine)--Section 601 of the MBCA provides that unless otherwise provided in the articles of incorporation, either the board of directors or the holders of shares entitled to vote to elect directors may amend or repeal the bylaws or adopt new bylaws. The articles of incorporation may exclusively vest in the directors or the shareholders, or a combination of the foregoing, the power to adopt, amend and repeal the bylaws generally or a particular bylaw or class of bylaws. The bylaws provide that the board of directors, by affirmative vote of more than two-thirds of the board members, ratified by affirmative vote of more than two-thirds of all shareholders may amend, alter or repeal the bylaws.

  . Follmer (Michigan)--The bylaws of Follmer provide that the shareholders or the board may alter, amend, add to or repeal the bylaws.

  . Grace (Missouri)--Section 351.290 of the MGBCL provides that the power to alter, amend, or repeal the bylaws of the corporation shall be vested in the shareholders, unless and to the extent that such power may be vested in the board by the articles of incorporation. The articles of incorporation of Grace state that the power to make, alter, or amend or repeal the bylaws of the corporation is vested in the board of directors.

  . Holthouse (California)--The CUPA and organizational documents of Holthouse do not address amendment to the bylaws.

  . IDA (New Jersey)--Section 14A:2-9 of the NJBCA provides that the bylaws of a corporation may be altered by the board, unless such power is reserved to the shareholders in the certificate of incorporation. Any bylaws made by the board may be amended by the shareholders, and the shareholders may prescribe in the bylaws that any bylaw made by them shall not be altered or repealed by the board. The bylaws of IDA provide that the bylaws may be amended either by the affirmative vote of a majority of the shareholders at an annual or special meeting at which a quorum is present, or by a majority of the whole board, at a regular or special meeting, provided that notice of the proposal to amend the bylaws be included in the notice of such meeting of the board or shareholders. Bylaws made or amended by the board may be altered, amended or repealed by the shareholders.

  . Mann Frankfort (Texas)--The articles of incorporation of Mann Frankfort provide that the bylaws may be amended or repealed only by the vote of the requisite number of the shareholders as may be provided for in the bylaws themselves; provided, however, that no amendment of the bylaws shall have the effect of modifying any provision of the bylaws contractually requiring unanimity (or other level) of shareholder consent to the amendment thereof. The bylaws of Mann Frankfort state that, except for those provisions requiring unanimous consent, the bylaws may be amended only by the affirmative vote of those shareholders owning at least 66 % of the outstanding shares.

  . Reppond (Washington)--Section 23B.10.200 of the WBCA provides that a corporation's board of directors may amend or repeal the corporation's bylaws, or adopt new bylaws, unless limited by the corporation's articles of incorporation or bylaws. A corporation's shareholders may amend or repeal the corporation's bylaws or adopt new bylaws, even though the bylaws may also be amended or repealed, or new bylaws may also be adopted, by its board of directors. The bylaws of TRC provide that the bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders if the notice of such meeting contains a statement of the proposed alteration, amendment, or repeal; provided, however, that no change of the time or place for the election of directors shall be made within 30 days before the day on which such election is to be held, and that in chase of any change of such time or place, notice thereof shall be given to each shareholder entitled to vote, at least 10 days before the election is to be held. Pursuant to the bylaws of TRC, the board of directors also have the power to make, alter and repeal bylaws additional and supplementary to the current bylaws in effect, and not inconsistent with any of the same, but any such additional or supplementary bylaws may be altered or released by the holders of a majority of the stock entitled to vote. The bylaws of VeraSource provide that the bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders if the notice of such meeting contains a statement of the proposed alteration, amendment, or repeal, provided, however, that no change of the time or place for the election of directors shall be made within 30 days before the day on which such election is to be held, and that in chase of any change of such time or place, notice thereof shall be given to each shareholder entitled to vote, at least 10 days before the election is to be held.

   The WLLCA provides that a majority of vote by the members is necessary to amend the limited liability company operating agreement. The operating agreement of RA provides that it may be amended by a vote or written consent of at least 66-2/3% of the units in RA owned by the members.

  . Reznick (Maryland)--Section 2-109 of the MGCL provides that the power to adopt, alter, and repeal the bylaws of the corporation is vested in the stockholders except to the extent that the charter or bylaws vest it in the board of directors. The bylaws of Reznick provide that three-quarters (3/4) majority vote of the key employees (each shareholder and each non-shareholder officer) shall be required before Reznick may amend the bylaws of the corporation.

  . Driver (Delaware/California)--Section 109 of the DGCL provides that the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote, provided that a corporation may, in its certificate of incorporation, confer such powers on the board of directors.

   The CCC provisions holding that an amendment to the bylaws reducing the minimum number of directors below five cannot be adopted if the votes against the amendment exceed 16 % of the outstanding shares entitled to vote thereon are not applicable in this instance, as they are not implicated by CCC Section 2115.

   The certificate of incorporation of Driver provides that the board of directors is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the corporation by majority vote of the entire board of directors.

  . Simione (Connecticut)--The operating agreement of Simione provides that it may not be amended except with the approval of all of the managers.

  . Urbach (New York)--The bylaws of Urbach provide that the bylaws may be amended, repealed or adopted by vote of the holders of the shares entitled to vote in the election of directors. The bylaws may also be amended, repealed or adopted by the board, but any such bylaw change may be amended by the shareholders entitled to vote thereon. If any by-law regulating the impending election of the directors is adopted, amended or repealed by the board, this change should be in the notice of the next meeting of shareholders for the election of directors.

 As a CenterPoint Stockholder:

   Section 109 of the DGCL provides that the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote. A corporation may, in its certificate of incorporation, confer such powers on the board of directors. Under the CenterPoint charter, the CenterPoint board is expressly authorized to make, alter, amend or repeal the bylaws of CenterPoint. If such action is to be taken by stockholders, the affirmative vote of 66 2/3% of the total votes eligible to be cast by stockholders is required.

Conflict of Interest

 As a CenterPoint Company Security Holder:

  . Berry Dunn (Maine)--Section 717 of the MBCA and the bylaws of Berry Dunn provide that no transaction in which a director or officer has a personal or adverse interest (as that term is defined in the MBCA) shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which approves such transaction, or because his vote is counted if: (a) the material facts as to his interest and as to the transaction are disclosed or known by the board of directors or the committee and the board ratifies the transaction by a vote sufficient for such purpose without counting the vote of the interested director(s) or if (b) although the vote of the interested director(s) is decisive of approval or disapproval, the material facts are disclosed or known to the shareholders, and the transaction is specifically approved by the vote of the shareholders, whether or not the votes of interested shareholders are necessary for such approval; or if
    (c) although (a) and (b) have not been satisfied, the transaction is fair and equitable at the time it is authorized or approved and the party asserting fairness establishes such.

  . Follmer (Michigan)--Section 450.1545a of the MIBCA states that a transaction in which a director or officer is determined to have an interest shall not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or in the right of the corporation, if the person interested in the transaction establishes any of the following: (1) the transaction was fair to the corporation at the time entered into; (2) the material facts of the transaction and the director's or officer's interest were disclosed or known to the board, a committee of the board, or the independent director or directors, and the board, committee, or independent director or directors authorized, approved or ratified the transaction; or (3) the material facts of the transaction and the director's or officer's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction. The organizational documents of Follmer do not address conflict of interest.

  . Grace (Missouri)--Section 351.327 of the MGBCL provides that no contract or transaction between a corporation or one or more of its directors, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participating in the meeting or the committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (1) the material facts as to its relationship or interest in or as to the contract or transaction are disclosed or are known to the board of directors or committee and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of the majority of the disinterested directors even though the disinterested directors may be less than a quorum; or (2) the material facts as to its relationship or interest as to the contract or transaction are disclosed or known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized or approved by the board of directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee which authorizes the contract or transaction. Neither the bylaws nor the articles of incorporation of Grace contain provisions relating to conflict of interest.

  . Holthouse (California)--The CUPA and organizational documents of Holthouse do not address conflict of interest.

  . IDA (New Jersey)--Section 14A:6-8 of the NJBCA provides that no contract between a corporation and one or more of its directors or between the corporation and another corporation, firm or association in which a director is also a director or otherwise interested shall be void solely because of such interested director or because such director was present at the meeting authorizing the transaction if one of the following is true: (a) the contract or transaction is fair or reasonable to the corporation at the time it is approved or ratified, (b) the fact of common directorship or interest is disclosed or known to the board or committee who authorizes or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested directors, though less than a quorum, or (c) the fact of common directorship or interest is disclosed or known to the shareholders, and they authorize the contract or transaction. Interested directors may be counted in determining the presence of a quorum at a board or committee meeting authorizing an interested director transaction. The organizational documents of IDA do not contain provisions addressing conflicts of interest for directors or officers.

  . Mann Frankfort (Texas)--Article 2.35-1 of the TBCA provides that an otherwise valid contract or transaction between a corporation and a director or officer, or between a corporation and any other corporation or entity in which a director or officer has a financial interest, shall be valid notwithstanding whether such director or officer participates in the meeting at which the contract or transaction is authorized, or solely because his votes are counted for such purpose, if any of the following is satisfied: (i) the material facts as to the relationship and as to the contract or transaction are disclosed to the board of directors or committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote and a majority of disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the relationship and as to the contract or transaction are disclosed to the shareholders entitled to vote thereon, and such contract or transaction is specifically approved in good faith by the shareholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board, a committee or the shareholders. Interested directors may be counted in determining a quorum at a meeting of the board or committee which authorizes the contract or transactions. Mann Frankfort's Agreement of Shareholders provides that each shareholder shall devote all of his time, knowledge and skill to the business and affairs of the corporation.

  . Reppond (Washington)--The WBCA provides that a director's conflicting interest transaction may not be enjoined, set aside or give rise to an award of damages or other sanctions because the director or any person with whom the director has a personal, economic, or other association, has an interest in the transaction, if: (i) after the required disclosure, the transaction received the affirmative vote of a majority of those disinterested directors on the board of directors, (ii) the transaction received the affirmative vote of a majority of the shares held by disinterested shareholders, or (iii) the transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the corporation. The WLLCA and organizational documents of TRC, VeraSource and RA do not address conflict of interest.

  . Reznick (Maryland)--Section 2-419 of the MGCL provides that interested director transactions (in our case, interested shareholder transactions) are not void per se. The fact of the common interest must be disclosed or known by the stockholders entitled to vote, and the contract or transaction needs to be approved or ratified by a majority of the votes cast by stockholders entitled to vote other than the votes of shares owned by the interested director (shareholder). The Reznick shareholders' agreement provides that each key employee agrees to devote his best efforts and full business time to rendering professional services in the corporation's certified public accounting and business consulting practice on behalf of the corporation.

  . Driver (Delaware/California)--Under the DGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure are met. The DGCL requires that the shareholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, and the contract or transaction must have been fair as to the corporation at the time it was approved. Analogous provisions under the CCC are not implicated by CCC Section 2115. Also under the DGCL, if board approval is sought, the contract or transactions must be approved by a majority of the disinterested directors (even though less than a quorum).

   The certificate of incorporation and bylaws of Driver do not address conflict of interest.

  . Simione (Connecticut)--The operating agreement of Simione provides that each member shall devote such member's full professional time and such member's best efforts to serving the company and its clients in a professional manner. No member shall, while a member of the company, directly or indirectly engage in activities which are competitive with the business and affairs of the company. Except upon the prior written approval of the company, no member shall, while a member of the company, directly or indirectly engage in any commercial duties or pursuits whatsoever, other than as a member of the company; provided, however, that no member shall be prohibited from trading in and/or passively holding stocks, bonds, securities, real estate, commodities, or other forms of investment so long as such investment will not require the rendition of any services by such member.

  . Urbach (New York)--The Urbach master agreement provides that each shareholder shall devote his entire professional time to the practice of accountancy for Urbach.

 As a CenterPoint Stockholder:

   The CenterPoint bylaws provide that no contract entered into between CenterPoint and one or more of its directors or officers or between CenterPoint and any other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because the director or officer is present or participates in a meeting which authorizes the contractor or transaction, or solely because his or her votes are counted for such purpose, if:

     (a) the director or officer's relationship or interest in the contract or transaction is disclosed to the disinterested directors, and the disinterested directors authorize the contract or transaction in good faith;

     (b) the material facts as to the director or officer's relationship or interest in the contract are disclosed to the stockholders then entitled to vote, and the contract is approved in good faith by the vote of the stockholders; or

     (c) the contract is fair to the corporation as of the time it is authorized by the board of directors or by the stockholders.

Business Combinations; Antitakeover Effects

 As a CenterPoint Company Security Holder:

  . Berry Dunn (Maine)--Section 611-A of the MBCA provides that notwithstanding anything to the contrary in the MBCA, except Subsection 2 of Section 611-A, no domestic corporation may engage in any business combination (generally, any merger, consolidation, sale, lease or other such transaction involving the interested shareholder or an affiliate or associate thereof, as the other party) for a period of five years following an interested stockholder's stock acquisition date unless that business combination is:
   (a) approved by the board of directors of that domestic corporation prior to that interested stockholder's stock acquisition date; or (b) approved subsequent to that interested stockholder's stock acquisition date, by the board of directors of the corporation and authorized by the affirmative vote, at a meeting called for that purpose, of at least a majority of the outstanding voting stock not beneficially owned by that interested stockholder or any affiliate or associate of that interested stockholder or by persons who are either directors or officers and also employees of that domestic corporation.

  . Follmer (Michigan)--Antitakeover provisions are not addressed in the MIBCA.

  . Grace (Missouri)--Antitakeover provisions are not addressed in the MGBCL.

  . Holthouse (California)--Antitakeover provisions are not addressed in the CUPA.

  . IDA (New Jersey)--Section 14A:10A-4 of the NJBCA provides that notwithstanding anything to the contrary contained in the NJBCA and except for Section 14A:10A-6 of the NJBCA, no resident domestic corporation shall engage in any business combination (i.e., merger, consolidation, sale, lease or other disposition, etc.) with any interested stockholder (i.e., beneficial owner of 10% or more of the corporation's voting power) of that resident domestic stock corporation for five years following that interested stockholder's stock acquisition date unless such business combination is approved by the board prior to that interested stockholder's stock acquisition date. In addition,
    Section 14A:10A-5 provides that, except as provided in section 6, no resident domestic corporation shall engage in any business combination with any interested stockholder of that resident domestic corporation other than a business combination specified in subsection a, b or c (the satisfaction of one subsection being sufficient):

     a. a business combination approved by the board prior to the interested stockholder's stock acquisition date;

     b. a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by that interested stockholder at a meeting called for such purpose; or

     c. a business combination that meets all of the following conditions:

       (1) the aggregate amount of the cash and the market value, as of the consummation date, of consideration other than cash to be received per share by holders of outstanding shares of common stock of that resident domestic corporation in that business combination is at least equal to the higher of the following:

         (a) the highest per share price paid by that interested stockholder for any shares of common stock of the same class or series acquired by it (i) within the five year period immediately prior to the announcement date with respect to that business combination, or (ii) within the five year period immediately prior to, or in, the transaction in which the interested stockholder became an interested stockholder, whichever is higher, plus, in either case, interest compounded annually, less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since that earliest date, up to the amount of that interest; and

         (b) the market value per share of common stock on the announcement date with respect to that business combination or on that interested stockholder's stock acquisition date, whichever is higher, plus interest compounded annually, less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since that earliest date, up to the amount of that interest;

       (2) the aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of any class or series of stock, other than common stock, of that resident domestic corporation is at least equal to the highest of the following (whether or not that interested stockholder has previously acquired any shares of that class or series of stock):

         (a) the highest per share price paid by that interested stockholder for any shares of that class or series of stock acquired by it (i) within the five year period immediately prior to the announcement date with respect to that business combination, or (ii) within the five year period immediately prior to, or in, the transaction in which the interested stockholder became an interested stockholder, whichever is higher, plus, in either case, interest compounded annually, less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since that earliest date, up to the amount of that interest; and

         (b) the highest preferential amount per share to which the holders of shares of that class or series of stock are entitled in the event of any liquidation, dissolution or winding up of that resident domestic corporation, plus the aggregate amount of any dividends declared or due as to which those holders are entitled prior to payment of dividends on some other class or series of stock; and

         (c) the market value per share of that class or series of stock on the announcement date with respect to that business combination or on that interested stockholder's stock acquisition date, whichever is higher, plus interest compounded annually, less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since that earliest date, up to the amount of that interest.

       (3) the consideration to be received by holders of a particular class or series of outstanding stock (including common stock) of that resident domestic corporation in that business combination is in cash or in the same form as the interested stockholder has used to acquire the largest number of shares of that class or series of stock previously acquired by it;

       (4) the holders of all outstanding shares of stock of that resident domestic corporation not beneficially owned by that interested stockholder immediately prior to the consummation of that business combination are entitled to receive in that business combination cash or other consideration for those shares in compliance with paragraphs
    (1), (2) and (3) of this subsection; and

       (5) after that interested stockholder's stock acquisition date and prior to the consummation date with respect to that business combination, that interested stockholder has not become the beneficial owner of any additional shares of stock of that resident domestic corporation, except: (a) as part of the transaction which resulted in that interested stockholder becoming an interested stockholder, (b) by virtue of proportionate stock splits, stock dividends or other distributions of stock in respect of stock not constituting a business combination under paragraph (5) of subsection e. of section 2 of the act, (c) through a business combination meeting all the conditions of paragraph (3) and this paragraph, or (d) through purchase by that interested stockholder at any price which, if that price had been paid in an otherwise permissible business combination, the announcement and consummation date of which were the date of that purchase, would have satisfied the requirements of paragraphs (1), (2) and (3) of this subsection.

   Section 14A:10A-6 of the NJBCA provides that unless the certificate of incorporation provides otherwise, the provisions of the act shall not apply to any business combination of a resident domestic corporation with an interested stockholder if the corporation did not have a class of voting stock registered or traded on a national securities exchange or registered with the SEC on that interested stockholder's stock acquisition date. The organizational documents of IDA do not contain antitakeover provisions.

  . Mann Frankfort (Texas)--Antitakeover provisions are not addressed in the TBCA.

  . Reppond (Washington)--The WBCA imposes restrictions on certain transactions between a corporation and certain significant shareholders. The WBCA prohibits a "target corporation" from engaging in certain "significant business transactions" with a person or group of persons that beneficially owns 10% or more of the voting securities of a target corporation for a period of five years after the acquisition of such securities. This prohibition does not apply if transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the date of the acquisition. Significant business transactions with an acquiring person includes among other things, a merger or consolidation, disposition of assets or issuance or redemption of stock. The WLLCA and organizational documents of TRC, VeraSource and RA, do not contain antitakeover provisions.

  . Reznick (Maryland)--Section 4-601 of the MCC provides that approval of a proposed consolidation or merger, transfer of its assets, or an acquisition of its stock in a share exchange requires the affirmative vote of every stockholder of the corporation. The Reznick shareholders agreement provides that notwithstanding the MCC, the parties to the agreement believe that it is equitable and in each of their best interests to require only a 75% majority to approve a merger, liquidate its assets, or discontinue its corporate existence.

  . Driver (Delaware/California)--Section 203 of the DGCL prohibits, in general, a publicly held Delaware corporation from engaging, under certain circumstances and subject to certain exceptions, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either (i) prior to the date at which the person becomes an interested stockholder, the board of directors approves the transaction or business combination which results in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the stockholder acquires more than eighty five percent (85%) of the outstanding shares of voting capital stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans); or (iii) the business combination is approved by the board of directors and by holders of two-thirds of the outstanding voting capital stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent). An "interested stockholder" is a person (other than the corporation or a majority-owned subsidiary of such corporation), who, together with affiliates and associates, owns (or at any time within the prior three years did own) fifteen percent (15%) or more of the corporation's outstanding voting capital stock, subject to certain exceptions. Section 203 of the DGCL defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

   The articles of incorporation and bylaws of Driver do not contain any provisions which modify Section 203 of the DGCL.

  . Simione (Connecticut)--Antitakeover provisions are not addressed in the CLLCA.

  . Urbach (New York)--Section 912 of the NYBCL prohibits a domestic corporation from engaging in any business combination with any interested shareholder of such corporation for a period of five years following such interested shareholder's stock acquisition date unless such business combination or the purchase of stock made by such interested shareholder on such interested shareholder's acquisition date is approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date. Notwithstanding the foregoing,
    Section 912 of the NYBCL further prohibits a domestic corporation from engaging at any time in any business combination with any interested shareholder other than a business combination specified as follows: (1) a business combination approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date, or where the purchase of stock made by such interested shareholder on such interested shareholder's stock acquisition date had been approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date, (2) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate or associate of such interested shareholder at a meeting called for such purpose no earlier than five years after such interested shareholder's stock acquisition date, and (3) a business combination that meets specific market value criteria. An "interested shareholder" is (1) the beneficial owner, directly or indirectly, of 20% or more of the outstanding voting stock of such corporation, or (2) an affiliate or associate of such corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the then outstanding voting stock of such corporation.

 As a CenterPoint Stockholder:

   Section 203 of the DGCL generally prohibits a publicly held corporation from engaging in a "business combination" with an "interested stockholder" for three years after the date the person becomes an interested stockholder, unless either:

     (a) prior to the date at which the person becomes an interested stockholder, the board of directors approves the transaction or business combination which results in the stockholder becoming an interested stockholder;

     (b) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the stockholder acquires more than 85% of the outstanding shares of voting capital stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans); or

     (c) the business combination is approved by the board of directors and by holders of two-thirds of the outstanding voting capital stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent).

   An "interested stockholder" is a person (other than the corporation or a majority-owned subsidiary of the corporation), who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's outstanding voting capital stock, subject to certain exceptions. Section 203 of the DGCL defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

   Except as described above under "Conflict of Interest," neither the CenterPoint charter nor bylaws contain any provision that modifies Section 203 of the DGCL.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                     PRINCIPAL STOCKHOLDERS OF CENTERPOINT

   The following lists information with respect to the beneficial ownership of the common stock by (1) each person known by CenterPoint to own beneficially more than 5% of the outstanding shares of common stock; (2) each director and person who will become a director upon completion of the offering; (3) CenterPoint's executive officers and (4) all executive officers and directors as a group. The information in the following table assumes the Mergers have been completed.

                                                           Percentage Owned
                                                         ---------------------
  Name and Address of Beneficial Owners(1)      Shares   Before IPO After IPO
--------------------------------------------- ---------- ---------- ----------
CPA Holdings LLC(2)..........................
Reznick, Fedder & Silverman, C.P.A.s,
 L.L.C(3)....................................
FRF Holdings, LLC(4).........................
Robert C. Basten.............................
DeAnn L. Brunts..............................
Rondol E. Eagle..............................
Dennis W. Bikun..............................
David Reznick(5).............................
Thomas W. Corbett............................
Richard H. Stein(6)..........................
Anthony P. Frabotta(7).......................
Charles H. Roscoe............................
Steven N. Fischer............................
Robert F. Gallo..............................
Wayne J. Grace...............................
Philip J. Holthouse..........................
Anthony P. Scillia...........................
Scott H. Lang(2)(8)(9).......................
Louis C. Fornetti(9).........................
William J. Lynch(9)..........................
All directors and executive officers as a
 group (17 persons)..........................

--------
*  Less than 1.0%.
(1) Unless otherwise indicated, the address of the beneficial owners is c/o CenterPoint Advisors, Inc., 225 W. Washington Street, 16th Floor, Chicago, Illinois 60606.
(2) The address of each of CPA Holdings and Mr. Lang is 225 W. Washington Street, 16th Floor, Chicago, Illinois 60606.
(3) The address of Reznick, Fedder & Silverman, C.P.A.s, L.L.C. is 4520 East West Highway, Bethesda, Maryland 20814.
(4) The address of FRF Holdings, LLC is 26200 American Drive, Southfield, Michigan 48086.
(5) Includes       shares owned by Reznick, Fedder & Silverman, C.P.A.s, L.L.C.
    Mr. Reznick is a member of its operating committee. Mr. Reznick disclaims beneficial ownership of the shares held by Reznick, Fedder & Silverman, C.P.A.s, L.L.C. except to the extent of his pecuniary interest therein.
(6) Includes       shares owned by MFSL Investments, L.P. Mr. Stein is one of the managing members of MFSL GP, L.L.C. which is the general partner of MFSL Investments, L.P. Mr. Stein disclaims beneficial ownership of the shares held by MFSL Investments, L.P. except to the extent of his pecuniary interest therein.
(7) Includes        shares owned by FRF Holdings, LLC. Mr. Frabotta is one of
    the managing members of FRF Holdings, LLC. Mr. Frabotta disclaims beneficial ownership of the shares held by FRF Holdings, LLC except to the extent of his pecuniary interest therein.
(8) Includes         shares held by CPA Holdings LLC. Mr. Lang is a managing
    member of BGL Management Company, which is the managing member of BGL Capital, which is the managing member of CPA Holdings LLC. CPA Holdings LLC intends to distribute its shares of common stock to its members following the completion of the IPO. Mr. Lang disclaims beneficial ownership of the shares held by CPA Holdings LLC except to the extent of his pecuniary interest therein.
(9) Includes 15,000 shares of common stock issuable upon the exercise of options which will be granted and vest upon completion of the IPO.

                                    EXPERTS

   The following financial statements included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting:

  . the financial statements of CenterPoint Advisors, Inc. as of December 31, 1998 and for the period from November 9, 1998 (inception date) through December 31, 1998;

  . the consolidated financial statements of Reznick Fedder & Silverman, P.C.
    as of September 30, 1997 and 1998 and for each of the three years in the period ended September 30, 1998;

  . the consolidated financial statements of Robert F. Driver Co., Inc. as of July 31, 1998 and for the year ended July 31, 1998;

  . the financial statements of Mann Frankfort Stein & Lipp, P.C. as of
    December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998;

  . the consolidated financial statements of Follmer, Rudzewicz & Company, P.C. as of May 31, 1997 and 1998 and for each of the three years in the period ended May 31, 1998;

  . the consolidated financial statements of Berry, Dunn, McNeil & Parker,
    Chartered as of June 30, 1997 and 1998 and for each of the three years in the period ended June 30, 1998;

  . the financial statements of Urbach Kahn & Werlin PC as of October 31,
    1997 and 1998 and for each of the two years in the period ended October 31, 1998;

  . the financial statements of Self Funded Benefits, Inc. (d/b/a Insurance
    Design Administrators) as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998;

  . the financial statements of Grace & Company, P.C. as of December 31, 1998 and for the year ended December 31, 1998;

  . the financial statements of Holthouse Carlin & Van Trigt LLP as of
    December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998;

  . the combined financial statements of the Reppond Companies as of December
    31, 1998 and for the year ended December 31, 1998; and

  . the financial statements of Simione, Scillia, Larrow & Dowling LLC, as of
    December 31, 1998 and for the year ended December 31, 1998.

   The consolidated financial statements of Robert F. Driver Co., Inc., as of July 31, 1997 and for each of the years in the two-year period ended July 31, 1997 have been included herein and in the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

   The legality of the shares of common stock offered by this prospectus and certain federal income tax and other matters relating to the Mergers will be passed upon for CenterPoint by Katten Muchin & Zavis, Chicago, Illinois. Certain partners of Katten Muchin & Zavis are investors in BGL Capital, which
will own    % of the outstanding common stock after completion of the Mergers.

                      WHERE YOU CAN FIND MORE INFORMATION

   CenterPoint has filed a registration statement on Form S-4 under the Securities Act with the SEC covering the CenterPoint common stock to be issued pursuant to the Mergers with the CenterPoint Companies. As permitted by the rules and regulations of the SEC, this Joint Information Statement/Prospectus does not contain all information set forth in the registration statement and exhibits thereto. For further information, please refer to the registration statement, including the exhibits thereto, all of which are available for inspection and copying at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W. Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the SEC located at 5670 Wilshire Blvd., 11th Floor, Los Angeles, California 90036; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Statements contained in this Joint Information Statement/Prospectus relating to the contents of any contract or other document referred to herein are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the registration statement or such other document, each such statement being qualified in all respects by such reference.

   All information in this Joint Information Statement/Prospectus concerning CenterPoint and its affiliates has been furnished by CenterPoint. All information in this Joint Information Statement/Prospectus concerning a CenterPoint Company has been furnished by that CenterPoint Company.

   You should rely only on the information contained in this Joint Information Statement/Prospectus. Neither CenterPoint nor any of the CenterPoint Companies have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither CenterPoint nor any of the CenterPoint Companies is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Joint Information Statement/Prospectus is accurate as of the date on the front cover of this Joint Information Statement/Prospectus only. The business, financial condition, results of operations and prospects of CenterPoint and the CenterPoint Companies may have changed since that date.

                           CENTERPOINT ADVISORS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
CenterPoint Advisors, Inc.
  Unaudited Pro Forma Combined Financial Statements
    Introduction to Unaudited Pro Forma Combined Financial Statements...... F- 3
    Unaudited Pro Forma Combined Balance Sheet............................. F- 4
    Unaudited Pro Forma Combined Statement of Operations................... F- 6
    Notes to Unaudited Pro Forma Combined Financial Statements............. F- 7
  Historical Financial Statements
    Report of Independent Accountants...................................... F-14
    Balance Sheet.......................................................... F-15
    Statement of Operations................................................ F-16
    Notes to Financial Statements.......................................... F-17

                             CENTERPOINT COMPANIES

Reznick Fedder & Silverman, P.C.
  Report of Independent Accountants........................................ F-21
  Consolidated Balance Sheet............................................... F-22
  Consolidated Statement of Income......................................... F-23
  Consolidated Statement of Stockholders' Equity........................... F-24
  Consolidated Statement of Cash Flows..................................... F-25
  Notes to Consolidated Financial Statements............................... F-26
Robert F. Driver Co., Inc.
  Report of Independent Accountants........................................ F-35
  Consolidated Balance Sheet............................................... F-37
  Consolidated Statement of Income......................................... F-38
  Consolidated Statement of Stockholders' Equity........................... F-39
  Consolidated Statement of Cash Flows..................................... F-40
  Notes to Consolidated Financial Statements............................... F-42
Mann Frankfort Stein & Lipp, P.C.
  Report of Independent Accountants........................................ F-54
  Balance Sheet............................................................ F-55
  Statement of Income...................................................... F-56
  Statement of Shareholders' Equity........................................ F-57
  Statement of Cash Flows.................................................. F-58
  Notes to Financial Statements............................................ F-59
Follmer, Rudzewicz & Company, P.C.
  Report of Independent Accountants........................................ F-64
  Consolidated Balance Sheet............................................... F-65
  Consolidated Statement of Operations..................................... F-66
  Consolidated Statement of Stockholder's Equity........................... F-67
  Consolidated Statement of Cash Flows..................................... F-68
  Notes to Consolidated Financial Statements............................... F-69
Berry, Dunn, McNeil & Parker, Chartered
  Report of Independent Accountants........................................ F-77
  Consolidated Balance Sheet............................................... F-78
  Consolidated Statement of Income......................................... F-79
  Consolidated Statement of Shareholders' Equity........................... F-80

  Consolidated Statement of Cash Flows.................................... F- 81
  Notes to Consolidated Financial Statements.............................. F- 82
Urbach Kahn & Werlin P.C.
  Report of Independent Accountants....................................... F- 89
  Balance Sheet........................................................... F- 90
  Statement of Income..................................................... F- 91
  Statement of Shareholders' Equity....................................... F- 92
  Statement of Cash Flows................................................. F- 93
  Notes to Financial Statements........................................... F- 94
Self Funded Benefits, Inc. d/b/a Insurance Design Administrators
  Report of Independent Accountants....................................... F-103
  Balance Sheet........................................................... F-104
  Statement of Income..................................................... F-105
  Statement of Shareholders' Equity....................................... F-106
  Statement of Cash Flows................................................. F-107
  Notes to Financial Statements........................................... F-108
Grace & Company, P.C.
  Report of Independent Accountants....................................... F-113
  Balance Sheet........................................................... F-114
  Statement of Income..................................................... F-115
  Statement of Shareholders' Equity....................................... F-116
  Statement of Cash Flows................................................. F-117
  Notes to Financial Statements........................................... F-118
Holthouse Carlin & Van Trigt LLP
  Report of Independent Accountants....................................... F-124
  Balance Sheet........................................................... F-125
  Statement of Income..................................................... F-126
  Statement of Partners' Equity........................................... F-127
  Statement of Cash Flows................................................. F-128
  Notes to Financial Statements........................................... F-129
The Reppond Companies
  Report of Independent Accountants....................................... F-134
  Combined Balance Sheet.................................................. F-135
  Combined Statement of Income............................................ F-136
  Combined Statement of Shareholders' Equity.............................. F-137
  Combined Statement of Cash Flows........................................ F-138
  Notes to Combined Financial Statements.................................. F-139
Simione, Scillia, Larrow & Dowling LLC
  Report of Independent Accountants....................................... F-145
  Balance Sheet........................................................... F-146
  Statement of Income..................................................... F-147
  Statement of Members' Equity............................................ F-148
  Statement of Cash Flows................................................. F-149
  Notes to Financial Statements........................................... F-150

                           CENTERPOINT ADVISORS, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

   The following unaudited pro forma combined financial statements give effect to the acquisitions by CenterPoint Advisors, Inc. ("CenterPoint") of the outstanding capital stock of: Reznick Fedder & Silverman, P.C. ("Reznick"); Robert F. Driver Co., Inc. ("Driver"); Mann Frankfort Stein & Lipp, P.C. ("Mann Frankfort"); Follmer, Rudzewicz & Company, P.C. ("Follmer"); Berry, Dunn, McNeil & Parker, Chartered ("Berry Dunn"); Urbach Kahn & Werlin PC ("Urbach"); Self Funded Benefits, Inc. d/b/a Insurance Design Administrators ("IDA"); Grace & Company, P.C. ("Grace"); Holthouse Carlin & Van Trigt LLP ("Holthouse"); the Reppond Companies ("Reppond"); and Simione, Scillia, Larrow & Dowling LLC ("Simione") (together, the "CenterPoint Companies"). These acquisitions (the "Mergers") will occur simultaneously with the closing of CenterPoint's initial public offering and will be accounted for using the purchase method of accounting. In accordance with the provisions of Staff Accounting Bulletin No. 97, CenterPoint is deemed to be the accounting acquiror as its stockholders will receive the largest portion of the voting rights in the combined corporation.

   The unaudited pro forma combined balance sheet gives effect to the Mergers and the offering as if they had occurred on December 31, 1998. The unaudited pro forma combined statement of operations gives effect to these transactions as if they had occurred on January 1, 1998.

   CenterPoint has preliminarily analyzed the savings that it expects to realize from changes in salaries and certain benefits to the CenterPoint Companies' former owners. To the extent these individuals have contractually agreed prospectively to changes in salaries, bonuses, and benefits, these changes have been reflected in the pro forma combined statement of operations. With respect to other potential cost savings, CenterPoint has not and cannot quantify these savings at this time. It is anticipated that CenterPoint will incur costs related to its new corporate management and costs associated with being a public company. However, these costs, like the savings, cannot be accurately quantified at this time. Except for prospective compensation payable pursuant to employment agreements with management of CenterPoint and savings expected to be realized from changes in salaries and certain benefits to the CenterPoint Companies' former owners, neither the anticipated savings nor the anticipated costs have been included in the pro forma financial information of CenterPoint.

   The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma combined financial data do not purport to represent what CenterPoint's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of CenterPoint's financial position or results of operations for any future period. Since the CenterPoint Companies were not under common control or management and were operating with different compensation structures, historical pro forma combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this prospectus. See "Risk Factors" included elsewhere herein.

                           CENTERPOINT ADVISORS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               December 31, 1998
                             (Dollars in thousands)

                                                                                                                       Merger
                     Center                   Mann            Berry                                                  Adjustments
ASSETS               Point  Reznick Driver  Frankfort Follmer  Dunn  Urbach   IDA   Grace  Holthouse Reppond Simione (See Note 3)
------               ------ ------- ------- --------- ------- ------ ------- ------ ------ --------- ------- ------- -----------
Current assets:
 Cash and cash
  equivalents......   $--   $   995 $ 2,989  $  606   $    47 $   60 $    25 $  857 $    6  $  644   $  148  $  169   $ (4,487)
 Funds held for
  customers........    --       --   12,155     --         38    --      --     660    --      --       --      --         --
 Investments.......    --       --      --      --        --     --    1,292    --     --      285      --      --      (1,577)
 Receivables,
  net..............    --    10,959  11,005   4,077     4,286  3,798   7,656    675  1,531   1,816      842   1,562    (31,712)
 Unbilled fees at
  net realizable
  value............    --     6,439     --      431     3,283  1,705     836    --     815     610      --      254     (7,552)
 Notes
  receivable.......    --       --      --      --        --     --      --     --     --      --       --       12        (12)
 Due from related
  parties and
  stockholders.....    --       --      --       14       --     --      799    164    --      --       --      --        (977)
 Prepaid expenses
  and other
  current assets...    --       418     719      81       202    169     709    160    204      15       77      23       (162)
 Deferred offering
  costs............    800      --      --      --        --     --      --     --     --      --       --      --         --
 Deferred income
  taxes............    --     1,700     --      --        --     --      --     --     --      --       --      --      (1,700)
                      ----  ------- -------  ------   ------- ------ ------- ------ ------  ------   ------  ------   --------
   Total current
    assets.........    800   20,511  26,868   5,209     7,856  5,732  11,317  2,516  2,556   3,370    1,067   2,020    (48,179)
Property and
 equipment, net....    --     2,822   1,275   1,142     1,357  2,015     982    747    515     276      792     133       (938)
Goodwill and other
 intangible assets,
 net...............    --       399  21,396     --        --   1,179     --     --     --      --       --      --     211,259
Long-term
 investments.......    --       --      --      --        --     --    1,048    --     --      --       --      --        (970)
Deferred income
 taxes.............    --     1,353     905     --      1,306    423   2,248    --      11     --         7     --      (4,127)
Other assets.......    --       558     786       6     3,160     31     347     38  1,023      44       27      89     (5,280)
                      ----  ------- -------  ------   ------- ------ ------- ------ ------  ------   ------  ------   --------
   Total assets....   $800  $25,643 $51,230  $6,357   $13,679 $9,380 $15,942 $3,301 $4,105  $3,690   $1,893  $2,242   $151,765
                      ====  ======= =======  ======   ======= ====== ======= ====== ======  ======   ======  ======   ========
                       Pro     Offering
                      Forma   Adjustments     As
ASSETS               Combined (See Note 3) Adjusted
------               -------- ------------ --------
Current assets:
 Cash and cash
  equivalents......  $  2,059  $  16,113   $ 18,172
 Funds held for
  customers........    12,853        --      12,853
 Investments.......       --         --         --
 Receivables,
  net..............    16,495        --      16,495
 Unbilled fees at
  net realizable
  value............     6,821        --       6,821
 Notes
  receivable.......       --         --         --
 Due from related
  parties and
  stockholders.....       --         --         --
 Prepaid expenses
  and other
  current assets...     2,615        --       2,615
 Deferred offering
  costs............       800       (800)       --
 Deferred income
  taxes............       --         --         --
                     -------- ------------ --------
   Total current
    assets.........    41,643     15,313     56,956
Property and
 equipment, net....    11,118        --      11,118
Goodwill and other
 intangible assets,
 net...............   234,233        --     234,233
Long-term
 investments.......        78        --          78
Deferred income
 taxes.............     2,126        --       2,126
Other assets.......       829        --         829
                     -------- ------------ --------
   Total assets....  $290,027  $  15,313   $305,340
                     ======== ============ ========

                          CENTERPOINT ADVISORS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               December 31, 1998
                            (Dollars in thousands)

LIABILITIES AND
STOCKHOLDERS'        Center                      Mann             Berry
EQUITY                Point   Reznick Driver   Frankfort Follmer   Dunn   Urbach   IDA   Grace   Holthouse Reppond  Simione
---------------      -------  ------- -------  --------- -------  ------  ------- ------ ------  --------- -------  -------
Current
liabilities:
 Short-term debt,
 including current
 maturities of
 long-term debt....  $   --   $ 1,831 $ 2,042   $  879   $   503  $2,038  $   721 $  153 $  742   $  --    $  368   $1,101
 Accounts
 payable...........      --       517   3,883       23       235     329    1,593    123    160       71      248      115
 Insurance
 premiums
 payable...........      --       --   18,639      --        --      --       --     --     --       --       --       --
 Accrued
 compensation and
 related costs.....      --    14,231     --       126     6,121     745    1,337     91    530       72      243      --
 Deferred
 compensation......      --        91     --       --        --      694      257    --     --       --       --       --
 Income taxes
 payable...........      --       --      --        27       328     --       --     --     --       --       103      --
 Deferred income
 taxes.............      --       --      --     1,569       777     653    2,805    --     766      --       120      --
 Current portion
 of customer
 deposits..........      --       --      --       --        --      --       --     660    --       --       --       --
 Due to related
 parties...........      892      --      --       --        399   3,101      --     --     601      --       --       178
 Other accrued
 liabilities.......    1,107      --      --       --        --      334      464    185     93      104        5      142
                     -------  ------- -------   ------   -------  ------  ------- ------ ------   ------   ------   ------
   Total current
   liabilities.....    1,999   16,670  24,564    2,624     8,363   7,894    7,177  1,212  2,892      247    1,087    1,536
Long-term debt, net
of current
maturities.........      --     2,880  15,083      473        77     --     1,513    154    419      --       130      153
Deferred
compensation.......      --       820   1,325      --      3,627     500    4,896    --     --       --       --       --
Deferred income
taxes..............      --       --      --        85       --       --      --     --     --       --       --       --
Other long-term
liabilities........      --     2,411     --       --        --       75      149    --     --       --       --       113
                     -------  ------- -------   ------   -------  ------  ------- ------ ------   ------   ------   ------
   Total
   liabilities.....    1,999   22,781  40,972    3,182    12,067   8,469   13,735  1,366  3,311      247    1,217    1,802
Redeemable
preferred stock of
subsidiary.........      --       --    4,000      --        --      --       --     --     --       --       --       --
Stockholders'
equity:
 Members' equity...      --       --      --       --        --      --       --     --     --     3,443      (26)     440
 Common stock......       34      --        9        2        10   1,357      --     --      17      --         1      --
 Additional paid-
 in capital........      842    1,422   8,334       58     1,210     --     3,199    208    350      --        56      --
 Retained earnings
 (deficit).........   (1,961)   1,440  (1,245)   3,115       532    (216) (1,224)  1,727    516      --       673      --
 Note receivable
 from
 shareholder.......      --       --     (840)     --        --     (230)     --     --     --       --       (28)     --
 Stock
 subscriptions
 receivable........     (114)     --      --       --        --      --       --     --     --       --       --       --
 Accumulated other
 comprehensive
 income............      --       --      --       --        --      --       232    --     --       --       --       --
 Treasury stock....      --       --      --       --       (140)    --       --     --     (89)     --       --       --
                     -------  ------- -------   ------   -------  ------  ------- ------ ------   ------   ------   ------
   Total
   stockholders'
   equity..........   (1,199)   2,862   6,258    3,175     1,612     911    2,207  1,935    794    3,443      676      440
                     -------  ------- -------   ------   -------  ------  ------- ------ ------   ------   ------   ------
Total liabilities
and stockholders'
equity.............  $   800  $25,643 $51,230   $6,357   $13,679  $9,380  $15,942 $3,301 $4,105   $3,690   $1,893   $2,242
                     =======  ======= =======   ======   =======  ======  ======= ====== ======   ======   ======   ======
LIABILITIES AND        Merger       Pro      Offering
STOCKHOLDERS'        Adjustments   Forma    Adjustments     As
EQUITY               (See Note 3) Combined  (See Note 3) Adjusted
---------------      ------------ --------- ------------ ---------
Current
liabilities:
 Short-term debt,
 including current
 maturities of
 long-term debt....   $    (32)   $ 10,346   $ (7,921)   $  2,425
 Accounts
 payable...........        --        7,297        --        7,297
 Insurance
 premiums
 payable...........        --       18,639        --       18,639
 Accrued
 compensation and
 related costs.....    (18,373)      5,123        --        5,123
 Deferred
 compensation......        (91)        951        --          951
 Income taxes
 payable...........        --          458        --          458
 Deferred income
 taxes.............     (5,343)      1,347        --        1,347
 Current portion
 of customer
 deposits..........        --          660        --          660
 Due to related
 parties...........     79,639      84,810    (84,810)        --
 Other accrued
 liabilities.......        250       2,684     (1,357)      1,327
                     ------------ --------- ------------ ---------
   Total current
   liabilities.....     56,050     132,315    (94,088)     38,227
Long-term debt, net
of current
maturities.........       (253)     20,629    (20,629)        --
Deferred
compensation.......     (9,425)      1,743        --        1,743
Deferred income
taxes..............        138         223        --          223
Other long-term
liabilities........     (2,411)        337        --          337
                     ------------ --------- ------------ ---------
   Total
   liabilities.....     44,099     155,247   (114,717)     40,530
Redeemable
preferred stock of
subsidiary.........        --        4,000     (4,000)        --
Stockholders'
equity:
 Members' equity...     (3,857)        --         --          --
 Common stock......     (1,267)        163        106         269
 Additional paid-
 in capital........    116,899     132,578    133,924     266,502
 Retained earnings
 (deficit).........     (5,318)     (1,961)       --       (1,961)
 Note receivable
 from
 shareholder.......      1,098         --         --          --
 Stock
 subscriptions
 receivable........        114         --         --          --
 Accumulated other
 comprehensive
 income............       (232)        --         --          --
 Treasury stock....        229         --         --          --
                     ------------ --------- ------------ ---------
   Total
   stockholders'
   equity..........    107,666     130,780    134,030     264,810
                     ------------ --------- ------------ ---------
Total liabilities
and stockholders'
equity.............   $151,765    $290,027   $ 15,313    $305,340
                     ============ ========= ============ =========

                           CENTERPOINT ADVISORS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      For the year ended December 31, 1998
                 (Dollars in thousands, except per share data)

                   Center                       Mann              Berry
                    Point   Reznick  Driver   Frankfort Follmer   Dunn    Urbach     IDA    Grace   Holthouse Reppond  Simione
                   -------  -------  -------  --------- -------  -------  -------  -------  ------  --------- -------  -------
Revenues:
 Professional
  services.......  $   --   $48,387  $   --    $21,631  $20,564  $18,662  $17,753  $   --   $9,691   $9,446   $  --    $6,217
 Business and
  financial
  services.......      --       --    34,303       --       --       --       --    10,933     --       --     7,892      --
                   -------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
 Total revenues..      --    48,387   34,303    21,631   20,564   18,662   17,753   10,933   9,691    9,446    7,892    6,217
Expenses:
 Professional
  services
  compensation
  and related
  costs..........      --    39,825      --     17,750   16,629   13,722   12,612      --    7,784    3,089      --     4,396
 Business and
  financial
  services
  compensation
  and related
  costs..........      --       --    25,470       --       --       --       --     6,361     --       --     5,067      --
 Other operating
  expenses.......    1,961    7,575    6,060     3,081    3,711    3,753    4,510    2,808   1,190    1,505    1,982    1,333
 Depreciation and
  amortization...      --       976    1,664       266      539    1,000      280      242     190       73      332       31
                   -------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
 Income from
  operations.....   (1,961)      11    1,109       534     (315)     187      351    1,522     527    4,779      511      457
Other (income)
 expense:              --
 Interest
  expense........      --       532    1,039        58      109      299      664       32     122      --        72      130
 Interest
  income.........      --       (43)    (852)      (69)     (48)    (238)    (109)     (77)    (23)     (25)     (43)     --
 Other, net......      --      (143)    (417)      (26)      14      126     (486)      82     (95)     --        22       50
                   -------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
Income before
 income taxes....   (1,961)    (335)   1,339       571     (390)     --       282    1,485     523    4,804      460      277
Provision
 (benefit) for
 income taxes....      --      (109)     688       213      165      --       176       25     232      --       113      --
                   -------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
Net income
 (loss)..........  $(1,961) $  (226) $   651   $   358  $  (555) $   --   $   106  $ 1,460  $  291   $4,804   $  347   $  277
                   =======  =======  =======   =======  =======  =======  =======  =======  ======   ======   ======   ======
Net income per
 share, basic and
 diluted.........
Shares used in
 computing pro
 forma net income
 per share
 (see Note 5)....
                    Pro Forma
                   Adjustments     Pro
                    (See Note     Forma
                       4)        Combined
                   ------------- ---------
Revenues:
 Professional
  services.......    $   --      $152,351
 Business and
  financial
  services.......        --        53,128
                   ------------- ---------
 Total revenues..        --       205,479
Expenses:
 Professional
  services
  compensation
  and related
  costs..........    (20,524)(A)   95,283
 Business and
  financial
  services
  compensation
  and related
  costs..........     (1,540)(A)   35,358
 Other operating
  expenses.......       (281)(B)   39,188
 Depreciation and
  amortization...      5,190 (C)   10,783
                   ------------- ---------
 Income from
  operations.....     17,155       24,867
Other (income)
 expense:
 Interest
  expense........     (2,308)(D)      749
 Interest
  income.........        156 (E)   (1,371)
 Other, net......        --          (873)
                   ------------- ---------
Income before
 income taxes....     19,307       26,362
Provision
 (benefit) for
 income taxes....     11,384 (F)   12,887
                   ------------- ---------
Net income
 (loss)..........    $ 7,923     $ 13,475
                   ============= =========
Net income per
 share, basic and
 diluted.........
                                 =========
Shares used in
 computing pro
 forma net income
 per share
 (see Note 5)....
                                 =========

                           CENTERPOINT ADVISORS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             (Dollars in thousands)

Note 1--General

   CenterPoint Advisors, Inc. ("CenterPoint") was founded in 1998 to acquire eleven professional, business and financial services firms ("CenterPoint Companies") and create a leading provider of diversified professional, business and financial services and products to a broad spectrum of middle-market clients.

   The historical financial statements reflect the financial position and results of operations of CenterPoint and the CenterPoint Companies and were derived from the respective CenterPoint Companies' financial statements. The periods included in these financial statements for all of the individual CenterPoint Companies, with the exception of Driver, Follmer and Urbach, are as of and for the year ended December 31, 1998. The financial statements for Driver, Follmer and Urbach are as of and for the year ended January 31, 1999, November 30, 1998 and January 31, 1999, respectively. The audited historical financial statements included elsewhere herein have been included in accordance with Staff Accounting Bulletin No. 80.

Note 2--Acquisition of CenterPoint Companies

   Concurrently with and as a condition to the closing of this offering, CenterPoint will acquire all of the outstanding common stock or partnership or membership interests of the CenterPoint Companies. The Mergers will be accounted for using the purchase method of accounting with CenterPoint being treated as the accounting acquiror in accordance with Staff Accounting Bulletin No. 97 and APB 16. The carrying value of intangible assets is periodically reviewed by CenterPoint based on the expected future undiscounted operating cash flows of the related business unit. In the event CenterPoint determines that the balance of such intangible assets is not recoverable, CenterPoint will recognize an impairment loss in an amount necessary to write down the excess of cost over fair value of net assets acquired to the fair value equal to the corresponding undiscounted expected future cash flows.

   The following table sets forth: (i) the consideration to be paid in (a) cash and (b) shares of common stock to the stockholders of each of the CenterPoint Companies; (ii) the allocation of the consideration to net assets acquired; and
(iii) the resulting goodwill for the companies acquired by CenterPoint as the accounting acquiror.

                                         Shares of
                                           Common    Value of        Total
                                  Cash     Stock    Shares (1) Consideration (2)
                                 ------- ---------- ---------- -----------------
     Reznick.................... $16,899  1,810,553  $ 19,011      $ 35,910
     Driver.....................     500  2,944,445    30,917        31,417
     Mann Frankfort.............  16,503  1,768,200    18,566        35,069
     Follmer....................  13,600  1,457,143    15,300        28,900
     Berry Dunn.................   6,821    931,357     9,779        16,600
     Urbach.....................   9,190  1,023,943    10,751        19,941
     IDA........................   8,154    873,669     9,173        17,327
     Grace......................   2,840    304,286     3,195         6,035
     Holthouse..................   5,603    600,343     6,304        11,907
     Reppond....................     --     447,428     4,698         4,698
     Simione....................   3,808    408,000     4,284         8,092
                                 ------- ----------  --------      --------
                                 $83,918 12,569,367  $131,978      $215,896
                                 ======= ==========  ========      ========

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)

--------
(1) For the computation of the estimated purchase price for accounting purposes, the value of shares is based upon an assumed initial public
    offering price of $     , less a 25% discount from the assumed offering
    price due to restrictions on the transferability of the common stock to be issued to owners and employees of CenterPoint and the CenterPoint Companies. Under the terms of the Merger Agreements and a Stockholders' Agreement, the former owners of the CenterPoint Companies and the initial investors and management of CenterPoint have agreed, subject to limited exceptions, not to sell, transfer or otherwise dispose of any shares for a period of 18 months following the offering. Effective 18 months after the offering, 20% of each stockholder's shares will be released from such restrictions, and an additional 20% of the original number of restricted shares will be released on the expiration of each six-month period thereafter. Any requested waiver of the restrictions must be approved by a majority of the members of the board of directors who are not subject to transfer restrictions at the time of such proposed waiver. The owners of CenterPoint shares will not be entitled to registration rights until two years following the offering; thereafter the former owners of the CenterPoint Companies will have "piggyback" registration rights with respect to shares that have been released from the contractual transfer restrictions. Restrictions on transferability of the common stock issued to the former owners of the CenterPoint Companies equate, economically, to the value of a put option on those shares. The 25% discount was determined using the Black Scholes option pricing methodology and the put/call parity relationship using a term of 2.5 years (weighted average period of restriction), a volatility factor based on comparable public company transactions and an appropriate risk-free interest rate.

(2) In addition to the consideration set forth in the table, the former stockholders of Driver will be entitled to receive a contingent cash payment equal to 6.75 times the amount, if any, by which Driver's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2000 exceed $11,600. The former stockholders of IDA will be entitled to a contingent cash payment equal to the lesser of (a) $3,415 and (b) 6.75 times the amount, if any, by which IDA's adjusted EBITDA for 2000 exceeds $3,290. The former stockholders of Reppond will be entitled to receive a contingent cash payment which will be calculated with respect to a specified twelve month period ending in 2003 and based on the amount by which the adjusted EBITDA of CenterPoint's employee benefits business (excluding IDA) exceeds specified thresholds. One of Reppond's stockholders will also be entitled to receive contingent cash payments with respect to each of the first five twelve month periods following the closing of the Mergers. Such payments will be based on the amount by which Reppond's adjusted EBITDA for the applicable period exceeds specified thresholds.

   The purchase price has been allocated to the assets and liabilities acquired based on their respective carrying values, as those are deemed to represent fair market value of such assets and liabilities. The allocation of the purchase price is considered preliminary until such time as the closing of the transaction and consummation of the Mergers. CenterPoint does not anticipate that the final allocation of the purchase price will differ materially from that presented.

                                                                Net
                                                    Total      Assets
                                                Consideration Acquired  Goodwill
                                                ------------- --------  --------
     Reznick...................................   $ 35,910    $ (1,437) $ 37,347
     Driver....................................     31,417     (16,332)   47,749
     Mann Frankfort............................     35,069        (197)   35,266
     Follmer...................................     28,900         900    28,000
     Berry Dunn................................     16,600        (394)   16,994
     Urbach....................................     19,941        (685)   20,626
     IDA.......................................     17,327         525    16,802
     Grace.....................................      6,035        (558)    6,593
     Holthouse.................................     11,907         376    11,531
     Reppond...................................      4,698         676     4,022
     Simione...................................      8,092      (1,211)    9,303
                                                  --------    --------  --------
                                                  $215,896    $(18,337) $234,233
                                                  ========    ========  ========

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)


Note 3--Unaudited Pro Forma Combined Balance Sheet Adjustments

   The following table summarizes unaudited pro forma combined balance sheet adjustments:

                                                                         Offering
                              Merger Adjustments           Total       Adjustments          Total
                          ----------------------------    Merger    -------------------   Offering
                            (A)       (B)       (C)     Adjustments   (D)        (E)     Adjustments
                          --------  --------  --------  ----------- --------  ---------  -----------
ASSETS
Cash and cash
 equivalents............  $ (4,487) $    --   $    --    $ (4,487)  $134,830  $(118,717)  $ 16,113
Investments.............       --     (1,577)      --      (1,577)       --         --         --
Receivables, net........   (31,211)     (501)      --     (31,712)       --         --         --
Unbilled fees at net
 realizable value.......    (7,552)      --        --      (7,552)       --         --         --
Notes receivable........       --        (12)      --         (12)       --         --         --
Due from related
 parties................       --       (977)      --        (977)       --         --         --
Prepaid expenses and
 other current assets...       --       (162)      --        (162)       --         --         --
Deferred offering
 costs..................       --        --        --         --        (800)       --        (800)
Deferred income taxes...       --     (1,700)      --      (1,700)       --         --         --
                          --------  --------  --------   --------   --------  ---------   --------
   Total current
    assets..............   (43,250)   (4,929)      --     (48,179)   134,030   (118,717)    15,313
Property and equipment,
 net....................       --       (938)      --        (938)       --         --         --
Goodwill, net...........       --    (22,974)  234,233    211,259        --         --         --
Long-term investments...       --       (970)      --        (970)       --         --         --
Deferred income taxes...       --     (4,127)      --      (4,127)       --         --         --
Other assets............       --     (5,280)      --      (5,280)       --         --         --
                          --------  --------  --------   --------   --------  ---------   --------
   Total assets.........  $(43,250) $(39,218) $234,233   $151,765   $134,030  $(118,717)  $ 15,313
                          ========  ========  ========   ========   ========  =========   ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Short-term debt,
 including current
 maturities of long-term
 debt...................  $    --   $    (32) $    --    $    (32)  $    --   $  (7,921)  $ (7,921)
Accrued compensation and
 related costs..........       --    (18,373)      --     (18,373)       --         --         --
Deferred compensation...       --        (91)      --         (91)       --         --         --
Deferred income taxes...       --     (5,343)      --      (5,343)       --         --         --
Due to related parties..       --     (4,279)   83,918     79,639        --     (84,810)   (84,810)
Other accrued
 liabilities............       --        250       --         250        --      (1,357)    (1,357)
                          --------  --------  --------   --------   --------  ---------   --------
   Total current
    liabilities.........       --    (27,868)   83,918     56,050        --     (94,088)   (94,088)
Long-term debt, net.....       --       (253)      --        (253)       --     (20,629)   (20,629)
Deferred compensation...       --     (9,425)      --      (9,425)       --         --         --
Deferred income taxes...       --        138       --         138        --         --         --
Other long-term
 liabilities............       --     (2,411)      --      (2,411)       --         --         --
                          --------  --------  --------   --------   --------  ---------   --------
   Total liabilities....       --    (39,819)   83,918     44,099        --    (114,717)  (114,717)
                          --------  --------  --------   --------   --------  ---------   --------
Redeemable preferred
 stock..................       --        --        --         --         --      (4,000)    (4,000)
                          --------  --------  --------   --------   --------  ---------   --------
Stockholders' equity:
 Members' equity........    (4,419)     (298)      860     (3,857)       --         --         --
 Common stock...........       --        --     (1,267)    (1,267)       106        --         106
 Additional paid-in
 capital................       --       (840)  117,739    116,899    133,924        --     133,924
 Retained earnings
 (deficit)..............   (38,831)    1,103    32,410     (5,318)       --         --         --
 Notes receivable from
 shareholder............       --        868       230      1,098        --         --         --
 Stock subscriptions
 receivable.............       --        --        114        114        --         --         --
 Accumulated other
 comprehensive income...       --       (232)      --        (232)       --         --         --
 Treasury stock.........       --        --        229        229        --         --         --
                          --------  --------  --------   --------   --------  ---------   --------
   Total stockholders'
    equity..............   (43,250)      601   150,315    107,666    134,030        --     134,030
                          --------  --------  --------   --------   --------  ---------   --------
   Total liabilities and
    stockholders'
    equity..............  $(43,250) $(39,218) $234,233   $151,765   $134,030  $(118,717)  $ 15,313
                          ========  ========  ========   ========   ========  =========   ========

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)


--------

(A) Reflects the contractual distributions of excess working capital, calculated as accounts receivable and work in process in excess of: (i) accounts payable and accrued expenses; less (ii) prepaid expenses; plus
    (iii) 1% of trailing twelve months' revenues to the owners of the CenterPoint Companies.

(B) Reflects the contractual distribution of certain assets and liabilities to the owners of the CenterPoint Companies in connection with the mergers and the establishment of deferred tax balances to be established upon the conversion of IDA, Holthouse, and Simione from S Corporation or partnership status to C Corporation status.

(C) Reflects the purchase of the CenterPoint Companies for consideration consisting of $83,918 in cash and 12,569,367 shares of common stock valued
    at $     per share (or a total of $131,978) for a total estimated purchase price of $215,896, resulting in an excess purchase price over the fair value of assets acquired of $234,233. See Note 2 for discussion of valuation of stock.

(D) Reflects the cash proceeds from the issuance of            shares of common
    stock net of estimated expenses of the offering (based on an estimated
    initial public offering price of $      per share). Expenses of the
    offering primarily consist of the underwriting discount, accounting fees, legal fees, printing expenses, consulting fees and signing bonuses.

(E) Reflects the use of offering proceeds to: (i) fund the cash portion of the consideration due to the owners of the CenterPoint Companies in connection with the Mergers (excluding certain contingent payments described in Note
    2); (ii) fund the redemption by Driver of its redeemable preferred stock of $4,000; (iii) repay $28,550 of indebtedness of certain of the CenterPoint Companies; (iv) reimburse amounts previously advanced by BGL Capital and CCP Group and other related accruals totaling $1,999; and (v) pay $250 for settlement of a consulting agreement of Driver.

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)


Note 4--Unaudited Pro Forma Combined Statements of Operations Adjustments

   (A) Reflects the reduction in compensation and benefits to the owners of the CenterPoint Companies to which they have agreed prospectively in incentive compensation and employment agreements to be effective upon completion of the offering, net of compensation to management of CenterPoint as follows:

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
     Professional Services:
       Reznick.....................................................   $ 6,013
       Mann Frankfort..............................................     5,510
       Follmer.....................................................     5,315
       Berry Dunn..................................................     2,013
       Urbach......................................................     3,020
       Grace.......................................................       533
       Holthouse...................................................    (2,792)
       Simione.....................................................       912
                                                                      -------
                                                                      $20,524
                                                                      =======
     Business and Financial Services:
       Driver......................................................   $  (100)
       IDA.........................................................     1,092
       Reppond.....................................................       548
                                                                      -------
                                                                      $ 1,540
                                                                      =======

   The senior professionals of each professional services firm will enter firm-specific incentive compensation agreements with CenterPoint. The compensation adjustment has been calculated as the difference between (x) operating income adjusted to add back depreciation and amortization and member compensation less the "CenterPoint Base Earnings" which is a fixed dollar amount negotiated with each professional services firm, and (y) the compensation and related costs of any senior professional recorded in the historical accounts.

   (B) Reflects the reduction in stock compensation and signing bonuses to consultants of CenterPoint which will not be ongoing activities of the Company in accordance with the Employee Incentive Compensation Plan and employment agreements to be effective upon completion of the offering, net of prospective salaries of management of CenterPoint, pursuant to employment agreements.

   (C) Reflects the amortization of $234,233 of goodwill to be recorded as a result of the Mergers over a 40 year estimated life, net of amortization expense already recorded in the accounts of the CenterPoint Companies of $666 in the year ended December 31, 1998, resulting in a net adjustment of $5,190.

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)


   (D) Reflects the net reduction in interest expense associated with debt to be paid in conjunction with the closing of this transaction, as follows:

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
     Reznick.......................................................    $  260
     Driver........................................................       939
     Mann Frankfort................................................        58
     Follmer.......................................................        35
     Berry Dunn....................................................       299
     Urbach........................................................       600
     IDA...........................................................        32
     Grace.........................................................        17
     Holthouse.....................................................       --
     Reppond.......................................................        39
     Simione.......................................................        29
                                                                       ------
                                                                       $2,308
                                                                       ======

   (E) Reflects the net reduction in interest income of $37 at Urbach and $119 at Grace associated with the elimination of certain assets retained in conjunction with the closing of the Mergers.

   (F) Reflects the incremental provision for federal and state income taxes at a rate of 40% assuming all entities were subject to federal and state income tax. The adjustment relates primarily to other statements of operations' adjustments and income taxes on partnership and S Corporation income.

Note 5--Net Income Per Share

   The shares used in computing net income per share includes: (i) 3,681,309 shares issued to the initial investors in and management of CenterPoint; (ii) 12,569,367 shares to be issued to the owners of the CenterPoint Companies in
connection with the Mergers; and (iii)            shares representing the
number of shares sold in this offering, net of the underwriting discount necessary to pay the $83,918 cash portion of the consideration for the Mergers (excluding certain contingent payments described in Note 2), to repay certain indebtedness of $28,550 of the CenterPoint Companies, to repay other obligations of $4,250 and to pay estimated expenses of the offering.

Note 6--Attest Services

   CenterPoint is adopting the "separate practice format" under which it will only acquire those aspects of the practices of the professional services firms which do not fall within the monopoly granted to CPAs under the accountancy laws of the various states, i.e., the non-attest services. Attest services will continue to be provided by the CPAs who currently own the professional services firms via the licensed Attest Firms in which CenterPoint will have no ownership interest. Pursuant to non-exclusive services agreements, CenterPoint will provide, for a fee, the professional and other personnel, equipment, office space and business and administration services necessary for the operation of the Attest Firms.

                           CENTERPOINT ADVISORS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             (Dollars in thousands)


   The revenues which would have been derived by CenterPoint under the services agreements would have materially approximated the attest services revenues historically recorded by the professional services firms. Additionally, absent consideration of economies of scale, CenterPoint's operating costs incurred in performing its responsibilities under the services agreements would not have been materially different from the attest services' expenses historically recorded by such firms. Accordingly, no carve-out or pro forma elimination of attest services' revenues and expenses has been reflected in the accompanying Unaudited Pro Forma Combined Statement of Operations.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of CenterPoint Advisors, Inc.

   The stock split described in Note 1 to the financial statements has not been consummated at April 5, 1999. When it has been consummated, we will be in position to furnish the following report:

   In our opinion, the accompanying balance sheet and the related statement of operations present fairly, in all material respects, the financial position of CenterPoint Advisors, Inc. at December 31, 1998, and the results of its operations for the period from November 9, 1998 (inception date) through December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 5, 1999

                           CENTERPOINT ADVISORS, INC.

                                 BALANCE SHEET

                             (Dollars in thousands)

                                                                   December 31,
                                                                       1998
                                                                   ------------
ASSETS
Deferred offering costs...........................................   $   800
                                                                     -------
    Total assets..................................................   $   800
                                                                     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued liabilities...............................................   $ 1,107
Payable to related parties........................................       892
                                                                     -------
    Total liabilities.............................................     1,999
                                                                     -------
Stockholders' equity:
  Common stock, $.01 par value, 50,000,000 shares authorized,
   3,681,309 shares issued and outstanding........................        34
  Additional paid-in capital......................................       842
  Retained deficit................................................    (1,961)
  Stock subscriptions receivable..................................      (114)
                                                                     -------
    Total stockholders' equity....................................    (1,199)
                                                                     -------
    Total liabilities and stockholders' equity....................   $   800
                                                                     =======

                           CENTERPOINT ADVISORS, INC.

                            STATEMENT OF OPERATIONS

                                 (In thousands)

                                                                  Period from
                                                                November 9, 1998
                                                                (inception date)
                                                                through December
                                                                    31, 1998
                                                                ----------------
Total revenues.................................................     $   --
                                                                    -------
Operating expenses.............................................       1,961
                                                                    -------
Loss before income taxes.......................................      (1,961)
Provision for income taxes.....................................         --
                                                                    -------
Net loss.......................................................     $(1,961)
                                                                    =======

                           CENTERPOINT ADVISORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in thousands)

Note 1--Business and Organization

   CenterPoint Advisors, Inc. ("CenterPoint" or the "Company") was founded in 1998 to create a leading provider of diversified professional, business and financial services and products to a broad spectrum of middle-market clients that operate across a broad spectrum of industries. CenterPoint intends to acquire eleven companies (the "Mergers") upon consummation of an initial public offering of its common stock (the "Offering").

   CenterPoint has not conducted any operations, and all activities to date have related to the Offering and the Mergers. The Company's operations have all been non-cash in nature stemming from the initial capitalization of the Company. Accordingly, the statement of cash flows for this period would not provide meaningful information and has been omitted. CenterPoint is dependent upon the Offering to execute the pending Mergers. There is no assurance that the pending Mergers discussed will be completed or that CenterPoint will be able to generate future operating revenues.

   In connection with the organization and initial capitalization of CenterPoint, 3,369,345 shares of the Company's common stock were subscribed by sponsoring parties for total consideration of $143. Of this amount, $29 had been received as of December 31, 1998. In addition, at the time of organization the Company agreed to issue warrants to the CCP Group to purchase a total of 100,000 shares of the Company's common stock at the initial public offering price.

   On             , the Board of Directors approved several actions in
connection with the Offering. These actions included a 210.3605 stock split which will occur prior to the effectiveness of the Company's Registration Statement. All common stock related information included in the financial statements has been adjusted to reflect this split.

Note 2--Significant Accounting Policies

 Stock-Based Compensation

   CenterPoint will measure compensation expense for its stock-based employee compensation plans using the intrinsic value method. Following the issuance of any options the Company will be required to make pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

 Earnings Per Share

   Following the Offering, the Company will adopt Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). SFAS No. 128 requires a presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS"). Basic EPS excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock.

 Income Taxes

   Income taxes have been computed using the asset and liability approach. Under this approach deferred income tax assets and liabilities are determined based on the differences between the financial statement and

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)

tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse. For the period from November 9, 1998 (inception date) to December 31, 1998, no income tax benefit was recorded associated with the pre-tax loss because such realization could not be construed to be more likely than not.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the income taxes.

Note 3--Stockholders' Equity

 Issuance of Common Stock to Management Personnel

   During the period from November 9, 1998 (inception date) to December 31, 1998, 70,050 shares were issued to Rondol E. Eagle, Chief Integration Officer, for $3 of consideration. For accounting purposes, compensation expense of $732 has been reflected in the accompanying Statement of Operations.


 Employee Incentive Compensation Plan

   Prior to the offering, the Company's Board of Directors and stockholders will adopt the Company's Employee Incentive Compensation Plan (the "Incentive Plan"). Awards under this plan may take the form of: (1) incentive stock options or non-qualified stock options; (2) stock appreciation rights; (3) restricted or deferred stock; (4) dividend equivalents; and (5) cash awards or other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the common stock. CenterPoint's compensation committee will administer the plan and generally select the individuals who will receive awards as well as determine the terms and conditions of those awards.

   Upon adopting the Incentive Plan, CenterPoint will reserve shares of common stock for use in connection with the plan. The number of shares available for use under the plan at any given time will not exceed fifteen percent of the total number of shares of common stock outstanding at that time. Shares attributable to awards which have expired, terminated, canceled or forfeited are available for issuance for future awards.

   Upon completion of the Offering, non-qualified stock options to purchase an aggregate number of shares up to 7.5 percent of the total shares then outstanding (less 75,000 shares issuable to non-employee directors as described below) will be granted. Such options will be allocated among management of CenterPoint and the employees of the CenterPoint Companies. The grants will be effective as of the date of the offering and each option will have an exercise price equal to the initial public offering price. These options will vest over periods ranging from three to five years and will expire ten years from the date of grant or earlier if there is a termination of employment.

   The plan also provides for: (a) the automatic grant to each non-employee director serving at the closing of the offering of an option to purchase 15,000 shares of common stock; and (b) after the offering, the

                           CENTERPOINT ADVISORS, INC.

                             (Dollars in thousands)

automatic grant to each non-employee director of an option to purchase 15,000 shares when the director is initially elected. In addition, the plan provides for an automatic annual grant to each non-employee director of an option to purchase 7,500 shares at each annual meeting of stockholders following the offering. However, if the first annual meeting of stockholders following a non-employee director's initial election is within three months of the date of the election or appointment, the non-employee director will not be granted an option at the annual meeting. These options will have an exercise price per share equal to the fair market value of a share at the date of grant, will expire at the earlier of ten years from the date of grant or one year after termination of service as a director, and will be immediately exercisable upon grant.

   The Company intends to file a registration statement on Form S-8 under the Securities Act registering the issuance of shares upon exercise of options granted under the Incentive Plan.

 Employee Stock Purchase Plan

   Prior to the closing of the Offering, CenterPoint plans to adopt an employee stock purchase plan. For purposes of such plan, generally the first day of each year will be the grant date and the last day of each year will be the exercise date. On each exercise date, payroll deductions credited to participants' accounts will be automatically applied to the purchase price of Common Stock at a price per share equal to 85 percent of the fair market value of the Common Stock on the grant or exercise date, whichever is less.

Note 4--Related Party Transactions

   As of December 31, 1998, CenterPoint has outstanding payables to related parties of $892 due to BGL Capital, a CenterPoint shareholder, and CCP Group. These payables represent out-of-pocket expenses which have been expensed in the Statement of Operations in the period from November 9, 1998 (inception date) through December 31, 1998.

Note 5--Subsequent Events

   CenterPoint has signed definitive agreements to acquire all of the outstanding common stock of eleven companies ("CenterPoint Companies") to be consummated contemporaneously with this Offering. The CenterPoint Companies are Reznick Fedder & Silverman, P.C. ("Reznick"); Robert F. Driver Co., Inc. ("Driver"); Mann Frankfort Stein & Lipp, P.C. ("Mann Frankfort"); Follmer Rudzewicz & Company, P.C. ("Follmer"); Berry, Dunn, McNeil & Parker, Chartered ("Berry Dunn"); Urbach Kahn & Werlin, P.C. ("Urbach"); Self Funded Benefits, Inc. D/B/A Insurance Design Administrators ("IDA"); Grace & Company, P.C. ("Grace"); Holthouse Carlin & Van Trigt LLP ("Holthouse"); the Reppond Companies ("Reppond"); and Simione, Scillia, Larrow & Dowling LLC ("Simione").

   Concurrently with and as a condition to closing of the Offering, CenterPoint will acquire all of the outstanding common stock of the CenterPoint Companies. The Mergers will be accounted for using the purchase method of accounting with CenterPoint being treated as the accounting acquiror in accordance with Staff Accounting Bulletin No. 97 and APB 16.

                           CENTERPOINT ADVISORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in thousands)

   The following table reflects the consideration to be paid in cash and shares of Common Stock:

                                                                     Shares of
                                                            Cash(1) Common Stock
                                                            ------- ------------
     Reznick............................................... $16,899   1,810,553
     Driver................................................     500   2,944,445
     Mann Frankfort........................................  16,503   1,768,200
     Follmer...............................................  13,600   1,457,143
     Berry Dunn............................................   6,821     931,357
     Urbach Kahn...........................................   9,190   1,023,943
     IDA...................................................   8,154     873,669
     Grace.................................................   2,840     304,286
     Holthouse.............................................   5,603     600,343
     Reppond...............................................     --      447,428
     Simione...............................................   3,808     408,000
                                                            -------  ----------
         Total............................................. $83,918  12,569,367
                                                            =======  ==========

--------
(1) In addition to the consideration set forth in the table, the former stockholders of Driver will be entitled to receive a contingent cash payment equal to 6.75 times the amount, if any, by which Driver's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2000 exceed $11,600. The former stockholders of IDA will be entitled to a contingent cash payment equal to the lesser of (a) $3,415 and (b) 6.75 times the amount, if any, by which IDA's adjusted EBITDA for 2000 exceeds $3,290. The former stockholders of Reppond will be entitled to receive a contingent cash payment which will be calculated with respect to a specified twelve month period ending in 2003 and based on the amount by which the adjusted EBITDA of CenterPoint's employee benefits business (excluding IDA) exceeds specified thresholds. One of Reppond's stockholders will also be entitled to receive contingent cash payments with respect to each of the first five twelve month periods following the closing of the Mergers. Such payments will be based on the amount by which Reppond's adjusted EBITDA for the applicable period exceeds specified thresholds.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the CenterPoint Companies cease providing attest services prior to the closing of the acquisition, if applicable. Following the closing, all attest services formerly provided by the CenterPoint Companies will be provided by newly created separate legal entities (the Attest Firms) which will be owned by former owners of the CenterPoint Companies who are certified public accountants. Pursuant to services agreements, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firms.

   On April 7, 1999, CenterPoint filed a registration statement on Form S-1 for this Offering.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Reznick Fedder & Silverman, P.C.

   In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Reznick Fedder & Silverman, P.C. (the Company) and its subsidiaries at September 30, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                        REZNICK FEDDER & SILVERMAN, P.C.

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                     September 30,
                                                    --------------- December 31,
                                                     1997    1998       1998
                                                    ------- ------- ------------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents.......................  $ 3,962 $ 5,774   $   995
  Fees receivable, net of allowance for doubtful
   accounts of $3,037, $3,526 and $3,745, respec-
   tively.........................................   11,934  14,528    10,959
  Unbilled fees, at net realizable value..........    1,932   2,542     6,439
  Deferred income taxes...........................    2,035   1,752     1,700
  Prepaid expenses and other current assets.......      242     244       418
                                                    ------- -------   -------
    Total current assets..........................   20,105  24,840    20,511
Property and equipment, net.......................    2,389   2,863     2,822
Cash surrender value of life insurance............      580     558       558
Intangible assets, net............................      414     403       399
Deferred income taxes.............................    1,147   1,327     1,353
                                                    ------- -------   -------
    Total assets..................................  $24,635 $29,991   $25,643
                                                    ======= =======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt.................................  $   --  $   --    $   900
  Current portion of long-term debt...............    1,201   1,063       931
  Accounts payable and accrued expenses...........    1,347   1,217       517
  Accrued compensation and related costs to
   employees......................................    1,384   2,274     1,008
  Accrued compensation and related costs to
   shareholders...................................   13,252  18,214    13,223
  Deferred compensation due to former shareholders
   and shareholder................................      106      91        91
                                                    ------- -------   -------
    Total current liabilities.....................   17,290  22,859    16,670
Long-term debt....................................    1,150     999     2,880
Deferred compensation due to former shareholders..      963     865       820
Accrued bonus.....................................    2,090   2,347     2,411
                                                    ------- -------   -------
    Total liabilities.............................   21,493  27,070    22,781
                                                    ------- -------   -------
Shareholders' equity:
   Common stock, no par value; 10,000 shares
    authorized;
   2,900 shares issued and outstanding............      --      --        --
  Additional paid-in capital......................    1,422   1,422     1,422
  Retained earnings...............................    1,720   1,499     1,440
                                                    ------- -------   -------
    Total shareholders' equity....................    3,142   2,921     2,862
                                                    ------- -------   -------
    Total liabilities and shareholders' equity....  $24,635 $29,991   $25,643
                                                    ======= =======   =======

          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (In Thousands)

                                      Fiscal Year             Three Months
                                  Ended September 30,      Ended December 31,
                                -------------------------  --------------------
                                 1996     1997     1998      1997       1998
                                -------  -------  -------  ---------  ---------
                                                               (Unaudited)
Revenues:
  Professional services.......  $31,483  $35,103  $47,877  $   9,338  $   9,848
                                -------  -------  -------  ---------  ---------
Expenses:
  Shareholder and officer
   compensation and related
   costs......................    7,784    8,170   13,516      1,360        769
  Employee compensation and
   related costs..............   17,477   19,617   25,792      5,829      6,937
  Occupancy costs.............    1,977    2,363    2,746        677        691
  Office operating expenses...      669      958    1,020        231        273
  Depreciation and
   amortization...............      732      869      984        254        246
  Other selling, general and
   administrative expenses....    2,853    3,340    3,752      1,010      1,011
                                -------  -------  -------  ---------  ---------
                                 31,492   35,317   47,810      9,361      9,927
                                -------  -------  -------  ---------  ---------
    Operating income (loss)...       (9)    (214)      67        (23)       (79)
                                -------  -------  -------  ---------  ---------
Other (income) expense:
  Interest expense............      399      430      543         69         58
  Interest income.............      (53)    (242)     (40)       (13)       (16)
  Other.......................     (125)    (122)    (112)        (5)       (36)
                                -------  -------  -------  ---------  ---------
                                    221       66      391         51          6
                                -------  -------  -------  ---------  ---------
Loss before benefit for income
 taxes........................     (230)    (280)    (324)       (74)       (85)
Benefit for income taxes......      (74)     (81)    (103)       (20)       (26)
                                -------  -------  -------  ---------  ---------
Net loss......................  $  (156) $  (199) $  (221) $     (54) $     (59)
                                =======  =======  =======  =========  =========



          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                 Common Stock   Additional              Total
                                 --------------  Paid-in   Retained Shareholders'
                                 Shares  Amount  Capital   Earnings    Equity
                                 ------  ------ ---------- -------- -------------
Balance at October 1, 1995.....  2,000   $ --     $    2    $2,946     $2,948
  Issuance of common stock.....    100     --        --        --         --
  Net income...................    --      --        --       (156)      (156)
                                 -----   -----    ------    ------     ------
Balance at September 30, 1996..  2,100     --          2     2,790      2,792
  Issuance of common stock.....    100     --        --        --         --
  Issuance of common stock
   for acquisition.............    500     --      1,420       --       1,420
  Declaration of deferred com-
   pensation to
   shareholder.................            --        --       (449)      (449)
  Redemption of common stock...   (100)    --        --       (422)      (422)
  Net loss.....................    --      --        --       (199)      (199)
                                 -----   -----    ------    ------     ------
Balance at September 30, 1997..  2,600     --      1,422     1,720      3,142
  Issuance of common stock.....    300     --        --        --         --
  Net income...................    --      --        --       (221)      (221)
                                 -----   -----    ------    ------     ------
Balance at September 30, 1998..  2,900     --      1,422     1,499      2,921
  Net loss (unaudited).........    --      --        --        (59)       (59)
                                 -----   -----    ------    ------     ------
Balance at December 31, 1998
 (unaudited)...................  2,900   $ --     $1,422    $1,440     $2,862
                                 =====   =====    ======    ======     ======




          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                     Fiscal Year             Three Months
                                 Ended September 30,      Ended December 31,
                               -------------------------  --------------------
                                1996     1997     1998      1997       1998
                               -------  -------  -------  ---------  ---------
                                                              (Unaudited)
Cash flows from operating ac-
 tivities:
  Net loss.................... $  (156) $  (199) $  (221) $     (54) $     (59)
  Adjustments to reconcile net
   income to net cash
   provided by (used in) oper-
   ating activities:
    Depreciation and amortiza-
     tion.....................     732      869      984        254        246
    Changes in deferred income
     taxes....................      74       81      103         20         26
    Changes in operating as-
     sets and liabilities:
      Fees receivable.........  (1,273)    (163)  (2,594)     1,882      3,569
      Unbilled fees...........    (234)      64     (610)    (4,578)    (3,897)
      Prepaid expenses and
       other assets...........      81     (215)      20        340       (174)
      Accounts payable and ac-
       crued expenses.........    (119)     219     (130)      (379)      (700)
      Accrued compensation and
       related costs..........     552     (138)     890       (600)    (1,266)
      Accrued compensation and
       related costs to
       shareholders...........   1,572      929    4,962     (2,197)    (4,991)
      Accrued bonus...........     183      203      257        321         64
                               -------  -------  -------  ---------  ---------
        Net cash provided by
         (used in) operating
         activities...........   1,412    1,650    3,661     (4,991)    (7,182)
                               -------  -------  -------  ---------  ---------
Cash flows from investing ac-
 tivities:
  Purchase of property and
   equipment..................    (684)  (1,317)  (1,447)      (779)      (201)
  Business acquisition (net of
   cash acquired).............     --         9      --         --         --
                               -------  -------  -------  ---------  ---------
        Net cash used in in-
         vesting activities...    (684)  (1,308)  (1,447)      (779)      (201)
                               -------  -------  -------  ---------  ---------
Cash flows from financing ac-
 tivities:
  Proceeds from the issuance
   of long-term debt..........   1,343    3,336    3,425      2,478      1,080
  Payments of long-term debt..  (1,421)  (2,716)  (3,714)      (380)      (228)
  Borrowings under short-term
   agreements.................     --       --       --         --         900
  Payments to former share-
   holders....................     (84)    (111)    (113)       (59)       (45)
  Loan from shareholders......     643      641      647        647        897
  Payments to shareholders....    (643)    (641)    (647)       --         --
                               -------  -------  -------  ---------  ---------
        Net cash (used in)
         provided by financing
         activities...........    (162)     509     (402)     2,686      2,604
                               -------  -------  -------  ---------  ---------
Net increase (decrease) in
 cash and cash equivalents....     566      851    1,812     (3,084)    (4,779)
Cash and cash equivalents at
 beginning of period..........   2,545    3,111    3,962      3,962      5,774
                               -------  -------  -------  ---------  ---------
Cash and cash equivalents at
 end of period................ $ 3,111  $ 3,962  $ 5,774  $     878  $     995
                               =======  =======  =======  =========  =========
Supplemental disclosure of
 cash flow information:
  Cash paid during the period
   for:
    Interest.................. $   268  $   264  $   209  $      69  $      58
    Income taxes.............. $   --   $   --   $   --   $     --   $     --
Noncash transactions:
  Value of common stock issued
   for acquisition............ $   --   $ 1,420  $   --   $     --   $     --
  Reclassification of amounts
   due to former shareholders
   and shareholder from equity
   to liability............... $   --   $   871  $   --   $     --   $     --

          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Reznick Fedder & Silverman, P.C. (the Company) is a Maryland professional service corporation, with approximately 500 professional staff members, which provide professional accounting services. The firm has offices in Bethesda, Maryland; Baltimore, Maryland; Charlotte, North Carolina; Boston,
Massachusetts; and Atlanta, Georgia.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 27.5 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. No impairment has been recognized through September 30, 1998.

Intangible Assets:

   Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Substantially all goodwill is amortized on a straight-line basis over an estimated useful life of 40 years.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable and accrued liabilities and debt approximate fair value.

Income Taxes:

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of asset and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual amounts could differ from those estimates. Estimates are made when accounting for allowances for doubtful accounts, depreciation and amortization, and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at December 31, 1998, and the results of its operations and its cash flows for the three months ended December 31, 1997 and 1998, as presented in the accompanying unaudited interim financial statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


NOTE 3--BUSINESS COMBINATION

   Effective August 1, 1997, the Company issued 500 shares of its common stock in exchange for all the outstanding common stock of Sacks, McGibney, Trotta & Koppelman, P.A. (SMTK), a Maryland professional corporation engaged in providing accounting, attestation, tax and consulting services principally to clients in the healthcare industry. The merger has been accounted for using the purchase method of accounting whereby the total acquisition cost has been allocated to the consolidated assets and liabilities based upon their estimated respective fair values. The total acquisition cost is allocated to the acquired net assets as follows:

     Cash.............................................................. $    9
     Accounts receivable...............................................  1,804
     Property and equipment............................................    133
     Goodwill..........................................................    414
     Accrued expenses..................................................   (151)
     Notes payable.....................................................   (375)
     Accrued bonus.....................................................   (414)
                                                                        ------
     Value of stock issued............................................. $1,420
                                                                        ======

   Unaudited pro forma results of operations of the Company for the years ended September 30, 1996 and 1997 are included below. Such pro forma presentation has been prepared assuming that the SMTK acquisition had occurred as of October 1, 1995 and 1996, respectively.

                                                                 September 30,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
     Revenues.................................................. $38,849 $39,426
     Net income................................................     864    (536)

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


NOTE 4--SELECTED FINANCIAL STATEMENT INFORMATION

   Additional information concerning consolidated financial accounts includes the following:

                                                 September 30,
                                                ----------------  December 31,
                                                 1997     1998        1998
                                                -------  -------  ------------
                                                                  (Unaudited)
     Property and equipment, net:
       Leasehold improvements.................. $   506  $   589    $   589
       Furniture and fixtures..................   1,941    2,307      2,520
       Land....................................      67       67         67
       Buildings...............................     460      445        445
       Equipment...............................   2,712    3,322      3,435
                                                -------  -------    -------
                                                  5,686    6,730      7,056
     Less accumulated depreciation and
      amortization.............................  (3,297)  (3,867)    (4,234)
                                                -------  -------    -------
                                                $ 2,389  $ 2,863    $ 2,822
                                                =======  =======    =======
     Intangible assets, net:
       Goodwill................................ $   414  $   414    $   414
       Less accumulated amortization...........     --       (11)       (15)
                                                -------  -------    -------
                                                $   414  $   403    $   399
                                                =======  =======    =======
     Accounts payable and accrued liabilities:
       Accrued insurance....................... $   253  $   353    $   --
       Accrued rent............................     389      296        273
       Accrued legal...........................     250      250        --
       Other...................................     455      318        244
                                                -------  -------    -------
                                                $ 1,347  $ 1,217    $   517
                                                =======  =======    =======

NOTE 5--COMPENSATION--RELATED ACCRUALS

Accrued Bonus:

   Upon termination or as otherwise determined by the Shareholders or the Executive Committee, each shareholder or non-shareholder officer receives a bonus (the "accrued bonus") which is calculated as follows: (1) if the shareholder or non-shareholder officer held that position since October 1, 1985 or earlier, $250, except for one individual for whom the amount of accrued bonus is $500 or (2) if the shareholder or non-shareholder officer has held that position after October 1, 1985, 10 percent of the total cash compensation paid him during the time he has been a shareholder or non-shareholder officer, provided that the individual has held the position of shareholder or non-shareholder officer for at least two years as of the date that the amount becomes payable, and in no event will the bonus exceed $100.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


   Net accrued bonus cost for the Company includes the following components:

                                                              Fiscal Year Ended
                                                                September 30,
                                                              -----------------
                                                              1996  1997  1998
                                                              ----- ----- -----
     Service cost............................................ $  17 $  30 $  49
     Interest cost...........................................   114   121   156
     Amortization of prior service cost......................    53    53    53
                                                              ----- ----- -----
     Net deferred compensation cost.......................... $ 184 $ 204 $ 258
                                                              ===== ===== =====

   Assumptions used in the development of pension data follow:

                                                           Fiscal Year Ended
                                                             September 30,
                                                           ---------------------
                                                           1996    1997    1998
                                                           -----   -----   -----
     Discount rate........................................   7.0%    7.0%    7.0%

   The Company's accrued bonus plan is currently not funded. The following table presents the status of the Company's accrued bonus benefits:

                                                               September 30,
                                                              ----------------
                                                               1997     1998
                                                              -------  -------
     Projected benefit obligation............................ $ 2,595  $ 2,267
     Funded status........................................... $(2,595) $(2,267)
     Unrecognized prior service cost.........................     210      158
     Unrecognized (gain) loss................................     295     (238)
                                                              -------  -------
     Accrued deferred compensation cost...................... $(2,090) $(2,347)
                                                              =======  =======

Amounts Due to Former Shareholders and Shareholder:

   Annually, each shareholder is allocated accrued compensation (as defined in the Shareholders' Agreement). Accrued compensation bears interest at 7 percent per annum. To the extent that each shareholder's balance exceeds $200, interest is expensed and paid to the shareholder. Unpaid interest is included in the accrued compensation to shareholders account balance.

   Upon termination or as otherwise determined by the shareholders or the Executive Committee, the unpaid balance of accrued compensation and interest is transferred to amounts due to former shareholders and shareholder and bears interest at the rate of 10 percent, except in the case of voluntary termination, in which case the interest rate is 7 percent. The unpaid portion of the accrued compensation is paid in equal monthly installments of principal and interest in an amount equal to one-quarter of the individual's average monthly compensation for the last five years of employment. The period of payment for the accrued compensation shall be the shorter of the period resulting from the computation of payments or fifteen years (and the amortization of payments shall be determined accordingly).

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


NOTE 6--CREDIT FACILITIES

Short-Term Debt:

   The Company has a Short-Term Credit Agreement which allows for cash borrowings at prime rate of up to $3,500. The Short-Term Credit Agreement expires annually on May 31. Upon expiration, the Short-Term Credit Agreement may be renewed, with the consent of the bank, annually. No cash borrowings were outstanding under this agreement at September 30, 1997 or 1998. At December 31, 1998, $900 was outstanding under this agreement. This agreement is fully collateralized through the Company's current accounts receivable.

Long-Term Debt:

   Long-term debt consists of the following:

                                                   September 30,
                                                  ----------------  December 31,
                                                   1997     1998        1998
                                                  -------  -------  ------------
                                                                    (Unaudited)
     Loans from bank............................. $ 1,687  $ 1,719     $2,566
     Mortgage loans..............................     289      281        285
     Note payable................................     125       62         63
     Note payable to bank........................     250      --         --
     Loan from shareholders......................     --       --         897
                                                  -------  -------     ------
                                                    2,351    2,062      3,811
     Less current portion........................  (1,201)  (1,063)      (931)
                                                  -------  -------     ------
       Total..................................... $ 1,150  $   999     $2,880
                                                  =======  =======     ======

   The loans from bank bear interest at variable and fixed rates ranging from
8.18 percent to 8.9 percent. The loans allow for borrowing to a specified limit until a point in time. At that point in time, the loans are repaid in monthly installments of principal and interest rates ranging from prime to prime plus 1 percent. The loan agreements include customary representations and restrictive covenants.

   Mortgage loans bear interest at fixed rates ranging from 7.75 percent to
9.25 percent. Principal and interest payments are paid monthly over a 30-year period. Real property is pledged as collateral for these loans.

   In connection with the SMTK acquisition (Note 3), the Company assumed a note payable maturing on March 1, 1999. The total amount owed at the date of acquisition was $125.

   Assumed in the SMTK acquisition (Note 3), the note payable to the bank is a $450 revolving credit facility that bears interest at the bank's prime rate plus 1 percent. The balance is due upon demand. Interest is payable monthly. The entire balance is collateralized by accounts receivable and equipment of SMTK.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


   Maturities of long-term debt are as follows:

     Fiscal Year:
     ------------
     1999................................................................ $1,063
     2000................................................................    664
     2001................................................................    206
     2002................................................................     32
     2003................................................................     32
     Thereafter..........................................................     65
                                                                          ------
       Total............................................................. $2,062
                                                                          ======

   Interest expense was $209, $264, $268, $69 (unaudited) and $58 (unaudited) for the fiscal years ended September 30, 1996, 1997 and 1998 and the three months ended December 31, 1997 and 1998, respectively.

NOTE 7--INCOME TAXES

   The provision for income taxes consists of:

                                                               Fiscal Year
                                                             Ended September
                                                                   30,
                                                             -----------------
                                                             1996  1997  1998
                                                             ----  ----  -----
     Deferred tax expense:
       Federal.............................................. $(64) $(71) $ (90)
       State................................................  (10)  (10)   (13)
                                                             ----  ----  -----
         Total benefit for income taxes..................... $(74) $(81) $(103)
                                                             ====  ====  =====

   Deferred taxes are comprised of the following:

                                                      September 30,
                                                      ------------- December 31,
                                                       1997   1998      1998
                                                      ------ ------ ------------
                                                                    (Unaudited)
     Deferred tax assets:
       Accrual to cash adjustment.................... $2,035 $1,752    $1,700
       Accrued bonuses...............................    836    939       965
       Depreciation..................................    280    367       367
       Net operating loss carryforwards..............     31     21        21
                                                      ------ ------    ------
     Net deferred tax assets......................... $3,182 $3,079    $3,053
                                                      ====== ======    ======
     Net current deferred tax asset.................. $2,035 $1,752    $1,700
     Net long-term deferred tax asset................  1,147  1,327     1,353
                                                      ------ ------    ------
     Net deferred tax asset.......................... $3,182 $3,079    $3,053
                                                      ====== ======    ======

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


   The Company's effective rate varied from the U.S. statutory federal income tax rate as follows:

                                             Fiscal Year         Three Months
                                                Ended                Ended
                                            September 30,        December 31,
                                            ------------------   ----------------
                                            1996   1997   1998    1997      1998
                                            ----   ----   ----   ------    ------
                                                                  (Unaudited)
     Statutory rate........................ (35)%  (35)%  (35)%     (35)%     (35)%
     Non-temporary differences:
       State tax...........................  (5)    (5)    (5)       (5)       (5)
       Non-deductible items................   8     11      8        13         9
                                            ---    ---    ---    ------    ------
         Total provision................... (32)%  (29)%  (32)%     (27)%     (31)%
                                            ===    ===    ===    ======    ======

NOTE 8--LEASE COMMITMENTS

   The Company leases office space at five locations. The Company's main office in Bethesda, Maryland is an eleven-year lease expiring on October 31, 2001 with two five-year options to renew and a four-year sublease agreement expiring July 30, 2000. The Company's Baltimore, Maryland office is leased under a ten-year lease expiring on October 31, 2007 with two five-year options to renew. The Company's Charlotte, North Carolina office has exercised their second one-year option to renew their original ten-year lease, extending the expiration to September 30, 2000. The Company's Boston, Massachusetts office is a five-year lease with one five-year option to renew. The Company's Atlanta, Georgia office is leased under a seven-year lease expiring on November 30, 2004 with one five-year option to renew. All leases are subject to future periodic adjustments to reflect the increases in operating expenses incurred by the lessor. The Company has entered into other lease agreements with unrelated parties with various base rents and terms in connection with photocopiers utilized at the Company's five offices.

   Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
     ------------
     1999............................................................... $ 2,935
     2000...............................................................   3,111
     2001...............................................................   2,641
     2002...............................................................   1,223
     2003...............................................................   1,114
     Thereafter.........................................................   3,020
                                                                         -------
       Total............................................................ $14,044
                                                                         =======

   Rent expense for all operating leases for the fiscal years ended September 30, 1996, 1997 and 1998 and the three months ended December 31, 1997 and 1998 was approximately $1,977, $2,363, $2,745, $677 (unaudited) and $691
(unaudited), respectively.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


NOTE 9--EMPLOYEE BENEFIT PLAN

   The Company has a 401(k) profit sharing plan (Plan) for substantially all employees. The amended and restated provisions of the Plan became effective in July, 1997. The Company makes annual matching contributions to the savings plan equaling 50 percent of the amount of salary reduction elected by the employee which does not exceed 5 percent of the employee's annual compensation subject to 20 percent vesting per year over a 5 year period based upon years of service. The Company may amend or terminate the Plan at any time; however, no such indication to terminate the Plan has been made.

   Contributions by the Company for eligible employees to the Plan for the years ended September 30, 1996, 1997 and 1998 and the three months ended December 31, 1997 and 1998 totaled $179, $254, $317, $97 (unaudited) and $148
(unaudited), respectively.

NOTE 10--COMMON STOCK

   The Company has authorized capital stock consisting of 10,000 shares of common stock with no par value. Each shareholder or non-shareholder officer earns one vote per year at the beginning of each of his first six years as a shareholder or non-shareholder officer. In no event shall a shareholder or non-shareholder officer have more than six votes.

NOTE 11--COMMITMENTS AND CONTINGENCIES

Litigation:

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 12--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its shareholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which, following the conversion of the Company from a professional corporation to a business corporation, a wholly-owned subsidiary of CenterPoint will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Robert F. Driver Co., Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Robert F. Driver Co., Inc. and its subsidiaries at July 31, 1998, and the results of their operations and their cash flows for the periods from August 1, 1997 through May 31, 1998 (date of acquisition of the predecessor company) and June 1, 1998 through July 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 10, 1999

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Robert F. Driver Co., Inc.:

We have audited the accompanying consolidated balance sheet of Robert F. Driver Co., Inc. and subsidiaries (the Company) as of July 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended July 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Robert F. Driver Co., Inc. and subsidiaries as of July 31, 1997 and the results of their operations and their cash flows for each of the years in the two-year period ended July 31, 1997, in conformity with generally accepted accounting principles.

                                                    /s/ KPMG LLP
                                                    KPMG LLP
San Diego, California
September 10, 1997

                           ROBERT F. DRIVER CO., INC.

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                    July 31,
                                              --------------------  January 31,
                                                  1997      1998       1999
                                              ------------ -------  -----------
                                              (Predecessor          (Unaudited)
                                                Company)   (Successor Company)
ASSETS
Current assets:
  Cash and cash equivalents..................   $   798    $ 2,356    $ 2,989
  Premium trust cash.........................    22,053     22,855     12,155
  Insurance premiums receivable..............     8,689     11,665     11,005
  Other current assets.......................       230      1,935        719
                                                -------    -------    -------
    Total current assets.....................    31,770     38,811     26,868
Property and equipment, net..................     1,214      1,151      1,275
Goodwill, net................................       --      17,895     20,626
Customer lists acquired, net.................       938        826        770
Deferred income taxes........................       433        889        905
Other assets.................................        92        800        786
                                                -------    -------    -------
    Total assets.............................   $34,447    $60,372    $51,230
                                                =======    =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt............................   $   --     $   253    $   253
  Current portion of long-term debt..........       219      1,267      1,789
  Accounts payable and accrued expenses......     4,903      6,005      3,883
  Insurance premiums payable.................    23,670     26,250     18,639
  Income taxes payable.......................       256        616        --
                                                -------    -------    -------
    Total current liabilities................    29,048     34,391     24,564
Long-term debt, net of current portion.......       356     14,263     15,083
Deferred compensation........................       590      1,331      1,325
                                                -------    -------    -------
    Total liabilities........................    29,994     49,985     40,972
                                                -------    -------    -------
Class A redeemable preferred stock, $.01 par
 value: authorized, issued and outstanding
 4,000 shares at July 31, 1998 and January
 31, 1999 (unaudited); redeemable at $1,000
 per share...................................       --       4,000      4,000
                                                -------    -------    -------
Commitments and contingencies
Common stockholders' equity:
  Class A common stock, $.01 par value:
   authorized 10,000,000 shares; outstanding
   738,540 shares at July 31, 1998 and
   January 31, 1999 (unaudited)..............       --           7          9
  Common stock, $1 par value: authorized
   1,650,000 shares; issued and outstanding
   1,031,568 shares at July 31, 1997.........     1,032        --         --
  Additional paid-in capital.................       418      6,711      8,334
  Retained earnings (deficit)................     3,368        509       (380)
  Unearned compensation......................       --         --        (865)
  Unearned ESOP contribution.................      (365)       --         --
                                                -------    -------    -------
                                                  4,453      7,227      7,098
  Stockholder notes receivable...............       --        (840)      (840)
                                                -------    -------    -------
    Total stockholders' equity...............     4,453      6,387      6,258
                                                -------    -------    -------
    Total liabilities and stockholders' equi-
     ty......................................   $34,447    $60,372    $51,230
                                                =======    =======    =======

          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (In Thousands)

                           Fiscal Year                                     Six Months Ended
                         Ended July 31,            Period From                January 31,
                         ----------------  ---------------------------- -----------------------
                                           August 1, 1997 June 1, 1998
                                              Through        Through
                          1996     1997     May 31, 1998  July 31, 1998     1998        1999
                         -------  -------  -------------- ------------- ------------ ----------
                                                                              (Unaudited)
                             (Predecessor Company)         (Successor   (Predecessor (Successor
                                                            Company)      Company)    Company)
Revenues:
  Commissions and fees.. $26,939  $28,170     $24,446        $8,440       $13,474     $14,891
                         -------  -------     -------        ------       -------     -------
Expenses:
  Producer
   compensation.........  13,074   12,965      11,630         3,792         6,553       6,626
  Employee compensation
   and related costs....   7,261    7,433       6,760         1,715         4,011       5,511
  Occupancy costs.......   1,453    1,378       1,144           230           667         714
  Office operating
   expenses.............     716      759         650           230           355         449
  Depreciation and
   amortization.........     329      463         656           337           305         976
  Other selling, general
   and administrative
   expenses.............   3,716    3,948       2,162         1,222         1,334       1,615
                         -------  -------     -------        ------       -------     -------
                          26,549   26,946      23,002         7,526        13,225      15,891
                         -------  -------     -------        ------       -------     -------
    Operating income
     (loss).............     390    1,224       1,444           914           249      (1,000)
                         -------  -------     -------        ------       -------     -------
Other (income) expense:
  Interest expense......      70       42          36           220            18         801
  Interest income.......    (580)    (654)       (599)         (193)         (399)       (459)
  Other.................    (109)    (213)       (161)           (6)           (5)       (255)
                         -------  -------     -------        ------       -------     -------
                            (619)    (825)       (724)           21          (386)         87
                         -------  -------     -------        ------       -------     -------
Income (loss) before
 provision for income
 taxes..................   1,009    2,049       2,168           893           635      (1,087)
Provision (benefit) for
 income taxes...........     354      933         970           384           290        (376)
                         -------  -------     -------        ------       -------     -------
Net income (loss)....... $   655  $ 1,116     $ 1,198        $  509       $   345     $  (711)
                         =======  =======     =======        ======       =======     =======


          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                      Class A
                    Common Stock     Common Stock      Additional Retained  Stockholder                Unearned        Total
                   -------------- -------------------   Paid-In   Earnings     Notes      Unearned       ESOP      Stockholders'
                   Shares  Amount   Shares    Amount    Capital   (Deficit) Receivable  Compensation Contributions    Equity
                   ------- ------ ----------  -------  ---------- --------  ----------- ------------ ------------- -------------
Balance at July
 31, 1995........      --  $ --    1,018,697  $ 1,019    $   10   $ 1,750     $   --       $ --         $ (389)       $ 2,390
 Net income......      --    --          --       --        --        655         --         --            --             655
 Stock
  repurchased and
  retired........      --    --          (25)     --         (1)      --          --         --            --              (1)
 Advances and
  unearned
  contributions
  to ESOP........      --    --          --       --        --        --          --         --         (1,340)        (1,340)
 Allocation of
  contributions
  to ESOP........      --    --          --       --        --        --          --         --            900            900
 Repayment by
  ESOP of
  unearned
  compensation...      --    --          --       --        --        --          --         --             64             64
                   ------- -----  ----------  -------    ------   -------     -------      -----        ------        -------
Balance at July
 31, 1996........      --    --    1,018,672    1,019         9     2,405         --         --           (765)         2,668
 Net income......      --    --          --       --        --      1,116         --         --            --           1,116
 Stock issued....      --    --       21,081       21       418       --          --         --            --             439
 Stock
  repurchased and
  retired........      --    --       (8,185)      (8)       (9)     (153)        --         --            --            (170)
 Advances and
  unearned
  contributions
  to ESOP........      --    --          --       --        --        --          --         --           (400)          (400)
 Allocation of
  contributions
  to ESOP........      --    --          --       --        --        --          --         --            800            800
                   ------- -----  ----------  -------    ------   -------     -------      -----        ------        -------
Balance at July
 31, 1997........      --    --    1,031,568    1,032       418     3,368         --         --           (365)         4,453
 Net income......      --    --          --       --        --      1,198         --         --            --           1,198
 Stock issued....      --    --          500        1        10       --          --         --            --              11
 Stock
  repurchased and
  retired........      --    --       (4,699)      (6)     (128)      --          --         --            --            (134)
 Advances to
  ESOP...........      --    --          --       --        --        --          --         --           (542)          (542)
 Repayment of
  advances to
  ESOP...........      --    --          --       --        --        --          --         --            907            907
 Adjustment of
  Predecessor
  Company balance
  due to
  leveraged
  buyout.........      --    --   (1,027,369)  (1,027)     (300)   (4,566)        --         --            --          (5,893)
 Capitalization
  of
  Successor
  Company........  444,301     4         --       --      3,772       --          --         --            --           3,776
 Issuance of
  Class A
  Common Stock...  294,239     3         --       --      2,939       --       (1,183)       --            --           1,759
                   ------- -----  ----------  -------    ------   -------     -------      -----        ------        -------
Balance at May
 31, 1998........  738,540     7         --       --      6,711       --       (1,183)       --            --           5,535
 Net income......      --    --          --       --        --        509         --         --            --             509
 Payments on
  stockholder
  notes
  receivable.....      --    --          --       --        --        --          343        --            --             343
                   ------- -----  ----------  -------    ------   -------     -------      -----        ------        -------
Balance at July
 31, 1998........  738,540     7         --       --      6,711       509        (840)       --            --           6,387
Unaudited data:
 Net income......      --    --          --       --        --       (711)        --         --            --            (711)
 Issuance of
  Class A
  Common Stock...  135,000     2         --       --      1,348       --          --        (865)          --             485
 Issuance of
  warrants.......      --    --          --       --        275       --          --         --            --             275
 Dividends paid..      --    --          --       --        --       (178)        --         --            --            (178)
                   ------- -----  ----------  -------    ------   -------     -------      -----        ------        -------
Balance at
 January 31, 1999
 (unaudited).....  873,540 $   9         --   $   --     $8,334   $  (380)    $  (840)     $(865)       $  --         $ 6,258
                   ======= =====  ==========  =======    ======   =======     =======      =====        ======        =======


          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                   Period From
                                           ----------------------------
                           Fiscal Year                                        Six Months
                          Ended July 31,   August 1, 1997 June 1, 1998     Ended January 31,
                          ---------------     Through        Through    -----------------------
                           1996     1997    May 31, 1998  July 31, 1998     1998        1999
                          -------  ------  -------------- ------------- ------------ ----------
                                                                              (Unaudited)
                              (Predecessor Company)        (Successor   (Predecessor (Successor
                                                            Company)      Company)    Company)
Cash flows from operat-
 ing activities:
 Net income (loss)......  $   655  $1,116     $  1,198       $   509      $   345     $  (711)
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Stock based
    compensation........      --      --           --            --           --           85
   Depreciation and
    amortization........      329     463          656           337          305         976
   Change in deferred
    income taxes........       46    (342)        (217)         (239)        (106)        (16)
   Changes in operating
    assets and
    liabilities:
     Premium trust
      cash..............      332  (4,788)       7,348        (8,150)      11,440      10,700
     Insurance premiums
      receivable........      352     801       (3,636)          659          738         660
     Other assets.......     (173)    301         (579)         (157)        (144)       (841)
     Accounts payable
      and accrued
      expenses..........      567      17         (870)        1,972       (1,502)     (2,122)
     Insurance premiums
      payable...........   (1,658)  2,129       (2,797)        5,377       (9,576)     (7,611)
     Income taxes
      payable...........       65     139          249           111         (611)       (616)
     Deferred
      compensation......      --      590          500           241          260          (6)
                          -------  ------     --------       -------      -------     -------
      Net cash provided
       by operating
       activities.......      515     426        1,852           660        1,149         498
                          -------  ------     --------       -------      -------     -------
Cash flows from
 investing activities:
 Purchase of predecessor
  company...............      --      --       (17,064)          --           --          --
 Purchase of Sedgwick of
  California............      --      --           --            --           --       (2,750)
 Purchase of Ochinero...      --      --           --            --           --         (250)
 Purchases of equipment
  and leasehold
  improvements..........     (382)   (351)        (479)          (51)        (208)       (468)
 Collections on notes
  receivable............       55      49          --            --           --          --
 Purchase of customer
  lists.................      --     (193)         --            --           --          --
 Cash received in
  acquisition of Cal-
  Central...............      --        4          --            --           --          --
                          -------  ------     --------       -------      -------     -------
      Net cash used in
       investing
       activities.......     (327)   (491)     (17,543)          (51)        (208)     (3,468)
                          -------  ------     --------       -------      -------     -------
Cash flows from
 financing activities:
 Proceeds from debt
  issuance..............      --      --        16,178           --           --        1,924
 Proceeds from revolving
  line of credit........      500     --           253           --           --          --
 Principal payments on
  debt..................     (669)   (294)      (1,027)         (202)         (11)       (582)
 Repurchase of common
  stock.................       (1)   (170)         --            --          (102)        --
 Proceeds from issuance
  of common stock
  warrants..............      --      --           730           --           --          275
 Proceeds from issuance
  of common stock.......      --      --           --            --           --          400
 Payments received on
  stockholder notes.....      --      --           --            343          --        1,764
 Dividends paid.........      --      --           --            --           --         (178)
 Contributions
  (advances) to ESOP....     (440)    400         (542)          --           --          --
 Repayment received from
  ESOP..................       64     --           907           --           --          --
                          -------  ------     --------       -------      -------     -------
      Net cash (used in)
       provided by
       financing
       activities.......     (546)    (64)      16,499           141         (113)      3,603
                          -------  ------     --------       -------      -------     -------
Net (decrease) increase
 in cash and cash
 equivalents............     (358)   (129)         808           750          828         633
Cash and cash
 equivalents at
 beginning of period....    1,285     927          798         1,606          798       2,356
                          -------  ------     --------       -------      -------     -------
Cash and cash
 equivalents at end of
 period.................  $   927  $  798     $  1,606       $ 2,356      $ 1,626     $ 2,989
                          =======  ======     ========       =======      =======     =======

          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                                 (In Thousands)

                                     Fiscal Year
                                        Ended
                                       July 31,            Period From
                                     ------------  ----------------------------
                                                   August 1, 1997 June 1, 1998
                                                      Through        Through
                                     1996  1997     May 31, 1998  July 31, 1998
                                     ---- -------  -------------- -------------
                                        (Predecessor Company)      (Successor
                                                                    Company)
Cash flows from operating
 activities:
Supplementary disclosures of cash
 flow information:
  Cash payments for:
    Interest........................ $ 66 $    42     $    220        $  36
    Income taxes.................... $244 $ 1,135     $    512        $ 938
Supplementary disclosure of noncash
 investing activities:
  The Company's 1997 business
   acquisitions involved the
   following:
    Fair value of assets acquired
     other than cash and cash
     equivalents.................... $--  $ 1,166     $ 30,230        $ --
    Liabilities assumed.............  --   (1,184)     (26,957)         --
                                     ---- -------     --------        -----
      Net liabilities assumed, other
       than cash and cash
       equivalents.................. $--  $   (18)    $  3,273        $ --
                                     ==== =======     ========        =====
Supplementary disclosure of noncash
 financing activities:
  Issuance of common stock for
   acquisition...................... $--  $   439     $  3,776        $ --
  Debt assumed in acquisitions...... $--  $   219     $    455        $ --



          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (Dollars In Thousands, Except Per Share)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Robert F. Driver Co., Inc. and subsidiaries (the Company) operates general insurance agencies in California and Texas with minimal activity in Nevada. The Company has three wholly-owned subsidiaries, FHI Benefit Plans, Inc., Robert F. Driver of Nevada, Inc. and Cal-Central Insurance and Management Services, Inc. (Cal-Central).

NOTE 2--BASIS OF PRESENTATION

   Effective May 31, 1998, Robert F. Driver Co., Inc. (Driver or the Predecessor Company) was acquired by RFDC Acquisition Corporation (RFDC) (the Transaction), a holding company formed by certain members of management for the purpose of completing the Transaction. RFDC purchased all of the outstanding shares of Driver, merged with Driver and then canceled all of Driver's shares. RFDC then changed its name to Robert F. Driver Co., Inc. This merged entity is hereinafter referred to as the Company. The Transaction was accounted for under the purchase method of accounting for financial reporting purposes, and the purchase price of approximately $25.2 million has been allocated to the underlying net assets acquired. The Transaction has resulted in the Company having substantial goodwill and debt.

   As a result of the Transaction, the financial position and results of operations of the Company subsequent to the Transaction are not necessarily comparable to the financial position and results of operations of the Company prior to the Transaction. In the accompanying consolidated financial statements, the Company's results of operations prior to the Transaction are indicated as relating to the "Predecessor Company" while the financial position and results of operations subsequent to the Transaction are indicated as relating to the "Successor Company." Amounts reported for financial reporting purposes in fiscal 1998 represent the activity of the Successor Company beginning June 1, 1998.

   In connection with accounting for the Transaction, the Company applied the provisions of Emerging Issues Task Force Issue 88-16, "Basis in Leveraged Buyout Transactions" (EITF 88-16), whereby the carryover equity interests of certain stockholders from the Predecessor Company to the Successor Company were recorded at their predecessor basis. The remaining interests were recorded at the fair value of the Predecessor Company.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

   The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition:

   The Company recognizes commission income principally on the later of the effective date of the policy or the billing date. Commissions on premiums billed and collected directly by the insurance company are principally recognized as income when received by the Company. Contingent commissions are recorded when received. Service fee income is recognized as earned, which is ordinarily over the period in which the services are provided.

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)

Cash and Cash Equivalents:

   The Company considers all highly liquid investments purchased, such as money market accounts, with an original maturity of three months or less to be cash equivalents.

Premium Trust Cash:

   Premiums collected but not yet remitted to insurance companies are restricted as to use by law. The Company maintains segregated fiduciary funds in accordance with the requirements of the California Insurance Commissioner.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation. Depreciation of property and equipment is computed on the straight-line method over estimated useful asset lives generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for retirements and disposals using the specific identification method, with the resulting gain or loss included in operations.

Intangible Assets:

   Goodwill related to the Transaction is being amortized over forty years on a straight-line basis. Customer lists are amortized on a straight-line basis over the ten-year estimated useful life of the asset. Deferred organization costs are being amortized over fourteen months on a straight-line basis, and deferred finance costs are being amortized over the life of each loan. The realizability of intangibles is evaluated periodically as events or circumstances indicate a possibility to recover their carrying amount.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. No impairment has been recognized through December 31, 1998.

Income Taxes:

   The Company files its federal income tax return and a California franchise tax return on a consolidated basis.

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are currently in effect.

Concentrations of Credit Risk:

   During 1998, a substantial portion of the Company's commissions and fees were received from insureds in the state of California. Accordingly, the occurrence of adverse economic conditions or an adverse

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)

regulatory climate in California could have a material adverse effect on the Company. However, the Company believes, based on its diversified customer base and product lines, that there is minimal risk of a material adverse occurrence due to the concentration of operations in California.

   Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash investments.

   The Company maintains cash and cash equivalents with various major financial institutions. The Company performs periodic evaluations of the relative credit standings of these financial institutions. The Company limits the amount of risk by selecting financial institutions with a strong relative credit standing.

Fair Value of Financial Instruments:

   The carrying amount of the Company's financial instruments including cash and cash equivalents, premium trust cash, insurance premiums receivable, accounts payable, insurance premiums payable, accrued expenses, debt and deferred compensation approximate their fair value as these items are either liquid, short-term in nature or their current rates approximate market rates.

Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts and deprecation.

New Accounting Standards:

   In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income." The Company plans to adopt this Statement in fiscal year 1999. The Company believes that this Statement will not require any significant information beyond that already provided in the Company's consolidated financial statements.

Reclassifications:

   Certain reclassifications have been made to 1996 and 1997 financial statements to conform to current year presentation. The reclassifications have no impact on previously reported net income or stockholders' equity.

Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at January 31, 1999 and the results of its operations and its cash flows for the six months ended January 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)

NOTE 4--BUSINESS COMBINATIONS

   On July 31, 1997 at the close of business, the Company acquired all of the outstanding shares of common stock of Cal-Central in exchange for 21,081 shares of the Company's common stock. Cal-Central is a general insurance agency in Fresno, California.

   The acquisition was accounted for as a purchase. The purchase price has been allocated to tangible and intangible assets acquired and liabilities assumed based on the fair market values on the date of the acquisition. The allocation of purchase price is summarized as follows:

     Cash............................................................... $    4
     Premium trust cash.................................................    903
     Insurance premiums receivable......................................    215
     Equipment..........................................................     48
     Notes payable......................................................    (48)
     Insurance premiums payable......................................... (1,084)
     Accounts payable and accrued expenses..............................    (52)
     Customer list......................................................    453
                                                                         ------
       Cash value of shares issued...................................... $  439
                                                                         ======

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


NOTE 5--SELECTED FINANCIAL STATEMENT INFORMATION

                                        July 31,
                                 -----------------------
                                     1997        1998
                                 ------------ ----------
                                 (Predecessor (Successor
                                   Company)    Company)
     Other current assets:
       Current portion of
        employee receivable....    $    41     $    18
       Stockholder notes
        receivable.............        --        1,759
       Prepaid expenses and
        other..................        189         158
                                   -------     -------
                                   $   230     $ 1,935
                                   =======     =======
     Property and equipment,
      net:
       Furniture and fixtures..    $ 1,418     $   184
       Computer equipment......      2,290       1,062
       Leasehold improvements..        588          50
                                   -------     -------
                                     4,296       1,296
       Less accumulated
        depreciation and
        amortization...........     (3,082)       (145)
                                   -------     -------
                                   $ 1,214     $ 1,151
                                   =======     =======
     Intangible assets, net:
       Goodwill................    $   --      $17,969
       Customer lists..........      1,121       1,121
                                   -------     -------
                                     1,121      19,090
     Less accumulated
      amortization.............       (183)       (369)
                                   -------     -------
                                   $   938     $18,721
                                   =======     =======
     Other assets:
       Cash surrender value of
        life insurance.........    $    12     $    13
       Employee receivable, net
        of current portion.....         52           6
       Deferred financing
        costs..................        --          329
       Other...................         28         452
                                   -------     -------
                                   $    92     $   800
                                   =======     =======
     Accounts payable and
      accrued expenses:
       Producers' commissions..    $ 3,148     $ 4,080
       Accrued personnel costs,
        vacation and bonuses...        700         953
       Other...................      1,055         972
                                   -------     -------
                                   $ 4,903     $ 6,005
                                   =======     =======

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


NOTE 6--CREDIT FACILITIES

Short-Term Debt:

   The Company currently has a revolving credit agreement with a bank that provides a line of credit up to $2,000 at the prime rate plus .25 percent (8.75 percent at July 31, 1998). Under this agreement, $253 was outstanding at July 31, 1998.

   In 1996 and 1997, the Company had a revolving credit agreement with a bank which provides a line of credit up to $2,000 through February 23, 1998 at the prime rate plus .25 percent. Under this agreement, no borrowings were outstanding at July 31, 1997. There were no borrowings under this agreement during the year ended July 31, 1997.

Long-Term Debt:

   Long-term debt consists of the following:

                                                                July 31,
                                                         -----------------------
                                                             1997        1998
                                                         ------------ ----------
                                                         (Predecessor (Successor
                                                           Company)    Company)
$12,000 note payable, secured by the Company's assets.
 Payable in varying monthly amounts at prime plus .25%
 (effective rate of 8.75% at July 31, 1998), with a
 balloon payment of $4,470 due on May 15, 2003.........      $--       $11,840
$4,000 unsecured senior subordinated debt. Interest
 payable quarterly at rate of 12%. Principal due May
 28, 2005..............................................       --         3,295
$510 note payable, secured by various assets. Principal
 and interest of $11 payable monthly at prime plus .25%
 (effective rate of 8.75% at July 31, 1998), maturing
 July 26, 1999.........................................       227          120
$219 unsecured note payable, principal and interest of
 $16 payable quarterly at a rate of 8% through April
 30, 2001..............................................       207          158
$191 unsecured note payable, principal and interest
 payable monthly at a rate of 9% through August 15,
 1999..................................................       --            41
$260 unsecured note payable, principal of $10 and
 interest payable quarterly at an imputed rate of 6%
 through July 1, 1999..................................        75           39
$59 unsecured note payable to related party, principal
 and interest of $1 payable monthly at a rate of 12%
 through April 13, 2001................................        48           37
$80 unsecured note payable to related party, principal
 of $20 and interest payable
 annually at an imputed rate of 8% through February 1,
  1998.................................................        18          --
                                                             ----      -------
                                                              575       15,530
Less current portion of long-term debt.................      (219)      (1,267)
                                                             ----      -------
Long-term debt, net of current portion.................      $356      $14,263
                                                             ====      =======

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


   Maturities of long-term debt as of July 31, 1998, are as follows:

     Fiscal Year:
     ------------
     1999.............................................................. $ 1,267
     2000..............................................................   1,475
     2001..............................................................   1,873
     2002..............................................................   1,800
     2003..............................................................   5,820
     Thereafter........................................................   3,295
                                                                        -------
       Total maturities of long-term debt.............................. $15,530
                                                                        =======

   The $12,000 note payable and the $4,000 unsecured senior subordinated debt requires the Company to maintain certain minimum net worth and debt service coverage ratios. The Company was in compliance with these requirements at July 31, 1998 and January 31, 1999 (unaudited).

Note 7--INCOME TAXES

   The provision for income taxes consists of the following components:

                           Fiscal Year                                       Six Months
                         Ended July 31,           Period From             Ended January 31,
                         ---------------  ---------------------------- -----------------------
                                          August 1, 1997 June 1, 1998
                                             Through        Through
                          1996    1997     May 31, 1998  July 31, 1998     1998        1999
                         ---------------  -------------- ------------- ------------ ----------
                                                                             (Unaudited)
                             (Predecessor Company)        (Successor   (Predecessor (Successor
                                                           Company)      Company)    Company)
Income taxes, currently
 payable:
  Federal............... $  231 $    991      $  923         $ 495        $ 311       $(283)
  State.................     78      283         264           128           85         (77)
                         ------ --------      ------         -----        -----       -----
                            309    1,274       1,187           623          396        (360)
                         ------ --------      ------         -----        -----       -----
Deferred:
  Federal...............     31     (282)       (172)         (199)         (88)         (1)
  State.................     14      (59)        (45)          (40)         (18)        (15)
                         ------ --------      ------         -----        -----       -----
                             45     (341)       (217)         (239)        (106)        (16)
                         ------ --------      ------         -----        -----       -----
                         $  354 $    933      $  970         $ 384        $ 290       $(376)
                         ====== ========      ======         =====        =====       =====

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                               July 31,
                                          ----------------------   January 31,
                                              1997      1998          1999
                                          ------------ ---------  -------------
                                          (Predecessor             (Unaudited)
                                            Company)   (Successor Company)
Deferred tax assets:
  Deferred compensation..................    $ 259     $     530     $     574
  State taxes............................       94           134           --
  Errors and omissions liability.........      113           120           120
  Compensated absences and bonuses,
   principally due to accrual for
   financial reporting purposes..........      100           130           130
  Amortization of agency acquisitions....       12            41            39
  Allowance for bad debt.................      --             10             6
  Deferred financing costs...............      --            --             64
                                             -----     ---------     ---------
    Total deferred tax assets............      578           965           933
                                             -----     ---------     ---------
Deferred tax liabilities:
  Equipment and leasehold improvements,
   principally due to differences in
   depreciation..........................     (145)          (76)          (23)
  State taxes............................      --            --             (5)
                                             -----     ---------     ---------
    Total deferred tax liabilities.......     (145)          (76)          (28)
                                             -----     ---------     ---------
Net deferred tax assets..................    $ 433     $     889     $     905
                                             =====     =========     =========

   Based upon the level of taxable income in previous years and projections, for future taxable income over the period in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

   The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                           Fiscal
                            Year
                            Ended                                     Six Months Ended
                          July 31,            Period From                January 31,
                          ----------  ---------------------------- -----------------------
                                      August 1, 1997 June 1, 1998
                                         Through        Through
                          1996  1997   May 31, 1998  July 31, 1998     1998        1999
                          ----  ----  -------------- ------------- ------------ ----------
                                                                         (Unaudited)
                                                       (Successor  (Predecessor (Successor
                           (Predecessor Company)        Company)     Company)    Company)
Computed expected income
 taxes..................   34%   34%        34%            34%          34%        (34)%
State income taxes, net
 of federal income tax
 benefit................    7     7          7              6            7          (5)
Other, net..............   (6)    4          3              5            5           4
                          ---   ---        ---            ---          ---         ---
                           35%   45%        44%            45%          46%        (35)%
                          ===   ===        ===            ===          ===         ===

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


NOTE 8--LEASE COMMITMENTS

   The Company leases office space under various operating leases. The Company's downtown office in the Driver Office Building is leased from a limited partnership, which is a related party. The lease agreement expires December 31, 2007, with current monthly rent of approximately $61. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases. The Company's rent expense under these leases was $849 and $781 in 1996 and 1997 and $968 for the period from August 1, 1997 to May 31, 1998 and $199 for the period from June 1, 1998 to July 31, 1998.

   Future minimum rental payments at July 31, 1998, under agreements classified as operating leases with noncancelable terms in excess of one year are as follows:

     Fiscal Year:
     ------------
     1999................................................................ $1,213
     2000................................................................  1,081
     2001................................................................  1,086
     2002................................................................    992
     2003................................................................    962
     Thereafter..........................................................  3,550
                                                                          ------
                                                                          $8,884
                                                                          ======

NOTE 9--EMPLOYEE BENEFIT PLANS

Savings Plan:

   The Company has established a defined contribution plan, the Savings and Retirement Program of Robert F. Driver Company, Inc. 401(k), which covers all full-time employees of the Company who have at least one year of service and are age 21 or over. There are no matching employer contributions.

Deferred Compensation Plan:

   Effective August 1, 1996, the Company adopted a deferred compensation plan for certain key employees of the Company. Under the Plan, the Company makes a mandatory contribution in an amount equal to a specific percentage of the gross monthly commission of the participant, as defined in the Plan document. In addition, the participant may elect to defer a minimum of 1 percent up to a maximum of 5 percent of their plan commission. The deferred compensation earns a rate of return based on a crediting rate set by the deferred compensation plan committee immediately following the end of each fiscal year. A participant shall be fully vested in contributions upon termination of employment other than a termination for cause, as defined in the Plan document. Under the Plan, benefits are paid upon the earlier of a participant's termination of employment or the complete termination of the Plan by the Company. A participant with vested amounts valued at $50 or less shall receive a lump-sum payment. A participant with vested amounts valued at more than $50 shall receive installment payments over a maximum period of three years. As of July 31, 1998, the Company had accrued $1,331 for its obligations under the Plan. The Company's expense was $590 for the year ended July 31, 1997 and $241 for the period from June 1, 1998 through July 31, 1998.

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


Employee Stock Option Plan (ESOP):

   In 1996 and 1997, the Company maintained a defined contribution employee stock ownership plan (ESOP) covering substantially all employees. The ESOP had assets principally comprised of shares of the Company's common stock at July 31, 1996 and 1997. The Company made annual contributions to the ESOP in cash or shares of the Company's common stock in amounts determined by the Company's Board of Directors. For the years ended July 31, 1996 and 1997, the Company contributed $900 and $800, respectively, to the ESOP in cash.

   In conjunction with the Transaction, the ESOP's participants' accounts were converted to cash and the ESOP was merged into the Company's 401(k) plan.

Producer Stock Equity Plan and Stock Ownership Plan (Unaudited):

   In February 1999, the Company entered into a Producer Stock Equity Plan and Stock Ownership Plan (the Plan). The Plan provides for three forms of incentive compensation: stock grants, stock purchase rights and incentive stock options. All of the shares granted under the Plan are subject to the stock repurchase option described in Note 10.

   Under the stock grants, participants received a one-time grant of Class A Common Stock determined by the aggregate net commissions earned during the 1998 calendar year. Under this option the Company granted 108,000 shares of its Class A Common Stock during February 1999.

   The stock purchase right provides that certain participants are eligible to purchase a number of shares determined by the aggregate net commissions earned during the 1998 calendar year. Under this provision, the Company granted stock purchase rights at $10.00 per share for 45,000 shares of its Class A Common Stock during February 1999. These rights were all exercised during February 1999.

   The Company has reserved 111,000 shares of the Company's Class A Common Stock to be issued from 1999 to 2004 under the incentive stock option provisions of the Plan. No options will be issued under the Plan until subsequent to December 31, 1999.

NOTE 10--STOCKHOLDERS' EQUITY

Redeemable Preferred Stock:

   In 1998, the Company issued 4,000 shares of Class A Preferred Stock to the Robert F. Driver Family Trust, a related party, as part of the financing of the Transaction. Dividends are cumulative at 7.5 percent annually through May 1998, and at 10 percent annually thereafter. Payment of dividends or preferred shares ranks senior to all other classes of stock. These shares are nonvoting unless dividends are more than five quarters in arrears. The shares are redeemable at the option of either the board of directors or the holders upon the death of Robert F. Driver at $1,000 per share.

Stockholder Notes Receivable:

   Stockholder notes receivable represent obligations by certain members of management in connection with their purchase of Class A Common Stock. Payments made in August 1998, totaling $1,759, have been classified as an other current asset on the balance sheet.

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


Common Stock Warrants:

   Senior subordinated debt (see Note 6) issued in connection with the Transaction has 73,042 detachable warrants. Each warrant is convertible into one share of Class A Common Stock at an exercise price of $0.01 per share up through the earlier of May 28, 2008 or the sale of initial public offering of the Company. The value assigned to these warrants ($730 as of July 31, 1998) is included in additional paid-in capital.

   The Company also issued 13,333 common stock warrants to an outside advisor as part of the Transaction. The warrants have an exercise price of $2.50 each. The fair value of the warrants is included in deferred financing costs.

Class B and Class C Common:

   On November 12, 1997, the Company authorized 10,000,000 shares of Class B Common Stock and 5,000,000 shares of Class C Common Stock. Both Class B and Class C have a par value of $.01 per share, and no shares of either were outstanding as of July 31, 1998 or January 31, 1999 (unaudited).

Stock Repurchase Option:

   Stock granted subsequent to the May 31, 1998 transaction (see Note 2), is subject to a repurchase option by the Company. The repurchase clause stipulates that upon termination from employment the Company may repurchase a specified number of shares at the original fair market grant price. The specified shares that are not subject to repurchase are the total number of shares held less than five years multiplied by a fraction of the number of calendar years completed following May 31, 1998, divided by five years.

Stock Options:

   In January 1999, the Company granted and issued to certain key executives 40,000 stock options of its Class A Common Stock with an exercise price of $10.00 a share. These options were exercised in January 1999, and the shares issued in connection therewith are subject to the aforementioned stock repurchase option.

Stock Grants:

   In January 1999, the Company issued 95,000 shares of its Class A Common Stock to certain key executives. These shares included 65,000 shares which were unrestricted, but are subject to the aforementioned stock repurchase option. The remaining 30,000 shares were 20 percent vested upon issuance, with the remainder subject to a four year vesting period. Unearned compensation for the non-vested portion was recorded at the date of these awards based on the market value of the shares. Unearned compensation shown as a separate component of stockholders' equity is being amortized to expense over the four year vesting period. In connection with this grant, the Company loaned certain key executives an amount to pay their Federal and State income taxes. The note is payable in five equal annual instalments commencing November 1, 1999 and bears interest at the lesser of the maximum rate permitted by the State of California or the prime rate. As of January 31, 1999, these amounts totalling $191 are included in other current assets.

                           ROBERT F. DRIVER CO., INC.

                    (Dollars In Thousands, Except Per Share)


NOTE 11--CONTINGENCIES

   The Company is occasionally involved in routine insurance policy-related and employment practices litigation which has arisen in the ordinary course of its business. The litigation is covered in whole or in part by insurance. The conclusions of such matters are not expected to have a material adverse effect on the Company's consolidated financial statements.

NOTE 12--SUBSEQUENT EVENTS (Unaudited)

   During November 1998, the Company acquired all of the assets of Sedgwick of California and Ochinero/Barlocken for a purchase price of $2,583 and $227, respectively. During March 1999, the Company acquired all the assets of Averbeck and Sher Insurance Services for a purchase price of $4,989 and $2,648, respectively.

   Immediately following the acquisition of Sedgwick, the Company issued to certain key executives of Sedgwick 8,500 shares of Class A Common Stock. The shares are unrestricted, but are subject to the stock repurchase option described in Note 10.

   In March 1999, the Company and its stockholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the Company will merge with a wholly-owned subsidiary of CenterPoint. All of the Company's outstanding shares of common stock will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Mann Frankfort Stein & Lipp, P.C.

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Mann Frankfort Stein & Lipp, P.C. at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                       MANN FRANKFORT STEIN & LIPP, P.C.

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                                  December 31,
                                                                  -------------
                                                                   1997   1998
                                                                  ------ ------
ASSETS
Current assets:
  Cash and cash equivalents...................................... $  288 $  606
  Fees receivable, less allowance for doubtful accounts of $1,124 and $1,356, respectively......................................  3,475  4,077
  Unbilled fees, at net realizable value.........................    628    431
  Due from principals............................................    119     14
  Prepaid expenses and other current assets......................     75     81
                                                                  ------ ------
    Total current assets.........................................  4,585  5,209
Property and equipment, net......................................    874  1,142
Other assets.....................................................      6      6
                                                                  ------ ------
    Total assets................................................. $5,465 $6,357
                                                                  ====== ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.............................. $  160 $  879
  Accounts payable...............................................     68     23
  Accrued compensation and related costs.........................    133    126
  Income taxes payable...........................................      2     27
  Deferred income taxes..........................................  1,420  1,569
                                                                  ------ ------
    Total current liabilities....................................  1,783  2,624
Long-term debt...................................................    794    473
Deferred income taxes............................................     71     85
                                                                  ------ ------
    Total liabilities............................................  2,648  3,182
                                                                  ------ ------
Commitments and contingencies
Shareholders' equity:
  Common stock, $1 par value; 1,000,000 shares authorized, 1,573
   common shares issued and outstanding..........................      2      2
  Additional paid-in-capital.....................................     58     58
  Retained earnings..............................................  2,757  3,115
                                                                  ------ ------
    Total shareholders' equity...................................  2,817  3,175
                                                                  ------ ------
    Total liabilities and shareholders' equity................... $5,465 $6,357
                                                                  ====== ======



                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                              STATEMENT OF INCOME

                                 (In Thousands)

                                    Year Ended
                                   December 31,
                              ------------------------
                               1996    1997     1998
                              ------  -------  -------
Revenues:
  Professional services.....  $9,921  $17,475  $21,631
                              ------  -------  -------
Expenses:
  Member compensation and
   related costs............   4,412    6,636    8,921
  Employee compensation and
   related costs............   3,608    6,405    8,829
  Occupancy costs...........     317      527      659
  Office operating
   expenses.................     776    1,398    1,670
  Other selling, general and
   administrative expenses..     670    1,071    1,018
                              ------  -------  -------
                               9,783   16,037   21,097
                              ------  -------  -------
    Operating income........     138    1,438      534
                              ------  -------  -------
Other (income) expense:
  Interest expense..........      32       32       58
  Interest income...........     (20)     (31)     (69)
  Other.....................      (6)      (2)     (26)
                              ------  -------  -------
                                   6       (1)     (37)
                              ------  -------  -------
Income before provision for
 income taxes...............     132    1,439      571
Provision for income taxes..      58      557      213
                              ------  -------  -------
Net income..................  $   74  $   882  $   358
                              ======  =======  =======



                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                         Common Stock  Additional Treasury Stock                  Total
                         -------------  Paid-in-  ----------------   Retained Shareholders'
                         Shares Amount  Capital   Shares   Amount    Earnings    Equity
                         ------ ------ ---------- -------  -------   -------- -------------
Balance at December 31,
 1995................... 1,180   $ 1      $108              $   (85)  $1,221     $1,245
  Issuances of common
   stock................   --    --         35                  --       --          35
  Net income............   --    --        --                   --        74         74
                         -----   ---      ----     ------   -------   ------     ------
Balance at December 31,
 1996................... 1,180     1       143                  (85)   1,295      1,354
  Cancellation of
   treasury stock.......   --     --       (85)                  85      --         --
  Issuances of common
   stock for pooling of
   interests business
   combination..........   393     1       --                   --       580        581
  Net income............   --    --        --                   --       882        882
                         -----   ---      ----     ------   -------   ------     ------
Balance at December 31,
 1997................... 1,573     2        58                  --     2,757      2,817
  Net income............   --    --        --                   --       358        358
                         -----   ---      ----     ------   -------   ------     ------
Balance at December 31,
 1998................... 1,573   $ 2      $ 58              $   --    $3,115     $3,175
                         =====   ===      ====     ======   =======   ======     ======





                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                             Year Ended
                                                            December 31,
                                                         ---------------------
                                                         1996    1997    1998
                                                         -----  -------  -----
Cash flows from operating activities:
  Net income............................................ $  74  $   882  $ 358
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
    Depreciation and amortization.......................   139      132    266
    Change in deferred income taxes.....................    37      758    163
    Changes in operating assets and liabilities:
      Fees receivable...................................   (90)  (1,856)  (602)
      Unbilled fees.....................................   (37)    (246)   197
      Prepaid expenses and other current assets.........   (21)      45     99
      Accounts payable..................................    14        6    (45)
      Accrued compensation and related costs............  (194)      70     (7)
      Other.............................................   (25)      13     25
                                                         -----  -------  -----
        Net cash provided by (used in) operating
         activities.....................................  (103)    (196)   454
                                                         -----  -------  -----
Cash flows from investing activities:
  Purchase of property and equipment....................   (77)    (714)  (534)
                                                         -----  -------  -----
        Net cash used in investing activities...........   (77)    (714)  (534)
                                                         -----  -------  -----
Cash flows from financing activities:
  Proceeds from issuance of long-term debt..............   300    1,200    750
  Payments of long-term debt............................  (467)    (679)  (352)
  Proceeds from issuance of common stock................    35      581    --
                                                         -----  -------  -----
        Net cash provided by (used in) financing
         activities.....................................  (132)   1,102    398
                                                         -----  -------  -----
Net increase (decrease) in cash and cash equivalents....  (312)     192    318
Cash and cash equivalents at beginning of period........   408       96    288
                                                         -----  -------  -----
Cash and cash equivalents at end of period.............. $  96  $   288  $ 606
                                                         =====  =======  =====
Supplemental disclosures of cash flow information:
  Interest paid......................................... $  32  $    32  $  58
  Income taxes paid..................................... $  33  $    13  $  19


                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Mann Frankfort Stein & Lipp, P.C. (the Company) is a full service firm of professional accountants and business advisors which offers accounting, tax and consulting services to a variety of clients in the Houston, Texas market.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 12 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. No impairment has been recognized through December 31, 1998.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                             (Dollars In Thousands)

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization and income taxes.

NOTE 3--BUSINESS COMBINATIONS

   On January 1, 1997, the Company merged with Schulse Hartwig Richter & Company, L.L.P. (SHRCO), in a business combination accounted for as a pooling of interests. Former partners in SHRCO exchanged their partnership interests for common stock in the Company, and received stock totaling 25 percent of the outstanding stock immediately following the merger. The results of SHRCO's operations during the year ended December 31, 1996 were not significant. Accordingly, the Company's 1996 financial statements were not retroactively restated to reflect SHRCO's results of operations.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                             (Dollars In Thousands)


NOTE 4--PROPERTY AND EQUIPMENT

   Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                                December 31,
                                                               ----------------
                                                                1997     1998
                                                               -------  -------
     Property and equipment, net:
       Furniture and fixtures................................. $   877  $ 1,036
       Computer equipment.....................................   1,132    1,459
       Leasehold improvements.................................      27       75
                                                               -------  -------
                                                                 2,036    2,570
       Less accumulated depreciation and amortization.........  (1,162)  (1,428)
                                                               -------  -------
                                                               $   874  $ 1,142
                                                               =======  =======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The following is a rollforward of activity within the allowance for doubtful accounts:

                                                          Year Ended December
                                                                  31,
                                                          ---------------------
                                                          1996    1997    1998
                                                          -----  ------  ------
     Balance at beginning of period...................... $ 581  $  552  $1,124
     Additions to costs and expenses.....................   489     755     687
     Write-offs..........................................  (518)   (183)   (455)
                                                          -----  ------  ------
     Balance at end of period............................ $ 552  $1,124  $1,356
                                                          =====  ======  ======

NOTE 6--CREDIT FACILITIES

Long-Term Debt:

   Long-term debt consists of the following:

                                                                December 31,
                                                                -------------
                                                                1997    1998
                                                                -----  ------
     Notes payable, secured by certain assets of the Company,
      interest rate 7.25%, maturities from 1999 through 2003..  $ 954  $1,352
     Less current maturities of long-term debt................   (160)   (879)
                                                                -----  ------
       Total long-term debt...................................  $ 794  $  473
                                                                =====  ======

   Maturities on long-term debt, including capital lease obligations, are as follows:

     1999..............................................................  $  879
     2000..............................................................     136
     2001..............................................................     148
     2002..............................................................     159
     2003..............................................................      30
                                                                         ------
       Total maturities of long-term debt..............................  $1,352
                                                                         ======

                       MANN FRANKFORT STEIN & LIPP, P.C.

                             (Dollars In Thousands)


NOTE 7--INCOME TAXES

   The provision for income taxes consists of:

                                                                   Year Ended
                                                                  December 31,
                                                                 --------------
                                                                 1996 1997 1998
                                                                 ---- ---- ----
     Income taxes currently payable:
       Federal.................................................. $21  $ 25 $ 50
                                                                 ---  ---- ----
     Deferred income tax expense:
       Federal..................................................  37   532  163
                                                                 ---  ---- ----
         Total provision for income taxes....................... $58  $557 $213
                                                                 ===  ==== ====

    Deferred taxes are comprised of the following:

                                                                  December 31,
                                                                  -------------
                                                                   1997   1998
                                                                  ------ ------
     Current deferred tax assets:
       Allowance for doubtful accounts........................... $  467 $  512
       Accrued liabilities.......................................     40     34
                                                                  ------ ------
         Total current deferred tax assets.......................    507    546
     Current deferred tax liabilities:
       Accounts receivable and unbilled fees.....................  1,903  2,090
       Other.....................................................     24     25
                                                                  ------ ------
         Total current deferred tax liabilities..................  1,927  2,115
                                                                  ------ ------
         Net current deferred tax liabilities....................  1,420  1,569
     Non-current deferred tax liabilities:
       Property and equipment....................................     71     85
                                                                  ------ ------
     Net deferred tax liability.................................. $1,491 $1,654
                                                                  ====== ======

   The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                    Year Ended
                                                                   December 31,
                                                                  ----------------
                                                                  1996  1997  1998
                                                                  ----  ----  ----
     U.S. federal statutory rate.................................  35%   35%   35%
     Other.......................................................  (2)    2     2
                                                                  ---   ---   ---
     Effective income tax rate...................................  33%   37%   37%
                                                                  ===   ===   ===

NOTE 8--LEASE COMMITMENTS

   The Company leases office facilities under a noncancelable lease agreement, which expires in 2002. This lease allows the Company, at its option, to extend the lease term at the end of the lease term, generally at

                       MANN FRANKFORT STEIN & LIPP, P.C.

                             (Dollars In Thousands)

fair market value. Future minimum lease payments under noncancelable operating leases are as follows [conform periods to fiscal years following most recent audited period]:

                                                                       Operating
                                                                        Leases
                                                                       ---------
     1999.............................................................  $  603
     2000.............................................................     621
     2001.............................................................     621
     2002.............................................................     103
                                                                        ------
     Total minimum lease payments.....................................  $1,948
                                                                        ======

   Rent expense for this operating lease for the fiscal years ended December 31, 1996, 1997 and 1998 was $257, $429 and $530, respectively.

NOTE 9--EMPLOYEE BENEFIT PLAN

401(k) Plan:

   The Company sponsors a 401(k) savings plan for the benefit of its employees. Generally, employees who have attained the age of 21 and have one year's creditable service may make salary deferrals to the plan, up to 6 percent of their salary on a pre-tax basis and up to 15 percent of their salary on an after-tax basis. The Company, at its discretion, may make matching contributions from its earnings. Contributions for each of the three years ended December 31, 1996, 1997 and 1998 were $33, $61 and $67, respectively.

NOTE 10--COMMITMENTS AND CONTINGENCIES

Litigation:

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 11--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its stockholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the Company will convert from a professional corporation to a business corporation by adopting a plan of conversion and amending its organizational documents (the "MFSL Company"). Thereafter, a wholly-owned subsidiary of CenterPoint will merge with and into MFSL Company. All of the MFSL Company's outstanding shares will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
Follmer, Rudzewicz & Company, P.C.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Follmer, Rudzewicz and Company, P.C. and its subsidiary at May 31, 1997 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 4, 1999

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                     May 31,
                                                 ----------------  November 30,
                                                  1997     1998        1998
                                                 -------  -------  ------------
                                                                   (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents..................... $   253  $   771    $    47
  Funds held in trust for clients...............       8       10         38
  Fees receivable, less allowance for doubtful
   accounts of $885, $693 and $712,
   respectively.................................   4,988    5,553      4,286
  Unbilled fees, at net realizable value........   3,062    2,334      3,283
  Prepaid expenses and other current assets.....     846      294        202
                                                 -------  -------    -------
    Total current assets........................   9,157    8,962      7,856
Property and equipment, net.....................   1,418    1,234      1,357
Cash surrender value, life insurance............   2,188    2,832      3,063
Deferred income taxes...........................     622    1,066      1,306
Other assets....................................     126      106         97
                                                 -------  -------    -------
    Total assets................................ $13,511  $14,200    $13,679
                                                 =======  =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt............................... $   643  $   345    $   503
  Notes payable to shareholders.................   1,316    1,693        399
  Accounts payable and other accrued expenses...     139       55        235
  Accrued compensation and related costs to
   shareholders.................................   4,535    4,080      5,487
  Accrued compensation and related costs to
   employees....................................   1,060    1,239        634
  Income taxes payable..........................     --       --         328
  Deferred income taxes.........................   1,230    1,245        777
                                                 -------  -------    -------
    Total current liabilities...................   8,923    8,657      8,363
Long-term debt..................................     414      371         77
Retirement plan.................................   1,770    2,978      3,627
                                                 -------  -------    -------
    Total liabilities...........................  11,107   12,006     12,067
                                                 -------  -------    -------
Commitments and contingencies
Shareholders' equity:
  Common stock, $1 par value; 50,000 shares
   authorized, 10,000, 10,400 and 10,400 shares
   issued and 10,000, 10,400 and 10,400 shares
   outstanding at May 31, 1997 and 1998 and
   November 30, 1998, respectively..............      10       10         10
  Additional paid-in-capital....................   1,082    1,210      1,210
  Treasury stock, 90, 250 and 250 shares at May
   31, 1997 and 1998 and November 30, 1998,
   respectively.................................    (230)    (140)      (140)
  Retained earnings.............................   1,542    1,114        532
                                                 -------  -------    -------
    Total shareholders' equity..................   2,404    2,194      1,612
                                                 -------  -------    -------
    Total liabilities and shareholders' equity.. $13,511  $14,200    $13,679
                                                 =======  =======    =======

          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                 (In Thousands)

                                                                 Six Months
                                        Fiscal Year Ended           Ended
                                             May 31,            November 30,
                                     -------------------------  --------------
                                      1996     1997     1998     1997    1998
                                     -------  -------  -------  ------  ------
                                                                 (Unaudited)
Revenues:
  Professional services............. $15,528  $17,954  $19,417  $7,790  $8,937
                                     -------  -------  -------  ------  ------
Expenses:
  Shareholder compensation and
   related costs....................   4,833    6,646    7,339   2,488   3,154
  Employee compensation and related
   costs............................   6,649    7,567    8,225   3,444   3,843
  Occupancy costs...................     908    1,045      990     448     558
  Office operating expenses.........     790      861      870     369     525
  Depreciation and amortization.....     362      394      475     172     236
  Other selling, general and
   administrative expenses..........   1,721    1,742    1,556     970     999
                                     -------  -------  -------  ------  ------
                                      15,263   18,255   19,455   7,891   9,315
    Operating (loss) income.........     265     (301)     (38)   (101)   (378)
                                     -------  -------  -------  ------  ------
Other (income) expense:
  Interest expense..................     105       79      101      67      75
  Interest income...................     (19)     (51)     (22)     18      (8)
  Other.............................      34     (156)    (192)    (20)    186
                                     -------  -------  -------  ------  ------
                                         120     (128)    (113)     65     253
                                     -------  -------  -------  ------  ------
Income (Loss) before provision for
 income taxes.......................     145     (173)      75    (166)   (631)
Provision (benefit) for income
 taxes..............................     316      191      286      72     (49)
                                     -------  -------  -------  ------  ------
Net loss............................ $  (171) $  (364) $  (211) $ (238) $ (582)
                                     =======  =======  =======  ======  ======



          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                 (In Thousands)

                                                    Treasury
                         Common Stock  Additional     Stock                    Total
                         -------------  Paid-in-  --------------  Retained Shareholders'
                         Shares Amount  Capital   Shares  Amount  Earnings    Equity
                         ------ ------ ---------- ------  ------  -------- -------------
Balance at May 31,
 1995...................   10    $10     $  862       90  $ (230)  $2,077     $2,719
  Capital contribution..  --     --         220      --      --       --         220
  Purchases of treasury
   stock................  --     --         --     2,900    (959)     --        (959)
  Net loss..............  --     --         --       --      --      (171)      (171)
                          ---    ---     ------   ------  ------   ------     ------
Balance at May 31,
 1996...................   10     10      1,082    2,990  (1,189)   1,906      1,809
  Reissuances of
   treasury stock.......  --     --         --    (2,900)    959      --         959
  Net loss..............  --     --         --       --      --      (364)      (364)
                          ---    ---     ------   ------  ------   ------     ------
Balance at May 31,
 1997...................   10     10      1,082       90    (230)   1,542      2,404
  Issuances of common
   stock................  --     --         141      --      --       --         141
  Purchases of treasury
   stock................  --     --         --       250    (140)     --        (140)
  Retirement of treasury
   stock................  --     --         (13)     (90)    230     (217)       --
  Net loss..............  --     --         --       --      --      (211)      (211)
                          ---    ---     ------   ------  ------   ------     ------
Balance at May 31,
 1998...................   10     10      1,210      250    (140)   1,114      2,194
  Net loss (unaudited)..  --     --         --       --      --      (582)      (582)
                          ---    ---     ------   ------  ------   ------     ------
Balance at November 30,
 1998
 (unaudited)............   10    $10     $1,210      250  $ (140)  $  532     $1,612
                          ===    ===     ======   ======  ======   ======     ======




          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                      Fiscal Year             Six Months
                                     Ended May 31,        Ended November 30,
                                  ----------------------  --------------------
                                  1996    1997     1998     1997       1998
                                  -----  -------  ------  ---------  ---------
                                                              (Unaudited)
Cash flows from operating
 activities:
  Net loss....................... $(171) $  (364) $ (211) $    (238) $    (582)
  Adjustments to reconcile income
   to net cash provided by (used
   in) operating activities:
    Depreciation and
     amortization................   362      394     466        172        236
    Change in deferred taxes.....  (154)     (85)   (429)      (932)      (708)
    Loss on disposal of property
     and equipment...............    25        5       1          3        --
    Changes in operating assets
     and liabilities:
      Funds held in trust........     8        9      (2)        (9)       (28)
      Fees receivable............  (316)    (154)   (565)     1,057      1,267
      Unbilled fees..............  (222)  (1,059)    728       (412)      (949)
      Prepaid expenses and other
       current assets............   (85)    (654)    552        632         92
      Account payable............    24       25     (87)        35        153
      Accrued compensation and
       related costs.............   420    1,118    (276)       664        802
      Income taxes payable.......    (5)    (256)    --         832        328
      Retirement plans...........   658    1,015   1,208        604        649
      Other......................  (258)     232      23        (35)        35
                                  -----  -------  ------  ---------  ---------
        Net cash provided by
         operating activities....   286      226   1,408      2,373      1,295
                                  -----  -------  ------  ---------  ---------
Cash flows from investing
 activities:
  Purchase of property and
   equipment.....................  (632)    (646)   (307)      (242)      (358)
  Proceeds from sale of property
   and equipment.................   --        36      24         22        --
  Increase in cash surrender
   value.........................  (326)    (612)   (644)      (237)      (231)
                                  -----  -------  ------  ---------  ---------
        Net cash used in
         investing activities....  (958)  (1,222)   (927)      (457)      (589)
                                  -----  -------  ------  ---------  ---------
Cash flows from financing
 activities:
  Proceeds from issuance of long-
   term debt.....................   750      --      500        500        --
  Payments of long-term debt.....   (88)    (139)   (481)      (314)      (171)
  Proceeds from (payments of)
   short-term debt, net..........   --       500    (500)      (500)       150
  Advances (repayments) to
   shareholders..................  (941)     857     377     (1,316)    (1,409)
  Acquisition of treasury stock..   --       --      --          77        --
  Proceeds from issuance of
   stock.........................   220      --      141        115        --
                                  -----  -------  ------  ---------  ---------
        Net cash provided by
         (used in) financing
         activities..............   (59)   1,218      37     (1,438)    (1,430)
                                  -----  -------  ------  ---------  ---------
Net increase (decrease) in cash
 and cash equivalents............  (731)     222     518        478       (724)
Cash and cash equivalents at
 beginning of period.............   762       31     253        253        771
                                  -----  -------  ------  ---------  ---------
Cash and cash equivalents at end
 of period....................... $  31  $   253  $  771  $     731  $      47
                                  =====  =======  ======  =========  =========
Supplemental disclosures of cash
 flow information:
  Interest paid.................. $  57  $    75  $  101  $      65  $      84
  Income taxes paid.............. $ 168  $   347  $  841  $     109  $     180

Noncash transactions:
   During 1998, the Company reacquired 200 shares of treasury stock in the amount of $140 through issuance of a note payable to shareholder.
   During 1997, the Company issued 2,900 shares of treasury stock in the amount of $959 through retirement of a note payable to shareholder.
   During 1996, the Company reacquired 2,900 shares of treasury stock in the amount of $959 through issuance of a note payable to the shareholder.

          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Follmer, Rudzewicz & Company (the Company) is a full service firm of professional accountants and business advisors to privately held companies and their owners. The Company was founded in 1968 and primarily operates in Michigan.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Bridgeco, Inc. All significant intercompany transactions and accounts are eliminated in consolidation.

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Funds Held in Trust for Clients:

   Funds held in trust for clients are restricted amounts held for client trust fund. A corresponding liability is recorded by the Company and is included in other long-term liabilities.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 3 to 39 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                    (Dollars In Thousands, Except Per Share)

betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. No impairment has been recognized through November 30, 1998.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization and income taxes.

Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at November 30, 1998, and the results of its operations and its cash flows for the six months ended November 30, 1997 and 1998, as presented in the accompanying unaudited interim financial statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


NOTE 3--PROPERTY AND EQUIPMENT

   Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                    May 31,
                                                ----------------  November 30,
                                                 1997     1998        1998
                                                -------  -------  ------------
                                                                  (Unaudited)
     Property and equipment, net
        Furniture and fixtures................. $   663  $   729    $   740
       Computer equipment......................   1,538    1,729      2,035
       Automobiles.............................      31      --          41
       Leasehold improvements..................     249      261        261
                                                -------  -------    -------
                                                  2,481    2,719      3,077
       Less accumulated depreciation and
        amortization...........................  (1,063)  (1,485)    (1,720)
                                                -------  -------    -------
                                                $ 1,418  $ 1,234    $ 1,357
                                                =======  =======    =======

NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The following is a rollforward of activity within the allowance for doubtful accounts:

                                        Fiscal Year           Six Months
                                       Ended May 31,      Ended November 30,
                                     -------------------  ------------------
                                     1996   1997   1998     1997       1998
                                     -----  -----  -----  ---------  ---------
                                                             (Unaudited)
     Balance at beginning of peri-
      od............................ $ 474  $ 598  $ 885  $     885  $    693
     Additions to costs and ex-
      penses........................   619    579    375        327       260
     Less write-offs................  (495)  (292)  (567)      (185)     (241)
                                     -----  -----  -----  ---------  --------
     Balance at end of period....... $ 598  $ 885  $ 693  $   1,027  $    712
                                     =====  =====  =====  =========  ========

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

   Short-term debt consists of the following:

                                                           May 31,
                                                          --------- November 30,
                                                          1997 1998     1998
                                                          ---- ---- ------------
                                                                    (Unaudited)
     Line of credit...................................... $500 $--      $150
     Current maturities of long-term debt................  143  345      353
                                                          ---- ----     ----
         Total short-term debt........................... $643 $345     $503
                                                          ==== ====     ====

   The Company has available a $1,500 line of credit with Comerica Bank, used to finance short-term cash flow needs. Interest on the line is payable monthly at prime rate, and is collateralized by any of the Company's assets in the bank's possession. There are no significant covenants related to this line.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


Long-Term Debt:

   Long-term debt consists of the following:

                                                        May 31,
                                                      ------------  November 30,
                                                      1997   1998       1998
                                                      -----  -----  ------------
                                                                    (Unaudited)
     Notes payable, secured by certain assets of the
      Company, interest rates ranging from 8% to
      10%, maturities from August 2000 through
      December 2002.................................  $ 557  $ 716      $430
     Less current maturities of long-term debt......   (143)  (345)     (353)
                                                      -----  -----      ----
         Total long-term debt.......................  $ 414  $ 371      $ 77
                                                      =====  =====      ====

   Maturities on long-term debt are as follows:

     Fiscal Year:
     ------------
     1999................................................................. $345
     2000.................................................................  201
     2001.................................................................  123
     2002.................................................................   32
     2003.................................................................   15
                                                                           ----
         Total maturities of long-term debt............................... $716
                                                                           ====

NOTE 6--INCOME TAXES

   The provision for income taxes consists of:

                                             Fiscal Year        Six Months
                                                Ended              Ended
                                               May 31,         November 30,
                                           ------------------  --------------
                                           1996   1997  1998    1997    1998
                                           -----  ----  -----  -------  -----
                                                                (Unaudited)
     Income taxes currently payable
        Federal........................... $ 272  $ 90  $ 493  $   851  $ 510
       State..............................   198   186    222      153    149
                                           -----  ----  -----  -------  -----
                                             470   276    715    1,004    659
     Deferred income tax expense
      (benefit):
       Federal............................  (146)  (80)  (406)  (1,018)  (724)
       State..............................    (8)   (5)   (23)     (58)   (42)
                                           -----  ----  -----  -------  -----
         Total provision (benefit) for
          taxes........................... $ 316  $191  $ 286  $   (72) $(107)
                                           =====  ====  =====  =======  =====

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


    Deferred taxes are comprised of the following:

                                                     May 31,
                                                 ----------------  November 30,
                                                  1997     1998        1998
                                                 -------  -------  ------------
                                                                   (Unaudited)
     Current deferred tax liabilities:
       Accrual to cash adjustment............... $(1,230) $(1,245)    $ (719)
     Long-term deferred tax liabilities:
       Property and equipment...................     (33)     (36)       (36)
       Supplemental Executive Retirement Plan...     655    1,102      1,342
                                                 -------  -------     ------
         Total long-term deferred tax asset.....     622    1,066      1,306
                                                 -------  -------     ------
     Net deferred tax (liability) asset......... $  (608) $  (179)    $  587
                                                 =======  =======     ======

   The Company's income tax expense varied from the amounts resulting from applying the applicable U.S. federal statutory tax rate to pre-tax income as follows:

                                                                 Six Months
                                               Fiscal Year         Ended
                                              Ended May 31,     November 30,
                                              ----------------  -------------
                                              1996  1997  1998  1997    1998
                                              ----  ----  ----  ------ ------
                                                                (Unaudited)
     Tax provision (benefit) at U.S. federal
      statutory rate........................  $ 51  $(61) $ 26  $ (58) $ (221)
     Net increase in life insurance cash
      surrender value.......................   (14)  (15)  (14)    (7)     (7)
     Nondeductible expenses.................    89    90    83     43      76
     State tax rate.........................     3    (3)    2    (12)    (16)
     State permanent differences............   187   180   189    106     119
                                              ----  ----  ----  -----  ------
     Total provision (benefit) for taxes....  $316  $191  $286  $  72  $  (49)
                                              ====  ====  ====  =====  ======

NOTE 7--LEASE COMMITMENTS

   The Company leases various office facilities and vehicles under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
     ------------
     1999............................................................... $1,042
     2000...............................................................  1,073
     2001...............................................................  1,090
     2002...............................................................  1,065
     2003...............................................................  1,091
     Thereafter.........................................................  1,276
                                                                         ------
     Total minimum lease payments....................................... $6,637
                                                                         ======

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


   Rent expense for all operating leases for the fiscal years ended May 31, 1996, 1997 and 1998 and the six months ended November 30, 1997 and 1998 was $993, $1,077, $1,129, $550 (unaudited) and $585 (unaudited), respectively.

NOTE 8--EMPLOYEE BENEFIT PLANS

401(k) Plan:

   The Company has a contributory defined contribution benefit plan covering substantially all employees who have completed one year of service and have attained the age of 21. Company contributions are discretionary and amounted to $150, $150, $115, $72 (unaudited) and $88 (unaudited) for the fiscal years ended May 31, 1996, 1997 and 1998 and the six months ended November 30, 1997 and 1998, respectively.

Supplemental Executive Retirement Plan:

   During November 1995, the Company adopted a Supplemental Executive Retirement Plan (SERP) to provide benefits to certain shareholders and employees (the Participants) or their beneficiaries. A Participant becomes eligible to participate in the SERP on June 1 of the following the Participant's second anniversary as an account executive.

   If the Participants retire from employment with the Company on or after attaining age 65, they are entitled to an annual SERP benefit of 66.67% of their highest three year average compensation for the period following their eligibility to participate in the SERP. If the Participant retires from the Company prior to obtaining age 65, the benefit otherwise payable is multiplied by a scheduled vesting factor corresponding to the Participant's total years of service. If the Participant retires as a result of a total and permanent disability or dies before retiring, the Participant's (or their beneficiaries') supplemental disability benefit is deemed to be 33.33% of the Participant's highest three year average compensation for the period following their eligibility to participate in the SERP, multiplied by a scheduled vesting factor corresponding to the Participant's total years of service. In all cases, SERP benefits are payable for a period of seven years.

   The Company may terminate or freeze benefits under the SERP at any time, provided it commences payment of the present value of the Participant's vested benefit at the time of such termination.

   Net deferred compensation cost for the Company includes the following components:

                                                             Fiscal Year Ended
                                                                  May 31,
                                                             ------------------
                                                             1996  1997   1998
                                                             ---- ------ ------
     Service cost........................................... $203 $  344 $  384
     Interest cost..........................................  236    420    476
     Amortization of prior service cost.....................  219    348    348
                                                             ---- ------ ------
     Net deferred compensation cost......................... $658 $1,112 $1,208
                                                             ==== ====== ======

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


   Assumptions used in the development of pension data follow:

                                                         Fiscal Year Ended
                                                              May 31,
                                                         ---------------------
                                                         1996    1997    1998
                                                         -----   -----   -----
     Discount rate......................................   7.0%    7.0%    7.0%
     Rates of increase in compensation levels...........   4.0%    4.0%    4.0%

   The Company's SERP is currently unfunded. However, the Company does maintain life insurance policies on the SERP's participants. The following table presents the status of the Company's SERP benefits:

                                                             May 31,
                                                      ------------------------
                                                       1996    1997     1998
                                                      ------  -------  -------
     Projected benefit obligation:
       Active plan participants...................... $5,655  $ 6,419  $ 7,291
       Retirees......................................    --       --       --
                                                      ------  -------  -------
     Funded status................................... (5,655)  (6,419)  (7,291)
     Unrecognized prior service cost.................  4,997    4,649    4,301
     Unrecognized gain...............................    --       --        12
                                                      ------  -------  -------
     Accrued SERP cost............................... $ (658) $(1,770) $(2,978)
                                                      ======  =======  =======

NOTE 9--CONTINGENCIES

Litigation:

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 10--RELATED PARTY TRANSACTIONS

   Report Systems, Inc. (Report Systems) (which is owned by the shareholders of the Company) provides bookkeeping services to certain clients of the Company. Through the end of fiscal year 1997, the Company had leased computer equipment from Report Systems. Additionally, Report Systems provides certain bookkeeping services to the Company. The cost of these services were negotiated on an arms length basis and amounted to $130, $64, $10, $7 (unaudited) and $3 (unaudited) for the years ended May 31, 1996, 1997 and 1998 and the six months ended November 30, 1997 and 1998, respectively.

   Notes payable to shareholders represent amounts due under the partner bonus program. Partner bonuses are accrued at fiscal year end and repaid, together with interest, over the six month period ending December 31. The notes accrue interest at 8.25 percent.

   There are notes receivable from certain shareholders in the aggregate amount of $10, $15 and $25 (unaudited) at May 31, 1997 and 1998 and November 30, 1998, respectively, which are included with other assets.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


   The Company leases its Southfield, Michigan space from Lincoln Development Corporation, a company which is 50 percent owned by Follmer Rudzewicz Development. Follmer Rudzewicz Development is a limited partnership which is owned in part by Anthony P. Frabotta. The lease term began in 1988 and expires in 2004. The current annual rent is approximately $680, which increases over the term of the lease. The annual rent for the 2003 to 2004 term is approximately $736.

NOTE 11--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its stockholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the Company stockholders will create FRF Holding LLC and capitalize it with their stock of the Company. The Company will convert from a professional corporation to a business corporation. Thereafter, a wholly-owned subsidiary of CenterPoint will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

   In connection with the merger described in the previous paragraph, the shareholders have tentatively agreed to rescind all shareholders' benefits related to the SERP Plan described in Note 8.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Berry, Dunn, McNeil & Parker, Chartered

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Berry, Dunn, McNeil & Parker, Chartered at June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 9, 1999

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                     June 30,
                                                  ---------------  December 31,
                                                   1997    1998        1998
                                                  ------  -------  ------------
                                                                   (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...................... $1,167  $ 2,013     $   60
  Fees receivable, less allowance for doubtful
   accounts of $814, $924 and $847,
   respectively..................................  3,829    4,349      3,798
  Unbilled fees, at net realizable value.........  1,240    1,341      1,705
  Prepaid expenses and other current assets......    353      183        169
                                                  ------  -------     ------
    Total current assets.........................  6,589    7,886      5,732
Property and equipment, net......................  1,672    1,763      2,015
Intangible assets, net...........................    708    1,058      1,179
Deferred income taxes............................    460      423        423
Other assets.....................................     43       15         31
                                                  ------  -------     ------
    Total assets................................. $9,472  $11,145     $9,380
                                                  ======  =======     ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt................................ $2,268  $ 2,612     $2,038
  Due to principals..............................  3,721    4,906      3,101
  Accounts payable...............................    204       99        329
  Accrued employee compensation and related
   costs.........................................    635      785        745
  Deferred compensation..........................    380      619        694
  Deferred income taxes..........................    690      653        653
  Other accrued liabilities......................    222      208        334
                                                  ------  -------     ------
    Total current liabilities....................  8,120    9,882      7,894
Deferred compensation............................    628      542        500
Other long-term liabilities......................    --         4         75
                                                  ------  -------     ------
    Total liabilities............................  8,748   10,428      8,469
                                                  ------  -------     ------
Commitments and contingencies
Shareholders' equity:
  Common stock and contributed capital, no par
   value; 10,000 shares authorized, 31, 32 and 31
   common shares issued and outstanding at June
   30, 1997 and 1998 and December 31, 1998
   (unaudited), respectively.....................  1,167    1,222      1,357
  Accumulated deficit............................   (216)    (216)      (216)
  Related party advances.........................   (227)    (289)      (230)
                                                  ------  -------     ------
    Total shareholders' equity...................    724      717        911
                                                  ------  -------     ------
    Total liabilities and shareholders' equity... $9,472  $11,145     $9,380
                                                  ======  =======     ======

          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                        CONSOLIDATED STATEMENT OF INCOME

                                 (In Thousands)

                                     Fiscal Year              Six Months
                                   Ended June 30,         Ended December 31,
                               -------------------------  --------------------
                                1996     1997     1998      1997       1998
                               -------  -------  -------  ---------  ---------
                                                              (Unaudited)
Revenues:
  Professional services....... $14,844  $16,812  $17,916  $   7,229  $   7,975
                               -------  -------  -------  ---------  ---------
Expenses:
  Shareholder compensation and
   related costs..............   5,024    6,214    7,113      1,961      2,023
  Employee compensation and
   related costs..............   6,037    6,441    6,318      3,063      3,292
  Occupancy costs.............   1,188    1,248    1,256        558        642
  Office operating expenses...   1,434    1,690    1,811        532        627
  Other selling, general and
   administrative expenses....   1,105    1,175    1,338      1,087      1,256
                               -------  -------  -------  ---------  ---------
                                14,788   16,768   17,836      7,201      7,840
                               -------  -------  -------  ---------  ---------
    Operating income..........      56       44       80         28        135
                               -------  -------  -------  ---------  ---------
Other (income) expense:
  Interest expense............     275      291      326        194        167
  Interest income.............    (215)    (254)    (261)      (167)      (144)
  Other.......................      (4)       7       15          1        112
                               -------  -------  -------  ---------  ---------
                                    56       44       80         28        135
                               -------  -------  -------  ---------  ---------
Net income.................... $   --   $   --   $   --   $     --   $     --
                               =======  =======  =======  =========  =========




          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                              Common Stock               Related      Total
                              -------------  Accumulated  Party   Shareholders'
                              Shares Amount    Deficit   Advances    Equity
                              ------ ------  ----------- -------- -------------
Balance at June 30, 1995.....   21   $  857     $(216)    $(513)      $128
  Capital contributed by
   principals................    6      166       --        --         166
  Net decrease in related
   party advances............  --       --        --         88         88
                               ---   ------     -----     -----       ----
Balance at June 30, 1996.....   27    1,023      (216)     (425)       382
  Capital contributed by
   principals................    4      144       --        --         144
  Net decrease in related
   party advances............  --       --        --        198        198
                               ---   ------     -----     -----       ----
Balance at June 30, 1997.....   31    1,167      (216)     (227)       724
  Capital contributed by
   principals................    2       92       --        --          92
  Redemption of capital
   contributed by
   principals................   (1)     (37)      --        --         (37)
  Net increase in related
   party advances............  --       --        --        (62)       (62)
                               ---   ------     -----     -----       ----
Balance at June 30, 1998.....   32    1,222      (216)     (289)       717
Unaudited data:
  Capital contributed by
   principals................  --       190       --        --         190
  Redemption of capital
   contributed by
   principals................   (1)     (55)      --        --         (55)
  Net decrease in related
   party advances............  --       --        --         59         59
                               ---   ------     -----     -----       ----
Balance at December 31, 1998
 (unaudited).................   31   $1,357     $(216)    $(230)      $911
                               ===   ======     =====     =====       ====




          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                Six Months
                                         Fiscal Year          Ended December
                                       Ended June 30,               31,
                                   -------------------------  ----------------
                                    1996     1997     1998     1997     1998
                                   -------  -------  -------  -------  -------
                                                                (Unaudited)
Cash flows from operating
 activities:
  Net income...................... $   --   $   --   $   --   $   --   $   --
  Adjustments to reconcile net
   income to net cash provided by
   (used in) operating activities:
    Depreciation and
     amortization.................     599      810      908      476      568
    Provision for uncollectible
     fees receivable..............     233      210      278      108       59
    Loss on disposal of property
     and equipment................     --       --       --       --       118
    Changes in operating assets
     and liabilities:
      Fees receivable.............  (1,254)    (735)    (798)      23      492
      Unbilled fees...............     (12)    (233)    (101)    (477)    (364)
      Prepaid expenses and other
       current assets.............     (26)    (238)     (87)    (221)      14
      Due to principals...........     541    1,232    1,185     (618)  (1,544)
      Accounts payable............     115      (26)    (105)    (134)     230
      Other accrued liabilities...       5      154      (15)     (23)     126
      Accrued compensation and
       related costs..............    (181)     121      150      217     (301)
      Other.......................       9     (239)     157      205      105
                                   -------  -------  -------  -------  -------
        Net cash provided by (used
         in) operating
         activities...............      29    1,056    1,572     (444)    (497)
                                   -------  -------  -------  -------  -------
Cash flows from investing
 activities:
  Business acquisitions...........    (300)    (453)    (390)    (157)    (169)
  Purchase of property and
   equipment......................    (954)    (665)    (702)    (575)    (899)
  Other...........................     (19)     (15)      29       (2)      (8)
                                   -------  -------  -------  -------  -------
        Net cash used in investing
         activities...............  (1,273)  (1,133)  (1,063)    (734)  (1,076)
                                   -------  -------  -------  -------  -------
Cash flows from financing
 activities:
  Repayments (advances) to related
   parties........................      88      198      (62)      43       59
  Proceeds from (payments of)
   short-term debt, net...........     247      776      344       39     (574)
  Redemption of capital
   contributed by principals......     --       --       (37)     (37)     (55)
  Capital contributed by
   principals.....................     166      144       92       66      190
                                   -------  -------  -------  -------  -------
        Net cash provided by (used
         in) financing
         activities...............     501    1,118      337      111     (380)
                                   -------  -------  -------  -------  -------
Net increase (decrease) in cash
 and cash equivalents.............    (743)   1,041      846   (1,067)  (1,953)
Cash and cash equivalents at
 beginning of period..............     869      126    1,167    1,167    2,013
                                   -------  -------  -------  -------  -------
Cash and cash equivalents at end
 of period........................ $   126  $ 1,167  $ 2,013  $   100  $    60
                                   =======  =======  =======  =======  =======
Supplemental disclosures of cash
 flow information:
  Interest paid................... $   275  $   291  $   326  $   194  $   167

          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Berry, Dunn, McNeil & Parker, Chartered (the Company) provides professional accounting, auditing, tax and consulting services primarily in northern New England.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

   The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary, BDMP Decision Development, LLC. All significant intercompany transactions and accounts are eliminated in consolidation.

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value of services provided by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives or the shorter of asset life or lease term for leasehold improvements, generally ranging from 3 to 10 years. Expenditures for maintenance and repairs and minor renewals and betterments that do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation (amortization) accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment loss is recognized to the extent

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)

that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. No impairment has been recognized by the Company.

Intangible Assets:

   Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Substantially all goodwill is amortized on a straight-line basis over an estimated useful life of 40 years.

Investments:

   Investments in companies in which the Company has significant ownership and influence, but not control, are included in the consolidated financial statements under the equity method of accounting. Other investments in companies are stated at cost.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable and accrued liabilities approximate fair value.

Income Taxes:

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, unbilled fees, depreciation and amortization and income taxes.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at December 31, 1998, and the results of its operations and its cash flows for the six months ended December 31, 1997 and 1998, as presented in the accompanying unaudited interim financial statements.

NOTE 3--BUSINESS COMBINATIONS

   On January 10, 1995, the Company acquired the firm of Brooks & Carter (B&C) for one dollar and additional contingent consideration. The additional contingent consideration is based on actual cash receipts of future gross billings to former B&C clients for each calendar quarter during the period 1995 through 1999. However, the agreement limits the Company's payments to the former owners of B&C based on amounts that B&C had collected from its clients during 1994. Total payments made to the former owners of B&C for the years ended June 30, 1996, 1997 and 1998, and the six months ended December 31, 1998 (unaudited) were approximately $19, $30, $34 and $14, respectively. These amounts are being amortized over the remaining portion of a forty-year period from the date of acquisition.

   On January 31, 1995, the Company acquired the firm of Smith, Batchelder & Rugg ("SBR") for $117 and other consideration as described below. In addition, the Company paid a $425 note payable from SBR to State Street Bank and Trust Co. The purchase price consideration also includes payments of $38 per year for five years, plus variable percentages of cash receipts of future gross billings to former clients of SBR for and during the five year period starting February 1, 1995 and terminating January 31, 2000. Excluding the initial acquisition payment of $117, the maximum amount payable to the former owners of SBR under the terms of the purchase agreement is $1,688. Total payments made to the former owners of SBR for the years ended June 30, 1996, 1997 and 1998, and the six months ended December 31, 1998 (unaudited), were approximately $134, $245, $270 and $91, respectively. These amounts are being amortized over the remaining portion of a forty-year period from the date of acquisition.

   On January 1, 1996, the Company acquired the firm of Ade & Associates (Ade) for $45 and additional contingent consideration. The additional contingent consideration is based on actual cash receipts of future gross billings to former Ade clients for and during the seven year period commencing January 1, 1996, and terminating December 31, 2002, including all work-in-process as of December 31, 2002, for former clients of Ade, if and when collected by the Company. Total contingent payments made to the former owners of Ade for the years ended June 30, 1996, 1997 and 1998, and the six months ended December 31, 1998 (unaudited) were approximately $103, $178, $86 and $64, respectively. These amounts are being amortized over the remaining portion of a forty-year period from the date of acquisition.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


NOTE 4--SELECTED FINANCIAL STATEMENT INFORMATION

   Additional information concerning consolidated financial statement accounts include the following:

                                                   June 30,
                                                ----------------  December 31,
                                                 1997     1998        1998
                                                -------  -------  ------------
                                                                  (Unaudited)
     Property and equipment, net:
       Furniture and fixtures.................. $ 3,001  $ 2,942    $ 2,223
       Computer equipment......................     450      828        667
       Automobiles.............................     579      839        807
       Leasehold improvements..................     463      652        720
                                                -------  -------    -------
                                                  4,493    5,261      4,417
       Less accumulated depreciation and
        amortization...........................  (2,821)  (3,498)    (2,402)
                                                -------  -------    -------
                                                $ 1,672  $ 1,763    $ 2,015
                                                =======  =======    =======
     Intangible assets, net:
       Goodwill................................ $   744  $ 1,134    $ 1,291
       Less accumulated amortization...........     (36)     (76)      (112)
                                                -------  -------    -------
                                                $   708  $ 1,058    $ 1,179
                                                =======  =======    =======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The following is a rollforward of activity within the allowance for doubtful accounts:

                                                                   Six Months
                                             Fiscal Year Ended       Ended
                                                 June 30,         December 31,
                                            --------------------  -------------
                                            1996   1997    1998   1997    1998
                                            ----- ------  ------  ------ ------
                                                                  (Unaudited)
     Balance at beginning of period........ $ 536 $  789  $  814  $ 814  $  924
     Additions to costs and expenses.......   233    210     278    108      59
     Less (write-offs) recoveries..........    20   (185)   (168)   (27)   (136)
                                            ----- ------  ------  -----  ------
     Balance at end of period.............. $ 789 $  814  $  924  $ 895  $  847
                                            ===== ======  ======  =====  ======

NOTE 6--CREDIT FACILITIES

Short-Term Debt:

   Short-term debt consists of notes payable to shareholders' and shareholders' families, which bear interest at a variable rate of prime plus 1.0%. Amounts are due upon demand. The prime rate was 8.5 percent, 8.5 percent and 7.75 percent at June 30, 1997, 1998 and December 31, 1998, respectively.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


   In addition, the Company has a $3 million line of credit with Peoples Heritage Bank, with interest payable monthly at prime plus 0.5 percent, expiring November 1, 1999. At June 30, 1997 and 1998 and December 31, 1998 (unaudited), there were no borrowings outstanding under the line of credit. The line of credit is collateralized by substantially all assets of the Company, and guaranteed by the Company's shareholders.

NOTE 7--INCOME TAXES

   Deferred taxes are comprised of the following:

                                                          June 30,
                                                          --------- December 31,
                                                          1997 1998     1998
                                                          ---- ---- ------------
                                                                    (Unaudited)
     Long-term deferred tax assets:
       Deferred compensation............................. $252 $225     $225
       Net operating loss carryforward...................  159  141      141
       Property and equipment............................   49   57       57
                                                          ---- ----     ----
         Total long-term deferred tax assets.............  460  423      423
     Deferred tax liabilities:
       Intangible assets.................................  166  119      119
       Accrual to cash adjustment........................  524  534      534
                                                          ---- ----     ----
         Total deferred tax liabilities..................  690  653      653
                                                          ---- ----     ----
     Net deferred tax liability.......................... $230 $230     $230
                                                          ==== ====     ====

NOTE 8--LEASE COMMITMENTS

   The Company leases various office facilities and equipment under noncancelable lease agreements, which expire at various dates through November 2011. Certain of these leases allow the Company, at its option to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
     ------------
     1999............................................................... $  707
     2000...............................................................    707
     2001...............................................................    735
     2002...............................................................    681
     2003...............................................................    608
     Thereafter.........................................................  3,353
                                                                         ------
     Total minimum lease payments....................................... $6,791
                                                                         ======

   Rent expense for all operating leases for the fiscal years ended June 30, 1996, 1997 and 1998, and the six months ended December 31, 1997 and 1998 was $717, $603, $806, $395 (unaudited) and $433 (unaudited), respectively.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


NOTE 9--EMPLOYEE BENEFIT PLANS

401(k) and Profit Sharing Plan:

   The Company has a contributory defined contribution benefit plan covering substantially all employees. Total Company contributions to the plan for the fiscal years ended June 30, 1996, 1997 and 1998, and the six months ended December 31, 1997 and 1998 was $504, $493, $503, $256 (unaudited) and $252
(unaudited), respectively.

Deferred Compensation Plan:

   The Company has a nonqualified deferred compensation plan with its retired principals for retirement benefits earned by the retired principals through 1985 under a benefit plan which is no longer in place, and undistributed shareholder income related to a change in the Company's fiscal year end during 1990. The benefit to retired principals is paid in 120 equal monthly instalments. In addition, unpaid salaries and bonuses payable to the retired principals are included in the deferred compensation balances. These amounts bear interest at prime plus 1.5 percent.

NOTE 10--SHAREHOLDERS' EQUITY

   Each shareholder of the Company (Shareholder) is issued one share of the Company's no par common stock upon admission as a shareholder. The price of each share is determined by the Board of Directors. After five years as a principal, a Shareholder is required to have a capital contribution equal to 50 percent of their salary. Upon retirement, resignation, death, or other defined events, each Shareholder or Shareholder beneficiary has the right to receive the amount paid to the Company by each Shareholder for his/her share of common stock.

NOTE 11--COMMITMENTS AND CONTINGENCIES

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 12--RELATED PARTY TRANSACTIONS

   Prior to June 30, 1996, the Company loaned $438 to BDMP Realty LLC (BDMP), a related party owned by the Company's principals, for the purchase of certain real property. The loan bears interest at prime and does not require scheduled payments. The Company also periodically advances funds to its shareholders.

   Loans to BDMP and advances to shareholders have been included in the consolidated balance sheet as related party advances.

   The Company also leases the Bangor office from BDMP under a 15-year lease. Annual rent is $230 and the lease is renewable for two periods of five years each.

   As described in Note 7, the Company periodically receives loans from the Company's Shareholders and Shareholders' families.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


   Amounts due to principals consist of accrued bonuses and accrued salaries. Accrued bonuses and salaries earn interest at prime plus 1.5 percent.

NOTE 13--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its stockholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the Company stockholders will transfer their Company shares to a newly formed Maine limited liability company ("BDM&P Holdings"). The Company will be converted from a professional corporation to a business corporation. A wholly-owned subsidiary of CenterPoint will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Urbach Kahn & Werlin PC

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Urbach Kahn & Werlin PC at October 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 9, 1999

                            URBACH KAHN & WERLIN PC

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                    October 31,
                                                  ----------------  January 31,
                                                   1997     1998       1999
                                                  -------  -------  -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...................... $    18  $   189    $    25
  Marketable securities..........................   1,028    1,152      1,292
  Fees receivable, less allowance for doubtful
   accounts of $1,070,
   $1,177 and $1,294 (unaudited), respectively...   6,905    7,741      7,656
  Unbilled fees, at net realizable value.........     138      299        836
  Due from shareholders..........................     394      570        799
  Prepaid expenses and other current assets......     821      829        709
                                                  -------  -------    -------
    Total current assets.........................   9,304   10,780     11,317
Property and equipment, net......................     778      699        982
Investments......................................     667      927      1,048
Deferred income taxes............................   2,075    2,188      2,248
Other assets.....................................     239      319        347
                                                  -------  -------    -------
    Total assets................................. $13,063  $14,913    $15,942
                                                  =======  =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt................................ $   429  $   946    $   721
  Accounts payable...............................     407      340      1,593
  Accrued compensation and related costs to
   employees.....................................     265      249        261
  Accrued compensation and related costs to
   shareholders..................................     882    1,337      1,076
  Deferred compensation..........................     294      262        257
  Deferred income taxes..........................   2,353    2,603      2,805
  Other accrued liabilities......................     159      564        464
                                                  -------  -------    -------
    Total current liabilities....................   4,789    6,301      7,177
Long-term debt...................................   2,068    1,622      1,513
Deferred compensation............................   4,475    4,805      4,896
Other............................................     --       149        149
                                                  -------  -------    -------
    Total liabilities............................  11,332   12,877     13,735
                                                  -------  -------    -------
Commitments and contingencies
Shareholders' equity:
  Common stock, $.01 par value; 100,000 shares
   authorized,
   17,690, 18,425 and 18,425 (unaudited) common
   shares issued
   and outstanding at October 31, 1997 and 1998
   and January 31,
   1999, respectively............................     --       --         --
  Additional paid-in-capital.....................   2,958    3,186      3,199
  Accumulated other comprehensive income.........      91      151        232
  Accumulated deficit............................  (1,318)  (1,301)    (1,224)
                                                  -------  -------    -------
    Total shareholders' equity...................   1,731    2,036      2,207
                                                  -------  -------    -------
    Total liabilities and shareholders' equity... $13,063  $14,913    $15,942
                                                  =======  =======    =======

                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                              STATEMENT OF INCOME

                                 (In Thousands)

                                           Fiscal Year        Three Months
                                        Ended October 31,   Ended January 31,
                                        ------------------  ------------------
                                          1997      1998      1998      1999
                                        --------  --------  --------  --------
                                                               (Unaudited)
Revenues:
  Professional services................ $ 16,012  $ 17,085  $  3,678  $  4,346
                                        --------  --------  --------  --------
Expenses:
  Shareholder compensation and related
   costs...............................    4,798     4,853       752     1,221
  Employee compensation and related
   costs...............................    6,590     7,147     1,674     1,817
  Occupancy costs......................    1,036     1,136       280       282
  Office operating expenses............      674       736       188       171
  Depreciation and amortization........      222       261        60        79
  Other selling, general and
   administrative expenses.............    2,385     2,727       679       605
                                        --------  --------  --------  --------
                                          15,705    16,860     3,633     4,175
                                        --------  --------  --------  --------
    Operating income...................      307       225        45       171
                                        --------  --------  --------  --------
Other (income) expense:
  Interest expense.....................      594       643       127       148
  Interest income......................      (78)     (108)      (12)      (13)
  Other................................     (489)     (435)      (73)     (124)
                                        --------  --------  --------  --------
                                              27       100        42        11
                                        --------  --------  --------  --------
Income before provision for income
 taxes.................................      280       125         3       160
Provision for income taxes.............      172       105        12        83
                                        --------  --------  --------  --------
Net income (loss)...................... $    108  $     20  $     (9) $     77
                                        ========  ========  ========  ========



                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                                                 Accumulated
                          Common Stock   Additional                 Other         Total         Total
                          --------------  Paid-in-  Accumulated Comprehensive Shareholders' Comprehensive
                          Shares  Amount  Capital     Deficit      Income        Equity        Income
                          ------  ------ ---------- ----------- ------------- ------------- -------------
Balance at October 31,
 1996...................  17,835   $--     $2,944     $(1,299)      $--          $1,645
  Cash dividends, $.17
   per share............     --     --        --           (3)       --              (3)
  Issuances of common
   stock/ payments of
   subscriptions........   1,125    --        333         --         --             333
  Retirement of common
   stock................  (1,270)   --       (319)       (124)       --            (443)
  Unrealized gain on
   available for sale
   securities...........     --     --        --          --          91             91         $ 91
  Net income............     --     --        --          108        --             108          108
                          ------   ----    ------     -------       ----         ------         ----
   Total comprehensive
    income..............     --     --        --          --         --             --          $199
                                                                                                ====
Balance at October 31,
 1997...................  17,690    --      2,958      (1,318)        91          1,731
  Cash dividends, $.17
   per share............     --     --        --           (3)       --              (3)
  Issuances of common
   stock/ payments of
   subscriptions........     735    --        228         --         --             228
  Unrealized gain on
   available for sale
   securities...........     --     --        --          --          60             60         $ 60
  Net income............     --     --        --           20        --              20           20
                          ------   ----    ------     -------       ----         ------         ----
   Total comprehensive
    income..............     --     --        --          --         --             --          $ 80
                                                                                                ====
Balance at October 31,
 1998...................  18,425    --      3,186      (1,301)       151          2,036
Unaudited data:
  Issuances of common
   stock/ payments of
   subscriptions........     --     --         13         --         --              13
  Unrealized gain on
   available for sale
   securities...........     --     --        --          --          81             81         $ 81
  Net income............     --     --        --           77        --              77           77
                          ------   ----    ------     -------       ----         ------         ----
   Total comprehensive
    income..............     --     --        --          --         --             --          $158
                                                                                                ====
Balance at January 31,
 1999 (unaudited).......  18,425   $--     $3,199     $(1,224)      $232         $2,207
                          ======   ====    ======     =======       ====         ======


                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                     Three
                                                   Fiscal Year      Months
                                                      Ended          Ended
                                                   October 31,    January 31,
                                                  --------------  ------------
                                                   1997    1998   1998   1999
                                                  -------  -----  -----  -----
                                                                  (Unaudited)
Cash flows from operating activities:
  Net income (loss).............................. $   108  $  20  $  (9) $  77
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
    Depreciation and amortization................     222    261     60     79
    Change in deferred income taxes..............     148    105     11     83
    Increase in related entities' and investment
     equity......................................    (367)  (346)   (84)  (121)
    Changes in current assets and liabilities:
      Fees receivable............................     126   (836)   (11)    85
      Unbilled fees..............................      92   (161)  (626)  (537)
      Prepaid expenses and other current assets..    (253)    (8)   225    120
      Accounts payable...........................    (607)   (67)   178  1,253
      Accrued liabilities........................     (74)   405    245   (101)
      Accrued compensation and related costs to
       employees.................................    (173)   (16)   (39)    12
      Accrued compensation and related costs to
       shareholders..............................      45    455     (2)  (261)
      Deferred compensation......................     602    298    117     86
      Other......................................     140     47      2      1
                                                  -------  -----  -----  -----
        Net cash provided by operating
         activities..............................       9    157     67    776
                                                  -------  -----  -----  -----
Cash flows from investing activities:
  Due from shareholders..........................      41   (176)  (153)  (229)
  Purchase of property and equipment.............    (283)  (187)   (48)  (362)
  Dividends from corporate joint venture equity
   investment....................................     176     85    --     --
  Purchase of investments........................     (37)   (31)   --     --
  Other..........................................     (75)   (40)   --     (28)
                                                  -------  -----  -----  -----
        Net cash used in investing activities....    (178)  (349)  (201)  (619)
                                                  -------  -----  -----  -----
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.......   1,700    --     --     --
  Payments of long-term debt.....................    (296)  (429)  (106)  (109)
  Proceeds from (payments of) short-term debt,
   net...........................................  (1,100)   500    351   (225)
  Payments of dividends..........................      (3)    (3)   --     --
  Proceeds from issuance of common stock/payments
   of subscriptions..............................     333    228     15     13
  Payments to retire common stock................    (443)   --     --     --
  Other..........................................     (10)    67    --     --
                                                  -------  -----  -----  -----
        Net cash provided by (used in) financing
         activities..............................     181    363    260   (321)
                                                  -------  -----  -----  -----
Net increase (decrease) in cash and cash
 equivalents.....................................      12    171    126   (164)
Cash and cash equivalents at beginning of
 period..........................................       6     18     18    189
                                                  -------  -----  -----  -----
Cash and cash equivalents at end of period....... $    18  $ 189  $ 144  $  25
                                                  =======  =====  =====  =====
Supplemental disclosures of cash flow
 information:
  Interest paid.................................. $   238  $ 254  $  46  $  48
  Income taxes paid.............................. $    11  $  34  $   9  $   6

                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

The Company:

   Urbach Kahn & Werlin PC (the Company or UKW), which was founded in 1964, is a professional accountancy corporation engaged in providing tax, accounting and auditing, and consulting services. The Company is headquartered in Albany, New York and also conducts its practice in five other operating offices, which are located in: Glens Falls, NY; Poughkeepsie, NY; New York, NY; Los Angeles, CA; and Washington, DC.

NOTE 2--RELATED ENTITIES AND INVESTMENTS

   The accounts and operations of several entities which are affiliated with the Company through partnership arrangements and/or common stock investments are not material, are generally carried at the Company's net equity and are classified as investments. The Company's interest in a corporate joint venture, which provides malpractice insurance to its members, is also carried at net equity in underlying net assets and is also classified as an investment.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Marketable Securities:

   The Company accounts for marketable securities in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)

   Marketable securities consisted of investments in equity securities and are classified as available for sale securities. At October 31, 1997 and 1998 and January 31, 1999, the fair market value of the marketable securities exceeds the adjusted cost. The unrealized gains, net of deferred income taxes, are reported as an increase to shareholders' equity.

   Marketable securities consisted of:

                                                        October 31,
                                                       ------------- January 31,
                                                        1997   1998     1999
                                                       ------ ------ -----------
                                                                     (Unaudited)
     Adjusted cost.................................... $  889 $  920   $  920
     Unrealized holding gains.........................    139    232      372
                                                       ------ ------   ------
     Fair market value................................ $1,028 $1,152   $1,292
                                                       ====== ======   ======

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 4 to 10 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Intangible Assets:

   Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in practice acquisitions accounted for under the purchase method. Substantially all goodwill is amortized on a straight-line basis over an estimated useful life of 40 years.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. No impairment has been recognized through October 31, 1998.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)

tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization, income taxes and deferred compensation liability.

Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at January 31, 1999, and the results of its operations and its cash flows for the three months ended January 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 4--SELECTED FINANCIAL STATEMENT INFORMATION

   Additional information concerning consolidated financial statement accounts include the following:

                                                    October 31,
                                                   --------------  January 31,
                                                    1997    1998      1999
                                                   ------  ------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures..................... $3,656  $3,795    $4,153
       Leasehold improvements.....................    648     696       700
                                                   ------  ------    ------
                                                    4,304   4,491     4,853
       Less accumulated depreciation and
        amortization.............................. (3,526) (3,792)   (3,871)
                                                   ------  ------    ------
                                                   $  778  $  699    $  982
                                                   ======  ======    ======
     Prepaid expenses and other current assets:
       Prepaid insurance.......................... $  299  $  306    $  169
       Prepaid taxes..............................     81      65       106
       Prepaid rent...............................    150     166       --
       Other receivables..........................    128     138       121
       Notes receivables..........................     75      83        60
       Other......................................     88      71       253
                                                   ------  ------    ------
                                                   $  821  $  829    $  709
                                                   ======  ======    ======
     Other accrued liabilities:
       401K employer matching contribution........ $   60  $  245    $  259
       Other......................................     99     319       205
                                                   ------  ------    ------
                                                   $  159  $  564    $  464
                                                   ======  ======    ======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The following is a rollforward of activity within the allowance for doubtful accounts:

                                                Fiscal Year Ended   Three Months
                                                   October 31,         Ended
                                                ------------------  January 31,
                                                  1997      1998        1999
                                                --------  --------  ------------
                                                                    (Unaudited)
     Balance at beginning of period............ $  1,385  $  1,070     $1,177
     Additions to costs and expenses...........      174       420        117
     Less write-offs...........................     (489)     (313)       --
                                                --------  --------     ------
     Balance at end of period.................. $  1,070  $  1,177     $1,294
                                                ========  ========     ======

                            URBACH KAHN & WERLIN PC

                            (Dollars In Thousands)


NOTE 6--CREDIT FACILITIES

Short-Term Debt:

   Short-term debt consists of the following:

                                                            October
                                                              31,
                                                           --------- January 31,
                                                           1997 1998    1999
                                                           ---- ---- -----------
                                                                     (Unaudited)
     Lines of credit...................................... $--  $500    $275
     Current maturities of long-term debt.................  429  446     446
                                                           ---- ----    ----
       Total short-term debt.............................. $429 $946    $721
                                                           ==== ====    ====

   The Company has several bank lines of credit with borrowing capacity of $6,000. The interest rates range from prime plus .25 percent to prime minus
1.25 percent. The lines of credit are unsecured. The most significant covenant related to these lines is a debt to equity ratio.

Long-Term Debt:

   Long-term debt consists of the following:

                                                     October 31,
                                                    --------------  January 31,
                                                     1997    1998      1999
                                                    ------  ------  -----------
                                                                    (Unaudited)
     Note payable, unsecured, interest rates
      ranging from 8% to 8.5%. Maturities from
      April 2001 through July 2004................. $2,497  $2,068    $1,959
     Less current maturities of long-term debt.....   (429)   (446)     (446)
                                                    ------  ------    ------
       Total long-term debt........................ $2,068  $1,622    $1,513
                                                    ======  ======    ======

   Maturities on long-term debt as of October 31, 1998, including capital lease obligations, are as follows:

     Fiscal Year:
     ------------
     1999............................................................... $  446
     2000...............................................................    467
     2001...............................................................    364
     2002...............................................................    264
     2003...............................................................    287
     Thereafter.........................................................    240
                                                                         ------
       Total maturities of long-term debt............................... $2,068
                                                                         ======

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 7--INCOME TAXES

   The provision for income taxes consists of:

                                                      Fiscal Year Three Months
                                                         Ended    Ended January
                                                      October 31,      31,
                                                      ----------- -------------
                                                      1997  1998   1998   1999
                                                      ----- ----- ------ ------
                                                                   (Unaudited)
     Income taxes currently payable:
       State......................................... $  24 $ --  $   1  $  --
                                                      ----- ----- -----  ------
                                                         24   --      1     --
     Deferred income tax expense (benefit):
       Federal.......................................   128    81     9      67
       State.........................................    20    24     2      16
                                                      ----- ----- -----  ------
         Total provision for income taxes............ $ 172 $ 105 $  12  $   83
                                                      ===== ===== =====  ======

   Deferred taxes are comprised of the following:

                                                      October 31,
                                                     ------------- January 31,
                                                      1997   1998     1999
                                                     ------ ------ -----------
                                                                   (Unaudited)
     Long-term deferred tax assets:
       Deferred compensation........................ $1,880 $2,018   $2,078
       Fixed assets.................................    112    120      120
       Net operating loss and tax credit
        carryforwards...............................     83     50       50
                                                     ------ ------   ------
         Total long-term deferred tax assets........  2,075  2,188    2,248
                                                     ------ ------   ------
     Current deferred tax liabilities:
       Accrual to cash adjustments..................  2,305  2,522    2,665
       Unrealized gains on investments..............     48     81      140
                                                     ------ ------   ------
         Total current deferred tax liabilities.....  2,353  2,603    2,805
                                                     ------ ------   ------
     Net deferred tax liability..................... $  278 $  415   $  557
                                                     ====== ======   ======

   The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                      Fiscal Year
                                                         Ended    Three Months
                                                      October 31,    Ended
                                                      ----------- January 31,
                                                      1997  1998      1999
                                                      ----- ----- ------------
                                                                  (Unaudited)
     Income taxes currently payable:
       U.S. federal statutory rate................... $  98 $  44     $55
       State income taxes, net of federal income tax
        benefit......................................    44    24      16
       Non-deductible expenses.......................    30    37      12
                                                      ----- -----     ---
     Actual income tax provision..................... $ 172 $ 105     $83
                                                      ===== =====     ===

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 8--LEASE COMMITMENTS

   The Company leases its office facilities under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option, to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows as of October 31, 1998:

     Fiscal Year:
     ------------
     1999............................................................... $  827
     2000...............................................................    682
     2001...............................................................    682
     2002...............................................................    635
     2003...............................................................    535
     Thereafter.........................................................    871
                                                                         ------
       Total minimum lease payments..................................... $4,232
                                                                         ======

   Rent expense for all operating leases for the fiscal years ended October 31, 1997 and 1998 and the three months ended January 31, 1998 and 1999 was $915, $1,043, $253 (unaudited) and $264 (unaudited), respectively.

NOTE 9--EMPLOYEE BENEFIT PLANS

401(k) Plan:

   The Company contributes to a 401(k) employee retirement plan based upon requirements to fund benefits for covered employees. The Company matches ten percent of an employee's contribution up to six percent of an employee's salary.

Deferred Compensation:

   The Company is liable, under the terms of its wage continuation plan, for deferred benefits to active shareholders and retired shareholders or beneficiaries of deceased shareholders. The benefits are based on years of service and average annual compensation levels, as defined.

   The Company is required to purchase all shares of stock held by a retiring shareholder at the close of the fiscal year in which the separation takes place.

   Net deferred compensation cost for the Company includes the following components:

                                                                    Fiscal Year
                                                                       Ended
                                                                    October 31,
                                                                    -----------
                                                                    1997  1998
                                                                    ----- -----
     Service cost.................................................. $ 141 $ 144
     Interest cost.................................................   355   389
     Amortization of prior service cost............................    58    58
                                                                    ----- -----
     Net deferred compensation cost................................ $ 554 $ 591
                                                                    ===== =====

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


   Assumptions used in the development of pension data follow:

                                                                     Fiscal Year
                                                                        Ended
                                                                     October 31,
                                                                     -----------
                                                                     1997  1998
                                                                     ----- -----
     Discount rate..................................................  7.5%  7.5%
     Rates of increase in compensation levels.......................  4.0%  4.0%

   The Company's deferred compensation plan is not funded. The following table presents the status of the Company's deferred compensation benefits:

                                                                October 31,
                                                              ----------------
                                                               1997     1998
                                                              -------  -------
     Projected benefit obligation:
       Retirees.............................................. $ 1,393  $ 1,223
       Active participants...................................   3,387    3,796
     Funded status...........................................  (4,780)  (5,019)
     Unrecognized prior service cost.........................     234      175
     Unrecognized gain.......................................    (223)    (223)
                                                              -------  -------
     Accrued deferred compensation cost...................... $(4,769) $(5,067)
                                                              =======  =======

NOTE 10--SHAREHOLDERS' EQUITY

   Shareholders' equity accounts are reported net of related amounts due from the respective individuals for the portion of common stock that the Company considers subscribed. The terms of subscription arrangements with shareholders generally provide for payments (with interest) over a five-year term. The number of common shares recognized as issued (1,125 shares in 1997 and 735 shares in 1998) were substantially all subscribed shares. Additional paid-in capital is only recognized as cash payments are made.

   On November 1, 1997, Common Stock (1,125 shares) was issued to new shareholders in the amount of $333, including payments of subscriptions. Also in 1997, Common Stock (1,270 shares) was acquired and retired on April 1 and August 1 for consideration totaling $443.

   On November 1, 1998, Common Stock (735 shares) was issued to new shareholders in the amount of $228, including payments of subscriptions.

   Dividends were declared and paid in both 1997 and 1998 in the amounts of $3.

NOTE 11--CONTINGENCIES

Litigation:

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 12--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its shareholders entered into a definitive agreement with a newly formed Massachusetts corporation (the "UKW Company"). The shareholders of UKW Company will exchange all their stock for proportionate membership interests in a newly formed Delaware limited liability company ("UKW LLC"). Thereafter, CenterPoint will merge with and into UKW LLC. All of the UKW LLC interests will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former shareholders of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Self Funded Benefits, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Self Funded Benefits, Inc. d/b/a Insurance Design Administrators at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 5, 1999

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                                  December 31,
                                                                  -------------
                                                                   1997   1998
                                                                  ------ ------
ASSETS
Current assets:
  Cash and cash equivalents...................................... $  194 $  857
  Restricted cash................................................    190    --
  Administration fees and commissions receivable.................    708    675
  Funds held for customers.......................................    612    660
  Prepaid expenses and other current assets......................     28    160
  Due from principal.............................................    --     164
                                                                  ------ ------
    Total current assets.........................................  1,732  2,516
Property and equipment, net......................................    966    747
Due from principal...............................................    155    --
Other assets-security deposits...................................     43     38
                                                                  ------ ------
    Total assets................................................. $2,896 $3,301
                                                                  ====== ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.............................. $  200 $  153
  Accounts payable...............................................     53    123
  Accrued liabilities............................................    266    185
  Accrued compensation and related costs.........................     62     91
  Deferred income................................................     69    --
  Current portion of customer deposits...........................    526    660
                                                                  ------ ------
    Total current liabilities....................................  1,176  1,212
Long-term debt, less current portion.............................    309    154
Customer deposits, less current portion..........................     86    --
                                                                  ------ ------
    Total liabilities............................................  1,571  1,366
                                                                  ------ ------
Commitments and contingencies
Shareholders' equity:
  Common stock, no par value; 200 shares authorized, 150 common
   shares issued and outstanding.................................    --     --
  Additional paid-in-capital.....................................    208    208
  Retained earnings..............................................  1,117  1,727
                                                                  ------ ------
    Total shareholders' equity...................................  1,325  1,935
                                                                  ------ ------
    Total liabilities and shareholders' equity................... $2,896 $3,301
                                                                  ====== ======


                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                                  Year Ended
                                                                 December 31,
                                                                 --------------
                                                                  1997    1998
                                                                 ------  ------
Revenues:
  Administration fees........................................... $6,583  $6,703
  Reinsurance commissions.......................................  1,960   1,343
  Other.........................................................  1,213   2,887
                                                                 ------  ------
                                                                  9,756  10,933
                                                                 ------  ------
Expenses:
  Employee compensation and related costs.......................  6,047   6,361
  Occupancy costs...............................................    296     299
  Other operating expenses......................................  1,121   1,132
  Depreciation and amortization.................................    206     242
  Other selling, general and administrative expenses............  1,045   1,377
                                                                 ------  ------
                                                                  8,715   9,411
                                                                 ------  ------
    Operating income............................................  1,041   1,522
                                                                 ------  ------
Other (income) expense:
  Interest expense..............................................     28      32
  Interest income...............................................    (80)    (77)
  Other.........................................................    132      82
                                                                 ------  ------
                                                                     80      37
                                                                 ------  ------
Income before provision for income taxes........................    961   1,485
Provision for income taxes......................................     31      25
                                                                 ------  ------
Net income...................................................... $  930  $1,460
                                                                 ======  ======




                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                Common Stock  Additional              Total
                                -------------  Paid-in-  Retained Shareholders'
                                Shares Amount  Capital   Earnings    Equity
                                ------ ------ ---------- -------- -------------
Balance at January 1, 1997.....  150    $--      $208     $1,167     $1,375
  Cash dividends, $6,533 per
   share.......................  --      --       --        (980)      (980)
  Net income...................  --      --       --         930        930
                                 ---    ----     ----     ------     ------
Balance at December 31, 1997...  150     --       208      1,117      1,325
  Cash dividends, $5,666 per
   share.......................  --      --       --        (850)      (850)
  Net income...................  --      --       --       1,460      1,460
                                 ---    ----     ----     ------     ------
Balance at December 31, 1998...  150    $--      $208     $1,727     $1,935
                                 ===    ====     ====     ======     ======






                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                 Year Ended
                                                                December 31,
                                                                --------------
                                                                1997    1998
                                                                -----  -------
Cash flows from operating activities:
  Net income................................................... $ 930  $ 1,460
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..............................   206      242
    Loss on disposal of property and equipment.................    49       82
    Changes in current assets and liabilities:
      Administration fees and commissions receivable...........  (215)      33
      Funds held for customers.................................   190      (48)
      Restricted cash..........................................    (6)     190
      Prepaid expenses and other current assets................   (11)    (132)
      Accounts payable.........................................    19       70
      Accrued liabilities......................................   216      (81)
      Accrued compensation and related costs...................    26       29
      Deferred income..........................................   (47)     (69)
      Customer deposits........................................  (275)      48
      Other....................................................   (86)      (4)
                                                                -----  -------
        Net cash provided by operating activities..............   996    1,820
                                                                -----  -------
Cash flows from investing activities:
  Purchase of property and equipment...........................  (451)    (105)
                                                                -----  -------
        Net cash used in investing activities..................  (451)    (105)
                                                                -----  -------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.....................   400      --
  Payments of long-term debt...................................  (150)    (202)
  Payments of dividends........................................  (980)    (850)
                                                                -----  -------
        Net cash used in financing activities..................  (730)  (1,052)
                                                                -----  -------
Net increase (decrease) in cash and cash equivalents...........  (185)     663
Cash and cash equivalents at beginning of year.................   379      194
                                                                -----  -------
Cash and cash equivalents at end of year....................... $ 194  $   857
                                                                =====  =======
Supplemental disclosures of cash flow information:
  Interest paid................................................ $  28  $    32
  Income taxes paid............................................ $  29  $    27


                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Self Funded Benefits, Inc. d/b/a Insurance Design Administrators (the Company) administers self-funded benefit plans of employees of their customers in both the public sector and private industry primarily in New Jersey.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills administration fees for administering their customers' self-insured health plans. Administration fees are based on a fixed amount per eligible life per month. The Company receives reinsurance commissions from the various reinsurance carriers utilized. The reinsurance commissions are determined by the terms of the reinsurance carrier agreements. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts. As of December 31, 1997 and 1998, the Company has determined that no allowance for doubtful accounts was necessary.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterment's which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, administration fees and commissions receivable, accounts payable, accrued liabilities and debt approximate fair value.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)

Income Taxes:

   During the year ended December 31, 1995, the Company elected S corporation status for Federal and New Jersey income tax purposes. The Company received a tax determination letter approving the S corporation status from the Internal Revenue Service. This election resulted in an elimination of Federal income taxes and a reduction of New Jersey income taxes at the corporation level.

   State income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Customer Deposits:

   The Company holds client funds as deposits to pay claims of participants in various self insurance plans. The related asset is accounted for as funds held for customers and the corresponding liability is accounted for as customer deposits on the balance sheet.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of administration fees and commissions receivable. Receivables are not collateralized and, as a result, management continually monitors the financial condition of its clients and requires customer deposits for certain customers to reduce the risk of loss.

Sales Concentration:

   A significant portion of the Company's total revenue comes from several major customers. The following is a summary of the customers and corresponding revenue for customers which consists of 10 percent or more of the Company's total revenue for the years ended December 31, 1997 and 1998:

                                                                  December 31,
                                                                  -------------
     Customer                                                      1997   1998
     --------                                                     ------ ------
     County of Bergen............................................ $1,228 $  995
     Trump Casino Services, LLC..................................  1,583  1,556
     North Jersey School.........................................  1,212  1,199
                                                                  ------ ------
                                                                  $4,023 $3,750
                                                                  ====== ======

Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)

results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization and income taxes.

NOTE 3--PROPERTY AND EQUIPMENT

   Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                                 December 31,
                                                                ---------------
                                                                 1997    1998
                                                                ------  -------
     Property and equipment, net:
       Furniture and fixtures.................................. $  349  $   284
       Computer equipment and software.........................  1,444    1,626
       Automobiles.............................................     14       14
       Leasehold improvements..................................     74       70
                                                                ------  -------
                                                                 1,881    1,994
       Less accumulated depreciation and amortization..........   (915)  (1,247)
                                                                ------  -------
                                                                $  966  $   747
                                                                ======  =======

NOTE 4--LONG-TERM DEBT

   Long-term debt consists of the following:

                                                                      December
                                                                         31,
                                                                      ---------
                                                                      1997 1998
                                                                      ---- ----
     Notes payable, secured by certain assets of the Company,
      interest rate 7.5% to 11.5%, maturities from 1999 through
      2002........................................................... $506 $307
     Other...........................................................    3  --
                                                                      ---- ----
                                                                       509  307
     Less current maturities of long-term debt.......................  200  153
                                                                      ---- ----
       Total long-term debt.......................................... $309 $154
                                                                      ==== ====

   Maturities on long-term debt are as follows:

     1999................................................................. $153
     2000.................................................................  106
     2001.................................................................   34
     2002.................................................................   14
                                                                           ----
       Total maturities of long-term debt................................. $307
                                                                           ====

NOTE 5--LEASE COMMITMENTS

   The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable operating lease agreements, which expire at various dates. Certain of these leases allow the

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)

Company, at its option to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     1999............................................................... $  285
     2000...............................................................    255
     2001...............................................................    253
     2002...............................................................    230
     2003...............................................................    230
     Thereafter.........................................................    211
                                                                         ------
       Total minimum lease payments..................................... $1,464
                                                                         ======

   Rent expense for all operating leases for the fiscal years ended December 31, 1997 and 1998 was $253 and $269, respectively.

NOTE 6--EMPLOYEE BENEFIT PLAN

401(k) Plan:

   The Company has a 401(K) plan in which all full time employees can participate. Employees can contribute up to 15 percent of their earnings. The Company matches 40 percent of the employees' contributions up to a maximum of 5 percent of compensation. The 401(K) employee benefit expense for the fiscal years ended December 31, 1997 and 1998 was $39 and $37, respectively.

NOTE 7--COMMITMENTS AND CONTINGENCIES

Litigation:

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Letter of Credit:

   The Company obtained a letter of credit from Bergen Commercial Bank for the benefit of a health insurance carrier on January 5, 1993 for $250. On January 5, 1998, the letter of credit was reduced to $200. The letter of credit was secured by a restricted money market account at the bank and expired on December 31, 1998. Letter of credit fees incurred by the Company for each of the years ended December 31, 1997 and 1998 were $1.

NOTE 8--RELATED PARTY TRANSACTIONS

   The Company purchased certain leasehold improvements and travel related services from two companies owned by a shareholder of the Company. During the fiscal years ended December 31, 1997 and 1998, these expenditures totaled $74 and $14, respectively. There were no outstanding payable balances related to these purchased items or services as of December 31, 1997 and 1998.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)


   The Company has a loan receivable balance due from a shareholder of the Company. The outstanding balance of the loan as of December 31, 1997 and 1998 was $155 and $164, respectively. The loan bears interest at 5.63 percent and
5.85 percent as of December 31, 1997 and 1998, respectively.

NOTE 9--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its stockholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which a wholly-owned subsidiary of CenterPoint will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Grace & Company, P.C.

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Grace & Company, P.C. at December 31, 1998, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 12, 1999

                             GRACE & COMPANY, P.C.

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                                   December 31,
                                                                       1998
                                                                   ------------
ASSETS
Current assets:
  Cash............................................................    $    6
  Fees receivable, less allowance for doubtful accounts of $761...     1,531
  Unbilled fees, at net realizable value..........................       815
  Prepaid expenses and other current assets.......................       204
                                                                      ------
    Total current assets..........................................     2,556
Property and equipment, net.......................................       515
Cash surrender value of life insurance............................       993
Deferred income taxes.............................................        11
Other assets......................................................        30
                                                                      ------
    Total assets..................................................    $4,105
                                                                      ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt.................................................    $  742
  Due to shareholders.............................................       601
  Accounts payable................................................       160
  Accrued compensation and related costs..........................       530
  Deferred income taxes...........................................       766
  Other accrued liabilities.......................................        93
                                                                      ------
    Total current liabilities.....................................     2,892
Long-term debt....................................................       419
                                                                      ------
    Total liabilities.............................................     3,311
                                                                      ------
Commitments
Shareholders' equity:
  Common stock, $1 stated value; 30,000 shares authorized, 16,500
   shares issued and 15,000 outstanding...........................        17
  Additional paid-in-capital......................................       350
  Treasury stock, 1,500 shares....................................       (89)
  Retained earnings...............................................       516
                                                                      ------
    Total shareholders' equity....................................       794
                                                                      ------
    Total liabilities and shareholders' equity....................    $4,105
                                                                      ======


                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
Revenues:
  Professional services............................................    $9,691
Expenses:
  Member compensation and related costs............................     2,709
  Employee compensation and related costs..........................     5,075
  Occupancy costs..................................................       406
  Office operating expenses........................................        95
  Depreciation and amortization....................................       190
  Other selling, general and administrative expenses...............       689
                                                                       ------
                                                                        9,164
                                                                       ------
    Operating income...............................................       527
                                                                       ------
Other (income) expense:
  Interest expense.................................................       122
  Interest income..................................................       (23)
  Other............................................................      (135)
  Loss on equity investment........................................        40
                                                                       ------
                                                                            4
                                                                       ------
Income before provision for income taxes...........................       523
Provision for income taxes.........................................       232
                                                                       ------
Net income.........................................................    $  291
                                                                       ======



                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                                    Treasury
                         Common Stock  Additional     Stock                  Total
                         -------------  Paid-in-  ------------- Retained Shareholders'
                         Shares Amount  Capital   Shares Amount Earnings    Equity
                         ------ ------ ---------- ------ ------ -------- -------------
Balance at December 31,
 1997................... 13,500  $14      $182    1,500   $(89)   $225       $332
  Issuances of common
   stock................  3,000    3       168      --     --      --         171
  Net income............    --   --        --       --     --      291        291
                         ------  ---      ----    -----   ----    ----       ----
Balance at December 31,
 1998................... 16,500  $17      $350    1,500   $(89)   $516       $794
                         ======  ===      ====    =====   ====    ====       ====





                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                    Year Ended
                                                                   December 31,
                                                                       1998
                                                                   ------------
Cash flows from operating activities:
  Net income......................................................     $291
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.................................      190
    Change in deferred income taxes...............................      127
    Changes in operating assets and liabilities:
      Fees receivable.............................................     (581)
      Unbilled fees...............................................      113
      Prepaid expenses and other current assets...................       44
      Other assets................................................      (15)
      Accounts payable............................................       (3)
      Accrued compensation and related costs......................      (13)
      Other accrued liabilities...................................       84
                                                                       ----
        Net cash provided by operating activities.................      237
                                                                       ----
Cash flows from investing activities:
  Purchase of property and equipment..............................     (328)
  Proceeds from sale of property and equipment....................        6
  Increase in cash surrender value................................     (171)
                                                                       ----
        Net cash used in investing activities.....................     (493)
                                                                       ----
Cash flows from financing activities:
  Proceeds from issuance of long-term debt........................      450
  Payments of long-term debt......................................      (77)
  Payments of short-term debt, net................................     (292)
  Issuance of common stock........................................      171
                                                                       ----
        Net cash provided by financing activities.................      252
                                                                       ----
Net decrease in cash..............................................       (4)
Cash at beginning of period.......................................       10
                                                                       ----
Cash at end of period.............................................     $  6
                                                                       ====
Supplemental disclosures of cash flow information:
  Interest paid...................................................     $134
  Income taxes paid...............................................     $ 20



                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Grace & Company, P.C. (the Company) is a full service firm of professional accountants and business advisors serving privately-held companies and their owners and is based in St. Louis, Missouri.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 3 to 10 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash, fees receivable, accounts payable, notes payable, accrued liabilities and debt approximate fair value.

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)

Income Taxes:

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowance for doubtful accounts, net realizability of unbilled fees, depreciation and amortization, and income taxes.

NOTE 3--PROPERTY AND EQUIPMENT

   Property and equipment, net reflected on the accompanying balance sheet is comprised of the following:

                                                                    December 31,
                                                                        1998
                                                                    ------------
      Property and equipment, net:
        Furniture and fixtures.....................................    $  663
        Computer equipment.........................................     1,079
        Automobiles................................................        47
        Leasehold improvements.....................................        56
                                                                       ------
                                                                        1,845
        Less accumulated depreciation and amortization.............    (1,330)
                                                                       ------
                                                                       $  515
                                                                       ======

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)


NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The rollforward of activity within the allowance for doubtful accounts is as follows:

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
     Balance at beginning of period................................     $903
     Additions to costs and expenses...............................       96
     Recoveries of previously reserved amounts.....................     (105)
     Less write-offs...............................................     (133)
                                                                        ----
     Balance at end of period......................................     $761
                                                                        ====

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

   Short-term debt consists of the following:

                                                                    December 31,
                                                                        1998
                                                                    ------------
     Line of credit................................................     $595
     Current maturities of long-term debt..........................      147
                                                                        ----
       Total short-term debt.......................................     $742
                                                                        ====

   The Company has a $1,600 line of credit with Commerce Bank, N.A. with interest payable monthly at the Federal Funds rate plus 2.75 percent expiring April 30, 1999. The line of credit is collateralized by accounts receivable, unbilled fees and all fixed assets. The line of credit is also partially guaranteed by nine shareholders of the Company. Each shareholder has guaranteed $100. The most significant covenant related to this line requires the Company to maintain a minimum tangible net worth of not less than $1,100.

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)


Long-Term Debt:

   Long-term debt consists of the following:

                                                                 December 31,
                                                                     1998
                                                                 ------------
     Notes payable, secured by certain assets of the Company,
      interest rate 7.90% to 8.33%, maturities from April 2001
      through October 2002......................................    $ 566
     Less current maturities of long-term debt..................     (147)
                                                                    -----
       Total long-term debt.....................................    $ 419
                                                                    =====

     The notes payable include $118 due to former shareholders of the Company.

     Maturities of long-term debt are as follows:
     1999.......................................................    $ 147
     2000.......................................................      148
     2001.......................................................      197
     2002.......................................................       49
     2003.......................................................        5
     Thereafter.................................................       20
                                                                    -----
       Total maturities of long-term debt.......................    $ 566
                                                                    =====

NOTE 6--INCOME TAXES

   The provision for income taxes consists of:

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
     Income taxes currently payable:
       Federal.....................................................     $ 94
       State.......................................................       11
                                                                        ----
     Deferred income tax expense (benefit):
       Federal.....................................................      114
       State.......................................................       13
                                                                        ----
         Total provision for income taxes..........................     $232
                                                                        ====

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)


   Deferred taxes are comprised of the following:

                                                                    December 31,
                                                                        1998
                                                                    ------------
     Long-term deferred tax assets:
       Property and equipment/intangible assets....................    $  11
                                                                       -----
         Total long-term deferred tax assets.......................       11
     Current deferred tax liabilities:
       Accrual to cash.............................................     (766)
                                                                       -----
         Total current deferred tax liabilities....................     (766)
                                                                       -----
     Net deferred tax liability....................................    $(755)
                                                                       =====

   The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
     U.S. federal statutory rate...................................      35%
     State income taxes, net of federal income tax benefit.........       4
     Meals and entertainment.......................................       5
                                                                        ---
     Effective income tax rate.....................................      44%
                                                                        ===

NOTE 7--LEASE COMMITMENTS

   The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option to extend the lease term. Future minimum lease payments under noncancelable operating leases are as follows at December 31, 1998:

     1999............................................................... $  576
     2000...............................................................    576
     2001...............................................................    552
     2002...............................................................    561
     2003...............................................................    505
     Thereafter.........................................................  1,115
                                                                         ------
     Total minimum lease payments....................................... $3,885
                                                                         ======

   Rent expense for all operating leases for the year ended December 31, 1998 was $399.

NOTE 8--EMPLOYEE BENEFIT PLAN

401(k) Plan:

   The Company offers a qualified contributory 401k plan (the Plan) to all its employees. Employee participation in the Plan is optional; participants contribute at least one percent but no more than 18 percent of

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)

base compensation. The Company makes a matching contribution based on the amount of eligible employee contributions. The Company matches 50 percent of the first 4 percent of the eligible contributions made by employees. The Company's total expense for this plan was $112 in 1998.

NOTE 9--COMMITMENTS

   The Company entered into an agreement with a current non-equity principal to guarantee that principal's base salary through September 30, 2004.

NOTE 10--RELATED PARTY TRANSACTIONS

   In September 1998, the Company invested $40 in Better Business Methods
(BBM). The Company subsequently loaned $184 to BBM for working capital needs. The Company also had an obligation to guarantee or loan up to an additional $176. For the period from investment through disposition, the Company recorded its 50 percent equity share in BBM's net losses substantially eliminating the carrying value of the investment.

   Effective December 1, 1998, the Company sold its investment and note receivable to Grace Capital, LLP whose partners are largely comprised of shareholders of the Company. Both transactions were consummated at net book value. In connection with this sale, the Company was relieved of all obligations for additional funding to BBM.

   The Company has a receivable of $11 from employees for expense advances.

   The Company has a note payable of $21 on behalf of shareholders which was paid in January 1999.

   The Company has $840 in notes payable to shareholders and principals of the Company. The notes payable are offset by receivables from the shareholders of $55. These notes are payable on demand and, if no demand is made, then payable in full on December 31, 1999.

NOTE 11--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its shareholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the stockholders of the Company have transferred their Company shares to a newly formed Missouri limited liability partnership ("Grace Capital"). The Company will be converted from a professional corporation to a business corporation. Thereafter, a wholly-owned subsidiary of CenterPoint will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Holthouse Carlin & Van Trigt LLP

In our opinion, the accompanying balance sheet and the related statements of income, of partners' capital equity and of cash flows present fairly, in all material respects, the financial position of Holthouse Carlin & Van Trigt LLP at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 31, 1999

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                                 BALANCE SHEET

                                 (In Thousands)

                                                                  December 31,
                                                                  -------------
                                                                   1997   1998
                                                                  ------ ------
ASSETS
Current assets:
  Cash and cash equivalents...................................... $  524 $  644
  Marketable securities..........................................    273    285
  Fees receivable, less allowance for doubtful accounts of $443 and $655, respectively........................................  1,394  1,816
  Unbilled fees, at net realizable value.........................    493    610
  Prepaid expenses and other current assets......................     63     15
                                                                  ------ ------
    Total current assets.........................................  2,747  3,370
Property and equipment, net......................................    219    276
Other assets.....................................................     28     44
                                                                  ------ ------
    Total assets................................................. $2,994 $3,690
                                                                  ====== ======
LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accounts payable............................................... $   63 $   71
  Accrued compensation and related costs.........................     26     72
  Accrued vacation...............................................     58    104
                                                                  ------ ------
    Total current liabilities....................................    147    247
                                                                  ------ ------
Commitments and contingencies
Partners' equity
    Total partners' capital accounts.............................  2,847  3,443
                                                                  ------ ------
    Total liabilities and partners' equity....................... $2,994 $3,690
                                                                  ====== ======


                See accompanying Notes to Financial Statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                                  Year Ended
                                                                 December 31,
                                                                 --------------
                                                                  1997    1998
                                                                 ------  ------
Revenues:
  Professional services......................................... $7,720  $9,446
                                                                 ------  ------
Expenses:
  Employee compensation and related costs.......................  2,617   3,089
  Occupancy costs...............................................    286     360
  Office operating expenses.....................................    306     326
  Depreciation and amortization.................................     55      73
  Other selling, general and administrative expenses............    801     819
                                                                 ------  ------
                                                                  4,065   4,667
                                                                 ------  ------
    Operating income............................................  3,655   4,779
                                                                 ------  ------
Other (income) expense:
  Interest income...............................................    (31)    (25)
  Other.........................................................      5     --
                                                                 ------  ------
                                                                   (26)     (25)
                                                                 ------  ------
Net income...................................................... $3,681  $4,804
                                                                 ======  ======



                See accompanying Notes to Financial Statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                         STATEMENT OF PARTNERS' EQUITY

                                 (In Thousands)

                                                                         Total
                                                                       Partners'
                                                                        Equity
                                                                       ---------
Balance at December 31, 1996..........................................  $2,696
  Net income..........................................................   3,681
  Partners' withdrawals...............................................  (3,530)
                                                                        ------
Balance at December 31, 1997..........................................   2,847
  Net income..........................................................   4,804
  Partners' withdrawals...............................................  (4,238)
  Capital contribution................................................      30
                                                                        ------
Balance at December 31, 1998..........................................  $3,443
                                                                        ======




                See accompanying Notes to Financial Statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                Year Ended
                                                               December 31,
                                                              ----------------
                                                               1997     1998
                                                              -------  -------
Cash flows from operating activities:
  Net income................................................. $ 3,681  $ 4,804
  Adjustments to reconcile net income to net cash provided by
   (used in) operating activities:
    Depreciation and amortization............................      55       73
    Bad debt expense.........................................     281      340
    Changes in current assets and liabilities:
      Fees receivable........................................    (309)    (762)
      Unbilled fees..........................................     (77)    (117)
      Prepaid expenses and other assets......................       9       31
      Accounts payable.......................................      11        8
      Accrued compensation and related costs.................     (18)      46
      Accrued vacation.......................................      58       46
                                                              -------  -------
        Net cash provided by operating activities............   3,691    4,469
                                                              -------  -------
Cash flows from investing activities:
  Purchase of property and equipment.........................    (104)    (130)
  Purchase of investments....................................    (178)    (148)
  Proceeds from sale of investments..........................     167      136
                                                              -------  -------
        Net cash used in investing activities................    (115)    (142)
                                                              -------  -------
Cash flows from financing activities:
  Payments of partner capital................................  (3,531)  (4,237)
  Capital contributed by principals..........................     --        30
                                                              -------  -------
        Net cash used in financing activities................  (3,531)  (4,207)
                                                              -------  -------
Net increase in cash and cash equivalents....................      45      120
Cash and cash equivalents at beginning of period.............     479      524
                                                              -------  -------
Cash and cash equivalents at end of period................... $   524  $   644
                                                              =======  =======


                See accompanying Notes to Financial Statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Holthouse Carlin & Van Trigt LLP (the Company) was formed in 1991 as a general partnership pursuant to the provisions of the California Uniform Partnership Act and provides tax, accounting and consulting services for closely-held businesses and the related individuals primarily in the southern California region. In 1996, the Company elected to convert from a general partnership to a registered limited liability partnership pursuant to the California Corporations Code.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Marketable Securities:

   The Company accounts for marketable securities in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

   Marketable securities consisted of investments in various state and local city debt securities and are classified as available for sale. At December 31, 1997 and 1998, the fair market value of the securities approximated their original cost.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                             (Dollars In Thousands)

All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable and accrued liabilities approximate fair value.

Income Taxes:

   The Company is a limited liability partnership. As such, the Company has no current or deferred income tax assets or liabilities outstanding at December 31, 1997 and 1998 as the taxes associated with net income of the Company is borne by the individual partners.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowance for doubtful accounts, unbilled fees, depreciation and amortization and the valuation of investments.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                             (Dollars In Thousands)

NOTE 3--SELECTED FINANCIAL STATEMENT INFORMATION

   Additional information concerning financial statement accounts include the following:

                                                                 December 31,
                                                                 --------------
                                                                  1997    1998
                                                                 ------  ------
     Property and equipment, net:
       Furniture and fixtures................................... $  206  $  268
       Computer equipment.......................................    173     241
                                                                 ------  ------
                                                                    379     509
       Less accumulated depreciation and amortization...........   (160)   (233)
                                                                 ------  ------
                                                                 $  219  $  276
                                                                 ======  ======
     Prepaid expenses and other current assets:
       Prepaid expenses......................................... $   35  $    2
       Employee receivables.....................................     28      13
                                                                 ------  ------
                                                                 $   63  $   15
                                                                 ======  ======

NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The following is a rollforward of activity within the allowance for doubtful accounts:

                                                                  Year Ended
                                                                 December 31,
                                                                 --------------
                                                                  1997    1998
                                                                 ------  ------
     Balance at beginning of period............................. $  309  $  443
     Additions to costs and expenses............................    282     343
     Write-offs.................................................   (148)   (131)
                                                                 ------  ------
     Balance at end of period................................... $  443  $  655
                                                                 ======  ======

NOTE 5--LEASE COMMITMENTS

   The Company leases various office facilities under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option to extend the lease term at the end of the original lease term, generally at fair market rates. Future minimum lease payments under noncancelable operating leases are as follows:

     1999............................................................... $  347
     2000...............................................................    357
     2001...............................................................    316
     2002...............................................................    233
     2003...............................................................    175
                                                                         ------
        Total minimum lease payments.................................... $1,428
                                                                         ======

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                             (Dollars In Thousands)

   Rent expense for all operating leases for the fiscal years ended December 31, 1997 and 1998, are $242 and $291, respectively.

NOTE 6--LINE OF CREDIT

   The Company has a line of credit available with Union Bank of California at December 31, 1997 and 1998 in the amount of $250. There were no balances outstanding on this line at December 31, 1997 or 1998.

NOTE 7--EMPLOYEE BENEFIT PLAN

401(K):

   The Company sponsors the Holthouse Carlin & Van Trigt 401(K) Plan which is available to all of its employees. The employees are eligible to participate in the plan after 90 days of employment. The plan is contributory by the employee only as the Company makes no matching contribution.

NOTE 8--PARTNERS' EQUITY

   The Company is a California Registered limited liability partnership with seven common partners, one of which is the managing partner. In accordance with the Partnership agreement each partner contributed $30 to the partners' applicable capital account upon acceptance. One new partner was accepted during 1998 increasing the total number of partners from six partners in 1997 to seven partners in 1998.

NOTE 9--CONTINGENCIES

Litigation:

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 10--RELATED PARTY TRANSACTIONS

   The Company has loans outstanding to certain of its employees, excluding partners, during 1997 and 1998. These loans are for the employees' personal uses and are collected via monthly payroll deductions since inception. The Company decided to eliminate the issuance of such loans during 1998. Employee loans totaled $28 and $13 at December 31, 1997 and 1998.

   One of the Company's partners is a partial owner of a legal service firm located in Orange County, California. This legal service firm is a client of the Company during 1997 and 1998. There were no material transactions with this legal service firm during 1997 or 1998.

   Certain partners of the Company are investors in business ventures conducted by certain of the Company's clients. All of these clients receive only tax consultation services from the Company. The respective partners' investments are made and held individually rather than by the Company at December 31, 1997 and 1998.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                             (Dollars In Thousands)

NOTE 11--SUBSEQUENT EVENTS

   Effective January 1, 1999, the Company admitted William L. Warburton as a probationary partner bringing the total number of partners to eight. As a probationary partner, Mr. Warburton does not have voting privileges for a period of two years, other than the right to vote on any prospective partner.

Cornerstone Transaction (Unaudited):

   In March 1999, the Company and its stockholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the Company will transfer all of its assets to a newly formed Delaware limited liability company ("HCVT Company") followed by a dissolution of the Company. Thereafter, seven wholly-owned subsidiaries and one wholly-owned limited liability company of CenterPoint will merge with and into the seven corporate members of HCVT Company and the sole limited liability company member of HCVT Company, respectively. All of the Company's outstanding partnership interests will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company divest its attest functions prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of The Reppond Companies

In our opinion, the accompanying combined balance sheet and the related combined statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of The Reppond Company, Inc., the Reppond Administrators L.L.C. and Verasource Excess Risk Ltd. (collectively, The Reppond Companies or the Company) at December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                             THE REPPOND COMPANIES

                             COMBINED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                                   December 31,
                                                                       1998
                                                                   ------------
ASSETS
Current assets:
  Cash and cash equivalents.......................................    $  148
  Accounts receivable.............................................       842
  Prepaid expenses................................................        77
                                                                      ------
    Total current assets..........................................     1,067
Property and equipment, net.......................................       792
Deferred income taxes-non-current.................................         7
Other assets......................................................        27
                                                                      ------
    Total assets..................................................    $1,893
                                                                      ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt.................................................    $  368
  Accounts payable................................................       248
  Accrued compensation and related costs..........................       243
  Income taxes payable............................................       103
  Deferred income taxes...........................................       120
  Other accrued liabilities.......................................         5
                                                                      ------
    Total current liabilities.....................................     1,087
Long-term debt....................................................       130
                                                                      ------
    Total liabilities.............................................     1,217
                                                                      ------
Commitments
Shareholders' equity:
  Members' equity of the Reppond Administrators L.L.C.............       (26)
  Common stock of The Reppond Company, $1 par value; 50,000 shares
   authorized; 500 shares issued and outstanding..................         1
  Common stock of Verasource Excess Risk Ltd., $1 par value;
   50,000 shares authorized; 250 shares issued and outstanding....       --
  Additional paid-in capital......................................        56
  Note receivable from shareholder................................       (28)
  Retained earnings...............................................       673
                                                                      ------
    Total shareholders' equity....................................       676
                                                                      ------
    Total liabilities and shareholders' equity....................    $1,893
                                                                      ======

            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                          COMBINED STATEMENT OF INCOME

                                 (In Thousands)

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
Revenue:
  Commission.......................................................    $6,423
  Fee for service..................................................     1,469
                                                                       ------
                                                                        7,892
                                                                       ------
Expenses:
  Producer compensation and related costs..........................     2,359
  Employee compensation and related costs..........................     2,708
  Occupancy costs..................................................       391
  Office operating expenses........................................       501
  Depreciation and amortization....................................       332
  Other selling, general and administrative expenses...............     1,090
                                                                       ------
                                                                        7,381
                                                                       ------
    Operating income...............................................       511
                                                                       ------
Other (income) expense:
  Interest expense.................................................        72
  Interest income..................................................       (43)
  Other............................................................        22
                                                                       ------
                                                                           51
                                                                       ------
Income before provision for income taxes...........................       460
Provision for income taxes.........................................       113
                                                                       ------
Net income.........................................................    $  347
                                                                       ======


            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                      Members'
                     Common Stock  Equity of the  Common Stock
                        of the        Reppond     of Verasource
                        Reppond    Administrators Excess Risk,                         Note      Accumulated
                        Company        L.L.C.         Ltd.      Additional          Receivable      Other         Total
                     ------------- -------------- -------------  Paid-in   Retained    from     Comprehensive Shareholders'
                     Shares Amount     Amount     Shares Amount  Capital   Earnings Shareholder Income (Loss)    Equity
                     ------ ------ -------------- ------ ------ ---------- -------- ----------- ------------- -------------
Balance at January
 1, 1998...........   500    $ 1       $(215)      313    $--      $70       $518      $(28)        $(10)         $336
 Repurchase of
  62.5 shares of
  Verasource
  stock............   --     --          --        (63)    --      (14)        (3)      --           --            (17)
 Unrealized loss
  on marketable
  securities.......   --     --          --        --      --      --         --        --            10            10
 Net income........   --     --          189       --      --      --         158       --           --            347
                      ---    ---       -----       ---    ----     ---       ----      ----         ----          ----
   Total
    comprehensive
    income.........
Balance at December
 31, 1998..........   500    $ 1       $ (26)      250    $--      $56       $673      $(28)        $--           $676
                      ===    ===       =====       ===    ====     ===       ====      ====         ====          ====
                         Total
                     Comprehensive
                        Income
                     -------------
Balance at January
 1, 1998...........
 Repurchase of
  62.5 shares of
  Verasource
  stock............
 Unrealized loss
  on marketable
  securities.......      $ 10
 Net income........       490
                     -------------
   Total
    comprehensive
    income.........      $500
                     =============
Balance at December
 31, 1998..........




            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                        COMBINED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                    Year Ended
                                                                   December 31,
                                                                       1998
                                                                   ------------
Cash flows from operating activities:
  Net income......................................................    $ 347
  Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization..................................      332
   Changes in current operating assets and liabilities:
      Accounts receivable.........................................       41
      Prepaid expenses and other current assets...................      (38)
      Accounts payable............................................      102
      Accrued compensation and related costs......................       78
      Income taxes payable........................................      184
      Deferred income taxes.......................................      (67)
      Other assets................................................      (20)
                                                                      -----
        Net cash provided by operating activities.................      959
                                                                      -----
Cash flows from investing activities:
  Purchase of property and equipment..............................     (301)
                                                                      -----
        Net cash used in investing activities.....................     (301)
                                                                      -----
Cash flows from financing activities:
  Payments of long-term debt......................................     (346)
  Repurchase of common stock......................................      (17)
  Payments of short-term debt, net................................     (185)
                                                                      -----
        Net cash used in financing activities.....................     (548)
                                                                      -----
Net increase in cash and cash equivalents.........................      110
Cash and cash equivalents at beginning of period..................       38
                                                                      -----
Cash and cash equivalents at end of year..........................    $ 148
                                                                      =====
Supplemental disclosures of cash flow information:
  Interest paid...................................................    $  72
  Income taxes paid...............................................    $ 111

            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   The Reppond Companies (the Company) comprises three business entities, The Reppond Company, Inc. (TRC), Reppond Administrators L.L.C. (RA) and Verasource Excess Risk Ltd. (VS).

   TRC is a group insurance brokerage firm in the Pacific Northwest primarily marketing group medical, dental and life insurance products. Ben Reppond and Louis Baransky own 75 percent and 25 percent of TRC, respectively. TRC represents 77 percent of the Company's total revenues for the year ended December 31, 1998.

   RA provides administrative services for a fee primarily to TRC's client base. RA administers COBRA plans, flexible spending accounts, direct dental reimbursement and single billing. Ben and Deborah Reppond (husband and wife) and Louis Baransky own 99 percent and 1 percent of RA, respectively. RA represents 19 percent of the Company's total revenues for the year ended December 31, 1998.

   VS is a reinsurance brokerage firm marketing stop loss coverage to mid-size companies that wish to limit losses related to its self-insured plans. Ben Reppond and Scott Perry each own 50 percent of VS. VS represents 4 percent of the Company's total revenues for the year ended December 31, 1998.

NOTE 2--BASIS OF PRESENTATION

   The combined financial statements present the combined financial position and results of operations of TRC, RA and VS. TRC, RA and VS are related through common management. In view of their close operating and financial relationships, the preparation of combined financial statements is considered appropriate. The combined statements, however, do not refer to a legal entity. All significant transactions and accounts among TRC, RA and VS have been eliminated.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes commission income on the later of the effective date of the policy or the billing date. Contingent commissions are recorded when received. Service fee income is recognized as earned, which is over the period in which the services are provided.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on a straight-line basis over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 3 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

   Income taxes have been computed using the asset and liability approach for TRC and VS. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

   RA's members elected to treat RA as a partnership for federal and state income tax purposes. Under the election, RA's results of operations are passed through to, and taken into account by, its members in computing their individual tax liabilities. These items are not taxed at the entity's level; thus, no provision for income taxes has been made, with respect to RA, in the combined financial statements.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the combined financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for accounts receivable, depreciation and income taxes.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

NOTE 4--PROPERTY AND EQUIPMENT

    Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                                    December 31,
                                                                        1998
                                                                    ------------
     Property and equipment:
       Furniture and fixtures......................................   $   438
       Computer equipment..........................................       823
       Leasehold improvements......................................       103
       Office equipment............................................       302
       Vehicles....................................................        19
       Computer software...........................................       286
                                                                      -------
                                                                        1,971
     Less accumulated depreciation and amortization................    (1,179)
                                                                      -------
                                                                      $   792
                                                                      =======

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

   Short-term debt consists of the following:

                                                                    December 31,
                                                                        1998
                                                                    ------------
     Line of credit................................................     $183
     Current maturities of long-term debt..........................      185
                                                                        ----
       Total short-term debt.......................................     $368
                                                                        ====

   The Company has a $525 line of credit with The Commerce Bank of Washington, N.A. with interest payable monthly at prime (7.75 percent at December 31, 1998) plus 0.25 percent expiring April 30, 1999. The line of credit is collateralized by substantially all assets.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

Long-Term Debt:

   Long-term debt consists of the following:

                                                                   December 31,
                                                                       1998
                                                                   ------------
     Note payable, secured by certain assets of the Company,
      interest rate ofprime (7.75 percent at December 31, 1998)
      plus 0.25 percent...........................................     $315
     Less current maturities of long-term debt....................      185
                                                                       ----
         Total long-term debt.....................................     $130
                                                                       ====
     Maturities on long-term debt, are as follows:
     1999.........................................................     $185
     2000.........................................................      130
                                                                       ----
         Total maturities of long-term debt.......................     $315
                                                                       ====

NOTE 6--INCOME TAXES

   The provision for income taxes consists of:

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
     Income taxes currently payable:
       Federal.....................................................     $180
                                                                        ----
     Deferred income tax expense (benefit):
       Federal.....................................................      (67)
                                                                        ----
         Total provision for income taxes..........................     $113
                                                                        ====

   Deferred taxes are comprised of the following:

                                                                    December 31,
                                                                        1998
                                                                    ------------
     Non-current deferred tax assets:
       Property and equipment......................................     $  7
                                                                        ====
     Current deferred tax liabilities:
       Accrual to cash differences.................................     $116
       Unrealized losses...........................................        4
                                                                        ----
                                                                        $120
                                                                        ====

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

   The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                   Year Ended
                                                                  December 31,
                                                                      1998
                                                                  ------------
     U.S. federal statutory rate.................................      34%
     Limited liability company income not subject to level
      taxation...................................................     (14)
     Meals and entertainment.....................................       4
     Other.......................................................       1
                                                                      ---
     Effective income tax rate...................................      25%
                                                                      ===

NOTE 7--LEASE COMMITMENTS

   The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     1999                                                                $  325
     2000                                                                   369
     2001                                                                   382
     2002                                                                   388
     2003                                                                   388
                                                                         ------
     Total minimum lease payments....................................... $1,852
                                                                         ======

   Rent expense for all operating leases for the fiscal year ended December 31, 1998 was $386.

NOTE 8--EMPLOYEE BENEFIT PLAN

   The Company sponsors a defined contribution pension plan covering substantially all employees. At its discretion, the Company may make contributions to the plan up to 6 percent of employees wages. Contributions for the year ended December 31, 1998 were $25.

NOTE 9--RELATED PARTY TRANSACTIONS

   The December 31, 1998 accounts receivable balance includes a $17 receivable from a related party. This amount represents expenses that were paid by the Company on behalf of the related party.

   The Company is a party to a sublicense agreement in which it pays a related party approximately $25 per year for the use of a luxury box at the Key Arena in Seattle, Washington.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

NOTE 10--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its shareholders entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which three wholly owned subsidiaries of CenterPoint will merge with and into The Reppond Company, Inc., Reppond Administrators L.L.C. and Vera Source Excess Risk Ltd., respectively. All of the Company's outstanding shares and membership interests will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Members of Simione, Scillia, Larrow & Dowling LLC

In our opinion, the accompanying balance sheet and the related statements of income, of members' equity and of cash flows present fairly, in all material respects, the financial position of Simione, Scillia, Larrow & Dowling LLC at December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                                 BALANCE SHEET

                                 (In Thousands)

                                                                    December 31,
                                                                        1998
                                                                    ------------
ASSETS
Current assets:
  Cash and cash equivalents........................................    $  169
  Fees receivable, less allowance for doubtful accounts of $177....     1,562
  Notes receivable.................................................        12
  Unbilled fees, at net realizable value...........................       254
  Prepaid expenses and other current assets........................        23
                                                                       ------
    Total current assets...........................................     2,020
Property and equipment, net........................................       133
Fees receivable....................................................        43
Notes receivable...................................................        46
                                                                       ------
    Total assets...................................................    $2,242
                                                                       ======
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Short-term debt..................................................    $1,101
  Loans from managers..............................................        26
  Due to managers..................................................       152
  Accounts payable.................................................       115
  Accrued expenses.................................................       142
                                                                       ------
    Total current liabilities......................................     1,536
Long-term debt.....................................................       153
Deferred rent......................................................       113
                                                                       ------
    Total liabilities..............................................     1,802
                                                                       ------
Commitments and contingencies
Members' equity:
  Members..........................................................       --
  Managers.........................................................       440
                                                                       ------
    Total members' equity..........................................       440
                                                                       ------
    Total liabilities and members' equity..........................    $2,242
                                                                       ======

                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
Revenues:
  Professional services............................................    $6,217
                                                                       ------
Expenses:
  Members' and managers' compensation and related costs............     2,306
  Employee compensation and related costs..........................     2,090
  Occupancy costs..................................................       372
  Office operating expenses........................................       494
  Depreciation and amortization....................................        31
  Other selling, general and administrative expenses...............       467
                                                                       ------
                                                                        5,760
                                                                       ------
    Operating income...............................................       457
                                                                       ------
Other expense:
  Interest expense.................................................       130
  Other............................................................        50
                                                                       ------
                                                                          180
Net income.........................................................    $  277
                                                                       ======



                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                          STATEMENT OF MEMBERS' EQUITY

                                 (In Thousands)

                                                                         Total
                                                     Members' Managers' Members'
                                                      Equity   Equity    Equity
                                                     -------- --------- --------
Balance at January 1, 1998..........................   $--      $163      $163
Net income..........................................    --       277       277
                                                       ----     ----      ----
Balance at December 31, 1998........................   $--      $440      $440
                                                       ====     ====      ====




                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                    Year Ended
                                                                   December 31,
                                                                       1998
                                                                   ------------
Cash flows from operating activities:
  Net income......................................................    $ 277
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.................................       31
    Provision for losses on accounts receivable...................       56
    Changes in deferred rent expense..............................       17
    Changes in current assets and liabilities:
      Fees receivable.............................................     (266)
      Unbilled fees...............................................     (159)
      Prepaid expenses and other current assets...................       (2)
      Due to managers.............................................      152
      Accounts payable............................................      (10)
      Accrued expenses............................................       33
                                                                      -----
        Net cash provided by operating activities.................      129
                                                                      -----
Cash flows from investing activities:
  Purchase of property and equipment..............................      (11)
                                                                      -----
        Net cash used in investing activities.....................      (11)
                                                                      -----
Cash flows from financing activities:
  Payments of long-term debt......................................     (133)
  Proceeds from short-term debt...................................      197
  Payments of loans from members..................................      (16)
                                                                      -----
        Net cash provided by financing activities.................       48
                                                                      -----
Net increase in cash..............................................      166
Cash and cash equivalents at beginning of year....................        3
                                                                      -----
Cash and cash equivalents at end of year..........................    $ 169
                                                                      =====
Supplemental disclosure of cash flow information:
  Interest paid...................................................    $ 130


                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

Nature of Operations and Organization:

   Simione, Scillia, Larrow & Dowling LLC (the Company) is a limited liability company engaged in the practice of providing audit, accounting, tax, and management consulting services. The Company has offices in New Haven, Hartford, and Hamden, Connecticut. The primary area is Connecticut, although the Company has clients throughout the United States. The Company specializes in providing services for small and mid-sized privately owned business and governmental clients. More than half of the Company's revenue is derived from audit and accounting services.

   The Company was formed pursuant to the Connecticut Limited Liability Company Act. The term of the Company began as of January 1, 1996 and shall continue until December 31, 2046 unless sooner terminated in accordance with the Operating Agreement. Ownership in the Company consists of members, certain of which are designated as managers. Members have limited personal liability for the obligations or debts of the Company. The managers are responsible for the business, property, and affairs of the Company. Each individual who becomes a manager of the Company shall have capital in the Company to the extent of: (i) capital contributions actually made, and (ii) the amount of guaranteed payments (as defined) "contributed" in relation to total guaranteed payments "contributed" by all managers, with such percentage interest applied to unallocated capital of the Company.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Income Taxes:

   The Company is treated as a partnership for income tax purposes. As such, the Company has no current or deferred income tax assets or liabilities outstanding at December 31, 1998 as the taxes associated with net income of the Company is borne by the individual members.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts and deprecation.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)

NOTE 3--PROPERTY AND EQUIPMENT

   Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                                    December 31,
                                                                        1998
                                                                    ------------
     Property and equipment, net:
       Furniture and fixtures......................................     $197
       Computer equipment..........................................       19
                                                                        ----
                                                                         216
       Less accumulated depreciation and amortization..............      (83)
                                                                        ----
                                                                        $133
                                                                        ====

NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The following is a rollforward of activity within the allowance for doubtful accounts:

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
     Balance at beginning of period................................     $255
     Additions to costs and expenses...............................       56
     Less write-offs...............................................     (134)
                                                                        ----
     Balance at end of period......................................     $177
                                                                        ====

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

   Short-term debt consists of the following:

                                                                    December 31,
                                                                        1998
                                                                    ------------
     Line of credit borrowings.....................................    $  969
     Current maturities of long-term debt..........................       132
                                                                       ------
       Total short-term debt.......................................    $1,101
                                                                       ======

   Line of credit borrowings consist of amounts outstanding under the Company's $1,500 commercial note and revolving loan agreement with a bank. That note and loan agreement bears interest at the bank's prime rate (as defined) plus .5 percent (8.25 percent at December 31, 1998). The line of credit borrowings are secured by all assets of the Company and are personally guaranteed by the Managers. To the extent the line of credit borrowings exceed $1,000, such borrowings cannot exceed 85 percent of the Company's eligible accounts receivable (as defined). The revolving line of credit matures on April 30, 1999.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)


   As a condition of the line of credit borrowings, the Company is required to comply with certain loan covenants. The financial covenants require the Company to cause its members' equity to increase by a minimum of $250 for the fiscal year ending December 31, 1998 and for each year thereafter.

Long-Term Debt:

   Long-term debt consists of the following:

                                                                  December 31,
                                                                      1998
                                                                  ------------
     Commercial promissory note, due in 48 monthly principal
      installments of $11 plus interest at the bank's prime rate
      (as defined) plus .5%(8.25% at December 31, 1998) through
      March 1, 2001. The note is secured by all assets of the
      Company...................................................      $285
     Less current maturities of long-term debt..................      (132)
                                                                      ----
         Total long-term debt...................................      $153
                                                                      ====
       Maturities on long-term debt as of December 31, 1998 are
        as follows:
     1999.......................................................      $132
     2000.......................................................       132
     2001.......................................................        21
                                                                      ----
         Total..................................................      $285
                                                                      ====

NOTE 6--LEASE COMMITMENTS

   The Company leases office equipment and office space under operating leases expiring at various dates through April 2006. The office space lease has a renewal option and requires the Company to pay a proportionate share of common area costs in addition to the base rental amount. Further, the office space lease includes scheduled base rent increases over the term of the lease. The total amount of the base rent payments is being charged to expense on the straight-line method over the term of the lease. The Company has recorded a deferred credit as a long-term liability to reflect the excess of rent expense over cash payments since inception of the lease. Rent expense totaled approximately $505 in 1998.

   Total future minimum rental payments under noncancelable operating leases at December 31, 1998 were as follows:

     1999................................................................ $  444
     2000................................................................    416
     2001................................................................    336
     2002................................................................    311
     2003................................................................    311
     Thereafter..........................................................    726
                                                                          ------
                                                                          $2,544
                                                                          ======

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)

NOTE 7--EMPLOYEE BENEFIT PLAN

   The Company has a defined contribution 401(k) savings plan. The plan is available to all full time employees and members who have completed one year of employment and worked a minimum of 1,000 hours. The Company contributes an amount equal to 15 percent of the compensation earned by each eligible participant up to $1. At its discretion, the Company may also contribute a portion of its net income. No discretionary contributions were made to the plan during 1998. Contributions to the plan by the Company amounted to $22 in 1998.

NOTE 8--RELATED PARTY TRANSACTIONS

   The Company is indebted to a partnership comprised of certain managers of the Company. The unsecured note payable is due in 36 monthly installments of $2, including interest at 10 percent through April 1, 2000.

   The Company leases office space from a partnership, including two of the managers. The lease is classified as an operating lease and provides for month to month rentals of $1.

NOTE 9--CONTINGENCIES

Litigation:

   The Company, two managers, and two predecessor firms are defendants in a lawsuit filed by a former client claiming fraud, negligence, and breach of fiduciary duty, among other allegations. The plaintiff seeks unspecified damages but has indicated through responses to discovery that damages could exceed $1,000. The Company and outside counsel for the Company believe the suit to be without merit and intend to defend the suit vigorously.

NOTE 10--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its members entered into a definitive agreement with CenterPoint Advisors, Inc. (CenterPoint) pursuant to which the Company will transfer all of its assets and liabilities other than the assets and liabilities relating to the provision of attest services to a newly formed Delaware limited liability company ("SSLD LLC"). Thereafter, SSLD LLC will merge with and into a wholly-owned subsidiary of CenterPoint. All of the members' equity in SSLD LLC will be exchanged for cash and common stock of CenterPoint concurrently with the consummation of the initial public offering of the common stock of CenterPoint.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, CenterPoint is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former members of the Company who are certified public accountants. Pursuant to a services agreement, CenterPoint will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                                                                      Appendix A

                         CALIFORNIA DISSENTERS' RIGHTS

   (S)1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

   (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

   (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short- form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302. (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

   (S) 1301. Notice to holders of dissenting shares in reorganizations;demand for purchase;time; contents (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.(b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder. (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that he corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

   (S) 1302. Submission of share certificates for endorsement; uncertificated securities within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

   (S) 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

   (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

   (S) 1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint. (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated. (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                                                                      Appendix B

                          Delaware Dissenters' Rights

Section 262 Appraisal rights.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or
(S) 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except: a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof; b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders; c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows: (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

   (2) If the merger or consolidation was approved pursuant to (S) 228 or
(S) 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                     Appendix C

                 Washington Dissenters' Rights (Corporations)

23B.13.020. Right to dissent

   (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions: (a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040; (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan; (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;(d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

   (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

   (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

     (a) The proposed corporate action is abandoned or rescinded;

     (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

     (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

          Washington Dissenters' Rights (Limited Liability Companies)

25.15.430. Member--Dissent--Payment of fair value

   (1) Except as provided in RCW 25.15.440 or 25.15.450(2), a member of a domestic limited liability company is entitled to dissent from, and obtain payment of, the fair value of the member's interest in a limited liability company in the event of consummation of a plan of merger to which the limited liability company is a party as permitted by RCW 25.15.395 or 25.15.415.

   (2) A member entitled to dissent and obtain payment for the member's interest in a limited liability company under this article may not challenge the merger creating the member's entitlement unless the merger fails to comply with the procedural requirements imposed by this title, Title 23B RCW, RCW
25.10.800 through 25.10.840, or the limited liability company agreement, or is fraudulent with respect to the member or the limited liability company.

   (3) The right of a dissenting member in a limited liability company to obtain payment of the fair value of the member's interest in the limited liability company shall terminate upon the occurrence of any one of the following events:

     (a) The proposed merger is abandoned or rescinded;
     (b) A court having jurisdiction permanently enjoins or sets aside the merger; or
     (c) The member's demand for payment is withdrawn with the written consent of the limited liability company.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   CenterPoint's certificate of incorporation provides that CenterPoint shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

   Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees, or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to be indemnified for such expenses despite such adjudication of liability.

   CenterPoint's certificate of incorporation provides that CenterPoint's directors will not be personally liable to CenterPoint or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to CenterPoint or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 164 of the Delaware General Corporation Law, which makes directors liable for unlawful dividends or unlawful stock repurchase or redemptions or (d) for transactions from which directors derive improper personal benefit.

   Section    of the Underwriting Agreement filed as Exhibit 1.1 provides that the Underwriters named therein will indemnify and hold harmless CenterPoint and each director, officer or controlling person of CenterPoint from and against certain liabilities, including liabilities under the Securities Act. CenterPoint expects to have director and officer insurance coverage concurrently with the consummation of this offering.

Item 21. Exhibits and Financial Statement Schedules

   (a) The following exhibits are filed with this Registration Statement:

   Exhibits

  2.1** Merger Agreement between CenterPoint, Reznick Fedder & Silverman,
        Certified Public Accountants, A Professional Corporation, Reznick
        Mergersub Inc., Reznick Fedder & Silverman, C.P.A.s, L.L.C., and the members of Reznick Fedder & Silverman, C.P.A.s, L.L.C., dated as of
        March 31, 1999.

  2.2*  Merger Agreement between CenterPoint, Robert F. Driver Co., Inc., RFD
        Mergersub Inc. and the stockholders of Robert F. Driver Co., Inc., dated as of March 31, 1999.

  2.3** Merger Agreement between CenterPoint, Follmer, Rudzewicz & Company,
        P.C., FRF Holding LLC, FRC Mergersub Inc. and the stockholders of
        Follmer Rudzewicz & Company, P.C., dated as of March 31, 1999.

  2.4** Merger Agreement between CenterPoint, Mann Frankfort Stein & Lipp,
        P.C., MFSL Mergersub Inc. and the stockholders of Mann Frankfort &
        Stein & Lipp, P.C., dated as of March 31, 1999.


  2.5**  Merger Agreement between CenterPoint, Berry, Dunn, McNeil & Parker,
         Chartered, Berry Dunn Mergersub Inc., BDM&P Holdings, LLC and certain members of BDM&P Holdings, LLC, dated as of March 31, 1999.

  2.6**  Merger Agreement between CenterPoint, Urbach Kahn & Werlin, PC, a New
         York professional corporation, Urbach, Kahn & Werlin, P.C., UKW
         Mergersub Inc., UKW Management LLC and the members of UKW LLC, dated as of March 31, 1999.

  2.7**  Merger Agreement between CenterPoint, Self Funded Benefits, Inc.
         (d/b/a Insurance Design Administrators), IDA Mergersub Inc. and the stockholders of Self Funded Benefits, Inc. (d/b/a Insurance Design
         Administrators), dated as of March 31, 1999.

  2.8**  Merger Agreement between CenterPoint, Holthouse Carlin & Van Trigt
         LLP, certain merger subsidiaries of CenterPoint, the partners of Holthouse Carlin & Van Trigt LLP, the members of the LLC Partner and the stockholders of the Corporate Partners, dated as of March 31, 1999.

  2.9**  Merger Agreement between CenterPoint, Grace & Company, P.C., Grace
         Capital, LLP, Grace Mergersub Inc. and the partners of Grace Capital,
         LLP, dated as of March 31, 1999.

  2.10** Merger Agreement between CenterPoint, The Reppond Company Inc.,
         Reppond Administrators, LLC, Vera Source Excess Risk Ltd., Reppond
         Mergersub Inc., RA Mergersub LLC and Verasource Mergersub Inc., dated as of March 31, 1999.

  2.11** Merger Agreement between CenterPoint, Simione, Scillia, Larrow &
         Dowling LLC, SSLD Mergersub LLC and the members of Simione, Scillia,
         Larrow & Dowling LLC, dated as of March 31, 1999.

  3.1**  Certificate of Incorporation of the Registrant.

  3.2**  Bylaws of the Registrant.

  4.1*   Specimen stock certificate representing common stock.

  5* Opinion of Katten Muchin & Zavis as to the legality of the securities being registered (including consent).

  8.1*   Opinion of Katten Muchin & Zavis as to tax matters.

 10.1*   Form of Employment Agreement between CenterPoint and Robert C. Basten.

 10.2*   Form of Employment Agreement between CenterPoint and DeAnn L. Brunts.

 10.3*   Form of Employment Agreement between CenterPoint and Rondol E. Eagle.

 10.4*   Form of Employment Agreement between CenterPoint and Dennis W. Bikun.

 10.5*   Form of Employment Agreement between CenterPoint, Robert F. Driver
         Co., Inc. and Thomas W. Corbett.

 10.6*   Form of Employment Agreement between Self Funded Benefits, Inc. (d/b/a
         Insurance Design Administrators) and Robert F. Gallo.

 23.1    Consent of PricewaterhouseCoopers LLP.

 23.2    Consent of KPMG LLP.

 23.3* Consent of Katten Muchin & Zavis (contained in its opinion to be filed as Exhibit 5 hereto).

 23.4    Consent of Proposed Director (David Reznick)

 23.5    Consent of Proposed Director (Thomas W. Corbett)

 23.6    Consent of Proposed Director (Richard H. Stein)

 23.7    Consent of Proposed Director (Anthony P. Frabotta)

 23.8    Consent of Proposed Director (Charles H. Roscoe)

 23.9    Consent of Proposed Director (Steven N. Fischer)

 23.10   Consent of Proposed Director (Robert F. Gallo)

 23.11   Consent of Proposed Director (Wayne J. Grace)


 23.12 Consent of Proposed Director (Philip J. Holthouse)

 23.13 Consent of Proposed Director (Anthony P. Scillia)

 23.14 Consent of Proposed Director (Louis C. Fornetti)

 23.15 Consent of Proposed Director (William J. Lynch)

 24    Power of Attorney (see signature page).

--------
 * To be filed by amendment.
** Incorporated by reference to the corresponding exhibit to the Registrant's
   registration statement on Form S-1 (file no. 333-     ) filed immediately
   prior to the filing of this registration statement.

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1993, the registrant, CenterPoint Advisors, Inc. a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Chicago, State of Illinois, on the 6th day of April, 1999.

                                          CenterPoint Advisors, Inc.

                                                  /s/ Robert C. Basten
                                          By: _________________________________
                                                      Robert C. Basten
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Robert C. Basten his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-4 (including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                 Name                            Title                   Date
                 ----                            -----                   ----

        /s/ Robert C. Basten           Chairman of the Board,        April 6, 1999
______________________________________  President and Chief
           Robert C. Basten             Executive Officer

        /s/ DeAnn L. Brunts            Executive Vice President,     April 6, 1999
______________________________________  Chief Financial Officer
           DeAnn L. Brunts              and a Director

        /s/ Dennis W. Bikun            Vice President and Chief      April 6, 1999
______________________________________  Accounting Officer
           Dennis W. Bikun

         /s/ Scott H. Lang             Director                      April 6, 1999
______________________________________
            Scott H. Lang